                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-97955


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 2, 2003

                                  $886,918,000
                                 (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C4

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   depositor


                             COLUMN FINANCIAL, INC.

                          KEYBANK NATIONAL ASSOCIATION
                             mortgage loan sellers
                                   ---------
     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 171 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 24 classes of certificates, eight (8) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in October 2003. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of 100.46% of the total initial principal balance of the offered certificates plus accrued interest from September 1, 2003. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-43 OF THIS PROSPECTUS SUPPLEMENT.

                          APPROXIMATE           INITIAL                                                     EXPECTED
                         TOTAL INITIAL       PASS-THROUGH       ASSUMED FINAL          RATED FINAL           RATINGS
  OFFERED CLASSES      PRINCIPAL BALANCE         RATE         DISTRIBUTION DATE     DISTRIBUTION DATE     (MOODY'S/S&P)
-------------------   -------------------   --------------   -------------------   -------------------   --------------
Class A-1 .........      $  66,934,000           2.6110%         June 2008         August 2036               Aaa/AAA
Class A-2 .........      $ 118,226,000           3.9080%        August 2008        August 2036               Aaa/AAA
Class A-3 .........      $  89,652,000           4.7000%       November 2012       August 2036               Aaa/AAA
Class A-4 .........      $ 508,497,000           5.1370%         July 2013         August 2036               Aaa/AAA
Class B ...........      $  36,765,000           5.2530%         July 2013         August 2036               Aa2/AA
Class C ...........      $  16,711,000           5.3160%        August 2013        August 2036               Aa3/AA-
Class D ...........      $  33,422,000           5.3530%        August 2013        August 2036                A2/A
Class E ...........      $  16,711,000           5.4097%        August 2013        August 2036                A3/A-

     Delivery of the offered certificates, in book-entry form only, will be made on or about September 29, 2003.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston LLC, Greenwich Capital Markets, Inc. and McDonald Investments Inc. will act as underwriters with respect to this offering. Credit Suisse First Boston LLC will be the lead and book running manager. Greenwich Capital Markets, Inc. and McDonald Investments Inc. will be co-managers. Not every underwriter will be obligated to purchase offered certificates from us.

CREDIT SUISSE FIRST BOSTON

                              MCDONALD INVESTMENTS
                                A KeyCorp Company

                                                           RBS GREENWICH CAPITAL

         The date of this prospectus supplement is September 11, 2003.

CREDIT SUISSE --FIRST BOSTON

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C4

CREDIT SUISSE FIRST BOSTON MORTGAGE
SECURITIES CORP.

LEGEND

< 0.99% OF INITIAL NET MORTGAGE POOL BALANCE
1.00% - 5.99% OF INITIAL NET MORTGAGE POOL BALANCE
6.00% - 9.99% OF INITIAL NET MORTGAGE POOL BALANCE
> 10.00% OF INITIAL NET MORTGAGE POOL BALANCE


PENNSYLVANIA           ARIZONA                  NORTH CAROLINA
2 PROPERTIES           4 PROPERTIES             10 PROPERTIES
$65,761,097            $16,569,194              $35,716,004
4.92% OF TOTAL         1.24% OF TOTAL           2.67% OF TOTAL

NEW JERSEY             NEVADA                   GEORGIA
3 PROPERTIES           1 PROPERTY               4 PROPERTIES
$22,283,080            $2,463,146               $34,273,040
1.67% OF TOTAL         0.18% OF TOTAL           2.56% OF TOTAL

MARYLAND               IDAHO                    SOUTH CAROLINA
4 PROPERTIES           1 PROPERTY               1 PROPERTY
$36,315,248            $2,993,332               $24,226,534
2.72% OF TOTAL         0.22% OF TOTAL           1.81% OF TOTAL

MICHIGAN               COLORADO                 VIRGINIA
1 PROPERTY             4 PROPERTIES             3 PROPERTIES
$1,495,661             $14,458,088              $9,742,013
0.11% OF TOTAL         1.08% OF TOTAL           0.73% OF TOTAL

ILLINOIS               OREGON                   WASHINGTON
6 PROPERTIES           1 PROPERTY               7 PROPERTIES
$57,788,649            $14,484,667              $72,340,520
4.32% OF TOTAL         1.08% OF TOTAL           5.41% OF TOTAL

NEBRASKA               CALIFORNIA               WISCONSIN
3 PROPERTIES           23 PROPERTIES            5 PROPERTIES
$13,249,554            $234,498,480             $73,705,960
0.99% OF TOTAL         17.54% OF TOTAL          5.51% OF TOTAL

SOUTH DAKOTA           FLORIDA                  OHIO
1 PROPERTY             16 PROPERTIES            7 PROPERTIES
$15,400,000            $88,916,088              $24,006,994
1.15% OF TOTAL         6.65% OF TOTAL           1.80% OF TOTAL

MINNESOTA              TEXAS                    INDIANA
1 PROPERTY             33 PROPERTIES            5 PROPERTIES
$7,425,395             $128,254,419             $149,598,634
0.56% OF TOTAL         9.59% OF TOTAL           11.19% OF TOTAL

NEW HAMPSHIRE          OKLAHOMA                 MISSISSIPPI
3 PROPERTIES           2 PROPERTIES             1 PROPERTY
$8,826,924             $14,733,278              $4,117,779
0.66% OF TOTAL         1.10% OF TOTAL           0.31% OF TOTAL

MAINE                  ALABAMA                  LOUISIANA
1 PROPERTY             1 PROPERTY               3 PROPERTIES
$1,395,537             $9,500,000               $16,190,271
0.10% OF TOTAL         0.71% OF TOTAL           1.21% OF TOTAL

MASSACHUSETTS          TENNESSEE                NEW YORK
8 PROPERTIES           8 PROPERTIES             4 PROPERTIES
$34,251,344            $26,466,904              $51,551,683
2.56% OF TOTAL         1.98% OF TOTAL           3.86% OF TOTAL

CONNECTICUT             NORTHERN CALIFORNIA     SOUTHERN CALIFORNIA
2 PROPERTIES            5 PROPERTIES            18 PROPERTIES
$23,882,176             $28,304,977             $206,193,504
1.79% OF TOTAL          2.12% OF TOTAL          15.42% OF TOTAL



PIE CHART INFORMATION

MORTGAGED REAL PROPERTIES (BY PROPERTY TYPE)
PERCENTAGE OF INITIAL NET MORTGAGE POOL BALANCE

RETAIL                                      SELF STORAGE
37.72%                                      1.30%

MULTIFAMILY                                 MIXED USE
25.80%                                      2.97%

OFFICE                                      HOTEL
20.13%                                      1.96%

INDUSTRIAL
10.11%

                                 ---------------


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.......S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM........................................................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.................................................................................S-5
RISK FACTORS....................................................................................................S-43
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT............................................................S-64
FORWARD-LOOKING STATEMENTS......................................................................................S-64
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS....................................................................S-65
DESCRIPTION OF THE OFFERED CERTIFICATES........................................................................S-127
YIELD AND MATURITY CONSIDERATIONS..............................................................................S-150
THE POOLING AND SERVICING AGREEMENT............................................................................S-154
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED IN CALIFORNIA.........................S-187
FEDERAL INCOME TAX CONSEQUENCES................................................................................S-187
ERISA CONSIDERATIONS...........................................................................................S-190
LEGAL INVESTMENT...............................................................................................S-193
USE OF PROCEEDS................................................................................................S-194
UNDERWRITING...................................................................................................S-194
LEGAL MATTERS..................................................................................................S-195
RATING.........................................................................................................S-195
GLOSSARY.......................................................................................................S-197


                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1    --     CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES
EXHIBIT A-2    --     MORTGAGE POOL INFORMATION
EXHIBIT B      --     FORM OF TRUSTEE REPORT
EXHIBIT C      --     DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D      --     SCHEDULE OF REFERENCE RATES
EXHIBIT E      --     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...............................................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.................................................................3
SUMMARY OF PROSPECTUS.............................................................................................4
RISK FACTORS.....................................................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS........................................................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP..............................................................29
USE OF PROCEEDS..................................................................................................29
DESCRIPTION OF THE TRUST ASSETS..................................................................................30
YIELD AND MATURITY CONSIDERATIONS................................................................................53
DESCRIPTION OF THE CERTIFICATES..................................................................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS...........................................................................67
DESCRIPTION OF CREDIT SUPPORT....................................................................................77
LEGAL ASPECTS OF MORTGAGE LOANS..................................................................................79
FEDERAL INCOME TAX CONSEQUENCES..................................................................................90
STATE AND OTHER TAX CONSEQUENCES................................................................................124
ERISA CONSIDERATIONS............................................................................................124
LEGAL INVESTMENT................................................................................................127
PLAN OF DISTRIBUTION............................................................................................129
LEGAL MATTERS...................................................................................................130
FINANCIAL INFORMATION...........................................................................................130
RATING..........................................................................................................130
GLOSSARY........................................................................................................132


                                 ---------------


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL DECEMBER 18, 2003, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW
                              --------------------

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2003-C4 Commercial Mortgage Pass-Through Certificates. The series 2003-C4 certificates will consist of 24 classes. The table below identifies and specifies various characteristics for 22 of those classes.

                                        APPROXIMATE %
                                           OF TOTAL                                        ASSUMED
                         INITIAL TOTAL     INITIAL                              INITIAL   WEIGHTED
            EXPECTED       PRINCIPAL     CERTIFICATE   APPROXIMATE PASS-THROUGH  PASS-     AVERAGE     ASSUMED     ASSUMED FINAL
            RATINGS       BALANCE OR      PRINCIPAL      CREDIT       RATE      THROUGH     LIFE      PRINCIPAL     DISTRIBUTION
  CLASS  (MOODY'S/S&P)  NOTIONAL AMOUNT    BALANCE       SUPPORT   DESCRIPTION   RATE      (YEARS)     WINDOW           DATE
-------- ------------- ---------------- -------------- ----------- ------------ -------- ----------- ------------  --------------
  A-1       Aaa/AAA     $   66,934,000      5.01%        17.00%       Fixed     2.6110%      2.6     10/03 - 6/08    June 2008
  A-2       Aaa/AAA     $  118,226,000      8.84%        17.00%       Fixed     3.9080%      4.8     6/08 - 8/08    August 2008
  A-3       Aaa/AAA     $   89,652,000      6.71%        17.00%       Fixed     4.7000%      7.1     8/08 - 11/12  November 2012
  A-4       Aaa/AAA     $  508,497,000      38.04%       17.00%      WAC Cap    5.1370%      9.6     11/12 - 7/13    July 2013
   B         Aa2/AA     $   36,765,000      2.75%        14.25%      WAC Cap    5.2530%      9.8     7/13 - 7/13     July 2013
   C        Aa3/AA-     $   16,711,000      1.25%        13.00%      WAC Cap    5.3160%      9.8     7/13 - 8/13    August 2013
   D          A2/A      $   33,422,000      2.50%        10.50%      WAC Cap    5.3530%      9.9     8/13 - 8/13    August 2013
   E         A3/A-      $   16,711,000      1.25%         9.25%      WAC Cap    5.4097%      9.9     8/13 - 8/13    August 2013
 A-1-A      Aaa/AAA     $  326,302,000      24.41%       17.00%      WAC Cap    4.8570%      N/A         N/A            N/A
   F       Baa1/BBB+    $   21,724,000      1.62%         7.63%        WAC      5.4097%      N/A         N/A            N/A
   G        Baa2/BBB    $   15,040,000      1.13%         6.50%        WAC      5.4097%      N/A         N/A            N/A
   H       Baa3/BBB-    $   16,711,000      1.25%         5.25%        WAC      5.4097%      N/A         N/A            N/A
   J        Ba1/BB+     $   15,040,000      1.13%         4.13%      WAC Cap    5.3220%      N/A         N/A            N/A
   K         Ba2/BB     $    8,355,000      0.62%         3.50%      WAC Cap    5.3220%      N/A         N/A            N/A
   L        Ba3/BB-     $    6,685,000      0.50%         3.00%      WAC Cap    5.3220%      N/A         N/A            N/A
   M         NR/B+      $   10,026,000      0.75%         2.25%      WAC Cap    5.3220%      N/A         N/A            N/A
   N          NR/B      $    5,014,000      0.38%         1.88%      WAC Cap    5.3220%      N/A         N/A            N/A
   O         B3/B-      $    1,671,000      0.12%         1.75%      WAC Cap    5.3220%      N/A         N/A            N/A
   P         NR/NR      $   23,395,695      1.75%         0.00%      WAC Cap    5.3220%      N/A         N/A            N/A
   MM       Baa2/BBB    $    2,491,998       N/A           N/A        NMPT      3.0763%      N/A         N/A            N/A
  A-X       Aaa/AAA     $1,336,881,695     100.00%         N/A     Variable IO  0.0540%      N/A         N/A            N/A
  A-SP      Aaa/AAA     $1,150,010,000      86.02%         N/A     Variable IO  0.6007%      N/A         N/A            N/A

     In reviewing the foregoing table, please note that:

     o Only the class A-1, A-2, A-3, A-4, B, C, D and E certificates are offered by this prospectus supplement.

     o The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

     o Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in August 2036.

     o All of the classes in the table shown on page S-5, except the A-X and A-SP classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2003-C4 certificates with principal balances constitute the series 2003-C4 principal balance certificates.

     o For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O
          and P certificates.

     o For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2003-C4 certificates through and including the distribution date in September 2004, the sum of (a) the lesser of $56,961,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $323,198,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-4, B and C certificates outstanding from time to time;

          (2) during the period following the distribution date in September 2004 through and including the distribution date in September 2005, the sum of (a) the lesser of $8,648,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $307,762,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-4, B and C certificates outstanding from time to time;

          (3) during the period following the distribution date in September 2005 through and including the distribution date in September 2006, the sum of (a) the lesser of $61,847,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $292,005,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-4, B and C certificates outstanding from time to time;

          (4) during the period following the distribution date in September 2006 through and including the distribution date in September 2007, the sum of (a) the lesser of $15,817,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $272,633,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-4, B and C certificates outstanding from time to time;

          (5) during the period following the distribution date in September 2007 through and including the distribution date in September 2008, the sum of (a) the lesser of $495,642,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $219,683,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class B and C certificates outstanding from time to time;

          (6) during the period following the distribution date in September 2008 through and including the distribution date in September 2009, the sum of (a) the lesser of $456,721,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $207,870,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class B and C certificates outstanding from time to time;

          (7) during the period following the distribution date in September 2009 through and including the distribution date in September 2010, the sum of (a) the lesser of $410,468,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $188,954,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class B and C certificates outstanding from time to time; and

          (8)  following the distribution date in September 2010, $0.

     o The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     o The approximate percentage of total initial certificate principal balance of, and the approximate initial credit support for, any class shown in the table on page S-5 does not take into account the total principal balance of the class MM certificates or the portion of the mortgage pool represented by the class MM certificates.

     o The class MM certificates will represent an interest solely in the underlying mortgage loan that is secured by a lien on the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall. The class A-X, A-SP, A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates collectively represent the remaining interests (that is, the non-class MM interests) in that mortgage loan.

     o Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     o Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates).

     o Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table (or, solely in the case of the class E certificates, 5.442% per annum, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates).

     o The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the August 2010 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2003-C4 principal balance certificates. If the entire total principal balance of any class of series 2003-C4 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2003-C4 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series

          2003-C4 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the August 2010 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates), over

          (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C4 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

          Following the August 2010 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the September 2010 interest accrual period and for each interest accrual period thereafter.

     o The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-C4 principal balance certificates (exclusive of the class MM certificates). In general, the total principal balance of each class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates) will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2003-C4 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the August 2010 interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          (1) if such particular component consists of the entire total principal balance of any class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates), and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates), over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates), and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates), over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (3) if such particular component consists of the entire total principal balance of any class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates), and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C4 principal balance certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates), and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
               (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C4 principal balance certificates.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the August 2010 interest accrual period, the total principal balance of each class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates) will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C4 principal balance certificates whose principal balance makes up such component.

     o The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular underlying mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of 12 30-day months.

     o The pass-through rate for the class MM certificates, which is identified in the table on page S-5 as "NMPT", or net mortgage pass-through rate, will equal, for each interest accrual period, 3.076250% per annum, except that, for a non-30-day interest accrual period, that rate will be adjusted to a 30/360 equivalent rate.

     o The initial pass-through rates shown in the table on page S-5 for the class A-X, A-SP, E, F, G, H and MM certificates are approximate.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     o The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2003-C4 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of September 11, 2003, between us, as depositor, and a trustee, a master servicer and a special servicer.

     The series 2003-C4 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from two separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in September 2003. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

     Initial mortgage pool balance.......................................................        $1,339,373,694
     Initial net mortgage pool balance...................................................        $1,336,881,696
     Number of underlying mortgage loans.................................................                   171
     Number of mortgaged real properties.................................................                   179

     Greatest cut-off date principal balance.............................................           $79,550,681
     Smallest cut-off date principal balance.............................................              $520,890
     Average cut-off date principal balance..............................................            $7,818,022

     Highest annual mortgage interest rate...............................................                6.710%
     Lowest annual mortgage interest rate................................................                3.108%
     Weighted average annual mortgage interest rate......................................                5.449%

     Longest original term to maturity or anticipated repayment date.....................            240 months
     Shortest original term to maturity or anticipated repayment date....................             60 months
     Weighted average original term to maturity or anticipated repayment date............            113 months

     Longest remaining term to maturity or anticipated repayment date....................            235 months
     Shortest remaining term to maturity or anticipated repayment date...................             52 months
     Weighted average remaining term to maturity or anticipated repayment date...........            109 months

     Highest debt service coverage ratio, based on underwritten net cash flow............                 5.99x
     Lowest debt service coverage ratio, based on underwritten net cash flow.............                 1.23x
     Weighted average debt service coverage ratio, based on underwritten net cash flow...                 1.71x

     Highest cut-off date loan-to-value ratio............................................                 80.0%
     Lowest cut-off date loan-to-value ratio.............................................                 13.9%
     Weighted average cut-off date loan-to-value ratio...................................                 69.1%

     In reviewing the foregoing table, please note that:

     o The class MM certificates will represent an interest solely in the Mayfair Mall underlying mortgage loan. References to initial net mortgage pool balance mean the initial mortgage pool balance, exclusive of the portion of the cut-off date principal balance of the Mayfair Mall underlying mortgage loan represented by the class MM certificates as of the date of initial issuance of the series 2003-C4 certificates.

     o The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall secures, on a pari passu basis, four mortgage loans. We intend to include one of those four mortgage loans, with a $49,839,968 cut-off date principal balance, in the trust fund. The other three such mortgage loans, with an aggregate $149,519,905 cut-off date principal balance, will not be included in the trust fund. --- For purposes of calculating loan-to-value and debt service coverage ratios presented in this prospectus supplement, the value, net operating income and net cash flow of the Mayfair Mall mortgaged real property has been allocated on a pro rata basis between the Mayfair Mall underlying mortgage loan, on the one hand, and the three Mayfair Mall outside-the-trust fund mortgage loans, collectively, on the other hand. In addition, unless specifically indicated otherwise, all statistical information with respect to the Mayfair Mall underlying mortgage loan, including principal balances, interest rates, loan-to-value ratios and debt service coverage ratios, is being presented (including in the foregoing table) as if:

          1. the portion of the Mayfair Mall underlying mortgage loan represented by the class A-X, A-SP, A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates is one (1) mortgage loan that is included in the trust fund; and

          2. the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates is a separate subordinated mortgage loan (with a 3.108% per annum mortgage interest rate), that is not included in the trust fund.

          The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for the Mayfair Mall underlying mortgage loan, including the portion represented by the class MM certificates, and the Mayfair Mall outside-the-trust fund mortgage loans, together, is 60.4% and 2.38x, respectively.

     o In the case of each of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Jefferson Pointe Shopping Center and Shadle Center, respectively, the appraised value shown in this prospectus supplement includes the amount of a cash reserve or letter of credit, as applicable, held by the lender pending satisfaction of various property performance criteria, and all loan-to-value ratios shown in this prospectus supplement with respect to the related underlying mortgage loan take into account that cash reserve or letter of credit, as the case may be. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Jefferson Pointe Shopping Center" and "--Shadle Center" in this prospectus supplement.

     o One (1) of the underlying mortgage loans, which represents 3.37% of the initial net mortgage pool balance, is secured by a lien on the related borrower's fee interest in the mortgaged property identified on Exhibit A-1 to this prospectus supplement as 540 Madison Avenue. The related borrower has ground leased the property, on which is located an office building. Unless specifically indicated otherwise, the debt service coverage and loan-to-value ratios of that underlying mortgage loan presented in this prospectus supplement are based on the net cash flow from such office building and the appraised value of both the land and such office building, respectively. The underwritten debt service coverage ratio for that mortgage loan, based solely on the ground rents, is 1.10x, and the cut-off date loan-to-value ratio for that mortgage loan, based solely on the appraised value of the leased fee, is 77.5%.

     o In the case of three (3) of the underlying mortgage loans, representing 2.16% of the initial net mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note. Each such junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those three (3) mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The A/B Loan Pairs" in this prospectus supplement.

     o The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

     For purposes of calculating distributions on the respective classes of the series 2003-C4 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     o Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with 11 underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 111 mortgage loans, with an initial loan group no. 1 balance of $1,013,071,447, representing approximately 75.64% of the initial mortgage pool balance, and an initial net loan group no. 1 balance of $1,010,579,449, representing approximately 75.59% of the initial net mortgage pool balance. The initial net loan group no. 1 balance is the initial loan group no. 1 balance, exclusive of the portion of the cut-off date principal balance of the Mayfair Mall underlying mortgage loan represented by the class MM certificates as of the date of initial issuance of the series 2003-C4 certificates.

     o Loan group no. 2, which will consist of all but 11 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types. Loan group no. 2 will consist of 60 mortgage loans, with an initial loan group no. 2 balance of $326,302,247, representing approximately 24.36% of the initial mortgage pool balance and 24.41% of the initial net mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.


                            RELEVANT PARTIES/ENTITIES
                            -------------------------

TRUST FUND......... CSFB Commercial Mortgage Trust 2003-C4, a New York common law trust, will issue the series 2003-C4 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the two mortgage loan sellers.

DEPOSITOR.......... Credit Suisse First Boston Mortgage Securities Corp., a
                    Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to "we", "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICER.... KeyCorp Real Estate Capital Markets, Inc., an Ohio
                    corporation, will act as master servicer with respect to the mortgage pool. It is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and it is an affiliate of McDonald Investments Inc., one of the underwriters. Its servicing offices are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105. See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement.

SPECIAL SERVICER... Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will act as special servicer with respect to the mortgage pool. Its servicing offices are located at 1601 Washington Avenue, Miami Beach, Florida 33139. See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement.

                    The special servicer will, in general, be responsible for servicing and administering:

                    o underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and

                    o any real estate acquired by the trust fund upon foreclosure of a defaulted underlying mortgage loan.

                    The special servicer and its affiliates will be permitted to purchase series 2003-C4 certificates.

                    The special servicer can be replaced, with or without cause, solely in respect of the Mayfair Mall loan group, consisting of the Mayfair Mall underlying mortgage loan and the three Mayfair Mall outside-the-trust fund mortgage loans, by the holder or holders of such mortgage loans comprising the Mayfair Mall loan group as then represent more than 50% of the total unpaid principal balance of the entire Mayfair Mall loan group; provided that any holder of a mortgage loan comprising the Mayfair Mall loan group may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall underlying mortgage loan, that designee will be the series 2003-C4 directing certificateholder.

                    In addition, the holders of a majority interest in the series 2003-C4 controlling class can replace the special servicer, with or without cause, in respect of the entire mortgage pool, except that those holders cannot replace any special servicer appointed with respect to the Mayfair Mall underlying mortgage loan and the three Mayfair Mall outside-the-trust fund mortgage loans as contemplated by the prior paragraph.

                    If the special servicer for the Mayfair Mall underlying mortgage loan and the Mayfair Mall outside-the-trust fund mortgage loans is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require. See "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement.

TRUSTEE............ Wells Fargo Bank Minnesota, N.A., a national banking association, will act as trustee on behalf of the series 2003-C4 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASS
OF SERIES 2003-C4
CERTIFICATEHOLDERS..At any time of determination, the controlling class of series 2003-C4 certificateholders will be the holders of the most subordinate class of series 2003-C4 certificates, exclusive of the MM, A-X, A-SP, R and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2003-C4 certificates, exclusive of the MM, A-X, A-SP, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2003-C4 certificateholders will be the holders of the most subordinate class of series 2003-C4 certificates, exclusive of the MM, A-X, A-SP, R and V classes, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2003-C4 certificateholders, the class A-1, A-2, A-3, A-4 and A-1-A certificateholders will be considered a single class. See "The Pooling and Servicing Agreement--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class" in this prospectus supplement.

SERIES 2003-C4
DIRECTING
CERTIFICATEHOLDER.. The series 2003-C4 directing certificateholder will, in general, be a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2003-C4 controlling class selected by holders (or beneficial owners) of series 2003-C4 certificates representing a majority interest in the series 2003-C4 controlling class.

                    As and to the extent described under "The Pooling and Servicing Agreement--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class" in this prospectus supplement, the series 2003-C4 directing certificateholder may direct the special servicer with respect to various servicing matters involving the underlying mortgage loans, except that the series 2003-C4 directing certificateholder will be entitled to provide such direction with respect to the Mayfair Mall loan group, consisting of the Mayfair Mall underlying mortgage loan and the Mayfair Mall outside-the-trust fund mortgage loans, only in conjunction with the holder or holders of such Mayfair Mall outside-the-trust fund mortgage loans as represent, when combined with the Mayfair Mall underlying mortgage loan, more than 50% of the total unpaid principal balance of the entire Mayfair Mall loan group.

                    Following the occurrence of the particular change-of-control event in respect of the Mayfair Mall underlying mortgage loan referred to under "The Pooling and Servicing Agreement--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class" in -- and described in the glossary to -- this prospectus supplement, the series 2003-C4 directing certificateholder will be entitled to--

                    o consult with -- but, except as contemplated by the prior paragraph, not direct -- the special servicer with respect to various servicing matters involving the Mayfair Mall underlying mortgage loan and the Mayfair Mall outside-the-trust fund mortgage loans,

                    o purchase the Mayfair Mall underlying mortgage loan and/or all three of the Mayfair Mall outside-the-trust fund mortgage loans under various default scenarios, and

                    o cure defaults with respect to the Mayfair Mall underlying mortgage loan and the Mayfair Mall outside-the-trust fund mortgage loans.

                    See "Description of the Underlying Mortgage
                    Loans--Significant Mortgage Loans--Mayfair Mall" and "The Pooling and Servicing Agreement--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class" in this prospectus supplement.

                    If any mortgage loan in the trust fund becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2003-C4 directing certificateholder or the special servicer may, at its option, purchase that mortgage loan from the trust fund at the price and on the terms described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

CLASS MM DIRECTING
CERTIFICATEHOLDER.. The class MM directing certificateholder will, in general, be a holder (or, in the case of a class of book-entry certificates, a beneficial owner) of class MM certificates selected by the holders (or beneficial owners) of class MM certificates representing a majority interest in the class MM certificates.

                    Until the occurrence of the particular change-of-control event in respect of the Mayfair Mall underlying mortgage loan referred to under "The Pooling and Servicing Agreement--The Class MM Directing Certificateholder" in -- and described in the glossary to -- this prospectus supplement, the class MM directing certificateholder will be entitled to--

                    o consult with -- but not direct -- the special servicer with respect to various servicing matters involving the Mayfair Mall underlying mortgage loan and the Mayfair Mall outside-the-trust fund mortgage loans,

                    o purchase the Mayfair Mall underlying mortgage loan and/or all three of the Mayfair Mall outside-the-trust fund mortgage loans under various default scenarios, and

                    o cure defaults with respect to the Mayfair Mall underlying mortgage loan and the Mayfair Mall outside-the-trust fund mortgage loans.

                    See "Description of the Underlying Mortgage
                    Loans--Significant Mortgage Loans--Mayfair Mall" and "The Pooling and Servicing Agreement--The Class MM Directing Certificateholder" in this prospectus supplement.

MAYFAIR MALL
COMPANION LENDERS.. Solely in respect of the Mayfair Mall loan group, consisting of the Mayfair Mall underlying mortgage loan and the three Mayfair Mall outside-the-trust fund mortgage loans, the holder or holders of such mortgage loans comprising the Mayfair Mall loan group as then represent more than 50% of the total unpaid principal balance of the entire Mayfair Mall loan group will be entitled to direct the special servicer with respect to various servicing matters involving the Mayfair Mall loan group; provided that any holder of a mortgage loan comprising the Mayfair Mall loan group may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall underlying mortgage loan, that designee will be the series 2003-C4 directing certificateholder.

                    In addition, each of the respective holders of the Mayfair Mall outside-the-trust fund mortgage loans will be entitled, directly or through a representative or designee, to--

                    o consult with (but, except as contemplated by the prior paragraph, not direct) the special servicer with respect to various servicing matters involving the Mayfair Mall underlying mortgage loan and the Mayfair Mall outside-the-trust fund mortgage loans;

                    o purchase the Mayfair Mall underlying mortgage loan under various default scenarios; and

                    o cure defaults with respect to the Mayfair Mall underlying mortgage loan;

                    provided that the purchase option described in the second bullet above will generally be subject to the right of the holder of the Mayfair Mall underlying mortgage loan or its designee to purchase the three Mayfair Mall outside-the-trust fund mortgage loans.

                    See "Description of the Underlying Mortgage
                    Loans--Significant Mortgage Loans--Mayfair Mall" and "The Pooling and Servicing Agreement--The Mayfair Mall Companion Lenders" in this prospectus supplement.

                    It is expected that each of the Mayfair Mall outside-the-trust fund mortgage loans will be securitized. If so, any particular holder or holders of securities from any such securitization, or its or their representative, may be designated to exercise the above-described rights and powers of the holder of the securitized Mayfair Mall outside-the-trust fund mortgage loan.

UNDERWRITERS....... Credit Suisse First Boston LLC, Greenwich Capital Markets,
                    Inc. and McDonald Investments Inc. are the underwriters with respect to this offering. Credit Suisse First Boston LLC will be the lead and book running manager. Greenwich Capital Markets, Inc. and McDonald Investments Inc. will be the co-managers. Credit Suisse First Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. McDonald Investments Inc. is an affiliate of KeyBank National Association, the other mortgage loan seller, and of KeyCorp Real Estate Capital Markets, Inc., the master servicer.

MORTGAGE LOAN
SELLERS............ We will acquire the mortgage loans that are to back the offered certificates from two separate mortgage loan sellers:

                    o Column Financial, Inc., a Delaware corporation. It is an affiliate of us and of Credit Suisse First Boston LLC, one of the underwriters. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326; and

                    o KeyBank National Association, a national banking association. It is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                    See "Description of the Underlying Mortgage Loans--The Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS
                          -----------------------------

CUT-OFF DATE....... All payments and collections received on each of the underlying mortgage loans after its due date in September 2003, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in September 2003 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE......... The date of initial issuance for the series 2003-C4 certificates will be on or about September 29, 2003.

DUE DATES.......... Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                               % OF INITIAL
                                          NUMBER OF            NET MORTGAGE
                       DUE DATE         MORTGAGE LOANS         POOL BALANCE
                    ------------- ----------------------- ---------------------
                        11th                136                   75.79%
                        1st                  35                   24.21%

DETERMINATION
DATE............... The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2003-C4 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with October 2003, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE.. Distributions on the series 2003-C4 certificates are scheduled to occur monthly, commencing in October 2003. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE........ The record date for each monthly distribution on a series
                    2003-C4 certificate will be the last business day of the prior calendar month. The registered holders of the series 2003-C4 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD.. Amounts available for distribution on the series 2003-C4 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                    o    will relate to a particular distribution date,

                    o will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                    o will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL
PERIOD............. The amount of interest payable with respect to the interest-bearing classes of the series 2003-C4 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES
                            ------------------------

GENERAL............ The series 2003-C4 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-4, B, C, D and E certificates. Each class of offered certificates will have the total initial principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A.  PRIORITY OF
    DISTRIBUTIONS.. The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2003-C4 certificateholders, in the following order:

                         DISTRIBUTION ORDER                  CLASS
                    ----------------------------  ---------------------------
                                1st                   A-1, A-2, A-3, A-4,
                                                      A-1-A, A-X and A-SP
                                2nd                            B
                                3rd                            C
                                4th                            D
                                5th                            E
                             Thereafter          The Other Non-Offered Classes,
                                                   Exclusive of the R, V and
                                                           MM Classes

                    Interest distributions with respect to the A-1, A-2, A-3, A-4, A-1-A, A-X and A-SP classes are to be made concurrently:

                    o in the case of the A-1, A-2, A-3 and A-4 classes, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of certificates, from available funds attributable to loan group no. 1;

                    o in the case of the A-1-A class, from available funds attributable to loan group no. 2; and

                    o in case of the A-X and A-SP classes, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                    provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3, A-4, A-1-A, A-X and/or A-SP classes, then distributions of interest will be made on those classes of series 2003-C4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool; and provided further, that the term "available funds" used above in this sentence does not include amounts attributable to the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates.

                    Allocation of principal distributions among the A-1, A-2, A-3, A-4 and A-1-A classes is described under "--Distributions--Principal Distributions" below. The class A-X, A-SP, R and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                    As described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Mayfair Mall" and "Description of the Offered Certificates--Distributions" in this prospectus supplement, the class MM certificates will represent a subordinated right to receive out of payments and other collections (or advances in lieu thereof) on the Mayfair Mall underlying mortgage loan, monthly payments of: interest at the related pass-through rate; and, except in certain default scenarios, a proportionate share of all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

                    See "Description of the Offered Certificates-- Distributions--Priority of Distributions" in this prospectus supplement.

B.  INTEREST
    DISTRIBUTIONS.. Each class of series 2003-C4 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2003-C4 certificates, that interest will accrue during each interest accrual period based upon:

                    o the pass-through rate with respect to that class for that interest accrual period;

                    o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                    o the assumption that each year consists of twelve 30-day months.

                    However, the class A-SP certificates will not accrue interest beyond the August 2010 interest accrual period.

                    If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Distributions-- Interest Distributions" in this prospectus supplement, the resulting interest shortfall may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2003-C4 certificates, including the offered certificates, but excluding the class MM certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period; provided that any such resulting interest shortfall that is attributable to a prepayment of the portion of the Mayfair Mall underlying mortgage loan that is represented by the class MM certificates would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the class MM certificates.

                    On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                    See "Description of the Offered Certificates-- Distributions--Interest Distributions" and
                    "--Distributions--Priority of Distributions" in this prospectus supplement.

C.  PRINCIPAL
    DISTRIBUTIONS.. Subject to--

                    o    available funds,

                    o the distribution priorities described under "--Distributions--Priority of Distributions" above, and

                    o the reductions to principal balances described under "--Reductions of Certificate Principal Balances in Connection with Losses and Expenses" below,

                    the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                    The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, such that:

                    o no principal distributions will be made to the holders of any of the class F, G, H, J, K, L, M, N, O or P certificates until the total principal balance of the offered certificates and the class A-1-A certificates is reduced to zero;

                    o no principal distributions will be made to the holders of the class B, C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates and the class A-1-A certificates is reduced to zero;

                    o except as described in the following paragraph, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero;

                    o except as described in the following paragraph, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3 and/or A-4 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                    o except as described in the following paragraph, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

                    o except as described in the following paragraph, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero; and

                    o except as described in the following paragraph, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                    Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3, A-4 and A-1-A classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-3, A-4 and A-1-A classes will be made on a pro rata basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                    The total distributions of principal to be made on the series 2003-C4 certificates on any distribution date will, in general, be a function of--

                    o the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                    o the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                    Except in certain default scenarios, the holders of the class MM certificates would be entitled to a proportionate share of the amounts described in the first and second bullets of the preceding sentence that are allocable to the Mayfair Mall underlying mortgage loan.

                    The class A-X, A-SP, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                    See "Description of the Offered Certificates-- Distributions--Principal Distributions" and
                    "--Distributions--Priority of Distributions" in this prospectus supplement.

D.  DISTRIBUTIONS
    OF YIELD
    MAINTENANCE
    CHARGES........ Any yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered Certificates--Distributions--Distributions of Yield
                    Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X and/or A-SP certificates, as additional interest to the holders of the class MM certificates (but only if the prepaid mortgage loan was the Mayfair Mall underlying mortgage loan) and/or as additional interest to any holders of class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G or H certificates that are then entitled to receive principal distributions with respect to the loan group that includes the prepaid mortgage loan.

REDUCTIONS OF
CERTIFICATE
PRINCIPAL BALANCES
IN CONNECTION WITH
LOSSES AND
EXPENSES........... Because of losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the underlying mortgage loans, net of outstanding advances of principal and exclusive of the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates, may fall below the total principal balance of the series 2003-C4 principal balance certificates, exclusive of the class MM certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2003-C4 certificates on any distribution date, then the principal balances of the following classes of series 2003-C4 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                            REDUCTION ORDER                  CLASS
                          --------------------       -----------------------
                                  1st                          P
                                  2nd                          O
                                  3rd                          N
                                  4th                          M
                                  5th                          L
                                  6th                          K
                                  7th                          J
                                  8th                          H
                                  9th                          G
                                 10th                          F
                                 11th                          E
                                 12th                          D
                                 13th                          C
                                 14th                          B
                                 15th                  A-1, A-2, A-3, A-4
                                                            and A-1-A

                    Any reduction of the principal balances of the A-1, A-2, A-3, A-4 and A-1-A classes will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                    Notwithstanding the foregoing, losses on and/or default-related or other unanticipated trust fund expenses with respect to the Mayfair Mall underlying mortgage loan will be allocated, as and to the extent described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement, to reduce the total principal balance of the class MM certificates, prior to being allocated to reduce the total principal balance of any class identified in the foregoing table.

                    See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF
DELINQUENT MONTHLY
DEBT SERVICE
PAYMENTS........... Except as described in the next three paragraphs, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on the underlying mortgage loans. The master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                    Neither the master servicer nor the trustee will advance master servicing fees or work-out fees.

                    Neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the master servicer or the special servicer.

                    In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                    o the principal balance of, and other delinquent amounts (which may include unpaid servicing fees, unreimbursed servicing advances and interest on advances) due under or with respect to, the subject mortgage loan, exceed

                    o    an amount equal to--

                         1. 90% of the new estimated value of that real property, minus

                         2. any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                         3. the amount of related escrow payments, reserve funds and letters of credit which may be applied to payments on the subject mortgage loan,

                    then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2003-C4 certificates outstanding that evidences an interest in the subject mortgage loan.

                    Any reduction in advances with respect to the Mayfair Mall underlying mortgage loan in accordance with the discussion in the preceding paragraph would involve a calculation that takes into account, and makes various allocations (including with respect to collateral, servicing advances and interest on servicing advances) among, that mortgage loan and the three Mayfair Mall outside-the-trust fund mortgage loans.

                    See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS..On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2003-C4 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                    You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                    See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL
TERMINATION........ The following parties will each in turn, according to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2003-C4 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2003-C4 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                    o any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2003-C4 controlling class;

                    o    the special servicer; and

                    o    the master servicer.

                    If any party above exercises this option, then the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

DENOMINATIONS...... The offered certificates will be issuable in registered form, in the following denominations:

                                                             MULTIPLES IN EXCESS
                                                MINIMUM          OF MINIMUM
                           CLASS             DENOMINATION       DENOMINATION
                    --------------------   ---------------- --------------------
                    A-1, A-2, A-3, A-4,
                       B, C, D and E            $10,000              $1

CLEARANCE AND
SETTLEMENT......... You will initially hold your offered certificates through
                    The Depository Trust Company, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS
                       -----------------------------------

FEDERAL INCOME TAX
CONSEQUENCES....... The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as three separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986. Those three REMICs are as follows:

                    o    REMIC I, which will consist of, among other things--

                         1. the mortgage loans that back the offered certificates, and

                         2. any mortgaged real properties that may be acquired by the trust fund following a borrower default,

                         but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date;

                    o REMIC II, which will hold the regular interests in REMIC I; and

                    o REMIC III, which will hold the regular interests in REMIC II.

                    Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                    The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                    None of the offered certificates will be issued with more than a de minimis amount of original issue discount.

                    When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                    o the underlying mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

                    o no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                    o there will be no extension of maturity for any underlying mortgage loan.

                    However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                    For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA
CONSIDERATIONS..... The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                    We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                    o    Title I of ERISA, or

                    o    Section 4975 of the Internal Revenue Code,

                    will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston LLC by the U.S. Department of Labor.

                    If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                    Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT... The class A-1, A-2, A-3, A-4, B and C certificates will be
                    "mortgage related securities" within the meaning of the Secondary Mortgage

                    Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies. None of the other offered certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                    You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
CONSIDERATIONS..... The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                    Holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                    The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                    See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS
                          -----------------------------

GENERAL............ We intend to include the 171 mortgage loans identified on
                    Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying Mortgage Loans", we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                    "Description of the Underlying Mortgage Loans";

                    "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                    Exhibit A-1--Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Real Properties; and,

                    Exhibit A-2--Mortgage Pool Information.

                    For purposes of calculating distributions on the respective classes of series 2003-C4 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                    o Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with 11 underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 111 mortgage loans, with an initial loan group no. 1 balance of $1,013,071,447 representing approximately 75.64% of the initial mortgage pool balance, and an initial net loan group no. 1 balance of $1,010,579,449, representing approximately 75.59% of the initial net mortgage pool balance. The initial net loan group no. 1 balance is the initial loan group no. 1 balance, exclusive of the portion of the cut-off date principal balance of the Mayfair Mall underlying mortgage loan represented by the class MM certificates as of the date of initial issuance of the series 2003-C4 certificates.

                    o Loan group no. 2, which will consist of all but 11 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types. Loan group no. 2 will consist of 60 mortgage loans, with an initial loan group no. 2 balance of $326,302,247, representing approximately 24.36% of the initial mortgage pool balance and 24.41% of the initial net mortgage pool balance.

                    Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                    When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the trust fund, please note that--

                    o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                    o All weighted average information provided with respect to the underlying mortgage loans or any sub-group of those mortgage loans reflects a weighting based on their respective cut-off date principal balances (or, in the case of the Mayfair Mall underlying mortgage loan, unless specifically indicated otherwise, on its cut-off date principal balance as reduced by the portion thereof represented by the class MM certificates as of the issue date). We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the trust fund. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of the Mayfair Mall underlying mortgage loan, its cut-off date principal balance as reduced by the portion thereof represented by the class MM certificates as of the issue date) on Exhibit A-1 to this prospectus supplement.

                    o In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                         1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in September 2003 are timely made, and

                         2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in August 2003 up to and including its due date in September 2003.

                    o Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                         1. initial mortgage pool balance-- the total cut-off date principal balance of the entire mortgage pool;

                         2. initial net mortgage pool balance -- the initial mortgage pool balance, exclusive of the portion of the cut-off date principal balance of the Mayfair Mall underlying mortgage loan represented by the class MM certificates as of the issue date;

                         3. initial loan group no. 1 balance -- the total cut-off date principal balance of all of loan group no. 1;

                         4. initial net loan group no. 1 balance -- the initial loan group no. 1 balance, exclusive of the portion of the cut-off date principal balance of the Mayfair Mall underlying mortgage loan represented by the class MM certificates as of the issue date; and

                         5. initial loan group no. 2 balance -- the total cut-off date principal balance of all of loan group no. 2.

                    o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans. When information with respect to the mortgaged real properties is expressed as a percentage of the initial net mortgage pool balance or the initial net loan group no. 1 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans (reduced, in the case of the Mayfair Mall underlying mortgage loan, by that portion of its cut-off date principal balance represented by the class MM certificates as of the issue date).

                    o Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The A/B Loan Pairs" and "--Significant Mortgage Loans--Mayfair Mall" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

                    o In some cases, an individual underlying mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                         1.   relative appraised values,

                         2.   relative underwritten net cash flow, or

                         3. prior allocations reflected in the related loan documents.

                    o If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                    o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged property identified by that name on Exhibit A-1 to this prospectus supplement.

                    o Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                    o The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE
UNDERLYING
MORTGAGE LOANS..... We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from two separate sellers. Each of the underlying mortgage loans was originated by--

                    o the related mortgage loan seller from whom we are acquiring the mortgage loan,

                    o    an affiliate of the related mortgage loan seller, or

                    o a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                    The following table sets forth the number of underlying mortgage loans, and the percentage of initial net mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                       % OF
                                                         NUMBER OF  INITIAL NET
                                                         MORTGAGE    MORTGAGE
                             MORTGAGE LOAN SELLER          LOANS   POOL BALANCE
                    ----------------------------------- ---------- -------------
                    1. Column Financial, Inc...........      136      75.79%
                    2. KeyBank National Association....       35      24.21%
                                                        ---------- -------------
                    TOTAL                                    171      100.00%

PAYMENT AND OTHER
TERMS.............. Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                    Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                    Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                    None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                    Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates and described under "Description of the Underlying

                    Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Rates; Calculations of Interest", the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS...... One hundred forty-eight (148) of the mortgage loans that we intend to include in the trust fund, representing 85.91% of the initial net mortgage pool balance, of which 88 mortgage loans are in loan group no. 1, representing 81.36% of the initial net loan group no. 1 balance, and 60 mortgage loans are in loan group no. 2, representing 100.00% of the initial loan group no. 2 balance, respectively, are balloon loans that provide for:

                    o an amortization schedule that is significantly longer than its remaining term to stated maturity or no amortization prior to stated maturity; and

                    o in either case, a substantial payment of principal on its maturity date.

LOANS WITH
ANTICIPATED
REPAYMENT DATES.... Eighteen (18) of the mortgage loans that we intend to include in the trust fund, representing 13.10% of the initial net mortgage pool balance, of which all 18 mortgage loans are in loan group no. 1, representing 17.33% of the initial net loan group no. 1 balance, and none are in loan group no. 2, representing 0.00% of the initial loan group no. 2 balance, respectively, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                    o Commencing on the related anticipated repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                         1.   be deferred,

                         2.   in some cases, be compounded,

                         3. be payable only after the outstanding principal balance of the subject mortgage loan is paid in full, and

                         4. be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

                    o Commencing no later than the related anticipated repayment date, the subject mortgage loan may be freely prepaid.

                    o Commencing no later than the related anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the master servicer.

                    o After the related anticipated repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

FULLY AMORTIZING
LOANS.............. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 0.99% of the initial net mortgage pool balance, of which all five (5) mortgage loans are in loan group no. 1, representing 1.31% of the initial net loan group no. 1 balance, and none are in loan group no. 2, representing 0.00% of the initial loan group no. 2 balance, respectively, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. These five (5) mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS
WITH INITIAL
INTEREST ONLY
PERIODS............ Four (4) of the mortgage loans that we intend to include in the trust fund, representing 4.79% of the initial net mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 5.39% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 2.91% of the initial loan group no. 2 balance, respectively, do not provide for any amortization prior to the maturity date. Thirteen (13) other mortgage loans that we intend to include in the trust fund, representing 21.96% of the initial net mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 21.27% of the initial net loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 24.09% of the initial loan group no. 2 balance, respectively, provide for an interest only period of between three and 60 months following origination, which interest only period, in respect of all but two (2) of those mortgage loans, has not yet expired.

CROSSED MORTGAGE
LOANS AND
MULTI-PROPERTY
MORTGAGE LOANS..... The trust fund will include four (4) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                         NUMBER OF  % OF INITIAL
                                                          MORTGAGE  NET MORTGAGE
                         PROPERTY/PORTFOLIO NAME(S)        LOANS    POOL BALANCE
                    ------------------------------------ --------- -------------
                    1. Mira Mesa Market Center West and
                       Mira Mesa Market Center East          2          4.70%
                    2. PCCP - Commerce Centre, PCCP -
                       Paramount Distribution Center and
                       PCCP - 301 Walnut                     3          4.08%
                    3. Red Lion Hotel Port Angeles, Red
                       Lion Hotel Yakima Center, Red
                       Lion Hotel Eureka, Red Lion Hotel
                       Twin Falls and Red Lion Hotel
                       Kennewick                             5          1.69%
                    4. Ramey's Mobile Home Park and
                       Bexley Mobile Home Park               2          0.21%

                    The trust fund will also include five (5) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                         NUMBER OF  % OF INITIAL
                                                          MORTGAGE  NET MORTGAGE
                         PROPERTY/PORTFOLIO NAME(S)        LOANS    POOL BALANCE
                    ------------------------------------ --------- -------------
                    1. Mayfair Mall                          2         3.54%
                    2. Brooks A Portfolio                    5         1.78%
                    3. Shurgard Rivergate - Franklin         2         0.40%
                    4. El Valle del Sol & El Valle de la
                       Luna                                  2         0.19%
                    5. Friendly Village/San Juan Gardens     2         0.15%

                    In reviewing each of the foregoing two tables, you should note that some of the underlying mortgage loans referred to in each of the foregoing two tables allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited" and "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE
LOANS.............. One hundred sixty (160) of the mortgage loans that we intend to include in the trust fund, representing 94.61% of the initial net mortgage pool balance, of which 102 mortgage loans are in loan group no. 1, representing 93.27% of the initial net loan group no. 1 balance, and 58 mortgage loans are in loan group no. 2, representing 98.78% of the initial loan group no. 2 balance, respectively, permit the borrower to obtain the release of the related mortgaged real property -- or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties -- from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

ADDITIONAL
COLLATERAL MORTGAGE
LOANS.............. Eleven (11) of the mortgage loans that we intend to include in the trust fund, representing 12.79% of the initial net mortgage pool balance, of which ten (10) mortgage loans are in loan group no. 1, representing 16.66% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.81% of the initial loan group no. 2 balance, respectively, are secured by letters of credit or cash reserves in material amounts that in each such case:

                    o will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                    o if not so released, will or, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) be applied to prepay a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                    See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS...... Fifty-five (55) mortgage loans that we intend to include in the trust fund, representing 63.05% of the initial net mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                    HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                    SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                    o a failure to pay the related mortgage loan in full on, or before, any related anticipated repayment date; or

                    o a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                    o a failure to meet a specified debt service coverage ratio; or

                    o    an event of default under the mortgage.

                    For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                    MODIFIED LOCKBOX. Except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                    Fifty-four (54) of the 55 above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                 % OF INITIAL
                                                 NUMBER OF       NET MORTGAGE
                          TYPE OF LOCKBOX     MORTGAGE LOANS     POOL BALANCE
                     ---------------------- ------------------ -----------------
                      Springing                       28            30.07%
                      Hard                            24            29.50%
                      Modified                         2             1.69%
                                            ------------------ -----------------
                      TOTAL                           54            61.27%

                    In addition, one (1) of the 55 above-referenced mortgage loans, which represents 1.78% of the initial net mortgage pool balance, is secured by five (5) mortgaged real properties, of which four (4) have a springing lockbox and one (1) has a hard lockbox.

PREPAYMENT
CHARACTERISTICS
OF THE MORTGAGE
LOANS.............. Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                    o by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                    o by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased; and/or

                    o by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge.

                    However, as described under "--Additional Collateral Loans" above, some underlying mortgage loans may require partial principal prepayments during the related lock-out period.

                    Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                   MORTGAGE    LOAN GROUP     LOAN GROUP
                                                     POOL         NO. 1          NO. 2
                                                 ------------ -------------   -----------
     Maximum remaining lock-out or
       lock-out/defeasance period..............   231 months   231 months     116 months
     Minimum remaining lock-out or
       lock-out/defeasance period..............    34 months    34 months      36 months
     Weighted average remaining lock-out or
       lock-out/defeasance period..............   103 months   105 months      99 months

                    In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY
STATUS............. None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                    o    as of the related due date in September 2003, or

                    o at any time during the 12-month period preceding the related due date in September 2003.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
   CHARACTERISTICS..The mortgage loans that we intend to include in the mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of their respective due dates in September 2003:

                                                     MORTGAGE      LOAN GROUP       LOAN GROUP
                                                       POOL           NO. 1            NO. 2
                                                 --------------  --------------   ------------
     Initial mortgage pool/loan group balance.   $1,339,373,694  $1,013,071,447   $326,302,247
     Initial net mortgage pool/loan group
       balance................................   $1,336,881,696  $1,010,579,449   $326,302,247
     Number of underlying mortgage loans......              171             111             60
     Number of mortgaged real properties......              179             117             62

                                                     MORTGAGE      LOAN GROUP       LOAN GROUP
                                                       POOL           NO. 1            NO. 2
                                                 --------------  --------------   ------------
     Greatest cut-off date principal balance..      $79,550,681     $79,550,681    $25,200,000
     Smallest cut-off date principal balance..         $520,890        $520,890       $647,579
     Average cut-off date principal balance...       $7,818,022      $9,104,319     $5,438,371

     Highest annual mortgage interest rate....           6.710%          6.710%         6.550%
     Lowest annual mortgage interest rate.....           3.108%          3.108%         4.220%
     Weighted average annual mortgage
       interest rate..........................           5.449%          5.429%         5.514%

     Longest original term to maturity or
       anticipated repayment date.............       240 months      240 months     120 months
     Shortest original term to maturity or
       anticipated repayment date.............        60 months       60 months      60 months
     Weighted average original term to
       maturity or anticipated repayment date.       113 months      114 months     107 months

     Longest remaining term to maturity or
       anticipated repayment date.............       235 months      235 months     119 months
     Shortest remaining term to maturity or
       anticipated repayment date.............        52 months       53 months      52 months
     Weighted average remaining term to
       maturity or anticipated repayment date.       109 months      111 months     103 months

     Highest debt service coverage ratio,
       based on underwritten net cash flow....            5.99x           3.59x          5.99x
     Lowest debt service coverage ratio,
       based on underwritten net cash flow....            1.23x           1.24x          1.23x
     Weighted average debt service coverage
       ratio, based on underwritten net cash
       flow...................................            1.71x           1.78x          1.49x

     Highest cut-off date loan-to-value ratio.            80.0%           80.0%          79.9%
     Lowest cut-off date loan-to-value ratio..            13.9%           27.8%          13.9%
     Weighted average cut-off date
       loan-to-value ratio....................            69.1%           66.9%          76.2%

                    In reviewing the foregoing table, please note that:

                    o The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall secures, on a pari passu basis, four mortgage loans. We intend to include one of those four mortgage loans, with a $49,839,968 cut-off date principal balance, in the trust fund. The other three such mortgage loans, with an aggregate $149,519,905 cut-off date principal balance, will not be included in the trust --- fund. For purposes of calculating loan-to-value and debt service coverage ratios presented in this prospectus supplement, the value, net operating income and net cash flow of the Mayfair Mall mortgaged real property has been allocated on a pro rata basis between the Mayfair Mall underlying mortgage loan, on the one hand, and the three Mayfair Mall outside-the-trust fund mortgage loans, collectively, on the other hand. In addition, unless specifically indicated otherwise, all statistical information with respect to the Mayfair Mall underlying mortgage loan, including principal balances, interest rates, loan-to-value ratios and debt service coverage ratios, is being presented (including in the foregoing table) as if:

                         1. the portion of the Mayfair Mall underlying mortgage loan, represented by the class A-X, A-SP, A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J,
                              K, L, M, N, O and P certificates, is one (1) mortgage loan that is included in the trust fund; and

                         2. the portion of the Mayfair Mall underlying mortgage loan represented by the class MM certificates is a separate subordinated mortgage loan (with a 3.108% per annum mortgage interest rate), that is not included in the trust fund.

                         The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for the Mayfair Mall underlying mortgage loan, including the portion represented by the class MM certificates, and the Mayfair Mall outside-the-trust fund mortgage loans, together, is 60.4% and 2.38x, respectively.

                    o In the case of each of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Jefferson Pointe Shopping Center and Shadle Center, respectively, the appraised value shown in this prospectus supplement includes the amount of a cash reserve or letter of credit, as applicable, held by the lender pending satisfaction of various property performance criteria, and all loan-to-value ratios shown in this prospectus supplement with respect to the related underlying mortgage loan take into account that cash reserve or letter of credit, as the case may be. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Jefferson Pointe Shopping Center" and "--Shadle Center" in this prospectus supplement.

                    o One (1) of the underlying mortgage loans, which represents 3.37% of the initial net mortgage pool balance, is secured by a lien on the related borrower's fee interest in the mortgaged property identified on Exhibit A-1 to this prospectus supplement as 540 Madison Avenue. The related borrower has ground leased the property, on which is located an office building. Unless specifically indicated otherwise, the debt service coverage and loan-to-value ratios of that underlying mortgage loan presented in this prospectus supplement are based on the net cash flow from such office building and the appraised value of both the land and such office building, respectively. The underwritten debt service coverage ratio for that mortgage loan, based solely on the ground rents, is 1.10x, and the cut-off date loan-to-value ratio for that mortgage loan, based solely on the appraised value of the leased fee, is 77.5%.

                    o In the case of three (3) of the underlying mortgage loans, representing 2.16% of the initial net mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note. Each such junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those three (3) mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The A/B Loan Pairs" in this prospectus supplement.

                    o The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

B. GEOGRAPHIC
   CONCENTRATION... The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                 % OF INITIAL
                                                NUMBER OF        NET MORTGAGE
                             STATE              PROPERTIES       POOL BALANCE
                     ---------------------- ------------------ -----------------
                     California                      23                17.54%
                     Indiana                          5                11.19%
                     Texas                           33                9.59%
                     Florida                         16                6.65%
                     Wisconsin                        5                5.51%
                     Washington                       7                5.41%

                    The remaining mortgaged real properties with respect to the mortgage pool are located throughout 28 other states. No more than 5.00% of the initial net mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                    Eighteen (18) of the California properties, securing 15.42% of the initial net mortgage pool balance, are located in southern California -- areas with zip codes of 93600 or below -- and five (5) of the California properties, securing 2.12% of the initial net mortgage pool balance, are located in northern California -- areas with zip codes above 93600.

C. PROPERTY TYPES.. The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                 % OF INITIAL
                                                 NUMBER OF       NET MORTGAGE
                          PROPERTY TYPE         PROPERTIES       POOL BALANCE
                     ---------------------- ------------------ -----------------
                     Retail                         54               37.72%
                     Multifamily(1)                 73               25.80%
                     Office                         23               20.13%
                     Industrial                     12               10.11%
                     Mixed Use                       6                2.97%
                     Hotel                           6                1.96%
                     Self Storage                    5                1.30%
                                            ------------------ -----------------
                     TOTAL                         179              100.00%

                    -------------------------

                    (1) Multifamily properties include conventional rental properties as well as manufactured housing properties.

D. ENCUMBERED
   INTERESTS....... The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                % OF INITIAL
                     ENCUMBERED INTEREST IN THE     NUMBER OF   NET MORTGAGE
                       MORTGAGED REAL PROPERTY     PROPERTIES   POOL BALANCE
                     --------------------------- -------------- --------------
                     Fee                              174          88.47%
                     Leasehold                          2           6.34%
                     Fee/Leasehold                      3           5.19%
                                                 -------------- --------------
                     TOTAL                            179         100.00%

                    In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT
   MORTGAGE LOANS.. The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund represent 36.74% of the initial net mortgage pool balance. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Commercial and Multifamily Lending Subjects Your Investment to Special Risks that Are Not Associated with Single-Family Residential Lending. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     o    anchored, including shadow anchored, and unanchored retail properties;

     o    multifamily properties, including manufactured housing properties;

     o    office properties;

     o    industrial properties;

     o    self storage properties;

     o    limited service and full service hotel properties; and

     o    mixed use properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     The Source of Repayment on Your Offered Certificates Will Be Limited to Payments and Other Collections on the Underlying Mortgage Loans. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     o    any governmental entity;

     o    any private mortgage insurer;

     o    us;

     o    either mortgage loan seller;

     o    the master servicer;

     o    the special servicer;

     o    the trustee; or

     o    any of their respective affiliates.

     Repayment of Each of the Underlying Mortgage Loans Will Be Dependent on the Cash Flow Produced by the Related Mortgaged Property, which Can Be Volatile and Insufficient to Allow Timely Distributions on Your Offered Certificates, and on the Value of the Related Mortgaged Property, which May Fluctuate Over Time. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     o with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     o in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred forty-eight (148) of the mortgage loans that we intend to include in the trust fund, representing 85.91% of the initial net mortgage pool balance, of which 88 mortgage loans are in loan group no. 1, representing 17.33% of the initial net loan group no. 1 balance, and 60 mortgage loans are in loan group no. 2, representing 100.00% of the initial loan group no. 2 balance, respectively, are balloon loans; and 18 of the mortgage loans that we intend to include in the trust fund, representing 13.10% of the initial net mortgage pool balance, of which all 18 mortgage loans are in loan group no. 1, representing 81.36% of the initial net loan group no. 1 balance, and none are in loan group no. 2, representing 0.00% of the initial loan group no. 2 balance, respectively, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred forty-six (146) of these mortgage loans, representing 81.35% of the initial net mortgage pool balance, 82.75% of the initial net loan group no. 1 balance and 77.00% of the initial loan group no. 2 balance, respectively, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from December 2012 to November 2013. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     o    the ability to cover debt service;

     o the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     o    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     o    national, regional and local economic conditions;

     o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     o changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     o    demographic factors;

     o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     o capable management and adequate maintenance for the related mortgaged real property;

     o    location of the related mortgaged real property;

     o if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     o the age, construction, quality and design of the related mortgaged real property; and

     o whether the related mortgaged real property is readily convertible to alternative uses.

     Ten Percent or More of the Initial Net Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Retail Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Retail Properties. Fifty-four (54) of the mortgaged real properties, securing mortgage loans that represent 37.72% of the initial net mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

     o the ability of the management team to effectively manage the subject property;

     o    whether the subject property is in a desirable location;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the subject property.

     We consider 35 of the subject retail properties, securing mortgage loans that represent 33.03% of the initial net mortgage pool balance, to be anchored, including shadow anchored; and 19 of the subject retail properties, securing mortgage loans that represent 4.70% of the initial net mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchored tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchored tenant may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchored tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Net Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Multifamily Rental and Manufactured Housing Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Multifamily Rental Properties and Manufactured Housing Properties. Seventy-three (73) mortgaged real properties, securing mortgage loans that represent 25.80% of the initial net mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical condition and amenities of the subject property in relation to competing properties;

     o    the subject property's reputation;

     o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     o    local factory or other large employer closings;

     o the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     o the ability of the management team to effectively manage the subject property;

     o compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     o    distance from employment centers and shopping areas; and

     o    the financial condition of the owner of the subject property.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986. Section 42 of the Internal Revenue Code of 1986 provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Net Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Office Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Office Properties. Twenty-three (23) of the mortgaged real properties, securing mortgage loans that represent 20.13% of the initial net mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    accessibility from surrounding highways/streets;

     o the ability of the management team to effectively manage the subject property;

     o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     o    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Net Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Industrial Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Industrial Properties. Twelve (12) of the mortgaged real properties, securing mortgage loans that represent 10.11% of the initial net mortgage pool balance, are primarily used for industrial purposes. A number of factors may adversely affect the value and successful operation of an industrial property. Some of these factors include:

     1. the quality of major tenants, especially if the subject property is occupied by a single tenant;

     2. aspects of building site design such as clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functions and accessibility;

     3. proximity to supply sources, labor and customers and accessibility to rail lines, major roadways and other distribution channels;

     4. the ability to adapt the subject property as an industry segment develops or declines;

     5.   physical condition and amenities of competing buildings;

     6.   the ability to quickly replace a tenant; and

     7.   the expense of converting a previously adapted space to general use.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Industrial Properties" in the accompanying prospectus.

     Property Management Is Important to the Successful Operation of the Mortgaged Real Property. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     o    operating the property and providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     Reliance on a Single Tenant May Increase the Risk that Cash Flow Will Be Interrupted. Fourteen (14) mortgaged real properties, securing 6.87% of the initial net mortgage pool balance, are each leased by a single tenant. In addition, 16 other mortgaged real properties, securing 11.10% of the initial net mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to Mortgaged Real Properties. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds.

     Condominium Ownership May Limit Use and Improvements. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 5.07% of the initial net mortgage pool balance, are secured by real properties that consist of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2003-C4 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     Losses on Larger Loans May Adversely Affect Distributions on Your Certificates. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

  TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                               % OF INITIAL
                                                                     CUT-OFF DATE              NET MORTGAGE
                   PROPERTY/PORTFOLIO NAME                        PRINCIPAL BALANCE           POOL BALANCE
       --------------------------------------------------     -------------------------    ---------------------
       1.  Circle Centre Mall                                 $       79,550,681                  5.95%
       2.  Wanamaker Building - Office                        $       65,000,000                  4.86%
       3.  Jefferson Pointe Shopping Center                   $       63,000,000                  4.71%
       4.  Mira Mesa Market Center West and
           Mira Mesa Market Center East                       $       62,822,278                  4.70%
       5.  PCCP Southern California Industrial                $       54,500,000                  4.08%
       6.  Mayfair Mall                                       $       47,347,970(1)               3.54%
       7.  540 Madison Avenue                                 $       45,000,000                  3.37%
       8.  Town & Country Apartments - Urbana                 $       25,200,000                  1.89%
       9.  Shadle Center                                      $       24,473,658                  1.83%
       10. Blackbaud Plaza                                    $       24,226,534                  1.81%

-------------------------

(1) Senior (i.e., non-class MM) portion only. The Mayfair Mall underlying mortgage loan has a cut-off date principal balance of $49,839,968.

     Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Offered Certificates. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited. Seventeen (17) of the mortgage loans that we intend to include in the trust fund, representing 16.74% of the initial net mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     o    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A Borrower's Other Loans May Reduce the Cash Flow Available to Operate and Maintain the Related Mortgaged Real Property or May Interfere with the Trust Fund's Rights Under the Related Underlying Mortgage Loan, Thereby Adversely Affecting Distributions on Your Offered Certificates. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or pari passu debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture secured financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     o    complicate bankruptcy proceedings; and

     o    delay foreclosure on the related mortgaged real property.

     Mezzanine Debt Can Act as a Disincentive to the Principals of a Borrower. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     Some Borrowers Under the Underlying Mortgage Loans Will Not Be Limited to Owning Their Respective Mortgaged Real Properties, Thereby Increasing the Risk of Borrower Bankruptcy. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     Tenancies in Common May Hinder Recovery. Ten (10) of the mortgage loans that we intend to include in the trust fund, representing 4.82% of the initial net mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any class A-4, B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1, A-2 and/or A-3 certificates.

     Geographic Concentration of the Mortgaged Real Properties May Adversely Affect Distributions on Your Offered Certificates. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     o    economic conditions, including real estate market conditions;

     o    changes in governmental rules and fiscal policies;

     o    acts of God, which may result in uninsured losses; and

     o    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 34 states. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

     SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                          NUMBER OF          % OF INITIAL
                                        MORTGAGED REAL       NET MORTGAGE
                 STATE                    PROPERTIES         POOL BALANCE
     ----------------------------   -------------------  --------------------
     California                               23                17.54%
     Indiana                                   5                11.19%
     Texas                                    33                9.59%
     Florida                                  16                6.65%
     Wisconsin                                 5                5.51%
     Washington                                7                5.41%

     Some Remedies May Not Be Available Following a Mortgage Loan Default. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     o the trust fund may not have a perfected security interest in the rent payments until the master servicer or the special servicer collects them;

     o the master servicer or the special servicer may not be entitled to collect the rent payments without court action; and

     o the bankruptcy of the related borrower could limit the ability of the master servicer or the special servicer to collect the rents.

     Lending on Income-Producing Real Properties Entails Environmental Risks. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments", a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund during the 12-month period ending in September 2003, except in the case of two (2) underlying mortgage loans originated by Column under its "small balance loan" program, for which an environmental assessment was prepared during the 25-month period ending in September 2003. In the case of 143 mortgaged real properties, securing 95.95% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of 36 mortgaged real properties, securing 4.05% of the initial net mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     o when soil or groundwater contamination was suspected or identified, generally either--

          1. those conditions were remediated or abated prior to the closing date,

          2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

          3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and generally either--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower, or

          3.   an environmental insurance policy was obtained; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the environmental conditions.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation or removal program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

     There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     o an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 36 mortgaged real properties, securing 4.05% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 36 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 36 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     Appraisals and Market Studies May Inaccurately Reflect the Value of the Mortgaged Real Properties. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     The Master Servicer and the Special Servicer May Experience Conflicts of Interest. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     o be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     o have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     Encumbered Leasehold Interests Are Subject to Terms of the Ground Lease and Are Therefore Riskier than Encumbered Fee Estates as Collateral. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 11.53% of the initial net mortgage pool balance, are secured in whole or in material part by leasehold interests (including, in one case, a subleasehold interest) with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease or of a sub-ground lessor or sub-ground lessee under a sub-ground lease, the debtor entity has the right to continue or terminate the ground lease or sub-ground lease, as applicable. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee or sub-ground lessee whose ground lease and/or sub-ground lease, as applicable, is terminated by a debtor ground lessor or sub-ground lessor, as applicable, the ground lessee or sub-ground lessee, as applicable, has the right to remain in possession of its leased premises under the rent reserved in the lease or sub-ground lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor or sub-ground lessor to provide any services required under the ground lease and/or sub-ground lease, as applicable. In the event of concurrent bankruptcy proceedings involving the ground lessor or sub-ground lessor and the ground lessee/sub-ground lessee/borrower, the ground lease and/or sub-ground lease, as applicable, could be terminated. It is also possible that, in the case of a sub-ground leasehold mortgage loan, a termination of the sub-ground lease could occur as a result of a termination of the ground lease in connection with a ground lessor or ground lessee bankruptcy or otherwise.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease or sub-ground lease, as applicable, lending on a leasehold or subleasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     Changes in Zoning Laws May Affect Ability to Repair or Restore a Mortgaged Real Property. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     o    density;

     o    use;

     o    parking;

     o    set-back requirements; or

     o    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. All of the mortgaged real properties were inspected by engineers during the 29-month period preceding September 2003. One hundred seventy-seven
(177) of those inspected mortgaged real properties, securing 99.05% of the initial net mortgage pool balance, were inspected during the 12-month period preceding September 2003. The scope of those inspections included an assessment of--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

At 13 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     The Absence or Inadequacy of Terrorism Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance polices on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if the exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorizes such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

     The master servicer will use reasonable efforts to cause the borrower to maintain -- or, if the borrower does not so maintain, then the master servicer will maintain -- all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. The master servicer will not be required to call a default under an underlying mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to maintain insurance against property damage resulting from terrorist or similar acts, if the special servicer has determined in accordance with the servicing standard described in this prospectus supplement that either--

     o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     o    such insurance is not available at any rate,

provided that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, the master servicer shall use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions. If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2003-C4 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     We are aware that in the case of at least six (6) mortgage loans that we intend to include in the trust fund, representing 3.90% of the initial net mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

     We are aware that in the case of eight (8) other mortgage loans that we intend to include in the trust fund, representing 1.91% of the initial net mortgage pool balance, each of the tenants of the related mortgaged real properties self-insure and are obligated to restore the related mortgaged real properties in the event of damage at the related mortgaged real properties resulting from acts of terrorism.

     Compliance with Americans with Disabilities Act May Result in Additional Costs to Borrowers. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Offered Certificates. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--

Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns".

     Prior Bankruptcies May Reflect Future Performance. In the case of five (5) mortgage loans that we intend to include in the trust fund, representing 4.90% of the initial net mortgage pool balance, a guarantor or a principal of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding September 11, 2003. In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 1.56% of the initial net mortgage pool balance, current principals of the borrower were involved in the bankruptcy of prior owners of the related mortgaged real property

     Litigation May Adversely Affect Property Performance. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     One Action Rules May Limit Remedies. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     Tax Considerations Related to Foreclosure. The special servicer, on behalf of the trust fund, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2003-C4 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2003-C4 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

     In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgage properties, the trust may in certain jurisdictions, particularly in California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2003-C4 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Trust Fund's Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     The Class B, C, D and E Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-4, A-1-A, A-X and A-SP Certificates. If you purchase class B, C, D or E certificates, then your certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-1-A, A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2003-C4 certificates.

     When making an investment decision, you should consider, among other things--

     o the distribution priorities of the respective classes of the series 2003-C4 certificates,

     o the order in which the principal balances of the respective classes of the series 2003-C4 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the underlying mortgage loans.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

     o the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o the pass-through rate for, and the other payment terms of, your offered certificates,

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2003-C4 certificates, and

     o the collection and payment of yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     o servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3 and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2003-C4 certificateholders.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2003-C4 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

     The Right of the Master Servicer, the Special Servicer and the Trustee to Receive Interest on Advances May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     If the Master Servicer or the Special Servicer Purchases Series 2003-C4 Certificates, a Conflict of Interest Could Arise between Their Duties and Their Interests in the Series 2003-C4 Certificates. The master servicer, the special servicer or an affiliate of either of them may purchase any of the series 2003-C4 certificates. In fact, it is anticipated that Lennar Partners, Inc. will purchase some or all of several non-offered classes, including the initial controlling class, of series 2003-C4 certificates. The purchase of series 2003-C4 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2003-C4 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2003-C4 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     The Interests of the Series 2003-C4 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2003-C4 certificates representing a majority interest in the controlling class of series 2003-C4 certificates will be entitled to designate a particular series 2003-C4 controlling class certificateholder (or beneficial owner of series 2003-C4 controlling class certificates) to exercise the rights and powers in respect of the mortgage pool described under "The Pooling and Servicing Agreement--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class" in this prospectus supplement. You should expect that the series 2003-C4 directing certificateholder will exercise those rights and powers on behalf of the series 2003-C4 controlling class certificateholders, and it will not be liable to any class of series 2003-C4 certificateholders for doing so. In addition, subject to the conditions described under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the holders of certificates representing a majority interest in the controlling class of series 2003-C4 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2003-C4 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2003-C4 controlling class will be a non-offered class of series 2003-C4 certificates. The series 2003-C4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     The Interests of the Holders of the Class MM Certificates May Be in Conflict with the Interests of the Offered Certificateholders. The holders (or, in the case of a class of book-entry certificates, beneficial owners) of class MM certificates representing a majority interest in the class MM certificates will be entitled to designate a particular class MM certificateholder (or beneficial owner of class MM certificates) having the rights and powers in respect of the Mayfair Mall underlying mortgage loan and the Mayfair Mall outside-the-trust fund mortgage loans described under "The Pooling and Servicing Agreement--The Class MM Directing Certificateholder" in this prospectus supplement. You should expect that the class MM directing certificateholder will exercise those rights and powers on behalf of the class MM certificateholders, and it will not be liable to any class of series 2003-C4 certificateholders for doing so. The class MM certificates are not offered by this prospectus supplement. Accordingly, the holders of the class MM certificates are likely to have interests that conflict with those of the holders of the offered certificates.

     The Interests of the Respective Holders of the Mayfair Mall Outside-the-Trust Fund Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders. The respective holders of the Mayfair Mall outside-the-trust fund mortgage loans will be entitled, directly or through a representative or designee, to exercise the rights and powers with respect to the Mayfair Mall underlying mortgage loan and the Mayfair Mall outside-the-trust fund mortgage loans described under "The Pooling and Servicing Agreement--The Mayfair Mall Companion Lenders" in this prospectus supplement. You should expect that the holder of a Mayfair Mall outside-the-trust fund mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2003-C4 certificateholders for doing so. In addition, subject to the conditions described under "Description of the Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the special servicer may be replaced, with or without cause, solely in respect of the Mayfair Mall loan group, consisting of the Mayfair Mall underlying mortgage loan and the three Mayfair Mall outside-the-trust fund mortgage loans, by the holder or holders of such mortgage loans comprising the Mayfair Mall loan group as then represent more than 50% of the total unpaid principal balance of the Mayfair Mall loan group, or by the representative(s) and/or designee(s) of such holder or holders.

     It is expected that each of the Mayfair Mall outside-the-trust fund mortgage loans will be securitized. If so, any particular holder or holders of securities from any such securitization, or its or their representative, may be designated to exercise the above-described rights and powers of the holder of the securitized Mayfair Mall outside-the-trust fund mortgage loan. The holder of a Mayfair Mall outside-the-trust fund mortgage loan, or any such holder or holders of securities, or such representative, may have interests that conflict with those of the holders of the offered certificates.

     Book-Entry Registration of the Offered Certificates May Require You To Exercise Your Rights Through The Depository Trust Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     You May Be Bound by the Actions of Other Series 2003-C4 Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2003-C4 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2003-C4 certificates.

     Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You to Resell Your Offered Certificates. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates", "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates", and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 171 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,339,373,694 and an initial net mortgage pool balance of $1,336,881,696. However, the actual initial mortgage pool balance and initial net mortgage pool balance may each be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the respective classes of the series 2003-C4 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     o Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with 11 underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 111 mortgage loans, with an initial loan group no. 1 balance of $1,013,071,447, representing approximately 75.64% of the initial mortgage pool balance, and an initial net loan group no. 1 balance of $1,010,579,449, representing approximately 75.59% of the initial net mortgage pool balance. The initial net loan group no. 1 balance is the initial loan group no. 1 balance, exclusive of the portion of the cut-off date principal balance of the Mayfair Mall Mortgage Loan represented by the class MM certificates as of the date of initial issuance of the series 2003-C4 certificates.

     o Loan group no. 2, which will consist of all but 11 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types. Loan group no. 2 will consist of 60 mortgage loans, with an initial loan group no. 2 balance of $326,302,247, representing approximately 24.36% of the initial mortgage pool balance and 24.41% of the initial net mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of its due date in September 2003, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund (or, in the case of the Mayfair Mall Mortgage Loan, its cut-off date principal balance as reduced by the portion thereof represented by the class MM certificates as of the issue date) is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

     The Mayfair Mall Property secures the Mayfair Mall Mortgage Loan and the three Mayfair Mall Companion Loans. None of the Mayfair Mall Companion Loans is included in the trust fund. The Mayfair Mall Mortgage Loan has a cut-off date principal balance of $49,839,968, and the Mayfair Mall Companion Loans have an aggregate cut-off date principal balance of $149,519,905. In addition, in connection with distributions on the series 2003-C4 certificates, the Mayfair Mall Mortgage Loan will be treated as if it consists of two portions, which we refer to as the Mayfair Mall Senior Portion and the Mayfair Mall Junior Portion, respectively. The Mayfair Mall Senior Portion consists of $47,347,970 of the entire cut-off date principal balance of the Mayfair Mall Mortgage Loan and will be treated as if it bears an initial mortgage interest rate of 3.108% per annum. The Mayfair Mall Junior Portion consists of the remaining $2,491,998 of the cut-off date principal balance of the Mayfair Mall Mortgage Loan and will be treated as if it bears an initial mortgage interest rate of 3.108% per annum. The class MM certificates represent beneficial ownership of the Mayfair Mall Junior Portion, and the holders of the class MM certificates will be entitled to collections of principal and interest on the Mayfair Mall Mortgage Loan that are allocable to the Mayfair Mall Junior Portion. The holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P
certificates will be entitled to receive collections of principal and/or interest on the Mayfair Mall Mortgage Loan that are allocable to the Mayfair Mall Senior Portion. As and to the extent described under "--Significant Mortgage Loans--Mayfair Mall" below, the rights of the holders of the class MM certificates to receive payments to which they are entitled with respect to the Mayfair Mall Mortgage Loan will be subordinated to the rights of the holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M,
N, O and P certificates to receive payments to which they are entitled with respect to the Mayfair Mall Mortgage Loan, in certain default scenarios. References in this prospectus supplement to the "initial net mortgage pool balance" and the "initial net loan group no. 1. balance" are intended to be references to the initial mortgage pool balance and the initial loan group no.
1. balance, respectively, exclusive of the portion of the cut-off date principal balance of the Mayfair Mall Mortgage Loan that is allocable to the Mayfair Mall Junior Portion.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     o All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to those mortgage loans or any sub-group of those mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of the Mayfair Mall Mortgage Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the Mayfair Mall Senior Portion).

     o In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

          1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in September 2003, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in August 2003 up to and including its due date in September 2003.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial net mortgage pool balance, the initial loan group no. 1 balance, the initial net loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans (or, in the case of the initial net mortgage pool balance and the initial net loan group no. 1 balance, with respect to the Mayfair Mall Mortgage Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the Mayfair Mall Senior Portion).

     o The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans in the trust fund. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The A/B Loan Pairs" and "--Significant Mortgage Loans--Mayfair Mall" below, none of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     o In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     o If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     o Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

         The mortgage pool will include 17 mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                                NUMBER OF
                                                                              STATES WHERE       % OF INITIAL
                                                                             THE PROPERTIES      NET MORTGAGE
                         PROPERTY/PORTFOLIO NAMES                              ARE LOCATED       POOL BALANCE
 -------------------------------------------------------------------------   ----------------  ----------------
 1.  Mira Mesa Market Center West and Mira Mesa Market Center East                    1              4.70%
 2.  PCCP - Commerce Centre, PCCP - Paramount Distribution Center and
     PCCP - 301 Walnut                                                                1              4.08%
 3.  Red Lion Hotel Port Angeles, Red Lion Hotel Yakima Center, Red Lion
     Hotel Eureka, Red Lion Hotel Twin Falls and Red Lion Hotel Kennewick             3              1.69%
 4.  Ramey's Mobile Home Park and Bexley Mobile Home Park                             1              0.21%

     In the case of one group of cross collateralized underlying mortgage loans, representing 1.69% of the initial net mortgage pool balance and secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Red Lion Hotel Port Angeles, Red Lion Hotel Yakima Center, Red Lion Hotel Eureka, Red Lion Hotel Twin Falls and Red Lion Hotel Kennewick, respectively, the related borrower may obtain a release of its related loan from the subject cross-collateralization provisions such that the released loan will no longer be cross-collateralized and cross-defaulted with the remaining loans in that cross-collateralized group, if certain conditions are satisfied including a specified debt service coverage ratio with respect to the aggregate of the remaining loans in that crossed-collateralized group, a specified loan-to-value ratio with respect to the aggregate of the remaining loans in that crossed-collateralized group based on new MAI appraisals for the remaining properties, and a minimum threshold for cash flow available for debt service. Additionally, in the event of casualty or condemnation affecting 50% or more of the improvements located on a related mortgaged real property securing that cross-collateralized group, the lender may cause the borrower to prepay, without yield maintenance or prepayment consideration, an amount equal to the greater of the casualty or condemnation proceeds or the indebtedness outstanding under the related loan, whereupon the mortgaged real property subject to such casualty or condemnation will be released from the lien of the related mortgage and the cross-collateralization will be terminated with respect to such released property.

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                                NUMBER OF
                                                                              STATES WHERE       % OF INITIAL
                                                                             THE PROPERTIES      NET MORTGAGE
                         PROPERTY/PORTFOLIO NAMES                              ARE LOCATED       POOL BALANCE
 -------------------------------------------------------------------------   ----------------  ----------------
 1.  Mayfair Mall                                                                    1              3.54%
 2.  Brooks A Portfolio                                                              2              1.78%
 3.  Shurgard Rivergate - Franklin                                                   1              0.40%
 4.  El Valle del Sol & El Valle de la Luna                                          1              0.19%
 5.  Friendly Village/San Juan Gardens                                               1              0.15%

     In the case of the multi-property underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as El Valle del Sol & El Valle de la Luna, representing 0.19% of the initial net mortgage pool balance, the borrower may obtain a release of either of those mortgaged real properties if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining property, and defeasance of that loan by the payment of 110% of the stipulated loan amount for the property to be released. In addition, upon a sale of one mortgaged property and satisfaction of certain underwriting criteria, such loan may be split into two separate loans secured by separate individual mortgaged properties, without cross-collateralization.

     Similarly, in the case of the multi-property mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Friendly Village/San Juan Gardens, representing 0.15% of the initial net mortgage pool balance, the borrower may obtain a release of either of those mortgaged real properties, if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining property, and the defeasance of that loan in an amount at least equal to 110% of the stipulated loan amount for the property to be released. In addition, upon a sale of one of those mortgaged real properties and satisfaction of certain underwriting criteria, such loan may be split into two separate loans secured by separate individual mortgaged properties, without cross-collateralization.

     The table below shows each group of mortgaged real properties that--

     o    have the same or affiliated borrowers, and

     o secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial net mortgage pool balance.

                                                                                           % OF INITIAL
                                                                      NUMBER OF             NET MORTGAGE
                     PROPERTY/PORTFOLIO NAMES                      MORTGAGE LOANS           POOL BALANCE
          ----------------------------------------------------- ---------------------  -------------------------
          1.  Princeton Square Apartments                                  4                     3.99%
              Ryan's Pointe Apartments
              Trestles of Houston Apartments
              Trestles of Baytown Apartments
              Canyon Woods Apartments
              Ashley Park Apartments
              The Forest Apartments
              Carlton Apartments
          2.  Town & Country Apartments - Urbana                           2                     3.66%
              Harbor Pointe Apartments
          3.  Country View Mobile Home Park                                2                     1.49%
              El Valle del Sol & El Valle de la Luna
              Friendly Village/San Juan Gardens

PARTIAL RELEASES OF PROPERTY

     In the case of the Mayfair Mall Mortgage Loan, which represents 3.54% of the initial net mortgage pool balance, the borrower has the right to obtain a release of one or more vacant, non-income producing and unimproved (or improved only by surface parking areas) parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions including, delivery to the lender of evidence that would be satisfactory to a prudent lender acting reasonably that the parcel to be released has been legally subdivided from the remaining mortgaged real property, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, and the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building, land use or parking or other legal requirements applicable to the remaining mortgaged real property. In addition, the borrower must deliver (a) an opinion of counsel that would be acceptable to a prudent lender acting reasonably that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release and (b) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of the series 2003-C4 certificates.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Bristol Farms Apartments, which underlying mortgage loan represents 1.20% of the initial net mortgage pool balance, the borrower has the right to obtain a release of an unimproved portion of the related mortgaged real property consisting of approximately 8.35 acres, without payment of any consideration or prepayment of any principal (other than payment of a $2,500 processing fee), subject to satisfaction of stipulated conditions including evidence of compliance with municipal and county requirements, proper subdivision of the mortgaged property so that the released outparcels and the remaining mortgaged real property are separate tax parcels, the recordation of any easements across the released outparcels necessary to service the remaining mortgaged real property, and the imposition of restrictive covenants against the released parcel prohibiting the use of the released parcel for commercial multifamily rental purposes, and a debt service coverage requirement. In addition, the borrower must deliver (a) an opinion of counsel that would be acceptable to a prudent lender acting reasonably that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release and (b) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of the series 2003-C4 certificates.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Cardinal Shopping Center, which underlying mortgage loan represents 0.35% of the initial net mortgage pool balance, the borrower has a one-time right to obtain the release of specified undeveloped outparcel portions of the related mortgaged real property at any time after the second anniversary of the start-up date of the REMICs created under the pooling and servicing agreement, without a partial defeasance or payment of a release price, subject to satisfaction of certain stipulated conditions including evidence of compliance with municipal and county requirements, proper subdivision of the related mortgaged real property so that the released outparcels and the remaining related mortgaged real property are separate tax parcels, the recordation of any easements across the released outparcels necessary to service the remaining mortgaged property, and the imposition of restrictive covenants against the released outparcels, as the holder of the subject underlying mortgage loan may request, to ensure the development of the released parcels do not conflict with the related mortgaged real property or lease requirements relating thereto. Additionally, upon compliance with the foregoing conditions with respect to another parcel identified in the mortgage, such parcel may be released from the lien of the mortgage provided that such parcel is deeded to a governmental authority for use as a public road.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Burlington Center Mall, which underlying mortgage loan represents 1.04% of the initial net mortgage pool balance, the related borrower has the right to sell, and in connection therewith obtain a release from the related mortgage of, an approximately 26-acre parcel of currently undeveloped land upon satisfaction of certain conditions, including a rating agency confirmation that the partial release shall not result in a qualification, reduction, downgrade or withdrawal of any rating initially assigned to the series 2003-C4 certificates. The net sales proceeds after closing costs are to be paid to the holder of the mortgage loan and, if the sale occurs prior to the commencement of the open prepayment period in the last three months of the loan term, those proceeds will be held as additional collateral for the related mortgage loan until such commencement of such open prepayment period, after which the proceeds may be applied first to accrued and unpaid interest on the mortgage loan and then to principal. In addition, the related borrower for the subject mortgage loan has the right under certain circumstances, subject to satisfaction of certain conditions set forth in the related mortgage loan documents, to acquire one of the pads for one of the mall anchors not currently part of the mortgaged real property, in which event the acquired parcel would be added to the mortgaged real property as additional security for the mortgage loan.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Southwest Storage, representing 0.17% of the initial net mortgage pool balance, the borrower has a one-time right to obtain the release of a 0.2564-acre unimproved portion of the related mortgaged real property, without a partial defeasance or payment of a release price, subject to satisfaction of certain stipulated conditions including evidence of compliance with municipal and county requirements, proper subdivision of the related mortgaged real property so that the released parcel and the remaining mortgaged real property are separate tax parcels, the recordation of any easements across the released parcel necessary to service the remaining mortgaged real property, an appraised value threshold for the remaining mortgaged real property after release of the released parcel, and a stipulated debt coverage ratio threshold for the remaining mortgaged real property.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                                      % OF INITIAL
                                          NUMBER OF                  NET MORTGAGE
            DUE DATE                   MORTGAGE LOANS                POOL BALANCE
     ------------------------      -------------------------      ----------------------
              11th                           136                        75.79%
               1st                            35                        24.21%
                                   -------------------------      ----------------------
              TOTAL                          171                        100.00%

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates and the underlying mortgage loan discussed in the immediately following paragraph, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Rivermont Apartments, which underlying mortgage loan represents 0.71% of the initial net mortgage pool balance, the interest rate of the loan will be increased by 5% if the tenant-in-common ownership structure is not restructured into a single-purpose limited liability company by March 30, 2004.

     Each of the mortgage loans that we intend to include in the trust fund accrues interest on an Actual/360 Basis.

     Balloon Loans. One hundred forty-eight (148) of the mortgage loans that we intend to include in the trust fund, representing 85.91% of the initial net mortgage pool balance, of which 88 mortgage loans are in loan group no. 1, representing 81.36% of the initial net loan group no. 1 balance, and 60 mortgage loans are in loan group no. 2, representing 100.00% of the initial loan group no. 2 balance, respectively, are each characterized by--

     o an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or no amortization prior to the stated maturity of the subject mortgage loan, and

     o in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Eighteen (18) of the mortgage loans that we intend to include in the trust fund, representing 13.10% of the initial net mortgage pool balance, of which all 18 mortgage loans are in loan group no. 1, representing 17.33% of the initial net loan group no. 1 balance, and none are in loan group no. 2, representing 0.00% of the initial loan group no. 2 balance, respectively, are each characterized by the following features:

     o A maturity date that is generally 25 to 30 years following origination.

     o The designation of an anticipated repayment date that is generally 7 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of five (5) ARD Loans, representing 6.18% of the initial net mortgage pool balance, 8.18% of the initial net loan group no. 1 balance and 0.00% of the initial loan group no. 2 balance, respectively, two percentage points over the initial mortgage interest rate, and

          2. in the case of 13 ARD Loans, representing 6.92% of the initial net mortgage pool balance, 9.16% of the initial net loan group no. 1 balance and 0.00% of the initial loan group no. 2 balance, respectively, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

     o The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans. Five (5) of the mortgage loans that we intend to include in the trust, representing 0.99% of the initial net mortgage pool balance, of which all five (5) mortgage loans are in loan group no. 1, representing 1.31% of the initial net loan group no. 1 balance, and none are in loan group no. 2, representing 0.00% of the initial loan group no. 2 balance, respectively, are characterized by--

     o constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either--

     o    an anticipated repayment date, or

     o    the associated payment incentives.

     Additional Amortization Considerations. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.53% of the initial net mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 0.50% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.61% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period of between three to six months.

     Four (4) mortgage loans that we intend to include in the trust fund, representing 12.13% of the initial net mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 12.67% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 10.48% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period of 12 months.

     Four (4) of the mortgage loans that we intend to include in the trust fund, representing 4.74% of the initial net mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 3.15% of the initial net loan group no. 1 balance, and two (2) mortgage loans are loan group no. 2, representing 9.63% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period of between 13 to 24 months.

     One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.37% of the initial net mortgage pool balance, 0.49% of the initial net loan group no. 1 balance and 0.00% of the initial loan group no. 2 balance, respectively, provides for an initial interest only period of 36 months.

     Six (6) of the mortgage loans that we intend to include in the trust fund, representing 8.98% of the initial net mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 9.85% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 6.28% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period of between 59 and 60 months. In the case of four (4) of those six (6) mortgage loans, representing 4.79% of the initial net mortgage pool balance, the interest only period extends to maturity.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

     Prepayment Provisions. As of origination:

     o 160 of the mortgage loans that we intend to include in the trust fund, representing 94.61% of the initial net mortgage pool balance, of which 102 mortgage loans are in loan group no. 1, representing 93.27% of the initial net loan group no. 1 balance, and 58 mortgage loans are in loan group no. 2, representing 98.78% of the initial loan group no. 2 balance, respectively, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o four (4) of the mortgage loans that we intend to include in the trust fund, representing 2.95% of the initial net mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 3.61% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, comprising 0.93% of the initial loan group no. 2 balance, respectively, provided for--

          1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     o seven (7) of the mortgage loans that we intend to include in the trust fund, representing 2.43% of the initial net mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 3.12% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.29% of the initial loan group no. 2 balance, respectively, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration.

     The open prepayment period for any underlying mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal

Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     Prepayment Lock-Out Periods. One hundred sixty-seven (167) of the mortgage loans that we intend to include in the trust fund, representing 97.05% of the initial net mortgage pool balance, of which 108 mortgage loans are in loan group no. 1, comprising, 96.39% of the initial net loan group no. 1 balance, and 59 mortgage loans are in loan group no. 2, comprising, 99.07% of the initial loan group no. 2 balance, respectively, provide for prepayment lock-out/defeasance periods as of their respective due dates in September 2003. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     o the maximum remaining prepayment lock-out/defeasance period as of the related due date in September 2003 is 231 months with respect to the entire mortgage pool, 231 months with respect to loan group no. 1 and 116 months with respect to loan group no. 2;

     o the minimum remaining prepayment lock-out/defeasance period as of the related due date in September 2003 is 34 months with respect to the entire mortgage pool, 34 months with respect to loan group no. 1 and 36 months with respect to loan group no. 2; and

     o the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in September 2003 is 103 months with respect to the entire mortgage pool, 105 months with respect to loan group no. 1 and 99 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     Prepayment Consideration Periods. Eleven (11) of the mortgage loans that we intend to include in the trust fund, representing 5.39% of the initial net mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1, representing 6.73% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 1.22% of the initial loan group no. 2 balance, respectively, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury

Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     Mortgage Loans Which May Require Principal Paydowns. Eleven (11) mortgage loans that we intend to include in the trust fund, representing 12.79% of the initial net mortgage pool balance, of which ten (10) mortgage loans are in loan group no. 1, representing 16.66% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.81% of the initial loan group no. 2 balance, respectively, are secured by letters of credit or cash reserves that in each such case:

     o will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o if not so released, will or, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

The total amount of that additional collateral was $9,471,688 at the time of closing of each of those mortgage loans.

     Defeasance Loans. One hundred sixty (160) of the mortgage loans that we intend to include in the trust fund, representing 94.61% of the initial net mortgage pool balance, of which 102 mortgage loans are in loan group no. 1, representing 93.27% of the initial net loan group no. 1 balance, and 58 mortgage loans are in loan group no. 2, representing 98.78% of the initial loan group no. 2 balance, respectively, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     Lockboxes. Fifty-five (55) mortgage loans that we intend to include in the trust fund, representing 63.05% of the initial net mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     o SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     o MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

Fifty-four (54) of the 55 mortgage loans referred to above provide for lockbox accounts as follows:

                                                             % OF INITIAL
                                     NUMBER OF               NET MORTGAGE
      TYPE OF LOCKBOX             MORTGAGE LOANS             POOL BALANCE
------------------------------  -------------------     ------------------------
Springing                              28                        30.07%
Hard                                   24                        29.50%
Modified                                2                         1.69%
                                -------------------     ------------------------
TOTAL                                  54                        61.27%

     In addition, one (1) of the 55 above-referenced mortgage loans, which represents 1.78% of the initial net mortgage pool balance, is secured by five
(5) mortgaged real properties, of which four (4) have a springing lockbox and one (1) has a hard lockbox.

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Escrow and Reserve Accounts. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     o    taxes and insurance,

     o    capital improvements,

     o    furniture, fixtures and equipment, and/or

     o    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     Tax Escrows. In the case of 151 of the mortgage loans that we intend to include in the trust fund, representing 71.94% of the initial net mortgage pool balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     Insurance Escrows. In the case of 150 of the mortgage loans that we intend to include in the trust fund, representing 71.62% of the initial net mortgage pool balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.

     Under some of the other mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

     Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     o capital replacements, repairs and furniture, fixtures and equipment, or

     o    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

     Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for the listed properties is less than the cost estimate in the related inspection report because--

     o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     o various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     Due-on-Sale and Due-on-Encumbrance Provisions. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     o permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     o prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2003-C4 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     o issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o    a transfer of ownership interests for estate planning purposes;

     o changes in ownership between existing partners and members of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower;

     o a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

     o    other transfers similar in nature to the foregoing.

     Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1978, as amended;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     o    obtain earthquake insurance, or

     o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below regarding insurance for acts of terrorism, the master servicer must maintain that insurance coverage, to the extent--

     o    the trustee has an insurable interest,

     o the insurance coverage is available at commercially reasonable rates, and

     o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     Notwithstanding the foregoing, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided that the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the special servicer has determined in accordance with the Servicing Standard that either:

     o such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     o    such insurance is not available at any rate.

However, in the case of any underlying mortgage loan for which the mortgage loan documents contain express provisions requiring terrorism insurance, the master servicer shall use reasonable efforts consistent with the Servicing Standard to enforce such express provisions.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     o to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     o    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

     Each of the master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause, and

     o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     We are aware that in the case of at least six (6) mortgage loans that we intend to include in the trust fund, representing 3.90% of the initial net mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

     We are aware that in the case of eight (8) other mortgage loans that we intend to include in the trust fund, representing 1.91% of the initial net mortgage pool balance, each of the tenants of the related mortgaged real properties self-insure and are obligated to restore the related mortgaged real properties in the event of a casualty, including damage at the related mortgaged real properties resulting from acts of terrorism.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust fund was as of its due date in September 2003, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     o Sixteen (16) mortgaged real properties, securing 11.10% of the initial net mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     o Fourteen (14) mortgaged real properties, securing 6.87% of the initial net mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

     o Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     o A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     o A number of companies are Major Tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     Master Leases. In the case of the 540 Madison Avenue Mortgage Loan, which represents 3.37% of the initial net mortgage pool balance, all of the related mortgaged real property serving as collateral for the subject mortgage loan is leased under a master lease to an affiliate of the borrower. The leasehold estate secures a leasehold mortgage loan to such affiliate.

     Ground Leases. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 11.53% of the initial net mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest (and in one instance, the borrower's sub-ground leasehold interest) in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

     o the related ground lease or sub-ground lease, as applicable, after giving effect to all extension options, expires approximately 20 years or more after the stated maturity of the related mortgage loan,

     o the related ground lessor or sub-ground lessor, as applicable, has agreed, in the related ground lease or sub-ground lease, as applicable, or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee or sub-ground lessee, as applicable, and

     o in general, the ground lease or sub-ground lease, as applicable, or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     Additional Secured Financing. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The Mayfair Mall Mortgage Loan, which represents 3.54% of the initial net mortgage pool balance, is secured by the Mayfair Mall Property, on a pari passu basis, with the three Mayfair Mall Companion Loans, which are not included in the trust fund.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as American Village on the Lake Apartments, which underlying mortgage loan represents 0.74% of the initial net mortgage pool balance, the related borrower is permitted to incur secured subordinate debt upon the satisfaction of certain requirements including a specified combined minimum debt service coverage ratio and a specified combined maximum loan-to-value-ratio, execution of a subordination and standstill agreement in form acceptable to the holder of the subject underlying mortgage loan in its sole discretion, and that the loan documents evidencing the subordinate debt are approved by the holder of the subject mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Wanamaker Building - Office, which underlying mortgage loan represents 4.86% of the initial net mortgage pool balance, there is a $15,000,000 subordinate loan secured by that mortgaged real property. The note and mortgage for that subordinate loan is held by PIDC Local Development Corp. Additionally, a $1,000,000 unsecured note is also held by PIDC Local Development Corp. The subordinate loan is subject to an intercreditor agreement pursuant to which no enforcement of remedies by PIDC Local Development Corp. can occur without the consent of the lender under the subject underlying mortgage loan, which consent may be withheld by that lender in its sole discretion.

     Each A-Note Mortgage Loan is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, a B-Note Companion Loan, that is not included in the trust. The A-Note Mortgage Loans collectively represent 2.16% of the initial net mortgage pool balance. See "Description of the Underlying Mortgage Loans--The A/B Loan Pairs".

     Mezzanine Debt. In the case of nine (9) mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Arlington & Bradley Office Center, which underlying mortgage loan represents 1.56% of the initial net mortgage pool balance, a $6,000,000 mezzanine loan is secured by membership interests in the borrower's sole member (which entity is the owner of the related mortgaged real property and the grantor of the indemnity deed of trust granting the security interest in the related mortgaged real property securing this loan). The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, Aetna Life Insurance Company, entered into an intercreditor agreement which, among other things, (a) restricts the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender, (b) requires the mezzanine lender to obtain rating agency approval of the new owner of the membership interests unless such new owner is an institutional lender in the event of foreclosure on the pledge of the membership interests, and (c) requires the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender has the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Magic Valley Park, which underlying mortgage loan represents 0.22% of the initial net mortgage pool balance, a $200,000 mezzanine loan secured by 100% of the membership interests in the borrower is held by the seller of the related mortgaged real property to the borrower, which mezzanine loan matures prior to the maturity date of the subject underlying mortgage loan. Pursuant to a subordination and intercreditor agreement, the principal balance of the mezzanine loan may never exceed $200,000 and the holder of the 100% of the ownership interests in the mezzanine lender is prohibited from selling or pledging his interests in the mezzanine lender and the mezzanine lender is prohibited from transferring the mezzanine loan. In the event the mezzanine lender commences enforcement action and forecloses upon the collateral securing the mezzanine loan, the mezzanine lender must assume the obligations of the members of borrower (to whom the mezzanine loan was made) under the subject underlying mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Richland Village Shopping Center, which underlying mortgage loan represents 0.28% of the initial net mortgage pool balance, three individual limited partners in the borrower have incurred subordinate debt in the amount of

$600,000 per individual secured by a pledge of their rights to distributions in respect of their limited partnership interests in the borrower, subject to a subordination and standstill agreement between the mezzanine lender and the holder of the subject underlying mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 780 James P. Casey Road, which underlying mortgage loan represents 1.49% of the initial net mortgage pool balance, the non-managing members of the borrower under the subject underlying mortgage loan may incur indebtedness secured by a pledge of their membership interests in the borrower (but no managing member or general partner of the borrower may pledge their interests in the borrower), provided that, among other things, the related mortgaged real property satisfies certain debt service coverage and loan-to-value ratios, the mezzanine lender executes an intercreditor agreement acceptable to the holder of the subject underlying mortgage loan, the mezzanine debt is subject and subordinate in all respect to the subject underlying mortgage loan and not cross-collateralized or cross-defaulted with any other properties or loans, the holder of the subject underlying mortgage loan approves the terms and structure of the mezzanine debt, and the holder of the subject underlying mortgage loan receives rating agency confirmation that the implementation of the mezzanine debt will not result in a qualification, downgrade or withdrawal of the then-current ratings assigned by the rating agency to the securities issued in connection with a secondary market transaction involving the subject underlying mortgage loan, the mezzanine debt has a maturity date coterminous with the maturity of the subject underlying mortgage loan, the borrower purchases an interest rate cap or collar if the mezzanine debt is a floating rate loan, and, if requested by the holder of the subject underlying mortgage loan, the cash management agreement is converted to a hard lockbox mechanism with any excess cash flow paid directly to the lender of the mezzanine debt.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Expressway Mall, which underlying mortgage loan represents 0.93% of the initial net mortgage pool balance, the borrower has the right, in connection with a permitted sale of the mortgaged property, to provide the purchaser with purchase money financing secured by a pledge of the direct or indirect ownership interests in the purchaser, provided that a standstill, subordination and mutual recognition agreement wholly acceptable to the holder of the subject underlying mortgage loan is entered into, the holder of the subject underlying mortgage loan approves all the material terms of the seller financing, and specified loan-to-value and adjusted debt service coverage ratios are satisfied.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Torrey View Corporate Center, which underlying mortgage loan represents 0.82% of the initial net mortgage pool balance, in connection with a permitted sale of the mortgaged real property that is an arms-length transaction between unrelated parties upon market terms (provided the sum of the then outstanding balance of the subject underlying mortgage loan and proposed permitted mezzanine financing does not exceed a stipulated percentage of the purchase price of the related mortgaged real property), any member of the purchaser may obtain financing secured solely by a pledge of its membership interests in the purchaser, upon satisfaction of certain conditions including approval by the holder of the subject underlying mortgage loan of the mezzanine loan documents and execution of a subordination and intercreditor agreement by an institutional lender, a loan term maturing on or after the maturity date of the subject underlying mortgage loan, and rating agency confirmation that the permitted mezzanine financing will not result in a downgrade, withdrawal or qualification of any rating in effect prior to such financing with respect to any securities which are a part of a securitization including the subject mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Jefferson Pointe Shopping Center, which underlying mortgage loan represents 4.71% of the initial net mortgage pool balance, upon the lender's prior written consent, which is conditioned upon the satisfaction of specified minimum conditions, the following types of mezzanine/cash flow financing alternatives are permitted: (1) each member of the related borrower (other than the managing member) may pledge both (a) its right to receive net cash distributions payable by the borrowing entity pursuant to its operating agreement, and (b) its membership interests in the borrowing entity; and (2) each member or partner of the members of the related borrower may pledge both (a) its right to receive cash distributions from such entity pursuant to its operating agreement and (b) its membership interests in such entity. The specified minimum conditions upon which the lender's consent is conditioned include: no event of default shall have occurred and be continuing; satisfaction of a specified debt service coverage ratio; payment of all applicable fees and expenses; the holder of the subordinate debt shall be an institutional lender which executes an acceptable subordination agreement; execution of a lockbox agreement or modification of the existing cash management agreement, as appropriate; delivery of any required opinion letters; and receipt of rating agency confirmation of no downgrade.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Harbor Pointe Apartments, which underlying mortgage loan represents 1.78% of the initial net mortgage pool balance, a member of the borrower has obtained a mezzanine loan in the original principal amount of $4,500,000 secured by such member's membership interest in the borrower. An intercreditor agreement between the mezzanine lender and the mortgage lender imposes restrictions on the transfer of the mezzanine loan and the mezzanine lender's exercise of its rights and remedies with respect to its collateral, confirms the subordination of the mezzanine loan to the subject underlying mortgage loan and provides the mezzanine lender with the right, but not the obligation, to cure certain defaults of the related borrower, among other provisions.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 306 Belmont Street, which underlying mortgage loan represents 0.72% of the initial net mortgage pool balance, members of the related borrower may obtain financing secured by pledges of their respective ownership interests in the related borrowing entity, upon the lender's prior written consent which is conditioned upon the satisfaction of specified minimum conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Portway Plaza Office Building, representing 0.21% of the initial net mortgage pool balance, the borrower has the right, in connection with a permitted sale of that mortgaged real property, to provide the purchaser with purchase money financing secured by a pledge of partnership interests in the purchaser, provided that a standstill and subordination agreement wholly acceptable to the holder of the subject mortgage loan is entered into, the holder of the subject mortgage loan approves all the material terms of the seller financing, specified loan-to-value and adjusted debt service coverage ratios are satisfied, and the borrower is prohibited from assigning or pledging all or any portion of the subordinate debt so long as the mortgage loan is outstanding.

     Non-Special Purpose Entity Borrowers. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Sarasota Gateway, representing 1.20% of the initial net mortgage pool balance, the borrower is permitted to own certain undeveloped real property in the vicinity of the mortgaged property and, in addition, real property that is ground leased and improved by the ground lessee. Such property does not constitute security for the Sarasota Gateway underlying mortgage loan. The borrower may transfer such property, but no development of such property (other than by the tenants under the ground lease) is permitted while the borrower owns such property and the borrower may not incur debt in connection therewith.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Corona del Sol Plaza, which represents 0.46% of the initial net mortgage pool balance, only one of the three tenant-in-common co-borrowers is limited to owning the related mortgaged real property, limited in its business activities, and prohibited from incurring unsecured debt, but the related mortgage loan documents require the two non-special purpose entity co-borrowers to convey their interests in the related mortgaged real property to the special purpose entity co-borrower within twelve months of the closing of the related mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Country View Mobile Home Park, which represents 1.15% of the initial net mortgage pool balance, the borrower is two tenant in common entities, one of which is a special purpose entity and the second of which is a non-special purpose entity family trust. The family trust entity has the right to transfer all of its interests in the mortgaged real property to the special purpose entity borrower; and, if that transfer does not occur on or before July 31, 2004, then the subject underlying mortgage loan becomes full recourse to both tenants in common.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Rivermont Apartments, which represents 0.71% of the initial net mortgage pool balance, the borrower is several tenants in common, only one of which is a special purpose entity. The tenants in common have the right on or before March 30, 2004 to consolidate all of the ownership interests in the mortgaged real property into the sole single purpose tenant in common (or such other single purpose entity approved by the lender). If the ownership interests are not so consolidated on or before March 30, 2004, then the interest rate of the loan increases by five percentage points and the subject underlying mortgage loan becomes full recourse to all of the tenants in common except the single purpose entity tenant in common.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Park Square Center, which represents 0.37% of the initial net mortgage pool balance, although the borrower is limited to owning the related mortgaged real property and limited in its business activities, the borrower may obtain unsecured loans from its members provided certain conditions specified in the related mortgage loan documents are satisfied.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Lantana Shopping Center, which represents 0.82% of the initial net mortgage pool balance, although the borrower is limited to owning the related mortgaged real property and limited in its business activities, the borrower may obtain unsecured loans provided certain conditions specified in the related mortgage loan documents are satisfied.

     Title, Survey and Similar Issues. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE A/B LOAN PAIRS

     General. The A-Note Mortgage Loans, which collectively represent 2.16% of the initial net mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Princeton Square Apartments, Ryan's Pointe Apartments and Canyon Woods Apartments, respectively. In the case of each A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related B-Note Companion Loan. In each case, the aggregate debt consisting of the A-Note Mortgage Loan and the related B-Note Companion Loan, which two mortgage loans constitute an A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the A-Note Mortgage Loans in the trust fund. The related B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

     Each A-Note Mortgage Loan and B-Note Companion Loan comprising an A/B Loan Pair are cross-defaulted. The outstanding principal balance of each B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related A/B Loan Pair. Each B-Note Companion Loan has an interest rate of 15% per annum and has the same maturity date, amortization schedule and prepayment structure as the related A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the A-Note Mortgage Loan and does not take into account the related B-Note Companion Loan.

     The trust, as the holder of each A-Note Mortgage Loan, and the holder of the related B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as an A/B Intercreditor Agreement, with respect to each A/B Loan Pair. Servicing and administration of each A-Note Mortgage Loan (and, to the extent described below, each B-Note Companion Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a B-Note Companion Loan, on behalf of the holder of that loan). The servicer of each B-Note Companion Loan will collect payments with respect to that mortgage loan. The master servicer will provide certain information and reports related to each A/B Loan Pair to the holder of the related B-Note Companion Loan, but will not collect payments with respect to such B-Note Companion Loan until the occurrence of certain events of default with respect to such A/B Loan Pair described in the related A/B Intercreditor Agreement. The following describes certain provisions of the A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each A/B Intercreditor Agreement.

     Allocation of Payments Between an A-Note Mortgage Loan and the related B-Note Companion Loan. The right of the holder of each B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Mortgage Loan to receive such amounts. For each A/B Loan Pair, an "A/B Material Default" consists of the following events: (a) the acceleration of the A-Note Mortgage Loan or the related B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy proceeding. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred, that A/B Material Default is no longer continuing with respect to an A/B Loan Pair, the related borrower under the A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related A-Note Mortgage Loan and B-Note Companion Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of an A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject A-Note Mortgage Loan and then to the principal balance of the subject B-Note Companion Loan. If an A/B Material Default occurs and is continuing with respect to an A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject B-Note Companion Loan after and during such an A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject B-Note Companion Loan.

     If, after the expiration of the right of the holder of a B-Note Companion Loan to purchase the related A-Note Mortgage Loan (as described below), an A-Note Mortgage Loan or the related B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject A-Note Mortgage Loan or the subject B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject A-Note Mortgage Loan will remain the same. In that case, the holder of the subject B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject A-Note Mortgage Loan or the subject B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject B-Note Companion Loan).

     Servicing of the A/B Loan Pairs. Each A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each B-Note Companion Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related B-Note Companion Loan when servicing an A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a B-Note Companion Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related B-Note Companion Loan to purchase the corresponding A-Note Mortgage Loan) the holder of the related B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject A/B Loan Pair.

     So long as an A/B Material Default has not occurred with respect to an A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related B-Note Companion Loan. A separate servicer of each B-Note

Companion Loan will be responsible for collecting amounts payable in respect of such B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Mortgage Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default) collect and distribute payments for both of the subject A-Note Mortgage Loan and the related B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related A/B Intercreditor Agreement.

     Advances. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a B-Note Companion Loan. Neither the holder of a B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each A/B Loan Pair.

     Modifications. The ability of the master servicer and the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a B-Note Companion Loan, the related A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the B-Note Companion Loan to approve such modifications and other actions as set forth in the related A/B Intercreditor Agreement; provided that the consent of the holder of a B-Note Companion Loan will not be required in connection with any such modification or other action with respect to an A/B Loan Pair after the expiration of such holder's right to purchase the related A-Note Mortgage Loan. The holder of a B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Mortgage Loan.

     Purchase of an A-Note Mortgage Loan by the Holder of the Related B-Note Companion Loan. Upon the occurrence of any one of certain defaults that are set forth in each A/B Intercreditor Agreement, the holder of the subject B-Note Companion Loan will have the right to purchase the related A-Note Mortgage Loan at a purchase price determined under that A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject A/B Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such A-Note Mortgage Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the subject A/B Loan Pair together with advance interest thereon. The holder of the B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject A/B Loan Pair.

UNDERWRITING MATTERS

     General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     Environmental Assessments. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund during the 12-month period ending in September 2003, except in the case of two underlying mortgage loans originated by Column under its "small balance loan" program, for which an environmental assessment was prepared during the 25-month period ending in September, 2003. In the case of 143 mortgaged real properties, securing 95.95% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of 36 mortgaged real properties, securing 4.05% of the initial net mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the Phase I environmental site assessments materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     o when soil or groundwater contamination was suspected or identified, generally either--

          1. those conditions were remediated or abated prior to the closing date,

          2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

          3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and generally either--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower; or

          3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor policy); or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the environmental conditions.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o the establishment of an operation and maintenance plan to address the issue, or

     o in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally either:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    either of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 36 mortgaged real properties, securing 4.05% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 36 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 36 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits.

In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Underwriting Matters--Environmental Insurance" below.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is AIG or one of its member companies. AIG currently has a "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Lantana Shopping Center, representing 0.82% of the initial net mortgage pool balance, the environmental insurance policy associated with the property is a Pollution Legal Liability Select Policy issued by AIG. The policy is a borrower's portfolio policy with a deductible of $50,000 per loss/$250,000 aggregate, a 10-year policy term, and coverage of $10,000,000 per incident/$30,000,000 aggregate.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Shadle Center, representing 1.83% of the initial net mortgage pool balance, the secured creditor impaired property environmental insurance policy obtained by the lender was issued by AIG, has a $0 deductible, a 15-year policy term, and the premium has been prepaid in full. However, the secured creditor policy pays the lesser of clean-up costs or the outstanding principal balance of the loan, and the loss coverage on the policy is capped at $5,000,000, which is approximately 20% of the original principal balance of the loan.

     Property Condition Assessments. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected during the 29-month period ending in September 2003 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. One hundred seventy-seven
(177) of those mortgaged real properties, securing 99.05% of the initial net mortgage pool balance, were inspected during the 12-month period ending in September 2003.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. In the case of all 179 mortgaged real properties, securing 100.00% of the initial net mortgage pool balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in September 2003, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     o    buyer and seller are motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o    a reasonable time is allowed to show the property in the open market;

     o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     IN THE CASE OF UNDERLYING MORTGAGE LOANS THAT ARE ACQUISITION FINANCING, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the material noncompliance was found or property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     o whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     Small Balance Loans. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     o all third-party reports made on the related mortgaged real property are abbreviated; and

     o review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower Thirty-six (36) of the underlying mortgage loans, representing 4.05% of the initial net mortgage pool balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

--------------------------------------------------------------------------------
                               CIRCLE CENTRE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE: $79,550,681

FIRST PAYMENT DATE:             May 11, 2003

MORTGAGE INTEREST RATE:         5.020% per annum

AMORTIZATION TERM:              360 months

MATURITY DATE:                  April 11, 2013

MATURITY/ARD BALANCE:           $65,827,398

BORROWER:                       Circle Centre Mall LLC

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout/defeasance except
                                during last six months prior
                                to the maturity date.

LOAN PER SF (1):                $101

ONGOING RESERVES:               Tax and Insurance Reserve (2)
                                Replacement Reserve       (3)
                                TI/LC Cash Sweep Inc.     (4)

LOCKBOX:                        Hard










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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:     Single Asset

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Indianapolis, Indiana

YEAR BUILT:                  1995

LEASABLE SQUARE FOOTAGE:     790,505

OCCUPANCY AT U/W (5):        97%

OWNERSHIP INTEREST:          Leasehold


                        % OF           OPERATING COVENANTS/
 MAJOR TENANTS:          NRSF    NRSF    LEASE EXPIRATION
 --------------          ----    ----    ----------------
 Nordstrom              26.1%  206,000       2/28/2026
 Parisian               18.2%  144,000       9/30/2010
 United Artists Theatre  5.6%   44,398      12/31/2015

 PROPERTY MANAGEMENT:         M.S. Management Associates,
                              Inc.

 U/W NCF:                     $11,603,583

 U/W DSCR:                    2.25x

 MOST RECENT APPRAISED VALUE: $139,000,000

 APPRAISAL DATE:              March 3, 2003

 CUT-OFF DATE LTV RATIO (1):  57.2%

 MATURITY/ARD LTV RATIO:      47.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Based on the cut-off date principal balance of the Circle Centre Mall Mortgage Loan.

(2) In the case of a cash management triggering event, the borrower is required to make monthly deposits of 1/12th of the annual real estate taxes as estimated by the lender and 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage.

(3) In the case of a cash management triggering event, the borrower is required to make monthly deposits in the amount of $13,265 into a replacement reserve fund.

(4) In the case of a cash management triggering event, the borrower is required to make monthly deposits in the amount of $46,750 into a TI/LC reserve fund.

(5)      Occupancy at U/W is based on the February 18, 2003 rent roll.

         The Borrower. The borrower under the Circle Centre Mall Mortgage Loan is Circle Centre Mall LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. Circle Centre Development Company is the sole member of the borrower. The sponsor, Simon Property Group, L.P., owns and manages over 195 million square feet of retail shopping center real estate assets throughout the United States.

         The Property. The Circle Centre Mall Property is a retail shopping center located at 49 West Maryland Street, Indianapolis, Indiana. The retail center contains 790,505 net rentable square feet of retail shopping space.

         Property Management. The Circle Centre Mall Property is managed by M.S. Management Associates, Inc., an affiliate of the borrower. The property management agreement generally provides for a management fee of 4.75% of gross collections, which is subordinated to the Circle Centre Mall Mortgage Loan. The management of the property will be performed by either: (a) M.S. Management Associates, Inc. or (b) a manager possessing experience in managing properties similar in size and scope to the Circle Centre Mall; provided the borrower has obtained confirmation from the applicable rating agencies that management of the Circle Centre Mall Property by such manager will not cause a downgrade of the series 2003-C4 certificates. Such management by an affiliated entity or a professional property management company will be pursuant to a written agreement approved by the lender. None of the economic terms of the property management agreement may be modified, nor may any other term of the agreement be modified (if such modification would cause a default under the related loan documents or cause the management agreement to contain terms that are not commercially reasonable), without the consent of the lender. In no event may any property manager be removed or replaced or the terms of any property management agreement modified or amended without the prior written consent of the lender. In the event that (x) a default occurs under the loan document or a material default occurs under any management contract then in effect, or (y) the property manager becomes insolvent or declares bankruptcy, the lender may terminate, or direct the borrower to terminate, such management agreement at any time and, in any such event of termination of the management contract, to retain, or to direct the borrower to retain, a new property manager pursuant to a property management agreement approved by the lender. Any such successor property manager must be a reputable management company and must be acceptable to the lender. M.S. Management Associates, Inc., a borrower related entity, is responsible for managing and leasing the Circle Centre Mall Property.

         Cash Management/Lockbox. Income is deposited directly into a rent account controlled by the lender. All funds deposited into the rent account will be swept to the borrower on a daily basis unless a triggering event occurs. Upon the commencement of a triggering event and until the occurrence of a triggering termination event (as hereinafter defined), funds on deposit in the rent account will be swept into an account of the lender. Such amounts will be applied as follows: (a) to payments due in connection with the tax and insurance reserve;
(b) to monthly debt service payments due; (c) to payments due in connection with the replacement reserve; (d) to payments due in connection with the rollover reserve; (e) to any other payments owed to the lender; (f) to any payments due to the property manager; and (g) any excess payments are provided to the borrower. For purposes of the foregoing: (A) a "triggering event" means the occurrence of an event of default under the loan documents or that the debt service coverage ratio for the property is less than 1.35x for two consecutive quarters; and (B) a "triggering termination event" means (1) in the case of a triggering event due to the occurrence of an event of default, that (a) such event of default is not an event of default which is based upon the failure of the borrower to pay the monthly debt service payment due to the lender, (b) the borrower promptly cures such event of default, (c) no other event of default has occurred either previously or simultaneously therewith and is then continuing and (d) the borrower has established to the satisfaction of the lender that such event of default is unlikely to occur again, and (2) in the case where a triggering event has been caused by the debt service coverage ratio for the Circle Centre Mall Property being less than 1.35x for two consecutive quarters, the debt service coverage ratio will have increased to an amount equal to not less than 1.35x for two consecutive quarters.

--------------------------------------------------------------------------------
                           WANAMAKER BUILDING - OFFICE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE: $65,000,000

FIRST PAYMENT DATE:             July 11, 2003

MORTGAGE INTEREST RATE:         5.380% per annum

AMORTIZATION TERM (2):          360 months

MATURITY DATE:                  June 11, 2013

MATURITY/ARD BALANCE:           $55,468,911

BORROWER:                       Wanamaker Office Lease, LP

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout/defeasance until the
                                date that is four months prior
                                to the maturity date.

LOAN PER SF (1):                $67

UP-FRONT RESERVES:              Engineering Reserve       (3)
                                Environmental Reserve     (4)

ONGOING RESERVES:               Tax and Insurance Reserve (5)
                                Replacement Reserve       (6)
                                TI/LC Reserve             (7)
                                Subordinate Lender Reserve(8)

LOCKBOX:                        Hard





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:     Single Asset

PROPERTY TYPE:               Office

PROPERTY SUB-TYPE:           CBD

LOCATION:                    Philadelphia, Pennsylvania

YEAR BUILT/RENOVATED:        1904/2001

LEASABLE SQUARE FOOTAGE:     973,610

OCCUPANCY AT U/W (9):        96%

OWNERSHIP INTEREST:          Fee/Leasehold

                        % OF                    LEASE
MAJOR TENANTS:          NRSF       NRSF      EXPIRATION
--------------          ----       ----      ----------
American Business
  Financial Services    24.1%     234,807     6/30/2014
GSA - Army Corps of
  Engineers             11.7%     113,446    11/30/2012
GSA - Dept. of HUD      10.9%     105,945    11/30/2004

PROPERTY MANAGEMENT:         IPC/Amerimar Wanamaker
                             Management Co., LLC

U/W NCF:                     $7,884,664

U/W DSCR:                    1.80x

MOST RECENT APPRAISED VALUE: $112,000,000

APPRAISAL DATE:              July 1, 2003

CUT-OFF DATE LTV RATIO (1):  58.0%

MATURITY/ARD LTV RATIO:      49.5%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Based on the cut-off date principal balance of the Wanamaker Building - Office Mortgage Loan.

(2) The loan is interest only for the first year of its term, to and including June 11, 2004.

(3) The borrower was required, at closing, to make a deposit in the amount of $60,875 into the replacement reserve fund for costs and expenses related to work required under the engineering report.

(4) The borrower was required, at closing, to make a deposit in the amount of $875 into the environmental reserve fund to fund certain work protocols required by the Phase I environmental report delivered to the lender in connection with the making of the loan.

(5) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into the tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6) The borrower will make monthly deposits in the amount of $15,415 into the replacement reserve fund, which will be capped at $1,000,000.

(7) The borrower will make monthly deposits in the amount of $20,284 into the TI/LC reserve fund.

(8) The borrower will make monthly deposits in the amount of $118,965 into the subordinate lender reserve fund.

(9)      Occupancy at U/W is based on the April 1, 2003 rent roll.

         The Borrower. The borrower under the Wanamaker Building - Office Mortgage Loan is Wanamaker Office Lease, LP. It is a single purpose limited partnership organized under the laws of the State of Delaware with one general partner and one limited partner. The general partner, Wanamaker Office Lease GP, Inc., a Delaware corporation, is a single purpose corporation, which has two independent directors on its board of directors. The limited partner of the borrower is Wanamaker Office Lease, LLC, a Delaware limited liability company.

         The sponsor of the borrower is IPC (US), Inc., a Delaware corporation, has developed and owns over 60 million square feet of commercial real estate buildings throughout the United States. The sponsor is liable under an indemnity and guaranty agreement for losses and damages arising from certain "bad acts" and for the amount of the loan if certain other springing recourse events occur.

         The Property. The Wanamaker Building - Office Property consists of a leasehold interest in real property located in Philadelphia, Pennsylvania that is improved by a 12-story building comprised of 973,610 rentable square feet of office space. The fee interest in the building is divided into four air rights estates, three of which are master leased to the borrower under the Wanamaker Building - Office Mortgage Loan. The mortgage securing the Wanamaker Building - Office Mortgage Loan encumbers the leasehold interests of the borrower under the master lease. The fee owner of the Wanamaker Building - Office Property, Philadelphia Center Realty Associates, L.P., which is an indirect owner of the borrower, has executed the mortgage for the Wanamaker Building - Office Mortgage Loan in order to subordinate its fee interest in the three air rights estates affected by the master lease to the lien of the mortgage.

         Property Management. The Wanamaker Building - Office Property is subject to a management agreement between the borrower and IPC/Amerimar Wanamaker Management Co., LLC, an affiliate of the borrower. The management agreement provides for a management fee of equal to 3% per annum of gross operating revenues received by Philadelphia Center Realty Associates, L.P. during the fiscal year during the term of the Wanamaker Building - Office Property. Pursuant to a management subordination agreement, the management fee is subordinate to the Wanamaker Building - Office Mortgage Loan and the lender has the right to require a termination of the management agreement if (a) on any payment date under the Wanamaker Building - Office Mortgage Loan, the funds deposited in the cash management account are not sufficient to deposit the full amounts required under

         Cash Management. Cash management for the Wanamaker Building - Office Mortgage Loan consists of a hard lockbox arrangement in which all tenants have been directed to mail all rent payments, and the related borrower and property manager are required to deposit all rents, into a lockbox account controlled by the lender. All funds in the lockbox account are swept on each Friday and on the tenth day of each month into a cash management account maintained by the master servicer from which monthly reserves for taxes and insurance, replacement reserves, rollover reserves and operating expenses are funded.

         Subordinate Debt. There is a $15,000,000 subordinate loan on the Wanamaker Building - Office Property, evidenced by a note and secured by a mortgage held by PIDC Local Development Corp., the proceeds of which are used to pay the tenant improvements and leasing commissions for the American Business Financial Services lease. The terms of the subordinate loan require payment of interest at a rate of 4.75% per annum and full amortization of the principal over the 15-year term. Additionally, a $1,000,000 unsecured note is held by PIDC Local Development Corp., which ten-year loan is forgiven in the amount of $100,000 per year based on the creation by ABFS of 700 jobs. The subordinate loan is subject to an intercreditor agreement between the lender under the Wanamaker Building - Office Mortgage Loan and PIDC Local Development Corp., pursuant to which no enforcement of remedies by PIDC Local Development Corp. can occur without the consent of the lender under the Wanamaker Building - Office Mortgage Loan, which consent may be withheld by the lender in its sole discretion.

--------------------------------------------------------------------------------
                        JEFFERSON POINTE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:  $63,000,000

FIRST PAYMENT DATE:               September 1, 2003

MORTGAGE INTEREST RATE:           5.250% per annum

AMORTIZATION TERM (1):            360 months

MATURITY DATE:                    August 1, 2013

MATURITY/ARD BALANCE:             $53,566,121

BORROWER:                         Jefferson Pointe Development
                                  of Fort Wayne, L.L.C.

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout/defeasance until the
                                  date that is four months prior
                                  to the maturity date.

LOAN PER SF (2):                  $154

UP-FRONT RESERVES:                Tenant Estoppel Reserve   (3)
                                  Holdback Reserve          (4)
                                  Engineering Reserve       (5)

ONGOING RESERVES:                 Tax and Insurance Reserve (6)
                                  Replacement Reserve       (7)
                                  TI/LC Reserve             (8)

LOCKBOX:                          Springing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:     Single Asset

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Fort Wayne, Indiana

YEAR BUILT/RENOVATED:        2001/N/A

LEASABLE SQUARE FOOTAGE:     409,680

OCCUPANCY AT U/W (9):        84%

OWNERSHIP INTEREST:          Fee


                        % OF              OPERATING COVENANTS/
MAJOR TENANTS:          NRSF       NRSF     LEASE EXPIRATION
--------------          ----       ----     ----------------
Rave Motion Pictures    19.3%     79,080       11/30/2021
Bed, Bath, & Beyond      7.4%     30,439        1/31/2012
Barnes & Noble           6.1%     25,000        8/31/2011

PROPERTY MANAGEMENT:         Colliers Turley Martin Tucker

U/W NCF:                     $6,167,554


U/W DSCR:                    1.48x

MOST RECENT APPRAISED
VALUE (10):                  $81,000,000

APPRAISAL DATE:              May 12, 2003

CUT-OFF DATE LTV RATIO (2):  77.8%

MATURITY LTV RATIO:          66.1%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The Jefferson Pointe Shopping Center Mortgage Loan is interest only for the first year of its term, up to and including August 1, 2004.

(2) Based on the cut-off date principal balance of the Jefferson Pointe Shopping Center Mortgage Loan.

(3) The borrower was required, at closing, to make a deposit of $276,043.33 into a reserve fund to be released upon the lender's receipt of specified tenant estoppel certificates.

(4) The borrower was required, at closing, to make a deposit of $3,000,000 into a holdback reserve fund. All or specified portions of those funds are to be released to the borrower upon achievement of specified adjusted effective gross income levels within 18 months of the closing of the Jefferson Pointe Shopping Center Mortgage Loan. At the end of that 18-month period, all remaining funds will be used to partially prepay the outstanding principal balance of the promissory note, the borrower will be required to pay the applicable yield maintenance amount from sources other than the reserve fund and the monthly payment of principal and interest will be recast over the remainder of the original 30-year amortization term based on the reduced principal balance of the promissory note.

(5) The borrower was required, at closing, to make a deposit in the amount of $57,300 into the engineering reserve fund for costs and expenses related to work required under the engineering report.

(6) The borrower will make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months. However, the borrower will not be required to make any payments into the (a) insurance reserve fund for so long as (i) no event of default has occurred and is continuing, and (ii) the borrower maintains blanket policies and provides the lender with evidence of all required coverages, or (b) tax insurance reserve fund for so long as (i) no event of default has occurred and is continuing, and (ii) the borrower furnishes paid tax receipts to the lender in a timely manner.

(7) Commencing four years after the loan closing date, the borrower will make monthly deposits in the amount of $4,148 into the replacement reserve fund until the reserve balance equals or exceeds $300,000.

(8) Commencing four years after the loan closing date, the borrower will make monthly deposits in the amount of $20,548 into the leasing reserve fund until the leasing reserve fund equals $750,000.

(9)      Occupancy at U/W is based on the June 30, 2003 rent roll.

(10)     Includes the $3,000,000 reserve fund described in footnote (4) above.

     The Borrower. Jefferson Pointe Development of Fort Wayne, L.L.C., the borrower under the Jefferson Pointe Shopping Center Mortgage Loan, is a multi-member single purpose limited liability company organized under the laws of Delaware. The managing member of the borrowing entity is Jefferson Pointe Development SPE, Inc., a single purpose Missouri corporation, which has an independent director. The sponsors are Dan H. Lowe, Michael N. Helmuth, Scott P. Rehorn and Michael I. Ebert and Susan M. Ebert, Trustees of the Michael L. Ebert and Susan M. Ebert Trust u/t/d April 30, 1998. Messrs. Lowe, Helmuth, Rehorn and Ebert established RED Development in 1995 to develop and own retail properties. RED Development maintains joint operations in Kansas City, Missouri and Scottsdale, Arizona. RED Development targets communities with higher than average disposable incomes. Since 1995, RED Development has developed five retail properties totaling 2,190,525 square feet.

     The Property. The Jefferson Pointe Shopping Center Property is a portion of a 543,349 square foot center situated on 58.89 acres in Fort Wayne, Indiana. The center was built in 2002 and contains 409,608 net rentable square feet. The Jefferson Pointe Shopping Center is anchored by a Rave mega-plex theatre. VonMaur Department Store owns its respective store and underlying land and is therefore not included as part of the collateral. The center is located at the intersection of Illinois Road and West Jefferson Boulevard in Fort Wayne, Indiana.

     Property Management. The Jefferson Pointe Shopping Center is subject to a management agreement between the borrower and Colliers Turley Martin Tucker. This firm is not related to the borrower or principals of the transaction. The management agreement generally provides for a management fee of 2.0% of gross receipts (with a minimum monthly management fee of $3,000), which is subordinate to the Jefferson Pointe Shopping Center Mortgage Loan. The lender under the Jefferson Pointe Shopping Center Mortgage Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Jefferson Pointe Shopping Center Mortgage Loan.

     Cash Management. The borrower under the Jefferson Pointe Shopping Center Mortgage Loan must cause all income from the Jefferson Pointe Shopping Center Property to be deposited into a rent account. Until an event of default occurs and is continuing, the borrower has access to those funds, but after the occurrence of an event of default, the borrower shall have no further rights with respect to such funds.

     Mezzanine/Cash Flow Financing. Upon the lender's prior written consent, which is conditioned upon the satisfaction of specified minimum conditions, the following types of mezzanine/cash flow financing alternatives are permitted under the Jefferson Pointe Shopping Center Mortgage Loan: (1) each member of the borrower (other than the managing member which is a special purpose entity) may pledge both (a) its right to receive net cash distributions payable by the borrowing entity pursuant to its operating agreement, and (b) its membership interests in the borrowing entity, and (2) each member or partner of the members of the borrower may pledge both (a) its right to receive cash distributions from such entity pursuant to its operating agreement and (b) its membership interests in such entity. The specified minimum conditions upon which lender's consent is conditioned include the non-existence of an event of default under the Jefferson Pointe Shopping Center Mortgage Loan, satisfaction of a specified debt service coverage ratio, payment of all applicable fees and expenses, the holder of the subordinate debt being an institutional lender and executing an acceptable subordination agreement, execution of a lockbox agreement, and receipt of rating agency confirmation of no downgrade.

--------------------------------------------------------------------------------
                             MIRA MESA MARKET CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:  $62,822,278

                                 Mira Mesa Market Center East:
                                                $28,419,602

                                 Mira Mesa Market Center West:
                                                $34,402,676

FIRST PAYMENT DATE:              July 11, 2003

MORTGAGE INTEREST RATE:          5.760% per annum

AMORTIZATION TERM:               360 months

MATURITY DATE:                   June 11, 2013

MATURITY/ARD BALANCE:            $53,058,500

BORROWERS:                       Mira Mesa Marketplace East,
                                 LLC and Mira Mesa Marketplace
                                 West, LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout/defeasance except
                                 during the last two months
                                 prior to the maturity date.

LOAN PER SF (1):                 $135

UP-FRONT RESERVE:                Letter of Credit/Earnout
                                 Reserve                   (2)

ONGOING RESERVES:                Tax and Insurance Reserve (3)

LOCKBOX:                         Springing






--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:     Portfolio

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    San Diego, California

YEAR BUILT/RENOVATED:        2000/N/A

LEASABLE SQUARE FOOTAGE:     463,885

OCCUPANCY AT U/W (4):        East: 97%; West: 100%

OWNERSHIP INTEREST:          Fee


                 % OF             OPERATING COVENANTS/
MAJOR TENANTS:  NRSF (5)     NRSF   LEASE EXPIRATION
--------------  ----         ----   ----------------

Mira Mesa Market Center East:
-----------------------------
Edwards Theatres
  Circuit          37.7%    94,041      6/30/2020
Ross Stores        12.1%    30,187      1/31/2011
Barnes & Noble     10.7%    26,566      7/31/2015

Mira Mesa Market Center West:
-----------------------------
Home Depot         49.3%   105,764      1/31/2021
Albertson's        25.8%    55,489      9/30/2020
Long's Drug Stores
  of California     9.8%    21,018      2/28/2021

PROPERTY MANAGEMENT:         DSB Properties, Inc.

U/W NCF:                     $6,373,631

U/W DSCR:                    1.44x

MOST RECENT APPRAISED VALUE: $88,000,000

APPRAISAL DATE:              April 25, 2003

CUT-OFF DATE LTV RATIO (1):  71.4%

MATURITY/ARD LTV RATIO:      60.3%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Based on the respective cut-off date principal balances of the Mira Mesa Market Center East Mortgage Loan and the Mira Mesa Market Center West Mortgage Loan.

(2) The borrower was required, at closing, to establish with the lender a reserve in the amount of $1,000,000 relating to a portion of that certain pad site consisting of 7,725 square feet that is undeveloped. In lieu of the cash deposit into the earnout reserve, the borrower will be entitled to provide the lender with a freely assignable unconditional and irrevocable letter of credit in the amount of $1,000,000.

(3) None; the borrower was required, at closing, to post two letters of credit totaling $300,000 to fund the equivalent of six months of taxes and insurance.

(4)      Occupancy at U/W is based on the April 1, 2003 rent roll.

(5)      Based on the NRSF of each property.

         The Borrowers. Mira Mesa Marketplace East, LLC, the borrower under the Mira Mesa Market Center East Mortgage Loan, is a limited liability company organized under the laws of Delaware, and has as its managing member Mira Mesa East, Inc., a California corporation. Mira Mesa East, Inc. owns a 1.0% interest in the borrower, is wholly-owned by a family trust controlled by Meyer Nugit, as trustee, and has one independent director. The other owners of the borrower are three family trusts controlled by Meyer Nugit, as trustee.

         Mira Mesa Marketplace West, LLC, the borrower under the Mira Mesa Market Center West Mortgage Loan, is a limited liability company organized under the laws of Delaware, and has as its managing member Mira Mesa West, Inc., a California corporation. Mira Mesa West, Inc. owns a 1.0% interest in the borrower, is wholly-owned by a family trust controlled by Meyer Nugit, as trustee, and has one independent director. The other owners of the borrower are three family trusts controlled by Meyer Nugit, as trustee.

         The sponsor of both borrowers is Meyer Nugit. David S. Blatt (the owner of the property manager), individually or through his related family-owned entities or trusts, may purchase up to 50.0% of the membership interests in either borrower upon the satisfaction of the following conditions precedent: (a) the subject borrower pays the lender a non-refundable processing fee and reimburses the lender's reasonable and customary out of pocket costs and expenses; (b) the subject borrower provides the lender with all reasonable information concerning David S. Blatt or his related family-owned entities or trusts as lender would require in evaluating an initial extension of credit to a borrower and receives approval for same; and (c) to the extent that David S. Blatt or his related family-owned entities or trusts owns 25% or more of the membership interests in the subject borrower, David S. Blatt will become a guarantor/indemnitor.

         The Properties. The Mira Mesa Market Center East Property consists of a portion of a retail center situated in San Diego, California. The retail center was originally built in 2000 and contains 249,207 net rentable square feet. The Mira Mesa Market Center East Property is anchored by Edwards Theatres Circuit, Ross Stores, Barnes & Noble and Old Navy.

         The Mira Mesa Market Center West Property consists of a portion of a retail center situated in San Diego, California. The retail center was originally built in 2000 and contains 214,678 net rentable square feet. The Mira Mesa Market Center West Property is anchored by Home Depot, Albertson's and Long's Drug Stores of California.

         The Mira Mesa Market Center East Property and the Mira Mesa Market Center West Property occupy, collectively, 39.84 acres in San Diego, California.

         Property Management. The Mira Mesa Market Center East Property and the Mira Mesa Market Center West Property are subject to separate management agreements between the appropriate borrower and DSB Properties, Inc., a non-affiliate of the borrower. The management agreements generally provide for a management fee of 4.0% of annual rental income, which is subordinate to the Mira Mesa Market Center East Mortgage Loan and Mira Mesa Market Center West Mortgage Loan, as appropriate. The lender under either loan has the right to require a termination of the management agreement if (a) an event of default under the appropriate loan occurs and is continuing, (b) a material default occurs under the management agreement beyond any applicable grace or cure period, (c) the property manager becomes bankrupt or insolvent or (d) the majority ownership or effective control over the property manager should change. Any substitute manager must, in the reasonable judgment of the lender, be a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the subject property, and the borrowers shall have obtained an appropriate "no downgrade" assurance from the applicable rating agencies.

         Cross-Default and Cross-Collateralization. The Mira Mesa Market Center East Mortgage Loan and Mira Mesa Market Center West Mortgage Loan are cross-defaulted and cross-collateralized pursuant to a separate cross-collateralization and cross-default agreement.

         Cash Management. The related borrower/property manager under each of the Mira Mesa Market Center East Mortgage Loan and the Mira Mesa Market Center West Mortgage Loan will collect income from the property and deposit same into a rent account to which the borrower has access. At the end of each six-month calendar period, the borrowers must provide evidence that the minimum debt service coverage ratio is 1.15x prior to the earlier to occur of 24 months from closing or the release of the letter of credit held as security for the completion and leasing of the pad site on the Mira Mesa Market Center East Property, and 1.10x thereafter. The calculation of the debt service coverage ratio will be based on the cumulative net operating income for the Mira Mesa Market Center East Property and the Mira Mesa Market Center West Property and the cumulative debt service due with respect to both the Mira Mesa Market Center East Mortgage Loan and the Mira Mesa Market Center West Mortgage Loan. In addition, prior to the release of the letter of credit related to the pad site, the borrowers will be given credit for gross revenues in the amount of $97,200 plus the pro rata share of pass-through or reimbursements attributable to the pad site. If either (i) the borrowers fail to maintain the applicable minimum debt service coverage ratio and subsequently fail to make the appropriate deposit to the cash flow reserve fund within five business days of receipt of notice from the lender and continuing until the borrowers provide evidence of a debt service coverage ratio of 1.25x or (ii) the borrowers commit an event of default and continuing until the payment in full of the indebtedness, the borrowers must cause the tenants at the Mira Mesa Market Center East Property and the Mira Mesa Market Center West Property to deposit their rental payments directly into the appropriate rent account and the borrowers will not have access to funds in the rent account. The lender shall receive funds from the account sufficient to cover all required payments under both the Mira Mesa Market Center East Mortgage Loan and the Mira Mesa Market Center West Mortgage Loan, and until an event of default under the loan occurs, the borrowers are entitled to receive the balance of the funds in the account.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                       PCCP SOUTHERN CALIFORNIA INDUSTRIAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:    $54,500,000

FIRST PAYMENT DATE:                September 11, 2003

MORTGAGE INTEREST RATE:            4.990% per annum

AMORTIZATION TERM:                 Interest only

MATURITY DATE:                     August 11, 2008

MATURITY/ARD BALANCE:              $54,500,000

BORROWER:                          OMP Compton, LLC, OMP
                                   Paramount, LLC, OMP Commerce
                                   Centre BP, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance except
                                   during the last three months
                                   prior to the maturity date.

LOAN PER SF (1):                   $40

UP-FRONT RESERVES:                 Engineering Escrow        (2)
                                   TI/LC Reserve             (3)

                                   Howard Organization Lease
                                     Reserve                 (4)
                                   Renovation Reserve        (5)

ONGOING RESERVES:                  Tax and Insurance Reserve (6)
                                   Replacement Reserve       (7)
                                   Rollover Reserve          (8)

LOCKBOX:                           Hard



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:     Portfolio

PROPERTY TYPE:               Industrial

LOCATION:                    (9)

YEAR BUILT/RENOVATED:        (9)

LEASABLE SQUARE FOOTAGE:     1,364,884

OCCUPANCY AT U/W (10):       100% (9)

OWNERSHIP INTEREST:          Fee

                      % OF           OPERATING COVENANTS/
MAJOR TENANTS:        NRSF(11) NRSF   LEASE EXPIRATION
--------------        ----     ----   ----------------

Paramount Distribution Center:
-----------------------------
A.M. Castle & Co.    100.0%   263,568   6/30/2013 (12)

Commerce Centre:
----------------
Service Craft         74.7%   661,400      2/28/2013
Senor Felix           15.8%   140,000      4/30/2011
Legacy Farms, LLC      9.5%    84,600      9/30/2007

301 Walnut:
-----------
South Bay Public
  Warehouse           79.8%   171,776      1/31/2008
Howard Organization   20.2%    43,540      6/30/2005

PROPERTY MANAGEMENT:         Overton, Moore Properties

U/W NCF:                     $5,831,118

U/W DSCR:                    2.11x

MOST RECENT APPRAISED VALUE (13):  $80,600,000

APPRAISAL DATE:                    June 12, 2003 (Paramount,
                                   Walnut)
                                   June 16, 2003 (Commerce)

CUT-OFF DATE LTV RATIO (1):        67.6%

MATURITY/ARD LTV RATIO:            67.6%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Based on the cut-off date principal balance of the PCCP Southern California Industrial Mortgage Loans.

(2) The borrower was required, at closing, to establish with the lender an engineering reserve fund in the amount of $869,687.

(3) The borrower was required, at closing, to establish with the lender a TI/LC reserve fund in the amount of $1,205,000.

(4) The borrower was required, at closing, to establish with the lender a Howard Organization Lease reserve fund in the amount of $470,232.

(5) The borrower was required, at closing, to make a deposit in the amount of $1,259,996 into the renovation reserve fund. The amount is broken down as follows: PCCP - Paramount Distribution Center, $1,071,996; and PCCP - 301 Walnut, $188,000.

(6) The borrower is required to make monthly deposits in the amount of 1/12 of the annual tax and insurance payments as estimated by the lender into the tax and insurance reserve.

(7) The borrower is required to make monthly deposits in the amount of $11,374 into the replacement reserve fund. The amount is broken down as follows: PCCP - Commerce Center, $7,383; PCCP - Paramount Distribution Center, $2,196; and PCCP - 301 Walnut, $1,794.

(8) The borrower is required to make monthly deposits in the amount of $10,000 into a rollover reserve fund. The breakdown is as follows: PCCP
         - Paramount Distribution Center, $1,900, capped at $114,000; PCCP - Commerce Center, $6,500, capped at $390,000; and PCCP - 301 Walnut, $1,600, capped at $96,000.

(9)      Please refer to the "Portfolio Information" table.

(10)     Occupancy at U/W is based on the July 9, 2003 rent roll.

(11)     Based on the NRSF of each property.

(12)     108,000 square feet expires on October 31, 2004.

(13) Value as of June 16, 2003 for PCCP - Commerce Center and June 12, 2003 for PCCP - Paramount Distribution Center and PCCP - 301 Walnut.

         The Portfolio. The PCCP Southern California Industrial Mortgage Loans are three (3) cross-collateralized mortgage loans respectively secured by the mortgaged real properties reflected in the table below.

                                                  PORTFOLIO INFORMATION

------------------------- -------------- ----------- ------------ -------------- -------------- -------------- ----------------
                                                                    LATER OF                      ALLOCATED
                                                                   YEAR BUILT/                  CUT-OFF DATE
                                          PROPERTY                    YEAR                        PRINCIPAL       APPRAISED
     PROPERTY NAME            CITY          TYPE        NRSF        RENOVATED      OCCUPANCY       BALANCE          VALUE
------------------------- -------------- ----------- ------------ -------------- -------------- -------------- ----------------
PCCP - Paramount
   Distribution Center      Paramount    Industrial    263,568        1979           100%       $   9,600,000  $   11,200,000
------------------------- -------------- ----------- ------------ -------------- -------------- -------------- ----------------
PCCP - Commerce Centre     Buena Park    Industrial    886,000        2003           100%       $  38,500,000  $   60,000,000
------------------------- -------------- ----------- ------------ -------------- -------------- -------------- ----------------
PCCP - 301 Walnut            Compton     Industrial    215,316        1998           100%       $   6,400,000  $    9,400,000
------------------------- -------------- ----------- ------------ -------------- -------------- -------------- ----------------
         TOTAL                                        1,364,884                                 $  54,500,000  $   80,600,000
------------------------- -------------- ----------- ------------ -------------- -------------- -------------- ----------------

PCCP - PARAMOUNT DISTRIBUTION CENTER

         The Borrower. OMP Paramount, LLC, the borrower under the PCCP - Paramount Distribution Center Mortgage Loan, is a limited liability company organized under the laws of Delaware, and has as its sole member OMP Investor, LLC, a Delaware limited liability company. The sole member of OMP Investor, LLC is Overton, Moore Properties, a Delaware general partnership. Overton, Moore Properties is owned by Moore Tecimer LLC, a California limited liability company and PCCP LB OMA, LLC, a Delaware limited liability company. The members of Moore Tecimer LLC are Overton, Moore & Associates, Inc., a California corporation, and S.A. Moore, an individual, and Timur Tecimer, an individual. The members of PCCP LB OMA, LLC are PCCP Equities II, LLC, a Delaware limited liability company, and Property Asset Management Inc., a Delaware corporation. OMP Paramount, LLC has one independent manager.

         The Property. The PCCP - Paramount Distribution Center Property is an industrial building situated on approximately 11.90 acres of land.

         Property Management. The PCCP - Paramount Distribution Center Property is subject to a management agreement between the borrower and Overton, Moore Properties, an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of annual rental income, but not less than $2,500 per month, which is subordinate to the PCCP - Paramount Distribution Center Mortgage Loan. The lender under the PCCP - Paramount Distribution Center Mortgage Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the PCCP - Paramount Distribution Center Mortgage Loan.

         Cash Management. The borrower under the PCCP - Paramount Distribution Center Mortgage Loan must cause the tenants at the PCCP - Paramount Distribution Center Property to deposit their rental payments into a bank account controlled by the lender. The lender shall receive funds from the account sufficient to cover all required payments under the PCCP - Paramount Distribution Center Mortgage Loan, and until (a) an event of default under the PCCP - Paramount Distribution Center Mortgage Loan occurs, or (b) the anticipated repayment date (if the borrower does not pay off the PCCP - Paramount Distribution Center Mortgage Loan), the borrower is entitled to receive the balance of the funds in the account.

PCCP - 301 WALNUT

         The Borrower. OMP Compton, LLC, the borrower under the PCCP - 301 Walnut Mortgage Loan, is a limited liability company organized under the laws of Delaware, and has as its sole member OMP Investor, LLC, a Delaware limited liability company. The sole member of OMP Investor, LLC is Overton, Moore Properties, a Delaware general partnership. Overton, Moore Properties is owned by Moore Tecimer LLC, a California limited liability company and PCCP LB OMA, LLC, a Delaware limited liability company. The members of Moore Tecimer LLC are Overton, Moore & Associates, Inc., a California corporation, and S.A. Moore, an individual, and Timur Tecimer, an individual. The members of PCCP LB OMA,

LLC are PCCP Equities II, LLC, a Delaware limited liability company, and Property Asset Management Inc., a Delaware corporation. OMP Compton, LLC has one independent manager.

         The Property. The PCCP - 301 Walnut Property is an industrial building situated on approximately 9.57 acres of land.

         Property Management. The PCCP - 301 Walnut Property is subject to a management agreement between the borrower and Overton, Moore Properties, an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of annual rental income, but not less than $2,500 per month, which is subordinate to the PCCP - 301 Walnut Mortgage Loan. The lender under the PCCP - 301 Walnut Mortgage Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the PCCP - 301 Walnut Mortgage Loan.

         Cash Management. The borrower under the PCCP - 301 Walnut Mortgage Loan must cause the tenants at the PCCP - 301 Walnut Property to deposit their rental payments into a bank account controlled by the lender. The lender will receive funds from the account sufficient to cover all required payments under the PCCP
- 301 Walnut Mortgage Loan, and until (a) an event of default under the PCCP - 301 Walnut Mortgage Loan occurs, or (b) the anticipated repayment date (if the borrower does not pay off the PCCP - 301 Walnut Mortgage Loan), the borrower is entitled to receive the balance of the funds in the account.

PCCP - COMMERCE CENTRE

         The Borrower. OMP Commerce Centre BP, LLC, the borrower under the PCCP
- Commerce Centre Mortgage Loan, is a limited liability company organized under the laws of Delaware, and has as its sole member OMP BP Holding Co., LLC, a Delaware limited liability company. The members of OMP BP Holding Co., LLC are OMP Investor, LLC, a Delaware limited liability company, and PCCP LB Buena Park, LLC, a Delaware limited liability company. The sole member of OMP Investor is Overton, Moore Properties, a Delaware general partnership. Overton, Moore Properties is owned by Moore Tecimer LLC, a California limited liability company and PCCP LB OMA, LLC, a Delaware limited liability company. The members of Moore Tecimer LLC are Overton, Moore & Associates, Inc., a California corporation, and S.A. Moore, an individual, and Timur Tecimer, an individual. The members of PCCP LB OMA, LLC are PCCP Equities II, LLC, a Delaware limited liability company, and Property Asset Management Inc., a Delaware corporation. OMP Commerce Centre BP, LLC has one independent manager.

         The Property. The PCCP - Commerce Centre Property is an industrial building situated on approximately 36.752 acres of land.

         Property Management. The PCCP - Commerce Centre is subject to a management agreement between the borrower and Overton, Moore Properties, an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of annual rental income, but not less than $3,000 per month, which is subordinate to the PCCP - Commerce Centre Mortgage Loan. The lender under the PCCP - Commerce Centre Mortgage Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the PCCP - Commerce Centre Mortgage Loan.

         Cash Management. The borrower under the PCCP - Commerce Centre Mortgage Loan must cause the tenants at the PCCP - Commerce Centre Property to deposit their rental payments into a bank account controlled by the lender. The lender shall receive funds from the account sufficient to cover all required payments under the PCCP - Commerce Centre Mortgage Loan, and until (a) an event of default under the PCCP - Commerce Centre Mortgage Loan occurs, or (b) the anticipated repayment date (if the borrower does not pay off the PCCP - Commerce Centre Mortgage Loan), the borrower is entitled to receive the balance of the funds in the account.

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--------------------------------------------------------------------------------
                                  MAYFAIR MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:                 ORIGINAL      CUT-OFF DATE
                                   --------      ------------

   MAYFAIR MALL
   SENIOR PORTION (1)              $47,500,000    $47,347,970

   MAYFAIR MALL
   JUNIOR PORTION (1)              $2,500,000      $2,491,998

   MAYFAIR MALL
   COMPANION LOAN                  $150,000,000  $149,519,905

   MAYFAIR MALL
   LOAN GROUP                      $200,000,000  $199,359,874

FIRST PAYMENT DATE:                August 11, 2003

MORTGAGE INTEREST RATE (1)(2):     3.108% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     July 11, 2008

MATURITY/ARD BALANCE:              $42,427,701

BORROWER:                          Mayfair Property Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance except
                                   during the last three months
                                   prior to the maturity date.

LOAN PER SF (3):                   $148

ONGOING RESERVES:                  Tax and Insurance Reserve (4)
                                   Rollover Reserve          (5)
                                   Replacement Reserve       (6)

LOCKBOX:                           Hard


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:         Portfolio


PROPERTY TYPE:                   Retail/Office

PROPERTY SUB-TYPE:               Anchored/CBD

LOCATION:                        Wauwatosa, Wisconsin

YEAR BUILT/RENOVATED:            1957/2003

LEASABLE SQUARE FOOTAGE (7):     1,277,483

OCCUPANCY AT U/W (8):            93%

OWNERSHIP INTEREST:              Fee


                        % OF              OPERATING COVENANTS/
MAJOR TENANTS:          NRSF (9)   NRSF     LEASE EXPIRATION
--------------          ----       ----     ----------------

Mayfair Mall - Retail
Marshall Field's       33.6%      288,596       1/31/2007
AMC Theater            10.4%       89,149       4/30/2019
Barnes & Noble          3.6%       30,925       1/31/2014


Mayfair Mall - Office Complex:
St. Joseph's           13.1%       54,932       9/30/2008
Aurora Health Care      8.9%       37,447      11/30/2011
Firstar Bank
  Milwaukee NA          2.7%       11,512      12/31/2005

PROPERTY MANAGEMENT:         General Growth Management, Inc.

U/W NCF:                     $24,443,592

U/W DSCR (10):               2.51x

MOST RECENT APPRAISED VALUE: $330,000,000

APPRAISAL DATE:              June 5, 2003

CUT-OFF DATE LTV RATIO (3):  57.4%

MATURITY/ARD LTV RATIO (11): 51.4%

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(1) The Mayfair Mall Mortgage Loan is, for purposes of allocating payments on the series 2003-C4 certificates, deemed to be comprised of two components: (a) the Mayfair Mall Senior Portion, with a cut-off date principal balance of $47,347,970 and an initial mortgage interest rate of 3.108% per annum; and (b) the Mayfair Mall Junior Portion, with a cut-off date principal balance of $2,491,998 and an initial mortgage interest rate of 3.108% per annum. The Mayfair Mall Junior Portion is subordinate to the Mayfair Mall Senior Portion. Unless otherwise stated, calculations presented herein are based on the Mayfair Mall Senior Portion. The Mayfair Mall Mortgage Loan is pari passu in right of payment with the three Mayfair Mall Companion Loans. The Mayfair Mall Mortgage Loan represents 25% of the Mayfair Mall Loan Group.

(2) The mortgage interest rate for the Mayfair Mall Mortgage Loan (without regard to the circumstances described in footnote (1) above) is 3.108% per annum.

(3) Based on the cut-off date principal balance of the Mayfair Mall Senior Portion and the square footage at, or the Most Recent Appraised Value of, the Mayfair Mall Property.

(4) Following a cash management trigger event, the borrower will make monthly deposits into the tax and insurance reserve fund in the amount of one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the next ensuing 12 months.

(5) Following a cash management trigger event, the borrower will be required to make monthly deposits in the amount of $119,969 into the rollover reserve fund until the fund equals $1,439,624. However, the borrower will not be required to make any payments into the rollover reserve fund for so long as (a) no event of default has occurred, and
         (b) the debt service coverage ratio is equal to or greater than 1.35x for the 12 calendar months immediately preceding the date of determination.

(6) Following a cash management trigger event, the borrower will be required to make monthly deposits in the amount of $17,716 into the replacement reserve fund until the fund equals $212,589. However, the borrower will not be required to make any payments into the replacement reserve fund for so long as (a) no event of default has occurred, and
         (b) the debt service coverage ratio is equal to or greater than 1.35x for the 12 calendar months immediately preceding the date of determination.

(7)      Exclusive of non-owned anchor.

(8) Occupancy at U/W is based on the May 31, 2003 (Mayfair Mall - Office Complex) and May 28, 2003 (Mayfair Mall- Retail) rent rolls, respectively.

(9)      Based on the NRSF of each property.

(10) Based on debt service for Mayfair Mall Senior Portion and 25% of the U/W NCF for the Mayfair Mall Property.

(11) Based on Maturity/ARD Balance of the Mayfair Mall Senior Portion and 25% of the Most Recent Appraised Value of the Mayfair Mall Property.

         The Loan. The Mayfair Mall Mortgage Loan and the Mayfair Mall Companion Loans are secured on a pari passu basis by a first priority mortgage encumbering a regional enclosed mall and office complex located in Wauwatosa, Wisconsin. The Mayfair Mall Companion Loans consist of three mortgage loans with an aggregate cut-off date principal balance of $199,354,874. The Mayfair Mall Companion Loans are not included in the trust fund.

         The Borrower. Mayfair Property Inc., the borrower under the Mayfair Mall Mortgage Loan, is a corporation organized under the laws of Delaware, and has as its sole shareholder GGP Ivanhoe II, Inc., a Delaware corporation. GGP Ivanhoe II, Inc. has as its majority shareholder GGP Ivanhoe III, Inc., a Delaware corporation. GGP Ivanhoe III, Inc. has as its sole shareholder GGP Limited Partnership, a Delaware limited partnership. GGP Limited Partnership has as its general partner General Growth Properties, Inc., a Delaware corporation.

         General Growth Properties, Inc., founded in 1954, is a real estate investment trust that owns a diversified portfolio of interests in 169 properties with 146 million square feet of retail space and regional malls in 41 states. It is a fully integrated real estate operation that acquires, develops, manages and leases commercial real estate properties.

         The Property. The Mayfair Mall Property is a regional enclosed retail mall and office complex situated on 71.40 acres in Wauwatosa, Wisconsin. The mall was originally built in 1957 and contains 1,277,483 net rentable square feet. The Mayfair Mall Property is anchored by Marshall Field's, Boston Store and American Multi-Cinema, Inc. Boston Store owns its store and underlying land and is therefore not included as part of the collateral. The property is located at the intersection of North Mayfair Road and West North Avenue.

         Property Management. The Mayfair Mall Property is managed by General Growth Management, Inc.

         Cash Management. The borrower under the Mayfair Mall Mortgage Loan must cause the tenants at the Mayfair Mall Property to deposit their rental payments into a bank account controlled by the lender. Unless (a) an event of default has occurred and is continuing or (b) the debt service coverage ratio is less than 1.35x for the 12 calendar months immediately preceding the date of determination, the borrower is entitled to receive the funds in the account free and clear of the lender's interest therein. Upon (a) the occurrence of an event of default or (b) the debt service coverage ratio being less than 1.35x for the 12 calendar months immediately preceding the date of determination, the lender will have sole dominion and control over the account, and the funds therein will be applied as set forth in the loan documents.

         Other Financing. The Mayfair Mall Mortgage Loan is secured by the Mayfair Mall Property, on a pari passu basis, with the Mayfair Mall Companion Loans. Each of the Mayfair Mall Companion Loans has the same interest rate, maturity date and amortization term as the Mayfair Mall Mortgage Loan. The Mayfair Mall Companion Loans have, as of the cut-off date, an aggregate outstanding principal balance of $149,519,905. The Mayfair Mall Companion Loans are not included in the trust fund. Legal title to the Mayfair Mall Companion Loans will initially be held by Column Financial, Inc., which may, at any time, sell or transfer any Mayfair Mall Companion Loan subject to compliance with the requirements of the Mayfair Mall Intercreditor Agreement.

         The Mayfair Mall Loan Group will be serviced pursuant to the pooling and servicing agreement.

         Mayfair Mall Intercreditor Agreement. The trust, as holder of the Mayfair Mall Mortgage Loan, and Column Financial, Inc., as holder of the Mayfair Mall Companion Loans, will each be a party to the Mayfair Mall Intercreditor Agreement, which provides, among other things, that all amounts received in respect of the Mayfair Mall Loan Group will be paid pro rata to the holder of the Mayfair Mall Mortgage Loan and the respective Mayfair Mall Companion Lenders.

         Pursuant to the Mayfair Mall Intercreditor Agreement, the holder or holders of such mortgage loans comprising the Mayfair Mall Loan Group as at the relevant time represent more than 50% of the total unpaid principal balance of the entire Mayfair Mall Loan Group, will be entitled--

         o subject to the discussion under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, to replace the special servicer, with or without cause, solely in respect of the Mayfair Mall Loan Group; and

         o subject to the discussion under "The Pooling and Servicing Agreement--The Mayfair Mall Companion Lenders" in this prospectus supplement, to direct the special servicer with respect to various servicing matters involving the Mayfair Mall Loan Group;

provided that any holder of a mortgage loan comprising the Mayfair Mall Loan Group may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall Mortgage Loan, that designee will be the Series 2003-C4 Directing Certificateholder.

         In addition, also pursuant to the Mayfair Mall Intercreditor Agreement, each of the respective holders of a mortgage loan comprising the Mayfair Mall Loan Group will be entitled, directly or through a representative or designee, to--

         o consult with -- but, except as contemplated by the prior paragraph, not direct -- the special servicer with respect to various servicing matters involving the Mayfair Mall Loan Group;

         o purchase the other mortgage loans comprising the Mayfair Mall Loan Group under various default scenarios; and

         o cure defaults with respect to the other mortgage loans comprising the Mayfair Mall Loan Group;

provided that the purchase option of any Mayfair Mall Companion Lender described in the second bullet above will generally be subject to the right of the holder of the Mayfair Mall Mortgage Loan or its designee to purchase the three Mayfair Mall Companion Loans. For so long as no Mayfair Mall Change-of-Control Event exists, the Class MM Directing Certificateholder will be entitled to exercise the rights of the holder of the Mayfair Mall Mortgage Loan described in this paragraph. If a Mayfair Mall Change-of-Control Event has occurred and is continuing, then the Series 2003-C4 Directing Certificateholder will be entitled to exercise the rights of the holder of the Mayfair Mall Mortgage Loan described in this paragraph.

         See "The Pooling and Servicing Agreement--The Mayfair Mall Companion Lenders", "--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class" and "--The Class MM Directing Certificateholder" in this prospectus supplement.

         Allocation of Payments Between the Mayfair Mall Senior Portion and the Mayfair Mall Junior Portion. The Mayfair Mall Mortgage Loan has a cut-off date principal balance of $49,839,968. For purposes of distributions on the series 2003-C4 certificates, the Mayfair Mall Mortgage Loan will be treated as if it consists of two portions, which we refer to as the Mayfair Mall Senior Portion and the Mayfair Mall Junior Portion, respectively. The Mayfair Mall Senior Portion consists of $47,347,970 of the entire cut-off date principal balance of the Mayfair Mall Mortgage Loan. The Mayfair Mall Junior Portion consists of the remaining $2,491,998 of the cut-off date principal balance of the Mayfair Mall Mortgage Loan. The class MM certificates represent beneficial ownership of the Mayfair Mall Junior Portion, and the holders of the class MM certificates will be entitled to collections of principal and interest on the Mayfair Mall Mortgage Loan that are allocable to the Mayfair Mall Junior Portion. The holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will be entitled to receive collections of principal and interest on the Mayfair Mall Mortgage Loan that are allocable to the Mayfair Mall Senior Portion.

         On or prior to each distribution date, amounts received during the related collection period with respect to the Mayfair Mall Mortgage Loan, together with any amounts advanced with respect to it and any Mayfair Mall Cure Payments made by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or the Mayfair Mall Companion Lenders with respect to it, subject to adjustment for interest reserve amounts with respect to the Mayfair Mall Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and/or the trustee with respect to the Mayfair Mall Mortgage Loan under the pooling and servicing agreement, will be applied as follows:

         o first, for inclusion in the Standard Available P&I Funds, as interest with respect to the Mayfair Mall Senior Portion, accrued (on a 30/360 Basis) at the Net Mortgage Pass-Through Rate for the Mayfair Mall Senior Portion from time to time on the Allocated Principal Balance of the Mayfair Mall Senior Portion, through but not including the then-most recent due date for the Mayfair Mall Mortgage Loan, to the extent not previously received or advanced;

         o second, for inclusion in the Standard Available P&I Funds, as principal of the Mayfair Mall Senior Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Mayfair Mall Senior Portion immediately prior to the subject distribution date and (2) either (a) if no Mayfair Mall Payment Trigger Event has occurred and is continuing and if the subject distribution date is not the final distribution date for the series 2003-C4 certificates, the Mayfair Mall Senior Percentage of all amounts included in the Total Principal Distribution Amount for the subject distribution date that are allocable to the Mayfair Mall Mortgage Loan, or (b) if a Mayfair Mall Payment Trigger Event has occurred and is continuing or if the subject distribution date is the final distribution date for the series 2003-C4 certificates, the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Mayfair Mall Mortgage Loan;

         o third, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the Mayfair Mall Senior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Mayfair Mall Mortgage Loan that were not otherwise borne by the holders of the class MM certificates and that have not been previously reimbursed;

         o fourth, for inclusion in the Class MM Available P&I Funds, as interest with respect to the Mayfair Mall Junior Portion, accrued (on a 30/360 Basis) at the Net Mortgage Pass-Through Rate for the Mayfair Mall Junior Portion from time to time, on the Allocated Principal Balance of the Mayfair Mall Junior Portion, through but not including the then-most recent due date for the Mayfair Mall Mortgage Loan, to the extent not previously received or advanced;

         o fifth, for inclusion in the Class MM Available P&I Funds, as principal of the Mayfair Mall Junior Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Mayfair Mall Junior Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Mayfair Mall Mortgage Loan, over (b) the payments of principal to be made with respect to the Mayfair Mall Senior Portion on that distribution date in accordance with clause second above;

         o sixth, for inclusion in the Class MM Available P&I Funds, as a reimbursement with respect to the Mayfair Mall Junior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Mayfair Mall Mortgage Loan that were borne by the holders of the class MM certificates and that have not been previously reimbursed; and

         o seventh, to reimburse the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or the Mayfair Mall Companion Lenders for any unreimbursed Mayfair Mall Cure Payments previously made with respect to the Mayfair Mall Mortgage Loan.

--------------------------------------------------------------------------------
                               540 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:  $45,000,000

FIRST PAYMENT DATE:              August 11, 2003

MORTGAGE INTEREST RATE (1):      4.880% per annum

AMORTIZATION TERM (2):           Interest only

MATURITY DATE:                   July 11, 2033

ANTICIPATED REPAYMENT DATE:      July 11, 2013

MATURITY/ARD BALANCE:            $42,966,667

BORROWER:                        540 Investment Land Company LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout/defeasance except
                                 during the last three months
                                 prior to the anticipated
                                 repayment date.

LOAN PER SF (3):                 $160

UP-FRONT RESERVES:               Interest Reserve          (4)

ONGOING RESERVES:                Interest Reserve
                                 Tax and Insurance Reserve (only
                                 to extent not escrowed by
                                 leasehold lender)

LOCKBOX:                         Hard



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                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:     Single Asset

PROPERTY TYPE:               Office

PROPERTY SUB-TYPE:           CBD

LOCATION:                    New York, New York

YEAR BUILT/RENOVATED:        1970/1999

LEASABLE SQUARE FOOTAGE:     280,666

OCCUPANCY AT U/W (5):        96%

OWNERSHIP INTEREST (6):      Fee


                    % OF                LEASE
MAJOR TENANTS (7):  NRSF     NRSF    EXPIRATION
-------------       ----     ----    ----------
SAC Capital
  Management       14.8%   41,400       9/30/2007
Wachovia           11.4%   32,000      12/31/2013
Oracle              7.4%   20,700      11/30/2007


PROPERTY MANAGEMENT:                Owner managed

U/W NCF (8):                        $9,390,774

U/W DSCR (8):                       3.59x

MOST RECENT APPRAISED VALUE (8):    $135,000,000

APPRAISAL DATE:                     July 2, 2003

CUT-OFF DATE LTV RATIO (3)(8):      33.3%

MATURITY/ARD LTV RATIO:             31.8%

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(1) The initial mortgage interest rate is 4.880% per annum. From and after the related anticipated repayment date, the 540 Madison Avenue Mortgage Loan will accrue interest at a rate per annum equal to 6.880% per annum.

(2) The 540 Madison Avenue Mortgage Loan is structured with interest only payments for the first 59 months. During the subsequent 61 months, the 540 Madison Avenue Mortgage Loan pays principal and interest payments based on a fixed amortization of $400,000 per year. For presentation purposes, the amortization of the 540 Madison Avenue Mortgage Loan is presented as 461 months in order to arrive at a maturity balance of $42,966,667.

(3) Based on the cut-off date principal balance of the 540 Madison Avenue Mortgage Loan.

(4) At closing, the borrower made a deposit in the amount of $186,050 into an interest reserve account.

(5) Occupancy at U/W is based on the May 1, 2003 rent roll for the office building located on the 540 Madison Avenue Property.

(6) The 540 Madison Avenue Mortgage Loan is secured by a mortgage on the borrower's fee interest in the 540 Madison Avenue Property, subject to a ground lease. If the ground lease were to expire or be terminated, then the improvements would become additional collateral.

(7)      Tenants of the office building on the 540 Madison Avenue Property.

(8) Unless specifically indicated otherwise, the debt service coverage and loan-to-value ratios for the 540 Madison Avenue Mortgage Loan presented in this prospectus supplement are based on the net cash flow or net operating income, as applicable, from the office building located on the 540 Madison Avenue Property and the appraised value of both the land and the office building, respectively. The U/W DSCR for the 540 Madison Avenue Mortgage Loan, based solely on the ground rents, is 1.10x, and the Cut-off Date LTV Ratio for the 540 Madison Avenue Mortgage Loan, based solely on the appraised value of the leased fee, is 77.5%. There can be no assurance that the value of the leased fee and the then future ground rents will be sufficient to support any mortgage loan required to pay off the 540 Madison Avenue Mortgage Loan by the related anticipated repayment date.

         The Borrower. The borrower under the 540 Madison Avenue Mortgage Loan is 540 Investment Land Company LLC. It is a single purpose limited liability company organized under the laws of the State of Delaware with one member. The sole member of the borrower, 540 Investment Land Company, Inc., a Delaware corporation, has two independent managers.

         The sponsor of the borrower is Harry Macklowe. Mr. Macklowe has 32 years of experience working in New York City real estate. His portfolio includes
2.5 million square feet of commercial space and approximately 1,600 residential units.

         The Property. The 540 Madison Avenue Property consists of a fee simple interest in real property located at 540 Madison Avenue, New York, New York, that is ground leased to a borrower related entity and improved by a 38-story building comprised of 280,666 rentable square feet of office space. The borrower under the 540 Madison Avenue Mortgage Loan has a reversionary interest in the improvements.

         The Ground Lease. The ground lease in respect of the 540 Madison Avenue Property commenced on April 1, 1968 and shall terminate on December 31, 2037, unless otherwise extended in accordance with the terms thereof. The ground lessee is 540 Acquisition Co. L.L.C., an entity which is related to the borrower under the 540 Madison Avenue Mortgage Loan and which is substantially owned and controlled by Harry Macklowe. The ground lease rent payable by the ground lessee to the borrower is equal to the product of (x) 1.1, and (y) the annual debt service payable by the borrower under the 540 Madison Avenue Mortgage Loan; provided, that following an event of default under the 540 Madison Avenue Mortgage Loan, the annual fixed rent payable by ground lessee to borrower shall increase to $3,250,000. From and after the anticipated repayment date under the 540 Madison Avenue Mortgage Loan, the annual fixed rent shall increase to $3,250,000. In addition, from and after July 11, 2008 through and including the anticipated repayment date under the 540 Madison Avenue Mortgage Loan, the borrower shall also pay to the lender a fixed amortization payment of $33,333.33.

         Property Management. The 540 Madison Avenue Property is not subject to any management agreement since it is ground leased. The ground lessee provides property management through a related entity.

         Cash Management. Cash management for the 540 Madison Avenue Mortgage Loan consists of an irrevocable tenant direction letter for the ground lessee to pay ground lease rent to the servicer of the 540 Madison Avenue Mortgage Loan and a hard lockbox.

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                       TOWN & COUNTRY APARTMENTS - URBANA
--------------------------------------------------------------------------------

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                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:     $25,200,000

FIRST PAYMENT DATE (1):             May 11, 2003

MORTGAGE INTEREST RATE:             5.030% per annum

AMORTIZATION TERM:                  360 months

MATURITY DATE:                      April 11, 2013

MATURITY/ARD BALANCE:               $21,293,180

BORROWER:                           Town and Country Apartments,
                                    LLC

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance except
                                    during the last two months
                                    prior to the maturity date.

LOAN PER UNIT (2):                  $40,777

UP-FRONT RESERVES:                  Environmental Reserve     (3)
                                    Engineering Reserve       (4)

ONGOING RESERVES:                   Replacement Reserve       (5)
                                    Tax and Insurance Reserve (6)

LOCKBOX:                            Springing

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:        Single Asset

PROPERTY TYPE:                  Multifamily

LOCATION:                       Urbana, Illinois

YEAR BUILT/RENOVATED:           1970/2002

UNITS:                          618

OCCUPANCY AT U/W (7):           97%

OWNERSHIP INTEREST:             Fee

PROPERTY MANAGEMENT:            BNG Management Limited
                                Partnership

U/W NCF:                        $2,278,013

U/W DSCR:                       1.40x

MOST RECENT APPRAISED VALUE:    $31,800,000

APPRAISAL DATE:                 February 11, 2003

CUT-OFF DATE LTV RATIO (2):     79.2%
MATURITY/ARD LTV RATIO:         67.0%

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(1) The Town & Country Apartments - Urbana Mortgage Loan is interest only for the first year of its term, up to and h including April 11, 2004.

(2) Based on the cut-off date principal balance of the Town & Country Apartments - Urbana Mortgage Loan.

(3) The borrower was required, at closing, to make a deposit of $12,500 in the environmental reserve fund for immediate environmental repairs to be made at the Town & Country Apartments - Urbana Property, which include the following: (a) removal by a licensed asbestos contractor of the damaged asbestos-containing floor tile located in the entries of the apartment units situated on those portions of the Town & Country Apartments - Urbana Property known as Phase I, II and III and replace that floor tile with non-asbestos-containing materials; and (b) removal by a licensed lead abatement contractor of the flaking lead-based paint identified on the doorjams in the apartment units situated on the portion of the Town & Country Apartments - Urbana Property known as Phase II and repainting such doorjams.

(4) The borrower was required, at closing, to make a deposit of $14,590 in the engineering reserve to fund maintenance, repair and/or remedial or corrective work required by the engineering report delivered to the lender in connection with the making of the Town & Country Apartments - Urbana Mortgage Loan.

(5) The borrower will make monthly deposits in the amount of $12,875 into the replacement reserve fund.

(6) The borrower will make monthly deposits of one-sixth of the semi-annual real estate taxes and assessments that will become due on the Town & Country Apartments - Urbana Property, plus one-twelfth of the amount of annual taxes and insurance premiums into the tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7)      Occupancy at U/W is based on the June 1, 2003 rent roll.

         The Borrower. Town and Country Apartments, LLC, the borrower under the Town & Country Apartments - Urbana Mortgage Loan, is a limited liability company organized under the laws of Delaware, and has four individuals (including the two sponsors) as its sole members. Town and Country Apartments, LLC is managed by Town and Country Manager, LLC, a Delaware limited liability company, which is a non-member manager formed as a single purpose entity and has as its sole members the two sponsors for the Town & Country Apartments - Urbana Mortgage Loan, Joel Levin and Leonard E. Wineburg.

         The sponsors of the borrower indirectly own and manage 1,300 multifamily units in the Midwestern section of the United States.

         The Property. The Town & Country Apartments - Urbana Property is comprised of four contiguous phases of a multifamily project situated on 30.23 acres in Urbana, Illinois. The phases of the Town & Country Apartments - Urbana Property were built between 1970 and 1989 and contain a total of 618 units.

         Property Management. The Town & Country Apartments - Urbana Property is subject to a management agreement between the borrower and BNG Management Limited Partnership, an affiliate of the borrower. The management agreement generally provides for a management fee of 3.0% of annual rental income, which is subordinate to the Town & Country Apartments - Urbana Mortgage Loan. The lender under the Town & Country Apartments - Urbana Mortgage Loan has the right to require a termination of the management agreement if (a) an event of default under the Town & Country Apartments - Urbana Mortgage Loan occurs and is continuing, (b) a material default occurs under the management agreement beyond any applicable grace or cure period, (c) the property manager becomes bankrupt or insolvent, or (d) the majority ownership or effective control over the property manager should change. Any substitute manager must, in the reasonable judgment of the lender, be a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Town & Country Apartments - Urbana Property, and the borrower shall have obtained an appropriate "no downgrade" assurance from any applicable rating agencies.

         Cash Management. The borrower/property manager under the Town & Country Apartments - Urbana Mortgage Loan must collect income from the Town & Country Apartments - Urbana Property and deposit same into a rent account to which the borrower has access until the occurrence of a triggering event, which includes
(a) any period during which the debt service coverage ratio is less than 1.20x (based on annualized trailing three months of gross revenue and actual expenses over previous 12-months) or (b) the period of time from the occurrence of an event of default to the payment in full of the indebtedness. Following the occurrence of such a triggering event, a lockbox is to be put into effect, and the borrower will not have access to funds in the rent account and the lender will receive funds from the account sufficient to cover all required payments under the Town & Country Apartments - Urbana Mortgage Loan. Until an event of default under the Town & Country Apartments - Urbana Mortgage Loan occurs, the borrower is entitled to receive the balance of the funds in the account after all required payments.

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                                  SHADLE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE: $24,473,658

FIRST PAYMENT DATE:             September 1, 2003

MORTGAGE INTEREST RATE:         4.950% per annum

AMORTIZATION TERM:              360 months

MATURITY DATE:                  August 1, 2013

MATURITY/ARD BALANCE:           $20,112,836

BORROWER:                       P2J2 Shadle Associates, L.L.C.
                                and Shadle Investments, L.L.C.

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Prepayment Consideration -
                                greater of 1% of the
                                outstanding principal balance
                                or Yield Maintenance except
                                during the last three months
                                prior to the maturity date.

LOAN PER SF (1):                $88

UP-FRONT RESERVES:              Holdback Reserve          (2)
                                Rental Rate Reserve       (3)

ONGOING RESERVES:               Tax and Insurance Reserve (4)
                                Replacement Reserve       (5)




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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Spokane, Washington

YEAR BUILT/RENOVATED:              2000/N/A

LEASABLE SQUARE FOOTAGE:           277,824

OCCUPANCY AT U/W (6):              90%

OWNERSHIP INTEREST:                Fee

                         % OF             OPERATING COVENANTS/
MAJOR TENANTS:           NRSF        NRSF   LEASE EXPIRATION
--------------           ----        ----   ----------------

Wal-Mart (7)             53.1%     147,498       4/6/2024

Safeway                  20.1%      55,861     11/30/2026

Rite Aid                  4.8%      13,230     12/14/2010

PROPERTY MANAGEMENT:               Hawkins Edwards, Inc.

U/W NCF:                           $2,335,894

U/W DSCR:                          1.49x

MOST RECENT APPRAISED VALUE(8):    $30,650,000

APPRAISAL DATE:                    July 9, 2003

CUT-OFF DATE LTV RATIO (1):        79.8%

MATURITY/ARD LTV RATIO:            65.6%

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(1) Based on the cut-off date principal balance of the Shadle Center Mortgage Loan.

(2) The borrower was required, at closing, to make a deposit of $1,000,000 into a reserve fund. Specific amounts of such reserve fund are to be released to the borrower upon the leasing of specified portions of the Shadle Center Property within 24 months of the closing of the Shadle Center Mortgage Loan. The Shadle Center Property must achieve an inline-shop occupancy of 87.5% at a lease rate of no less than $17.63 per square foot for the borrower to be eligible for a $500,000 disbursement, and 92% occupancy at the same lease rate for the borrower to be eligible for full disbursement of the reserve fund. At the end of that 24-month period, any remaining funds in the reserve fund will be used to partially prepay the outstanding principal balance of the promissory note. The borrower will be required to pay the applicable yield maintenance amount from sources other than the reserve fund, and the monthly payment of principal and interest shall be recast over the remainder of the original 30-year amortization term based on the reduced principal balance of the promissory note.

(3) The borrower was required, at closing, to make a deposit of $32,500 into the rental rate reserve fund to be released upon the lender's receipt of evidence, within 90 days of the date of the closing of the Shadle Center Mortgage Loan, that tenant Wal-Mart Real Business Trust ("Wal-Mart") has begun paying an increased rental rate of $66,666.67 per month under its lease. If the requirements for release of the reserve funds are not timely satisfied, the funds will be held as additional collateral for the remaining term of the Shadle Center Mortgage Loan.

(4) The borrower will make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months. However, the borrower will not be required to make any payments into
         (a) the tax reserve fund for the portion of the Shadle Center Property demised to Wal-Mart ("Wal-Mart Parcel") so long as (i) no event of default has occurred and is continuing, and (ii) Wal-Mart pays the taxes related to the Wal-Mart Parcel directly and the borrower furnishes paid tax receipts regarding the Wal-Mart Parcel to the lender in a timely manner; or (b) the insurance reserve fund for the Wal-Mart Parcel so long as (i) no event of default has occurred and is continuing, (ii) Wal-Mart pays the insurance premiums related to the Wal-Mart Parcel directly, and (iii) the borrower furnishes documentation evidencing timely payment of the insurance premiums regarding the Wal-Mart Parcel to the lender on a timely basis.

(5) The borrower will make monthly deposits in the amount of $1,525 into the replacement reserve fund for ongoing repairs and replacements.

(6) Occupancy at U/W is based on the July 15, 2003 rent roll including Wal-Mart, which is subject to a ground lease.

(7)      Wal-Mart is subject to a ground lease.

(8) Includes the $1,000,000 holdback reserve described in footnote (2) above.

         The Borrower. Each of the co-borrowers owns one of the two parcels comprising the Shadle Center Property. The co-borrowers are jointly and severally liable for the Shadle Center Mortgage Loan.

         P2J2 Shadle Associates, L.L.C., one of the co-borrowers under the Shadle Center Mortgage Loan, is a multi-member, single purpose limited liability company organized under the laws of Washington. The managing member of this borrowing entity is Shadle SPE I, L.L.C., a multi-member, single purpose limited liability company organized under the laws of Washington. Shadle Investments, L.L.C., the other co-borrower under the Shadle Center Mortgage Loan, is a multi-member, single purpose limited liability company organized under the laws of Washington. The managing member of this borrowing entity is Shadle SPE II, L.L.C., a multi-member, single purpose limited liability company organized under the laws of Washington.

         The sponsors are Paul Pazooki, Paul Hawkins, John McCullough, and Daniel Towslee. Paul Pazooki has over 35 years' experience in land development, land use planning and engineering. Mr. Pazooki is currently: the President of PAZCO, Inc., a land development company; President of Global Investments Ltd., which is involved in international investments and land development; and the Chairperson and CEO of Phynity, Inc., a software development company. He is also a registered Professional Civil Engineer, Sanitary Engineer and Land Surveyor.

         Paul Hawkins is the President of Hawkins Edwards Inc., a commercial real estate company in Spokane founded in 1990. Mr. Hawkins has been involved in commercial real estate for the past 23 years, including development, sales and leasing. He has also participated as an owner in projects in Washington, Oregon, Idaho and Utah. Mr. Hawkins has been involved in developing nearly 20 different Wal-Mart stores.

         John McCullough is a partner in a law firm in Seattle. He received his law degree from Harvard and his practice emphasizes land use and real estate financing and development. His land use experience includes practicing before state and local agencies and hearing officers in areas such as Growth Management Act compliance, zoning, shoreline regulations, environmental compliance and wetland regulation.

         Daniel Towslee is the Founder and President of PACLAND, a regional land development consulting firm with offices in Seattle and Olympia, Washington and Portland, Oregon. PACLAND has delivered over 60 projects for Wal-Mart stores, dozens of grocery stores for retailers such as Safeway and Albertson's, and other large retailers such as Target and Wal-Mart. Mr. Towslee has over 15 years' experience providing land development services and has evaluated sites in over 200 markets throughout the western U.S.

         The Property. The Shadle Center is a community shopping center situated on 25.6 acres in Spokane, Washington. The center was built in 2000 and contains 277,824 net rentable square feet. The Shadle Center is anchored by Wal-Mart and Safeway. The center is located at 2401 Wellesley Avenue, Spokane, Washington.

         Property Management. The Shadle Center is subject to a management agreement between the borrower and Hawkins Edwards, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of gross monthly collections, which is subordinate to the Shadle Center Mortgage Loan. The lender under the Shadle Center Mortgage Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Shadle Center Mortgage Loan.

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                                 BLACKBAUD PLAZA
--------------------------------------------------------------------------------

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                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:   $24,226,534

FIRST PAYMENT DATE:               September 1, 2003

MORTGAGE INTEREST RATE (1):       5.390% per annum

AMORTIZATION TERM:                360 months

ANTICIPATED REPAYMENT DATE:       August 1, 2013

MATURITY DATE:                    August 1, 2033

MATURITY/ARD BALANCE:             $20,191,232

BORROWER:                         Duck Pond Creek-SPE, LLC

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout/defeasance except
                                  during the last three months
                                  prior to the anticipated
                                  repayment date.

LOAN PER SF (2):                  $87

UP-FRONT RESERVES:                Letter of Credit          (3)

ONGOING RESERVES:                 Tax and Insurance Reserve (4)(5)
                                  Replacement Reserve       (6)
                                  TI/LC Reserve             (7)

LOCKBOX:                          Hard


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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:     Single Asset

PROPERTY TYPE:               Office

PROPERTY SUB-TYPE:           Suburban

LOCATION:                    Charleston, South Carolina

YEAR BUILT/RENOVATED:        2000/N/A

LEASABLE SQUARE FOOTAGE:     280,000

OCCUPANCY AT U/W (8):        100%

OWNERSHIP INTEREST:          Fee

                          % OF                OPERATING COVENANTS/
MAJOR TENANTS:            NRSF      NRSF        LEASE EXPIRATION
--------------            ----      ----        ----------------
Blackbaud, Inc.         100.0%    280,000           7/31/2010

PROPERTY MANAGEMENT:              Owner managed

U/W NCF:                          $2,860,871

U/W DSCR:                         1.75x

MOST RECENT APPRAISED VALUE:      $47,000,000

APPRAISAL DATE:                   May 29, 2003

CUT-OFF DATE LTV RATIO (2):       51.5%

MATURITY/ARD LTV RATIO:           43.0%

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(1) The initial mortgage interest rate is 5.390% per annum. From and after the related anticipated repayment date, the Blackbaud Plaza Mortgage Loan will accrue interest at a rate per annum equal to the greater of
         (a) the initial mortgage interest rate plus 2% or (b) the treasury rate for the week ending prior to the anticipated repayment date plus 2%.

(2) Based on the cut-off date principal balance of the Blackbaud Plaza Mortgage Loan.

(3) The borrower was required, at closing, to deliver to the lender a letter of credit in an initial amount of $2,000,000. The letter of credit is allocated as follows: $202,647 for the estimated tax amount, $191,588 for the estimated insurance amount, $56,000 for replacement reserves, $1,536,745 for tenant improvements/leasing commissions, and $13,020 for the financial statement reporting deposit. The amount of the letter of credit shall be adjusted from time to time based on changes in (a) the lender's estimate of the amount necessary to pay taxes during the next ensuing 12-month period and (b) the lender's estimate of the amount necessary to pay insurance premiums during the next ensuing 12-month period. The allocated amount of the letter of credit for estimated taxes and the allocated amount of the letter of credit for estimated insurance premiums will be adjusted accordingly. The other allocated amounts will remain constant.

(4) If the borrower fails to timely deliver paid tax receipts to the lender, the lender may draw on the letter of credit in an amount equal to the estimated tax amount and apply to the payment of taxes. If the borrower fails to timely deliver paid insurance premium receipts and renewal certificates, the lender may draw on the letter of credit in an amount equal to the estimated insurance amount and apply to the payment of insurance premiums. If the borrower requests a draw on the letter of credit for replacements or repairs, the lender may draw on the letter of credit in an amount equal to the amount allocated for replacement reserves and place the amount into the replacement reserve escrow. If tenant Blackbaud, Inc. files for bankruptcy, fails to renew its lease or vacates the Blackbaud Plaza Property, the lender may draw on the letter of credit and place all of the proceeds into the tenant improvement/leasing commission escrow.

(5) The borrower will make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months. However, the borrower will not be required to make any payments into
         (a) the tax reserve fund so long as (i) no event of default has occurred and is continuing, (ii) tenant Blackbaud, Inc. maintains a specified minimum net worth and pays the taxes directly, (iii) the borrower furnishes paid tax receipts to the lender in a timely manner, and (iv) the letter of credit referred to in footnote (3) above remains in full force and effect and is in an amount sufficient to pay the estimated taxes payable during the next ensuing 12 months; or (b) the insurance reserve fund so long as (i) no event of default has occurred and is continuing, and (ii) tenant Blackbaud, Inc. maintains a specified minimum net worth and pays the insurance premiums directly,
         (iii) the borrower furnishes documentation evidencing timely payment of the insurance premiums to the lender on a timely basis, and (iv) the letter of credit referred to in footnote (3) above remains in full force and effect and in an amount sufficient to pay the estimated insurance premiums payable during the next ensuing 12 months.

(6) If the lender draws on the letter of credit referred to in footnote (3) above for replacement reserves, thereafter, the borrower will make monthly deposits in the amount of $4,666.67 into the replacement reserve fund.

(7) If tenant Blackbaud, Inc. files for bankruptcy, fails to renew its lease or vacates the Blackbaud Plaza Property, the lender may draw upon the letter of credit referred to in footnote (3) above and deposit all of the proceeds of the letter of credit into the tenant improvement/leasing commission reserve fund. Additionally, upon the occurrence of any of such events, or if Blackbaud, Inc. incurs a net loss during any twelve-month fiscal year period, all cash flow in excess of reasonable and customary expenses related to the operation, maintenance and repair of the Blackbaud Plaza Property is to be deposited into the tenant improvement/leasing commission reserve fund. Depending on what event triggered the commencement of the cash flow sweep, it will terminate upon the occurrence of specified events.

(8)      Occupancy at U/W is based on the July 1, 2003 rent roll.

         The Borrower. Duck Pond Creek - SPE, LLC, the borrower under the Blackbaud Plaza Mortgage Loan, is a multi-member, single purpose limited liability company organized under the laws of South Carolina. The managing member of this borrowing entity is DPC - SPE, LLC, a multi-member, single purpose limited liability company with an independent manager organized under the laws of South Carolina.

         The sponsor, Anthony Bakker is the founder and past President and CEO of Blackbaud, Inc., the world's leading developer of software for non-profit organizations, private schools and universities, and fund-raising organizations. After retiring from Blackbaud, Inc. in 1999, Mr. Bakker focused on his ownership and operation of the Charleston Battery, a professional soccer team. Mr. Bakker also owns a partial interest in two other office buildings, a hotel, a restaurant, and developable land, all in South Carolina.

         The Property. The Blackbaud Plaza Property is situated on 31.49 acres in Charleston, South Carolina. The building was built in 2000 and contains 280,000 net rentable square feet. The building is located at 2000 Daniel Island Drive, Charleston, South Carolina.

         Property Management. The borrower manages the Blackbaud Plaza Property. Pursuant to the loan documents, the Blackbaud Plaza Property is to the managed by either (a) the borrower or an affiliate of the borrower approved by the lender, so long as the borrower or its affiliate is managing the Blackbaud Plaza Property in a first class manner, or (b) a professional property management company approved by the lender.

         Cash Management. The borrower under the Blackbaud Plaza Mortgage Loan must cause the tenants at the Blackbaud Plaza Property to deposit their rental payments into a lockbox account controlled by the lender. The lender will receive funds from the lockbox account sufficient to cover all required payments under the Blackbaud Plaza Mortgage Loan, and until the earlier of (a) the occurrence of an event of default under the Blackbaud Plaza Mortgage Loan, or
(b) the anticipated repayment date, the borrower is entitled to receive the balance of the funds in the account, subject to the cash flow sweep described above with respect to the tenant improvement/leasing commission reserve.

THE MORTGAGE LOAN SELLERS

         We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

         o Column--136 mortgage loans, representing 75.79% of the initial net mortgage pool balance; and

         o KeyBank--35 mortgage loans, representing 24.21% of the initial net mortgage pool balance.

         Column originated, directly or through a correspondent in its conduit lending program, each of the mortgage loans that it is selling to us.

         KeyBank originated each of the mortgage loans that it is selling to us.

         Column. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated approximately 5,350 commercial and multifamily rental mortgage loans totaling $43 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

         KeyBank. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2003, KeyBank had total assets of approximately $75.12 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $70.16 billion and approximately $4.95 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp and is the parent of KRECM, the master servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

         o        either--

                  1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

                  2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

         o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

         o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

         o an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument and, if delivered in blank, except for completing the name of the assignee;

         o an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents and, if delivered in blank, except for completing the name of the assignee;

         o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the subject mortgage loan has been assumed;

         o        copies of the letters of credit, if any;

         o an original or copy of the lender's title insurance policy (or, if a title insurance policy has not yet been issued or located, a pro forma title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company); and

         o in those cases where applicable, the original or a copy of the related ground lease.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans in trust for the benefit of the series 2003-C4 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

         o that omission or defect materially and adversely affects the value of, or the interests of the series 2003-C4 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a "Material Document Defect" as to which the series 2003-C4 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

         Within a specified period of time following the later of--

         o the date on which the offered certificates are initially issued, and

         o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the date of initial issuance of the offered certificates, each mortgage loan seller will make with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will, subject to certain exceptions, generally include, among others:

         o The information relating to the subject mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be accurate in all material respects as of the related due date in September 2003 or such other specific date as of which it is provided. That information will include various items of information regarding each of the underlying mortgage loans, including:

                  1. the street address, including city, state and zip code, of the related mortgaged real property,

                  2. the original principal balance and cut-off date principal balance of the subject mortgage loan,

                  3. the amount of the monthly debt service payment for the subject mortgage loan due on the related due date in October 2003,

                  4. the mortgage interest rate for the subject mortgage loan as of the related due date in September 2003, and

                  5. the original and remaining term to stated maturity for the subject mortgage loan.

         o Such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests.

         o No scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent in the twelve-month period immediately preceding the cut-off date (or, if the mortgage loan was originated in that twelve-month period, since origination).

         o The related mortgage constitutes a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property.

         o The assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

         o The related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property.

         o The mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except as set forth in the related mortgage file, and the related mortgaged real property has not been released from the lien of such mortgage in any manner which materially interferes with the security intended to be provided by such mortgage.

         o Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the mortgage loan seller's knowledge, free of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage.

         o To such mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of that property.

         o The related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent, or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions (general and specific) and exclusions set forth in that policy and (d) any other Permitted Encumbrances.

         o The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

         o An environmental site assessment report was prepared with respect to the related mortgaged real property in connection with the mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment.

         o Each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

         o The related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage.

         o There are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments.

         o The related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

         o For any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property--

                  (a) such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related mortgage;

                  (b) the borrower's interest in such ground lease is assignable to the mortgage loan seller and its assigns upon notice to, but without the consent of, the lessor thereunder;

                  (c) to the knowledge of the mortgage loan seller, such ground lease is in full force and effect and, to the knowledge of the mortgage loan seller, no material default has occurred thereunder;

                  (d) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage (provided any required notice of the lien is given to lessor);

                  (e) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease so long as the holder is proceeding diligently) to cure any default under such ground lease which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and

                  (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the scheduled maturity date of the mortgage loan.

         o Except as otherwise described in this prospectus supplement, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund.

         o Except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan.

         o To such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event -- other than payments due but not yet delinquent -- which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan or the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of any other representation and warranty made by such mortgage loan seller.

         The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

         o there exists a breach of any of the above-described representations and warranties made by either mortgage loan seller, and

         o that breach materially and adversely affects the value of, or the interests of the series 2003-C4 certificateholders in, the subject mortgage loan,

then that breach will be a "Material Breach" of the representation and warranty. The rights of the series 2003-C4 certificateholders against the applicable warranting party with respect to any Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a Material Breach of any of the representations and warranties made by either mortgage loan seller with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

         o cure such Material Breach or Material Document Defect, as the case may be, in all material respects; or

         o repurchase the affected mortgage loan at a price generally equal to the sum of--

                  1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

                  2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time, to but not including the collection date in the due period of purchase (which includes unpaid master servicing fees), but exclusive of Post-ARD Additional Interest, plus

                  3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate, plus

                  4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

                  5. the amount of any special servicing fees accrued on such mortgage loan and, if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

         o prior to the second anniversary of the date of initial issuance of the offered certificates, replace the affected mortgage loan with a Qualified Substitute Mortgage Loan.

         If either mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

         o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

         o the unpaid principal balance of the substitute mortgage loan as of the date it is added to the trust fund.

         The time period within which a mortgage loan seller must complete any cure, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days or less following its receipt of notice of the subject Material Breach or Material Document Defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then the applicable mortgage loan seller may be entitled to as much as an additional 90 days to complete that cure, repurchase or substitution.

         In addition to the foregoing, if--

         o any mortgage loan is required to be repurchased or substituted as contemplated above, and

         o        such mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the related mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the related mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

         o the debt service coverage ratio for any related crossed loans that remain in the trust for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x;

         o the loan-to-value ratio for any related crossed loans that remain in the trust (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the applicable mortgage loan seller) is not greater than the lesser of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller),
                  (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 to this prospectus supplement, and (c) 75.0%; and

         o the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2003-C4 certificate is outstanding.

         In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the related mortgage loan seller may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the related mortgage loan seller repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, the related mortgage loan seller and we have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or substituted crossed loan and (b) any related crossed loans that remain in the trust fund, would no longer be cross-defaulted or cross-collateralized with one another.

         Any of the following document defects shall be conclusively presumed to be a "Material Document Defect":

         o the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

         o the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage as recorded or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

         o the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property relating to such mortgage loan;

         o the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation;

         o the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by any substitute letter of credit or cash reserve on behalf of the related borrower; or

         o the absence from the mortgage file of a copy of any required ground lease.

         The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2003-C4 certificateholders or the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by the related mortgage loan seller, or a Material Document Defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a Material Document Defect, if the related mortgage loan seller defaults on its obligation to do so.

         Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

         Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a Material Document Defect or a Material Breach of any of its representations or warranties. There can be no assurance that either Column or KeyBank has or will have sufficient assets with which to fulfill any repurchase/substitution on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in September 2003. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The series 2003-C4 certificates will be issued, on or about September 29, 2003, under a pooling and servicing agreement to be dated as of September 11, 2003, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

         o        the underlying mortgage loans;

         o any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in September 2003, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

         o        the loan documents for the underlying mortgage loans;

         o our rights under each of the mortgage loan purchase agreements;

         o any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

         o those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

         The series 2003-C4 certificates will include the following classes:

         o the A-1, A-2, A-3, A-4, B, C, D and E classes, which are the classes of series 2003-C4 certificates that are offered by this prospectus supplement; and

         o the A-X, A-SP, A-1-A, F, G, H, J, K, L, M, N, O, P, MM, R and V classes, which are the classes of series 2003-C4 certificates that--

                  1.       will be retained or privately placed by us, and

                  2.       are not offered by this prospectus supplement.

         The class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M,
N, O, P and MM certificates are the series 2003-C4 certificates that will have principal balances. The series 2003-C4 certificates with principal balances constitute the series 2003-C4 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class A-X, A-SP, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X and A-SP certificates are sometimes referred to in this prospectus supplement as the series 2003-C4 interest only certificates.

         For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.

         For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

         1. during the period from the date of initial issuance of the series 2003-C4 certificates through and including the distribution date in September 2004, the sum of (a) the lesser of $56,961,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $323,198,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-4, B and C certificates outstanding from time to time;

         2. during the period following the distribution date in September 2004 through and including the distribution date in September 2005, the sum of (a) the lesser of $8,648,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $307,762,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-4, B and C certificates outstanding from time to time;

         3. during the period following the distribution date in September 2005 through and including the distribution date in September 2006, the sum of (a) the lesser of $61,847,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $292,005,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-4, B and C certificates outstanding from time to time;

         4. during the period following the distribution date in September 2006 through and including the distribution date in September 2007, the sum of (a) the lesser of $15,817,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $272,633,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-4, B and C certificates outstanding from time to time;

         5. during the period following the distribution date in September 2007 through and including the distribution date in September 2008, the sum of (a) the lesser of $495,642,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $219,683,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class B and C certificates outstanding from time to time;

         6. during the period following the distribution date in September 2008 through and including the distribution date in September 2009, the sum of (a) the lesser of $456,721,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $207,870,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class B and C certificates outstanding from time to time;

         7. during the period following the distribution date in September 2009 through and including the distribution date in September 2010, the sum of (a) the lesser of $410,468,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $188,954,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class B and C certificates outstanding from time to time; and

         8.       following the distribution date in September 2010, $0.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2003-C4 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

         General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

         o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, Euroclear and Clearstream, Luxembourg. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

         Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

         Because of time-zone differences--

         o credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

         o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

         Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit E hereto.

         Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

         DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

         The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

         Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

         DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

         Neither we nor any of the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

         General. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2003-C4 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

         Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

         o All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

                  1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

                  2. payments and other collections received after the end of the related collection period;

                  3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2003-C4 certificateholders, including--

                           (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

                           (b)      amounts payable in reimbursement of
                                    outstanding advances, together with interest on those advances, and

                           (c) amounts payable with respect to other trust fund expenses;

                  4. net investment income on the funds in the collection account; and

                  5. amounts deposited in the master servicer's collection account in error.

         o Any advances of delinquent monthly debt service payments made by the master servicer with respect to the mortgage pool for that distribution date.

         o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

         See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to each distribution date that occurs during March, commencing in March 2004, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

         The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the distribution account.

         Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

         o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

         o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

         o to pay for the cost of recording the pooling and servicing agreement;

         o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

         o to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

         o with respect to each distribution date during February of any year subsequent to 2003 and each distribution date during January of any year subsequent to 2003 that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

         o to pay itself interest and other investment income earned on funds held in the distribution account; and

         o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

         On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2003-C4 certificates.

         For any distribution date, the Total Available Funds will consist of four separate components:

         o the portion of those funds that represent Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H and/or MM certificates, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

         o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below;

         o the portion of those funds allocable to the Mayfair Mall Junior Portion (see "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Mayfair Mall--Allocation of Payments Between the Mayfair Mall Senior Portion and the Mayfair Mall Junior Portion" in this prospectus supplement), referred to in this prospectus supplement as the Class MM Available P&I Funds, which will be paid to the holders of the class MM certificates, as described under "--Distributions--Distributions on the Class MM Certificates" below; and

         o the remaining portion of those funds, referred to in this prospectus supplement as the Standard Available P&I Funds, which will be paid to the holders of all the series 2003-C4 certificates, other than the class V and MM certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

         The trustee must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         During January, except in a leap year, and February of each calendar year subsequent to 2003, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan (or, in the case of the Mayfair Mall Mortgage Loan, interest accrued at the Net Mortgage Interest Rate for the Mayfair Mall Senior Portion on the Allocated Principal Balance of the Mayfair Mall Senior Portion) as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

         During March of each calendar year subsequent to 2003, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Standard Available P&I Funds for the distribution date during the month of transfer.

         The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

         The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account.

DISTRIBUTIONS

         General. For purposes of allocating payments on the respective classes of the series 2003-C4 certificates, the underlying mortgage loans will be divided into:

         1. Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with 11 underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 111 mortgage loans, with an initial loan group no. 1 principal balance of $1,013,071,447, representing approximately 75.64% of the initial mortgage pool balance, and an initial net loan group no. 1 principal balance of $1,010,579,449, representing approximately 75.59% of the initial net mortgage pool balance.

         2. Loan group no. 2, which will consist of all but 11 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types. Loan group no. 2 will consist of 60 mortgage loans, with an initial loan group no. 2 balance of $326,302,247, representing approximately 24.36% of the initial mortgage pool balance and 24.41% of the initial net mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

         On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2003-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

         In order for a series 2003-C4 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

         Distributions made to a class of series 2003-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         Interest Distributions. All of the classes of the series 2003-C4 certificates will bear interest, except for the R and V classes.

         With respect to each interest-bearing class of the series 2003-C4 certificates, that interest will accrue during each interest accrual period based upon:

         o the pass-through rate with respect to that class for that interest accrual period;

         o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

         o the assumption that each year consists of twelve 30-day months.

         However, no interest will accrue with respect to the class A-SP certificates following the August 2010 interest accrual period.

         On each distribution date, subject to the Standard Available P&I Funds -- or, in the case of the class MM certificates, the Class MM Available P&I Funds -- for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2003-C4 certificates will be entitled to receive--

         o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

         o the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2003-C4 certificates.

         If the holders of any interest-bearing class of the series 2003-C4 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Standard Available P&I Funds or the Class MM Available P&I Funds, as applicable, for those future distribution dates and the distribution priorities described below.

         The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2003-C4 certificates will equal:

         o        in the case of the MM class, the product of--

                  1. the total portion, if any, of that Net Aggregate Prepayment Interest Shortfall that is attributable to the Mayfair Mall Mortgage Loan, multiplied by

                  2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the MM class (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the aggregate of (a) one-month's interest accrued (on a 30/360 Basis) at the Net Mortgage Pass-Through Rate for the Mayfair Mall Senior Portion for the subject distribution date on the Allocated Principal Balance of the Mayfair Mall Senior Portion immediately prior to the subject distribution date (calculated without regard to the occurrence of any principal prepayment with respect to the Mayfair Mall Mortgage Loan), and (b) the total amount of interest accrued during the related interest accrual period with respect to the MM class (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall); and

         o in the case of each other interest-bearing class of series 2003-C4 certificates, the product of--

                  1. the total amount of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the MM class in accordance with the preceding bullet), multiplied by

                  2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2003-C4 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2003-C4 certificates except the MM class (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

         Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2003-C4 certificates for the initial interest accrual period is shown on page S-5.

         The pass-through rates applicable to the class A-1, A-2 and A-3 certificates for each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown on page S-5.

         The pass-through rates applicable to the class F, G and H for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Pool Pass-Through Rate for the related distribution date.

         The pass-through rates applicable to the class A-4, A-1-A, B, C, D, E, J, K, L, M, N, O and P certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

         o the pass-through rate applicable to the particular class of series 2003-C4 certificates for the initial interest accrual period shown on page S-5 (or, solely in the case of the class E certificates, 5.442% per annum), and

         o the Weighted Average Net Pool Pass-Through Rate for the related distribution date.

         The pass-through rate for the class MM certificates for each interest accrual period will equal the Net Mortgage Pass-Through Rate for the Mayfair Mall Junior Portion for the related distribution date.

         The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the August 2010 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2003-C4 principal balance certificates. If the entire total principal balance of any class of series 2003-C4 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2003-C4 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2003-C4 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the August 2010 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

         o the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over

         o the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C4 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

         Following the August 2010 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have 0% pass-through rate for the September 2010 interest accrual period and for each interest accrual period thereafter.

         The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-C4 principal balance certificates (exclusive of the class MM certificates). In general, the total principal balance of each class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates) will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any such class of series 2003-C4 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the August 2010 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

         o if such particular component consists of the entire total principal balance of any class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates), and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over
                  (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

         o if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates) and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

         o if such particular component consists of the entire total principal balance of any class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates), and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C4 principal balance certificates; and

         o if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates), and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C4 principal balance certificates.

         Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the August 2010 interest accrual period, the total principal balance of each class of series 2003-C4 principal balance certificates (exclusive of the class MM certificates) will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C4 principal balance certificates whose principal balance makes up such component.

         The calculation of the Weighted Average Net Pool Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

         The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

         Principal Distributions. Subject to the Standard Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2003-C4 principal balance certificates, exclusive of the class MM certificates, on each distribution date will equal the Net Total Principal Distribution Amount for that date. Subject to the Class MM Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the class MM certificates on each distribution date will equal the Class MM Principal Distribution Amount for that date. The Net Total Principal Distribution Amount and the Class MM Principal Distribution Amount for any distribution date collectively constitute the Total Principal Distribution amount for that date.

         In general, subject to the Standard Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-4 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

         o in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Net Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

         o in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet);

         o in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

         o in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets); and

         o in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets).

         In addition, if the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Standard Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Net Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Net Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3 and/or A-4 certificates to zero).

         Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3, A-4 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-4 and/or A-1-A classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Net Total Principal Distribution Amount for the subject distribution date.

         In general, subject to the Standard Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will be entitled on each distribution date will, in the case of each of those classes, equal:

         o the total principal balance of the subject class of series 2003-C4 principal balance certificates outstanding immediately prior to the subject distribution date; and

         o the excess, if any, of (a) the Net Total Principal Distribution Amount for the subject distribution date, over
                  (b) the total principal balance of all other classes of series 2003-C4 principal balance certificates (exclusive of the class MM certificates) that, as described under "--Distributions--Priority of Distributions" below, are senior in right of distribution to the subject class of series 2003-C4 principal balance certificates.

         IN NO EVENT WILL THE HOLDERS OF THE CLASS B, C, D, E, F, G, H, J, K, L, M, N, O AND P CERTIFICATES BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3, A-4 AND A-1-A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2003-C4 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS A-1, A-2, A-3, A-4, A-1-A AND MM CERTIFICATES) BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2003-C4 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS MM CERTIFICATES) IS REDUCED TO ZERO.

         Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2003-C4 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2003-C4 principal balance certificates, then, subject to the Standard Available P&I Funds -- or, in the case of the class MM certificates, the Class MM Available P&I Funds -- for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2003-C4 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         Priority of Distributions. On each distribution date, the trustee will apply the Standard Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Standard Available P&I Funds:

         (1) concurrently, (a) from the portion of the Standard Available P&I Funds attributable to loan group no. 2, to make distributions of interest to the holders of the class A-1-A certificates up to the total amount of interest distributable with respect to such class on the subject distribution date,
                  (b) from the portion of the Standard Available P&I Funds attributable to loan group no. 1, to make distributions of interest to the holders of the class A-1, A-2, A-3 and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest distributable with respect to each such class on the subject distribution date, and (c) from any and all Standard Available P&I Funds, to make distributions of interest to the holders of the class A-X and A-SP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest distributable with respect to each such class on the subject distribution date; provided, however, that if the portion of the Standard Available P&I Funds attributable to either loan group is insufficient to distribute in full the total amount of interest to be distributed with respect to any of those classes as described above, the Standard Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

         (2) to make distributions of principal to the holders of the class A-1-A certificates, until the total principal balance of the class A-1-A certificates has been reduced to zero, in an amount up to the portion of the Net Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

         (3) to make distributions of principal to the holders of the class A-1, A-2, A-3, A-4 and A-1-A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2003-C4 certificates has been reduced to zero, in an amount up to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any distributions of principal made with respect to the class A-1-A certificates on the subject distribution date as described in the immediately preceding clause (2);

         (4) to reimburse the holders of the class A-1, A-2, A-3, A-4 and A-1-A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-4 and A-1-A classes are outstanding at that time, the allocations and order of principal distributions described in clauses (2) and (3) above will be ignored and distributions of principal on the A-1, A-2 A-3, A-4 and/or A-1-A classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Net Total Principal Distribution Amount for the subject distribution date.

         On each distribution date, following the distributions to be made with respect to the class A-1, A-2, A-3, A-4, A-1-A, A-X and A-SP certificates as described above, the trustee will apply any remaining Standard Available P&I Funds for that date to make distributions of interest, principal and/or loss reimbursement amounts to the respective classes of the series 2003-C4 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-4, A-1-A and MM certificates), in alphabetical order (i.e., first B, then C, then D, then E, and so forth), in each case to the extent of the remaining Standard Available P&I Funds. With respect to such distributions to be made on each class of the series 2003-C4 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-4, A-1-A and MM certificates), the trustee will apply the then remaining portion of the Standard Available P&I Funds:

                  first, to make distributions of interest to the holders of the subject class of series 2003-C4 principal balance certificates, up to the total interest distributable on that class of series 2003-C4 principal balance certificates on the subject distribution date;

                  second, to make distributions of principal to the holders of the subject class of series 2003-C4 principal balance certificates, until the total principal balance of that class of series 2003-C4 principal balance certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of all other more senior classes of series 2003-C4 principal balance certificates (exclusive of the class MM certificates) outstanding immediately prior to the subject distribution date, and third, to reimburse the holders of the subject class of series 2003-C4 principal balance certificates up to the loss reimbursement amount for that class of series 2003-C4 principal balance certificates for the subject distribution date.

         No distributions will be made with respect to the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates out of the Standard Available P&I Funds for any distribution date, unless and until, in the case of each class of those series 2003-C4 certificates, all distributions required to be made from those Standard Available P&I Funds with respect to the class A-1, A-2, A-3, A-4, A-1-A, A-X and A-SP certificates and with respect to each other such class of series 2003-C4 certificates, if any, with an earlier alphabetical class designation, have been so made.

         If any of the Standard Available P&I Funds for any distribution date remain after all of the foregoing distributions have been made therefrom with respect to the series 2003-C4 interest only certificates and the series 2003-C4 principal balance certificates (exclusive of the class MM certificates), then that remaining portion will be distributable to the holders of the class R certificates. Distributions with respect to the class MM certificates are to be made out of the Class MM Available P&I Funds.

         Distributions of Yield Maintenance Charges. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

         o if the prepaid mortgage loan as to which the subject Yield Maintenance Charge was received is the Mayfair Mall Mortgage Loan, the holders of the class MM certificates will be entitled to an amount equal to the product of--

                  1. the amount of the subject Yield Maintenance Charge, multiplied by

                  2. one (1) minus a fraction, not greater than one (1) or less than zero, the numerator of which is equal to the portion of the subject principal prepayment on the Mayfair Mall Mortgage Loan included in the Net Total Principal Distribution Amount for the distribution date corresponding to that collection period, and the denominator of which is the entire amount of that principal prepayment on the Mayfair Mall Mortgage Loan;

         o the holders of any class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date out of that portion of the Net Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

                  1. the amount of the subject Yield Maintenance Charge (exclusive of any portion thereof allocable to the class MM certificates), multiplied by

                  2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2003-C4 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

                  3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2003-C4 principal balance certificates on the subject distribution date from that portion of the Net Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to that portion of the Net Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

         o any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the two prior bullets will be distributed as follows:

                  1. for each of the first 37 distribution dates, if the class A-SP certificates are then outstanding, 13.50% of such amount to the holders of the class A-SP certificates and 86.50% of such amount to the holders of the class A-X certificates; and

                  2. otherwise, entirely to the holders of the class A-X certificates.

         For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

         After the distribution date on which the last of the offered certificates is retired, 100% of all Yield Maintenance Charges collected on the underlying mortgage loans will be distributed as additional interest to the holders of non-offered classes of the series 2003-C4 certificates.

         As described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charges to any particular class of series 2003-C4 certificates will be applied to the charges in question, net of any liquidation fee payable therefrom.

         Neither we nor any of the underwriters makes any representation as to--

         o the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

         o        the collectability of that prepayment consideration.

         See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

         Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest.

         Distributions on the Class MM Certificates. On each distribution date, the trustee will apply the Class MM Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class MM Available P&I Funds:

                  first, to make distributions of interest to the holders of the class MM certificates up to the total interest distributable on that class on that distribution date;

                  second, to make distributions of principal to the holders of the class MM certificates up to the Class MM Principal Distribution Amount for that distribution date;

                  third, to reimburse the holders of the class MM certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below; and

                  fourth, to distribute any remaining portion of the Class MM Available P&I Funds to the holders of the class R certificates.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o        distributions on the series 2003-C4 certificates,

         o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2003-C4 certificates, and

         o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

         In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds from an REO Property will be applied--

         o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

         o thereafter, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2003-C4 principal balance certificates. If this occurs following the distributions made to the 2003-C4 certificateholders on any distribution date, then: (a) the total principal balance of the class MM certificates will be reduced until it equals the Allocated Principal Balance of the Mayfair Mall Junior Portion that will be outstanding immediately following that distribution date; and (b) the respective total principal balances of the following classes of the series 2003-C4 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2003-C4 certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the Allocated Principal Balance of the Mayfair Mall Junior Portion) that will be outstanding immediately following that distribution date.

              ORDER OF ALLOCATION                   CLASS
              -------------------           ---------------------
                      1st                             P
                      2nd                             O
                      3rd                             N
                      4th                             M
                      5th                             L
                      6th                             K
                      7th                             J
                      8th                             H
                      9th                             G
                     10th                             F
                     11th                             E
                     12th                             D
                     13th                             C
                     14th                             B
                     15th                    A-1, A-2, A-3, A-4
                                                 and A-1-A*

         --------------------

         * Pro rata based on the respective total principal balances of the subject classes.

         The above-described reductions in the total principal balances of the respective classes of the series 2003-C4 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2003-C4 certificates.

         The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

         o the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with--

                  1. all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

                  2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

         o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation, net of select items that may be payable or reimbursable from those proceeds to the respective parties to the pooling and servicing agreement;

provided that, in the case of the Mayfair Mall Mortgage Loan, the foregoing calculation will be made with respect to the entire Mayfair Mall Loan Group with any resulting Realized Loss to be allocated among those mortgage loans generally based on principal balance.

         If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post ARD Additional Interest, also will be treated as a Realized Loss.

         The following items, to the extent that they are paid out of collections on the mortgages pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

         o any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

         o any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

         o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

         o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

                  1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

                  2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Governing
                           Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

                  3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax
                           Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

         o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller; and

         o any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

         Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments, in each case net of related master servicing fees and work-out fees, that--

         o were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

         o were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

         o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

         o        a fraction--

                  1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

                  2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

         With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2003-C4 certificates on that distribution date.

         Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

         If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

         The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. The trustee may conclusively rely on the determination of the master servicer regarding the recoverability of any monthly debt service advance.

         Notwithstanding the foregoing, however, upon a determination that a previously made monthly debt service advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, either of the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable monthly debt service advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable monthly debt service advance over time, or not to do so, benefits some classes of series 2003-C4 certificateholders to the detriment of other classes of series 2003-C4 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or a violation of any fiduciary duty owed by any party to the series 2003-C4 certificateholders.

         The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the trust fund will be payable in connection with the reimbursement of that monthly debt service advance--

         o first, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

         o then, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

         To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2003-C4 certificates. Amounts paid to the master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any underlying mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

         A monthly debt service payment will be assumed to be due with respect to:

         o each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         o each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

         The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Trustee Reports. Based solely on information in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2003-C4 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2003-C4 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

         Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in November 2003.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2003-C4 certificateholders only those persons in whose names the series 2003-C4 certificates are registered on the books and records of the certificate registrar.

         Information Available Electronically. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

         The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

         The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

         Other Information. The pooling and servicing agreement will obligate the trustee (or, in the case of items 5., 6. and 7. below, the master servicer or the special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any registered holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

         1. the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

         2. all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2003-C4 certificateholders since the date of initial issuance of the offered certificates;

         3. all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

         4. all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

         5. the most recent inspection report with respect to each mortgaged real property securing an underlying mortgage loan prepared by the master servicer or the special servicer, as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

         6. the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the master servicer or the special servicer;

         7. the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer, as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

         8. the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

         Copies of any and all of the foregoing items will be available from the trustee, the master servicer or the special servicer, as applicable, upon request. However, except with respect to the Series 2002-C4 Directing Certificateholder (to the extent such request is not excessive or duplicative), the trustee, the master servicer or the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above to registered holders, beneficial owners and prospective purchasers of series 2002-C4 certificates, the trustee, the master servicer or the special servicer, as applicable, may require:

         o in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

         o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

         The voting rights for the series 2003-C4 certificates will be allocated as follows:

         o 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P
                  and MM certificates, in proportion to the respective total principal balances of those classes;

         o 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective notional amounts of those classes; and

         o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

         Voting rights allocated to a class of series 2003-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General. The yield on any offered certificate will depend on--

         o the price at which the certificate is purchased by an investor, and

         o the rate, timing and amount of distributions on the certificate.

         The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

         o        the pass-through rate for the certificate,

         o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

         o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

         o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

         Pass-Through Rates. The pass-through rates on the class A-4, B, C, D and E certificates will be variable and will be equal to or limited by the Weighted Average Net Pool Pass-Through Rate from time to time. The Weighted Average Net Pool Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Interest Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Interest Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Pool Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

         Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

         Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

         o        the amount of distributions on your offered certificates,

         o        the yield to maturity of your offered certificates,

         o the rate of principal distributions on your offered certificates, and

         o        the weighted average life of your offered certificates.

         Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

         o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

         The Effect of Loan Groups. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2003-C4 certificates, the holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

         o        prevailing interest rates;

         o        the terms of those mortgage loans, including--

                  1. provisions that impose prepayment lock-out periods, and

                  2.       amortization terms that require balloon payments;

         o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

         o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

         o        the quality of management of the mortgaged real properties;

         o        the servicing of those mortgage loans;

         o        possible changes in tax laws; and

         o        other opportunities for investment.

         See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

         o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

         o        the relative importance of those factors;

         o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         o the overall rate of prepayment or default on the underlying mortgage loans.

         Delay in Distributions. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of September 30, 2003 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

         o multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

         o        summing the results; and

         o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

         As described in this prospectus supplement, the Net Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-4 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2 and A-3 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Net Total Principal Distribution Amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2003-C4 principal balance certificates.

         The tables set forth in Exhibit C show with respect to each class of offered certificates--

         o        the weighted average life of that class, and

         o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

         The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

         We make no representation that--

         o the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

         o all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

         o underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.


                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The series 2003-C4 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of September 11, 2003, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

         Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov".

THE MASTER SERVICER AND THE SPECIAL SERVICER

         General. KRECM will be the master servicer, and Lennar will be the special servicer, with respect to the mortgage pool.

         The information set forth in this prospectus supplement concerning each of the master servicer and the special servicer has been provided by KRECM and Lennar, respectively. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

         KRECM. KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

         As of June 30, 2003, KRECM was responsible for servicing approximately 4,483 commercial and multifamily loans with a total principal balance of approximately $22.6 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 2,626 of the loans, with a total principal balance of approximately $15.8 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

         Lennar. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will initially be appointed as special servicer of the mortgage pool and in such capacity will be responsible for servicing the specially serviced mortgage loans.

         The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

         o acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

         o        investing in high-yielding real estate loans, and

         o investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

         Lennar and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of April 30, 2003, Lennar and its affiliates were managing a portfolio which included an original count of 14,800 assets in most states across the country and in Europe with an original face value of over $94 billion, most of which are commercial real estate assets. Included in this managed portfolio are $91 billion of commercial real estate assets representing 108 securitization transactions, for which Lennar acts as special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

THE TRUSTEE

         Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo will maintain an office at: (a) with respect to certificate transfers and surrenders, Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479; and
(b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

         The information set forth in the immediately preceding paragraph has been provided by Wells Fargo. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2003-C4 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

         Underlying Mortgage Loans. The master servicer and the special servicer must each service and administer the respective mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

         o        any and all applicable laws,

         o        the express terms of the pooling and servicing agreement,

         o the express terms of the respective mortgage loans and any applicable intercreditor or co-lender agreements, and

         o        to the extent consistent with the foregoing, the Servicing
                  Standard.

         In general, the master servicer will be responsible for the servicing and administration of--

         o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

         o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

         If a Servicing Transfer Event occurs with respect to any mortgage loan in trust fund, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

         In general, subject to specified requirements and certain consents and approvals of the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder, the Mayfair Mall Companion Lenders and/or the holder of any related B-Note Companion Loan, as applicable, provided for in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of those mortgage loans in the trust fund as to which, in each case, a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of any REO Properties in the trust fund.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer:

         o to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and REO Properties in the trust fund; and

         o otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the trust fund.

         Neither the master servicer nor the special servicer will have responsibility for the performance by the other of their respective obligations and duties under the pooling and servicing agreement.

         The master servicer will transfer servicing of a mortgage loan in the trust fund to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

         In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by the trustee or other successor to the master servicer, except for cause.

         Mayfair Mall Companion Loans. The Mayfair Mall Companion Loans will not be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the Mayfair Mall Companion Loans. The Mayfair Mall Companion Loans will, however, be serviced under the pooling and servicing agreement by the master servicer and the special servicer in the same manner, and subject to the same servicing standard, as the Mayfair Mall Mortgage Loan. Each of the Mayfair Mall Mortgage Loan and the Mayfair Mall Companion Loans are subject to the Mayfair Mall Intercreditor Agreement, between the trust fund, as holder of the Mayfair Mall Mortgage Loan, and the Mayfair Mall Companion Lenders. The Mayfair Mall Intercreditor Agreement provides, among other things, that all amounts received from the related borrower or in respect of the related mortgaged real property shall be paid on a pari passu, pro rata basis to the trust fund, as holder of the Mayfair Mall Mortgage Loan, and to the Mayfair Mall Companion Lenders.

         B-Note Companion Loans. No B-Note Companion Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the B-Note Companion Loans. Each B-Note Companion Loan will, however, be serviced under the pooling and servicing agreement by the special servicer if (a) a Servicing Transfer Event has occurred and is continuing with respect to the related A-Note Mortgage Loan, and (b) an A/B Material Default has occurred and is continuing under the related A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities in respect of the mortgage pool will be the master servicing fee.

         The master servicing fee:

         o will be earned with respect to each and every underlying mortgage loan, including--

                  1. each mortgage loan, if any, that is being specially serviced,

                  2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

                  3. each mortgage loan as to which defeasance has occurred; and

         o        in the case of each and every underlying mortgage loan, will--

                  1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

                  2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.0300% per annum to 0.1500% per annum,

                  3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                  4. be payable to the master servicer monthly from amounts received with respect to interest on that mortgage loan.

         As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.0380% per annum.

         For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primarily serviced by the master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate, net of 2.175 basis points, set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Administrative Fees") included on Exhibit A-1 of this prospectus supplement.

         If KRECM resigns or is terminated as master servicer, it will be entitled to the excess servicing strip, which is a portion of the master servicing fee. KRECM will be paid such excess servicing strip unless those funds are required to compensate a successor master servicer for assuming KRECM's responsibilities as master servicer. If KRECM resigns or is terminated as primary servicer, it will be entitled to the primary servicing fee from the related mortgage loans, except to the extent that any portion of such primary servicing fee is required to compensate a successor primary servicer for assuming the duties of KRECM as primary servicer.

         The master servicer will earn a master servicing fee with respect to each Companion Loan, but it will be payable out of interest collections thereon. The trust fund is not responsible for any master servicing fees with respect to any Companion Loan.

         Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to an underlying mortgage loan during any collection period (other than a Prepayment Interest Shortfall resulting from a principal prepayment accepted by the master servicer or the special servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer or the special servicer, as applicable, reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard and, in the case of the master servicer, it has obtained the consent of the special servicer), (iv) pursuant to applicable law or a court order, (iv) at the request of or with the consent of the Series 2003-C4 Directing Certificateholder or (v) as permitted by the related loan documents), then the master servicer or the special servicer, whichever accepted the subject principal prepayment, must make a non-reimbursable payment with respect to the related distribution date in the amount of such Prepayment Interest Shortfall.

         Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls with respect to the mortgage pool will be included in the Standard Available P&I Funds or the Class MM Available P&I Funds, as applicable, for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

         o any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

         o any payments made by the master servicer with respect to the related distribution date to cover those Prepayment
                  Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2003-C4 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be--

         o        the special servicing fee,

         o        the work-out fee, and

         o        the liquidation fee.

         Special Servicing Fee.  The special servicing fee:

         o        will be earned with respect to--

                  1. each underlying mortgage loan, if any, that is being specially serviced, and

                  2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

         o in the case of each underlying mortgage loan described in the foregoing bullet, will--

                  1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

                  2. accrue at a special servicing fee rate of 0.25% per annum,

                  3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                  4. be payable to the special servicer from collections of interest on that mortgage loan.

         Any special servicing fees in respect of any Mayfair Mall Companion Loan will be payable solely out of collections on that loan.

         Work-out Fee. The special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund that has been worked-out by it. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject underlying mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan in the trust fund will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

         If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were worked-out by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those work-out fees.

         Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2003-C4 certificateholders.

         Any work-out fees in respect of any Mayfair Mall Companion Loan will be payable solely out of collections on that loan.

         Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any mortgage loan in the trust fund for a Material Breach of representation or warranty or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as that cure period may be extended). As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any liquidation expenses, and further exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

         o the repurchase or replacement of any underlying mortgage loan for a Material Breach or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (as that cure period may be extended);

         o the purchase of the Mayfair Mall Mortgage Loan by the Class MM Directing Certificateholder during the applicable Mayfair Mall Cure Period, as described under "--The Class MM Directing Certificateholder" below;

         o the purchase of the Mayfair Mall Mortgage Loan by any Mayfair Mall Companion Lender during the applicable Mayfair Mall Cure Period, as described under "--The Mayfair Mall Companion Lenders" below;

         o the purchase of the Mayfair Mall Mortgage Loan by the Series 2003-C4 Directing Certificateholder during the applicable Mayfair Mall Cure Period, as contemplated under "--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class" below;

         o the purchase of any Defaulted Loan by the special servicer or any of its affiliates pursuant to a fair value purchase option, as described under "--Fair Value Purchase Option" below;

         o the purchase of any A-Note Mortgage Loan by the holder of the related B-Note Companion Loan pursuant to the related A/B Intercreditor Agreement, as described under "Description of the Mortgage Pool--The A/B Loan Pairs" in this prospectus supplement;

         o the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement, during the specified purchase option period; or

         o the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2003-C4 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2003-C4 certificateholders.

         Any liquidation fees in respect of any Mayfair Mall Companion Loan will be payable solely out of collections on that loan.

         Special Servicing Compensation With Respect to the B-Note Companion Loans. The special servicer will be entitled to such compensation with respect to the B-Note Companion Loans as is provided under the respective A/B Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2003-C4 certificateholders with respect to the related A-Note Mortgage Loan.

         Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of:

         o the amount of all Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

         o the amount of certain Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period.

         In addition, the following items collected on the underlying mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

         o any late payment charges and Default Interest actually collected on any particular underlying mortgage loan, to the extent that such late payment charges and Default Interest are not otherwise applied--

                  1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by, and reimbursed to, that party with respect to that mortgage loan or the related mortgaged real property,

                  2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan,

                  3. to reimburse the trust fund for any other Additional Trust Fund Expenses related to that mortgage loan, and

         o any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

         The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

         o will generally be entitled to retain any interest or other income earned on those funds, and

         o will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding any of those accounts.

         The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

         o will be entitled to retain any interest or other income earned on those funds, and

         o will be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding its REO account; provided that the accounts meet the related requirements set forth in the pooling and servicing agreement.

         Payment of Expenses; Servicing Advances. The master servicer and the special servicer will each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

         In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or the special servicer in connection with the servicing of an underlying mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

         In general, the special servicer will not have any obligation to make servicing advances. The special servicer will be required to request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis, for which requests may be made on a more frequent basis). The special servicer must make the request, in writing, at least five business days prior to when the subject servicing advance is required to be made (or, with respect to emergency servicing advances, within two business days of the special servicer's receipt of notice that the emergency servicing advances are required). The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the special servicer does not fulfill its obligation to provide the master servicer with notice and information regarding any servicing advance, the master servicer will have no obligation to make the subject servicing advance.

         If the master servicer is required under the series 2003-C4 pooling and servicing agreement to make a servicing advance, but it does not do so when the servicing advance is required to be made, then the trustee will be required:

         o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

         o if the failure continues for three more business days after that notice, to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. The master servicer may conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance.

         Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2003-C4 certificateholders to the detriment of other classes of series 2003-C4 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a violation of any fiduciary duty owed by any party to the series 2003-C4 certificateholders.

         The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in the master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or, if a specially serviced mortgage loan or REO Property is involved, the special servicer, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2003-C4 certificateholders (as a collective whole) or, if the Mayfair Mall Loan Group, an A/B Loan Pair or an REO Property related to the Mayfair Mall Loan Group or an A/B Loan Pair is involved, the series 2003-C4 certificateholders and the holder of the related Companion Loan (as a collective whole).

         The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

         o first, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

         o then, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

REPLACEMENT OF THE SPECIAL SERVICER

         Subject to the discussion in the next paragraph, the holder or holders of series 2003-C4 certificates representing a majority interest in the series 2003-C4 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2003-C4 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

         1. written confirmation from each of Moody's and S&P, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2003-C4 certificates, and

         2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

         Subject to substantially the same conditions as are contemplated by the prior paragraph, including receipt of rating agency confirmation, a Mayfair Mall Control Group may remove the special servicer, with or without cause, but only in respect of the Mayfair Mall Loan Group, and appoint a successor special servicer to the terminated special servicer. If the special servicer for the Mayfair Mall Loan Group is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require. A special servicer appointed with respect to the Mayfair Mall Loan Group by a Mayfair Mall Control Group as contemplated by this paragraph may not be replaced by the majority holders of the series 2003-C4 controlling class as contemplated by the preceding paragraph.

         In connection with any termination as described in the preceding two paragraphs, the terminated special servicer will be entitled to, among other things:

         o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

         o reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

         o continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

         o continued rights to some or all workout fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-SALE PROVISIONS AND DUE-ON-ENCUMBRANCE

         In general, the master servicer may not waive any due-on-sale or due-on-encumbrance clause in, or consent to the assumption of, any performing mortgage loan in the trust fund without the consent of the special servicer. The master servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, or assumptions of, performing mortgage loans in the trust fund that were acquired from KeyBank. The special servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, or assumptions of, specially serviced mortgage loans in the trust fund and performing mortgage loans in the trust fund that were not acquired from KeyBank.

         The master servicer or the special servicer, as applicable, will be required to enforce any such due-on-sale clause in, or refuse to consent to the assumption of, any mortgage loan in the trust fund, unless the special servicer determines in accordance with the Servicing Standard, that--

         o        not declaring an event of default under the related mortgage;
                  or

         o        granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

         If the special servicer determines that--

         o        not declaring an event of default under the related mortgage;
                  or

         o        granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the master servicer or the special servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

         o the credit status of the proposed transferee complies with the Servicing Standard and the related loan documents; and

         o with respect to any underlying mortgage loan (1) the principal balance of which is $20,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents 5% or more of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from Moody's and S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2003-C4 certificates; provided that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

         No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Modifications, Waivers, Amendments and Consents" below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

         As long as the mezzanine lender is a mortgage loan seller or satisfies various institutional lender criteria, the consent of the special servicer and the receipt of a rating confirmation will generally not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

         The master servicer, with respect to performing mortgage loans in the trust fund that we acquired from KeyBank, or the special servicer, with respect to all specially serviced mortgage loans in the trust fund and performing mortgage loans in the trust fund which were not acquired from KeyBank, will be required to enforce any due-on-encumbrance clause in any mortgage loan in the trust fund, and in connection therewith will be required to (1) accelerate payments thereon or (2) withhold its consent to such lien or encumbrance unless--

         o the special servicer determines, in accordance with the Servicing Standard, that not accelerating such payments or granting such consent would produce a greater recovery, on a present value basis, than taking those actions, and

         o with respect to any mortgage loan (1) the principal balance of which is $20,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents at least 5% of the aggregate outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan),
                  (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans at such time,
                  (c) has an aggregate debt service coverage ratio that is equal to or less than 1.20x, or (d) has an aggregate loan-to-value ratio that is equal to or greater than 85%, the master servicer or the special servicer, as applicable, receives prior written confirmation from, as applicable, Moody's and/or S&P, that not accelerating payments on the related mortgage loan or that granting such consent, as applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2003-C4 certificates; provided that the master servicer or the special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund; and provided, further, that no such confirmation would be required from S&P unless certain loan-to-value and/or debt service coverage tests are not satisfied, taking into account the additional --- debt, or the outstanding principal amount of the subject mortgage loan(s) are above certain minimum thresholds.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The pooling and servicing agreement will permit the master servicer or the special servicer, as applicable, to modify, waive or amend any term of the related mortgage loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph and except as contemplated under "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions" above and under "Description of the Mortgage Pool--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement, such modification, waiver or amendment, will not--

         o affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges, but excluding late payment charges and Default Interest) payable under the mortgage loan;

         o affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

         o except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment; or

         o in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

         Notwithstanding clause (b) of the preceding paragraph, the special servicer may--

         o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

         o reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

         o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

         o        extend the maturity of any specially serviced mortgage loan;

         o waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard; and/or

         o        accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable and, in the sole good faith judgment of the special servicer and in accordance with the Servicing Standard, the modification would increase the recovery on the subject mortgage loan to series 2003-C4 certificateholders and any affected holder of a Companion Loan.

         However, in no event will the special servicer be permitted (or permit the Master Servicer) to--

         (1) extend the maturity date of any underlying mortgage loan beyond a date that is three years prior to the rated final distribution date;

         (2) extend the maturity date of any underlying mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

         (3) extend the maturity date of any underlying mortgage loan beyond a date which is 10 years prior to the expiration of the term of such ground lease if the mortgage loan is secured by a ground lease; or

         (4) defer interest due on any underlying mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

         With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease. Neither the master servicer nor the special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan, other than a specially serviced mortgage loan, on any day other than its due date, unless, among other things, the master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

         The master servicer and the special servicer will notify each other, the trustee and, in some cases, the rating agencies, of any modification, waiver or amendment of any term of a mortgage loan agreed to by the master servicer or the special servicer, as the case may be, and must deliver to the trustee (in the case of the special servicer, with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer.

         The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of the pooled mortgage loans will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class" below, "--The

Class MM Directing Certificateholder" below, "--The Mayfair Mall Companion Lenders" below and "Description of the Mortgage Pool--The A/B Loan Pairs".

         Any modification, amendment or waiver of the Mayfair Mall Loan Group must be structured so as to affect the Mayfair Mall Mortgage Loan and each Mayfair Mall Companion Loan proportionately in accordance with the respective amounts due under those mortgage loans.

REQUIRED APPRAISALS

         Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

         o an appraisal had previously been obtained within the prior twelve months, and

         o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

         As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. If such appraisal is not received, and an internal valuation is not completed, within the requisite time period or if, for any underlying mortgage loan with a Stated Principal Balance of $2,000,000 or less, the special servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction Amount for the related underlying mortgage loan will be 25% of its Stated Principal Balance as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

         o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above and has remained current for twelve consecutive monthly payments under the terms of the workout, and

         o no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect to the subject mortgage loan.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

         General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

         Deposits. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the date of initial issuance of the offered certificates with respect to the underlying mortgage loans (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in September 2003 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

         o all principal payments, including principal prepayments, collected on the underlying mortgage loans;

         o all interest payments, including Default Interest and Post-ARD Additional Interest, collected on the underlying mortgage loans;

         o any Yield Maintenance Charges and late payment charges collected on the underlying mortgage loans;

         o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of the underlying mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of the underlying mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

         o any amounts received and retained in connection with the liquidation of any of the underlying mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure, any purchase thereof by a mezzanine lender or as otherwise contemplated under "--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class", "--The Class MM Directing Certificateholder", "--The Mayfair Mall Companion Lenders", "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

         o any amounts paid to cure any default with respect to the Mayfair Mall Mortgage Loan by the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder or a Mayfair Mall Companion Lender, as applicable, as described below under "--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class", "--The Class MM Directing Certificateholder" and "--The Mayfair Mall Companion Lenders", respectively;

         o any amounts paid by or on behalf of Column or KeyBank in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, any of the underlying mortgage loans by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

         o any amounts paid to purchase or otherwise acquire all of the underlying mortgage loans and any related REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

         o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the master servicer's collection account;

         o all payments with respect to the underlying mortgage loans or any related REO Properties required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

         o any amounts with respect to REO Properties relating to the underlying mortgage loans, which amounts are transferred by the special servicer from its REO account; and

         o any amounts with respect to the underlying mortgage loans that are transferred from any debt service reserve accounts.

         Upon receipt of any of the amounts described in the first seven bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

         Notwithstanding the foregoing, amounts received with respect to the Mayfair Mall Loan Group or the related mortgaged real property will be deposited into an account maintained by the master servicer with respect to the Mayfair Mall Loan Group and thereafter amounts allocable to the Mayfair Mall Mortgage Loan will be transferred to the collection account.

         Also, notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to any A/B Loan Pair, for so long as such A/B Material Default is continuing, amounts received with respect to that A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the master servicer solely with respect to that A/B Loan Pair and thereafter amounts allocable to the related A-Note Mortgage Loan will be transferred to the collection account.

         Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

         1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

                  (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

                  (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

                  (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2003-C4 certificateholders in accordance with any of clauses 2. through 20. below;

         2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

         3. to pay itself or the trustee earned and unpaid master servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

         4. to pay the special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

                  (a)      a specially serviced mortgage loan, or

                  (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

         5. to pay the special servicer or, if applicable, any predecessor to the special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled with respect to the mortgage pool, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

         6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

         7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular mortgage loan in the trust fund as to which, or that relates to the mortgaged real property as to which, that advance was made;

         8. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

         9. to pay the master servicer or the special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

         10. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

         11. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, certain servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

         12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for the unadvanced costs and expenses incurred by the trust fund due to actions taken based upon an environmental assessment of any mortgaged real property, as well as for the unadvanced costs and expenses incurred by the trust fund for certain additional environmental testing at any mortgaged real property;

         13. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

         14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for (a) the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the trust fund, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or master servicer and (c) the fees of the master servicer and/or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

         15. to reimburse itself, the special servicer or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

         16.      to pay for--

                  (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the trust fund; and

                  (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

         17. to pay any other items described in this prospectus supplement as being payable from the collection account;

         18. to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

         19. to pay any amount, in addition to normal remittances, allocable to the holder of a Companion Loan pursuant to the related intercreditor, co-lender or similar agreement;

         20. to withdraw amounts deposited in the collection account in error; and

         21. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

         Permitted withdrawals from the loan-specific account maintained by the master servicer with respect to the Mayfair Mall Loan Group will be substantially the same as the withdrawals permitted out of the collection account, except that the withdrawals from the Mayfair Mall Loan Group account will relate solely to the Mayfair Mall Loan Group, and in no event will any amounts allocable to the Mayfair Mall Companion Loans be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the Mayfair Mall Mortgage Loan.

         Furthermore, in no event will any amounts allocable to a B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related A-Note Mortgage Loan. In addition, any amounts allocable to a B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related A-Note Mortgage Loan only to the extent described under "Description of the Mortgage Pool--The A/B Loan Pairs" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

         The pooling and servicing agreement grants the Series 2003-C4 Directing Certificateholder and the special servicer an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a Series 2003-C4 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2003-C4 certificates is no longer the series 2003-C4 controlling class.

         Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Series 2003-C4 Directing Certificateholder of such determination.

         Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any Defaulted Loan in the trust fund, including as the Series 2003-C4 Directing Certificateholder or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of that mortgage loan is no less than the amount that the master servicer considers to be the fair value of that mortgage loan. In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph shall be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the master servicer's collection account a fee, as specified in the pooling and servicing agreement, for each such confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan that is made by the master servicer or the trustee, as the case may be.

         Each holder of the Purchase Option may, at its option, purchase a Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

         o if the special servicer has not yet determined the fair value of the Defaulted Loan, the unpaid principal balance of the Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to such Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

         o if the special servicer has made such fair value determination, the fair market value of the Defaulted Loan as determined by the special servicer.

         If the most recent fair value calculation was made more than 90 days prior to the exercise date of the Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

         Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but the special servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or, in the case of the Mayfair Mall Mortgage Loan, as specifically contemplated under "--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class", "--The Class MM Directing Certificateholder" and "--The Mayfair Mall Companion Lenders" below.

         If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

         o the related mortgagor's cure of all defaults that caused such mortgage loan to be a Defaulted Loan,

         o the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure,

         o the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a workout, or

         o in the case of the Mayfair Mall Mortgage Loan, the purchase of that mortgage loan from the trust fund, as contemplated under "--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class", "--The Class MM Directing Certificateholder" and "--The Mayfair Mall Companion Lenders" below.

         There can be no assurance that the Fair Value of any Defaulted Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

         In connection with any exercise of the Purchase Option with respect to the Mayfair Mall Mortgage Loan, the purchaser would be required to reimburse parties to the pooling and servicing agreement for amounts owing to them with respect to the Mayfair Mall Companion Loans.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

         If a default on any underlying mortgage loan in the trust fund has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

         o        institute foreclosure proceedings;

         o        exercise any power of sale contained in the related mortgage;

         o        obtain a deed in lieu of foreclosure; or

         o otherwise acquire title to the related mortgaged real property, by operation of law or otherwise;

provided that the pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD Loan.

         The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2003-C4 certificates (or, in the case of the Mayfair Mall Loan Group or an A/B Loan Pair, the holders of the series 2003-C4 certificates and the holder of the related Companion Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

         o the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

         o        either:

                  1.       the report indicates that--

                           (a)      the particular real property is in
                                    compliance with applicable environmental laws and regulations, and

                           (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2003-C4 certificates, as a collective whole (or, in the case of the Mayfair Mall Loan Group or an A/B Loan Pair, for the holders of the series 2003-C4 certificates and the holder of the related Companion Loan, as a collective whole), on a present value basis, than not taking those actions.

         If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2003-C4 certificates and, in the case of the Mayfair Mall Loan Group or an A/B Loan Pair, the holder of the related Companion Loan, may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

         If liquidation proceeds collected with respect to any defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2003-C4 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2003-C4 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund (or, in the case of the Mayfair Mall Loan Group or an A/B Loan Pair, on behalf of the trust fund and the holder of the related Companion Loan), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

         o        the IRS grants an extension of time to sell the property, or

         o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code.

         The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

         In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

         o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

         o to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

         The special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

         o a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code, or

         o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

         This determination is most likely to occur in the case of an REO property that is a hotel. To the extent that income the trust fund receives from an REO property is subject to--

         o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

         o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2003-C4 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in the REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of:

         o any withdrawals made out of those amounts, as described in the preceding sentence; and

         o any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to the Mayfair Mall Loan Group or an A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicer's collection account. The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

THE SERIES 2003-C4 DIRECTING CERTIFICATEHOLDER AND THE SERIES 2003-C4 CONTROLLING CLASS

         General. As of any date of determination, the controlling class of series 2003-C4 certificateholders will be the holders of the most subordinate class of series 2003-C4 certificates then outstanding, other than the class MM, A-X, A-SP, R and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2003-C4 certificates, exclusive of the class MM, A-X, A-SP, R and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2003-C4 certificateholders will be the holders of the most subordinate class of series 2003-C4 certificates then outstanding, other than the class MM, A-X, A-SP, R and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2003-C4 controlling class, the class A-1, A-2, A-3, A-4 and A-1-A certificates will represent a single class.

         The "Series 2003-C4 Directing Certificateholder" is a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2003-C4 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2003-C4 controlling class, as certified by the certificate registrar from time to time; provided, however, that until a Series 2003-C4 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2003-C4 controlling class that a Series 2003-C4 Directing Certificateholder is no longer designated, the series 2003-C4 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2003-C4 controlling class certificates will be the Series 2003-C4 Directing Certificateholder.

         Certain Rights and Powers of the Series 2003-C4 Directing Certificateholder. The special servicer is, in general, required to notify the Series 2003-C4 Directing Certificateholder of its intention to take, or consent to the master servicer's taking, any of the Specially Designated Servicing Actions in respect of the mortgage pool or any REO Property. The special servicer will, in general, not be permitted to take any Specially Designated Servicing Action with respect to the mortgage pool or any REO Property as to which the Series 2003-C4 Directing Certificateholder has objected in writing within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2003-C4 certificateholders and the holder of any related Companion Loan (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a Specially Designated Servicing Action with respect to a mortgage loan or REO Property without waiting for the Series 2003-C4 Directing Certificateholder's response.

         In addition, the Series 2003-C4 Directing Certificateholder may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage loans and REO properties in the trust fund that the Series 2003-C4 Directing Certificateholder may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         Notwithstanding the foregoing, no such advice, direction or objection of the Series 2003-C4 Directing Certificateholder contemplated by the foregoing paragraphs may--

         o require or cause the special servicer or master servicer to violate any applicable law;

         o require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and the master servicer to act in accordance with the Servicing Standard and not to impair the status of the trust fund REMICs as REMICs;

         o require or cause the special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement;

         o expose the master servicer, the special servicer, us, either of the mortgage loan sellers, the trust fund, the trustee or their or our affiliates, officers, directors, employees or agents to any claim, suit or liability; or

         o materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement; and

neither the master servicer nor the special servicer will follow any such direction if given by the Series 2003-C4 Directing Certificateholder or initiate any such actions.

         Also notwithstanding the foregoing, the Series 2003-C4 Directing Certificateholder will not be entitled to exercise any of the foregoing rights and powers with respect to the Mayfair Mall Loan Group or any related REO Property, except to the extent it is part of a Mayfair Mall Control Group. However, following the occurrence and during the continuation of a Mayfair Mall Change-of-Control Event, the Series 2003-C4 Directing Certificateholder will be entitled to the same cure rights, consultation rights and purchase option with respect to the Mayfair Mall Loan Group to which the Class MM Directing Certificateholder is otherwise entitled for so long as no Mayfair Mall Change-of-Control Event exists. See "--The Class MM Directing Certificateholder" below.

         By its acceptance of a series 2003-C4 certificate, each series 2003-C4 certificateholder confirms its understanding that the Series 2003-C4 Directing Certificateholder may take actions that favor the interests of one or more classes of the series 2003-C4 certificates over other classes of the series 2003-C4 certificates and that the Series 2003-C4 Directing Certificateholder may have special relationships and interests that conflict with those of holders of some classes of the series 2003-C4 certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2003-C4 Directing Certificateholder, each series 2003-C4 certificateholder agrees to take no action against the Series 2003-C4 Directing Certificateholder as a result of such a special relationship or conflict.

THE CLASS MM DIRECTING CERTIFICATEHOLDER

         General. The "Class MM Directing Certificateholder" is a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the class MM certificates selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the class MM certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class MM Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the class MM certificates that a Class MM Directing Certificateholder is no longer designated, the class MM certificateholder that beneficially owns the largest aggregate principal balance of the class MM certificates will be the Class MM Directing Certificateholder.

         Certain Rights and Powers of the Class MM Directing Certificateholder Prior to a Mayfair Mall Change-of-Control Event. So long as no Mayfair Mall Change-of-Control Event has occurred and is continuing, the Class MM Directing Certificateholder will have the following rights of consultation, purchase rights and cure rights with respect to the Mayfair Mall Loan Group. FOR SO LONG AS A MAYFAIR MALL CHANGE-OF-CONTROL EVENT EXISTS, THE CLASS MM DIRECTING CERTIFICATEHOLDER WILL NO LONGER HAVE THE FOLLOWING RIGHTS, AND SUCH RIGHTS WILL BE TRANSFERRED TO THE SERIES 2003-C4 DIRECTING CERTIFICATEHOLDER.

         Consultation Rights. Prior to taking, or permitting the master servicer to take, any of the Specially Designated Servicing Actions with respect to the Mayfair Mall Loan Group or any related REO Property, the special servicer will be required to notify the Class MM Directing Certificateholder of its intent to take or permit the subject action. For a limited period following its receipt of any such notice, the Class MM Directing Certificateholder may contact the special servicer regarding the proposed action. The special servicer will have no obligation to follow any advice of or take any direction from the Class MM Directing Certificateholder with respect to any proposed Specially Designated Servicing Action or otherwise.

         Purchase Option. Prior to entering into any modification of the Mayfair Mall Loan Group that would materially affect the monetary terms of the Mayfair Mall Loan Group, the master servicer or special servicer, as applicable, must provide the Class MM Directing Certificateholder with notice thereof and with all information that the master servicer or the special servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class MM Directing Certificateholder will have the right to purchase the Mayfair Mall Mortgage Loan at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any applicable liquidation fee) and each of the Mayfair Mall Companion Loans at a comparable price, if it notifies the master servicer or the special servicer, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option; provided that such purchase option will terminate at the end of that five business day period or upon receipt of notice by the special servicer that the Mayfair Mall Mortgage Loan will otherwise be sold pursuant to the pooling and servicing agreement; and provided, further, that in connection with any such purchase of the Mayfair Mall Mortgage Loan, the purchaser would be required to reimburse parties to the pooling and servicing agreement for amounts owing to them with respect to the Mayfair Mall Companion Loans that are not otherwise covered by the purchase price. In the event that it elects to exercise such purchase option, the Class MM Directing Certificateholder must deliver the total applicable purchase price to the master servicer within three business days after the end of the five business day period referred to in the prior sentence.

         Under the pooling and servicing agreement, the Class MM Directing Certificateholder will have the right, by written notice to the master servicer and special servicer delivered (a) during any Mayfair Mall Cure Period for which the Class MM Directing Certificateholder is entitled to make a Mayfair Mall Cure Payment or (b) at any time that the Mayfair Mall Mortgage Loan is being specially serviced and provided that the Mayfair Mall Mortgage Loan is then in default or default with respect thereto is reasonably foreseeable, to purchase the Mayfair Mall Mortgage Loan in whole but not in part at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any applicable liquidation fee) and/or to purchase each of the Mayfair Mall Companion Loans at a comparable price; provided that, if the Class MM Directing Certificateholder purchases any of the Mayfair Mall Companion Loans, then it must purchase all of them (although the Class MM Directing Certificateholder may purchase the Mayfair Mall Mortgage Loan without purchasing the Mayfair Mall Companion Loans and may purchase the Mayfair Mall Companion Loans without purchasing the Mayfair Mall Mortgage Loan); and provided, further, that in connection with any such purchase of the Mayfair Mall Mortgage Loan, the purchaser would be required to reimburse parties to the pooling and servicing agreement for amounts owing to them with respect to the Mayfair Mall Companion Loans that are not otherwise covered by the purchase price. Upon the delivery of such notice to the master servicer and special servicer, the Class MM Directing Certificateholder is required to purchase the Mayfair Mall Mortgage Loan at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the special servicer. The right of the Class MM Directing Certificateholder to purchase the Mayfair Mall Mortgage Loan or any Mayfair Mall Companion Loan under clause (a) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Mayfair Mall Cure Period. The right of the Class MM Directing Certificateholder to purchase the Mayfair Mall Mortgage Loan under clause (b) of the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

         The right of the Class MM Directing Certificateholder to purchase the Mayfair Mall Mortgage Loan or any Mayfair Mall Companion Loan under either of the prior paragraphs will, in all cases, terminate upon the purchase of the Mayfair Mall Mortgage Loan pursuant to the purchase option described above under "--Fair Value Purchase Option" or upon the occurrence of a Mayfair Mall Change-of-Control Event.

         Cure Rights. The master servicer or special servicer (depending on whether the Mayfair Mall Mortgage Loan is being specially serviced) will be required to deliver to the Class MM Directing Certificateholder, notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any material non-monetary default with respect to the Mayfair Mall Mortgage Loan. Upon receipt of such notice, the Class MM Directing Certificateholder will have the right to cure defaults with respect to the Mayfair Mall Loan Group during the Mayfair Mall Cure Period; provided, however, that no single cure event can continue (i.e., the borrower itself has failed to remedy the subject default) for a period of more than 90 consecutive days, nor may all applicable cure events (without double counting concurrent periods) continue for more than 120 days, in the aggregate, in any 365-day period. In the event that the Class MM Directing Certificateholder elects to cure a default that can be cured by making a Mayfair Mall Cure Payment, the Class MM Directing Certificateholder is required to make such Mayfair Mall Cure Payment to the master servicer. The master servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses. The right of the Class MM Directing Certificateholder to reimbursement of any Mayfair Mall Cure Payment (including the reimbursement of a previous advance and interest thereon made by the master servicer, the special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Mayfair Mall Loan Group.

         Limitation on Liability. By its acceptance of a series 2003-C4 certificate, each series 2003-C4 certificateholder confirms its understanding that the Class MM Directing Certificateholder may take actions that favor the interests of the holders of the class MM certificates over the interests of the holders of other classes of series 2003-C4 certificates and that the Class MM Directing Certificateholder may have special relationships and interests that conflict with those of holders of such other classes of series 2003-C4 certificates; and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Class MM Directing Certificateholder, each series 2003-C4 certificateholder agrees to take no action against the Class MM Directing Certificateholder as a result of such a special relationship or conflict.

THE MAYFAIR MALL COMPANION LENDERS

         Certain Rights and Powers of the Mayfair Mall Companion Lenders. The special servicer will be required to notify the Mayfair Mall Companion Lenders, among others, of its intention to take, or consent to the master servicer's taking, any Specially Designated Servicing Actions in respect of the Mayfair Mall Loan Group or any related REO Property. The special servicer will, in general, not be permitted to take any of the Specially Designated Servicing Actions with respect to the Mayfair Mall Loan Group or any REO Property as to which a Mayfair Mall Control Group has objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2003-C4 certificateholders and Mayfair Mall Companion Lenders (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a Specially Designated Servicing Action with respect to the Mayfair Mall Loan Group or any related REO Property without waiting for the response of any Mayfair Mall Companion Lender or any other person or entity; and provided, further, that, regardless of whether it constitutes part of a Mayfair Mall Control Group, a Mayfair Mall Companion Lender will still be entitled, for a limited period following its receipt of the above-described notice, to contact and consult with the special servicer regarding the proposed Specially Designated Servicing Action.

         In addition, a Mayfair Mall Control Group may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the Mayfair Mall Loan Group (if it is being specially serviced) or any related REO Property that such Mayfair Mall Control Group may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         Notwithstanding the foregoing, no such advice, direction or objection of any Mayfair Mall Control Group contemplated by the foregoing paragraphs may--

         o require or cause the special servicer or master servicer to violate any applicable law;

         o require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and the master servicer to act in accordance with the Servicing Standard and not to impair the status of the trust fund REMICs as REMICs;

         o require or cause the special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement;

         o expose the master servicer, the special servicer, us, either of the mortgage loan sellers, the trust fund, the trustee or their or our affiliates, officers, directors, employees or agents to any claim, suit or liability; or

         o materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement; and

neither the master servicer nor the special servicer will follow any such direction if given by a Mayfair Mall Control Group or initiate any such actions.

         A Mayfair Mall Control Group may include the Series 2003-C4 Directing Certificateholder or may consist solely of Mayfair Mall Companion Lenders. In all cases, a Mayfair Mall Control Group will include at least one Mayfair Mall Companion Lender or its representative or designee.

         Additional Rights and Powers of the Mayfair Mall Companion Lenders.

         Purchase Option. Prior to entering into any modification of the Mayfair Mall Loan Group that would materially affect the monetary terms of the Mayfair Mall Loan Group, the master servicer or special servicer, as applicable, must provide the Mayfair Mall Companion Lenders with notice thereof and with all information that the master servicer or the special servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. One or more of the Mayfair Mall Companion Lenders will have the right to purchase the Mayfair Mall Mortgage Loan at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any applicable liquidation fee), if it notifies the master servicer or the special servicer, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option; provided that such purchase option will terminate at the end of that five business day period or upon receipt of notice by the special servicer that the Mayfair Mall Mortgage Loan will otherwise be sold pursuant to the pooling and servicing agreement; and provided, further, that in connection with any such purchase of the Mayfair Mall Mortgage Loan, the purchaser would be required to reimburse parties to the pooling and servicing agreement for amounts owing to them with respect to the Mayfair Mall Companion Loans that are not otherwise covered by the purchase price. In the event that any Mayfair Mall Companion Lender entitled to do so elects to exercise such purchase option, that Mayfair Mall Companion Lender must deliver the applicable purchase price to the master servicer within three business days after the end of the five business day period referred to in the prior sentence.

         Under the pooling and servicing agreement and the Mayfair Mall Intercreditor Agreement, one or more of the Mayfair Mall Companion Lenders will have the right, by written notice to the master servicer and special servicer delivered (a) during any Mayfair Mall Cure Period for which any such Mayfair Mall Companion Lender is entitled to make a Mayfair Mall Cure Payment or (b) at any time that the Mayfair Mall Mortgage Loan is being specially serviced and provided that the Mayfair Mall Mortgage Loan is then in default or default with respect thereto is reasonably foreseeable, to purchase the Mayfair Mall Mortgage Loan in whole but not in part at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any applicable liquidation fee); provided that in connection with any such purchase of the Mayfair Mall Mortgage Loan, the purchaser would be required to reimburse parties to the pooling and servicing agreement for amounts owing to them with respect to the Mayfair Mall

Companion Loans that are not otherwise covered by the purchase price. Upon the delivery of such notice to the master servicer and special servicer, the relevant Mayfair Mall Companion Lender is required to purchase the Mayfair Mall Mortgage Loan at the relevant purchase price, on a date not less than approximately five business days nor more than approximately ten business days after the date of the required notice, which will be established by the special servicer. The right of any Mayfair Mall Companion Lender to purchase the Mayfair Mall Mortgage Loan under clause (a) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Mayfair Mall Cure Period. The right of any Mayfair Mall Companion Lender to purchase the Mayfair Mall Mortgage Loan under clause (b) of the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

         The right of any Mayfair Mall Companion Lender to purchase the Mayfair Mall Mortgage Loan under either of the prior paragraphs will, in all cases, be subject to the right of the Class MM Directing Certificateholder or the Series 2003-C4 Directing Certificateholder, as applicable, to purchase the Mayfair Mall Companion Loans.

         Cure Rights. The master servicer or special servicer (depending on whether the Mayfair Mall Mortgage Loan is being specially serviced) will be required to deliver to the Mayfair Mall Companion Lenders, notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any material non-monetary default with respect to the Mayfair Mall Mortgage Loan. Upon receipt of such notice, one or more of the Mayfair Mall Companion Lenders will have the right to cure defaults with respect to the Mayfair Mall Loan Group during the Mayfair Mall Cure Period; provided, however, that no single cure event can continue (i.e., the borrower itself has failed to remedy the subject default) for a period of more than 90 consecutive days, nor may all applicable cure events (without double counting concurrent periods) continue for more than 120 days, in the aggregate, in any 365-day period. In the event that a Mayfair Mall Companion Lender elects to cure a default that can be cured by making a Mayfair Mall Cure Payment, that Mayfair Mall Companion Lender is required to make such Mayfair Mall Cure Payment to the master servicer. The master servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses. The right of a Mayfair Mall Companion Lender to reimbursement of any Mayfair Mall Cure Payment (including the reimbursement of a previous advance and interest thereon made by the master servicer, the special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Mayfair Mall Loan Group.

         Designees. Any Mayfair Mall Companion Lender may designate or appoint a representative to exercise any or all of its rights and powers described in this "--Mayfair Mall Companion Lenders" section.

         It is anticipated that each Mayfair Mall Companion Loan will be securitized. If so, any particular holder or holders of securities from any such securitization, or its or their representative, may be designated to exercise the rights and powers of the holder of the securitized Mayfair Mall Companion Loan described in this "--Mayfair Mall Companion Lenders" section.

SECURITIES BACKED BY THE MAYFAIR MALL COMPANION LOANS

         Because each Mayfair Mall Companion Loan is expected to be securitized, some servicing actions with respect to the Mayfair Mall Loan Group may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned to the securities backed by the Mayfair Mall Companion Loans.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2004, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,500,000, once every two years (or at lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2003-C4 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

         Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

         On or before May 1 of each year, beginning in 2004, each of the master servicer and the special servicer must:

         o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

                  1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

                  2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

         o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

         In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions, among others, will be considered events of default under the pooling and servicing agreement:

         o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

         o the master servicer fails to remit to the trustee for deposit in the trustee's distribution account or to any holder of a Companion Loan any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

         o the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which written notice has been given to the master servicer by the trustee;

         o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement and that failure continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2003-C4 Directing Certificateholder, by any Mayfair Mall Companion Lender or by certificateholders entitled to not less than 25% of the series 2003-C4 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

         o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2003-C4 certificateholders or any Mayfair Mall Companion Lender, and that breach continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2003-C4 Directing Certificateholder, by any Mayfair Mall Companion Lender or by certificateholders entitled to not less than 25% of the series 2003-C4 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

         o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the master servicer or the special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

         o the master servicer or the special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

         o the master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

         o Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2003-C4 certificates or (b) placed one or more classes of series 2003-C4 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either clauses (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole factor in such rating action; or

         o the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and the master servicer or the special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2003-C4 certificateholders entitled to not less than 25% of the series 2003-C4 voting rights (or, if any Mayfair Mall Companion Lender is materially and adversely affected by the subject event of default, at the direction thereof), the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have

(a) as a series 2003-C4 certificateholder or (b) with respect to any unpaid servicing compensation, including the excess servicing strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

         o succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

         o appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

         Certificateholders entitled to a majority of the series 2003-C4 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2003-C4 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a successor master servicer, except for cause.

         In general, certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2003-C4 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2003-C4 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Also, the Mayfair Mall Companion Lenders must consent to any waiver of an event of default that materially and adversely affects them. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

         No series 2003-C4 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

         o that holder previously has given to the trustee written notice of default;

         o except in the case of a default by the trustee, series 2003-C4 certificateholders entitled to not less than 25% of the series 2003-C4 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

         o the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2003-C4 certificateholders, unless in the trustee's opinion, those series 2003-C4 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

         The trustee is at all times required to be a corporation, bank, trust company or banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

         o        be authorized under those laws to exercise trust powers,

         o have a combined capital and surplus of at least $50,000,000, and

         o be subject to supervision or examination by federal or state authority.

         If the corporation, bank, trust company or banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2003-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every underlying mortgage loan in the trust fund, including those as to which the related mortgaged real property has become an REO Property. In each case, that fee will accrue at 0.00175% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

         The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

         o entitled to retain any interest or other income earned on those funds, and

         o required to cover any losses of principal of those investments from its own funds.

         The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding the distribution account or the interest reserve account.

         See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

         The obligations created by the pooling and servicing agreement will terminate following the earlier of--

         1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

         2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2003-C4 controlling class, the special servicer or the master servicer, in that order of preference.

         Written notice of termination of the pooling and servicing agreement will be given to each series 2003-C4 certificateholder. The final distribution with respect to each series 2003-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2003-C4 certificate registrar or at any other location specified in the notice of termination.

         Any purchase by any single holder or group of holders of the series 2003-C4 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

         o        the sum of--

                  1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                           o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

                           o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

                  2. the appraised value of all REO properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

         o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser(s) under the pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2003-C4 certificates. However, the right of any single holder or group of holders of the series 2003-C4 controlling class, the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2003-C4 certificateholders, will constitute part of the Standard Available P&I Funds or the Class MM Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

AMENDMENT

         In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

         o the holders of the series 2003-C4 certificates entitled to not less than 662/3% of the series 2003-C4 voting rights, not taking into account series 2003-C4 certificates held by us or any of our affiliates or agents, and

         o all of the series 2003-C4 certificateholders that will be adversely affected by the amendment in any material respect.

         Furthermore, no amendment of the pooling and servicing agreement may adversely affect any Mayfair Mall Companion Lender or the holder of any B-Note Companion Loan without the consent of that person.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

         The master servicer and the special servicer will be permitted to purchase any class of series 2003-C4 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or the special servicer's interest as a holder of the series 2003-C4 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer or the special servicer are required to administer the related mortgage loans in accordance with the Servicing

Standard set forth therein without regard to ownership of any certificate by the master servicer or the special servicer or any affiliate thereof.


                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                   MORTGAGED PROPERTIES LOCATED IN CALIFORNIA

         The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in California, which mortgage loans represent 17.54% of the initial net mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

         Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the initial issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

         The assets of REMIC I will generally include--

         o        the underlying mortgage loans,

         o any REO Properties acquired on behalf of the series 2003-C4 certificateholders,

         o        the master servicer's collection account,

         o        the special servicer's REO account, and

         o the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

         For federal income tax purposes,

         o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

         o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

         o the class A-X, A-SP, A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P and MM certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

         o the class R certificates will evidence interests in the sole class of residual interests in each of REMIC I, REMIC II and REMIC III, and

         o the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of any Post-ARD Additional Interest accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, it is anticipated that none of the offered certificates will be issued with more than a de minimis amount of original issue discount.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

         When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

         o the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

         o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

         o there will be no extension of maturity for any mortgage loan in the trust fund.

         However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. Moreover, so long as 95% or more of the assets of the REMIC are "real estate assets", the offered certificates will be treated in their entirety as real estate assets.

         Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

         o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

         o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in an underlying mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

         1. the borrower pledges substitute collateral that consist solely of certain government securities,

         2.       the related mortgage loan documents allow that substitution,

         3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

         4. the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

YIELD MAINTENANCE CHARGES

         It is not entirely clear under the Internal Revenue Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charge had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

         See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

         If you are--

         o        a fiduciary of a Plan, or

         o        any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

         If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2003-C4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2003-C4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2003-C4 certificates.

         If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

         o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

         o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

         The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

         o first, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

         o third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than the Exemption-Favored Parties);

         o        fourth, the following must be true--

                  1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

                  2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

                  3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Underwriter Exemption also requires that the trust fund meet the following requirements:

         o the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

         o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

         o the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

         o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

         o        the continued holding of offered certificates by a Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

         o on behalf of a Plan sponsored by any member of the Restricted Group, and

         o by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

         o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

                  1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

                  2.       an affiliate of that borrower,

         o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

         o        the continued holding of offered certificates by a Plan.

         Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

         Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

         o        providing services to the Plan, or

         o        having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

         The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

         o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

         o the investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

         The class A-1, A-2, A-3, A-4, B and C certificates will be "mortgage related securities" within the meaning of SMMEA, so long as they are rated in one of the two highest rating categories by one of the rating agencies. None of the other offered certificates will be "mortgage related securities" within the meaning of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         Except as to the status of certain classes of the offered certificates as "mortgage related securities," neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

         o        are legal investments for them, or

         o        are subject to investment, capital or other restrictions.

         In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

         o        prudent investor provisions,

         o        percentage-of-assets limits, and

         o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

         There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.


                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.


                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in an underwriting agreement dated September 11, 2003, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

                 UNDERWRITER                        CLASS A-1          CLASS A-2           CLASS A-3          CLASS A-4
                                                    -----------       ------------         -----------       ------------
Credit Suisse First Boston LLC...............       $66,934,000       $118,226,000         $89,652,000       $508,497,000
Greenwich Capital Markets, Inc...............          $0                  $0                 $0                  $0
McDonald Investments Inc.....................          $0                  $0                 $0                  $0
                                                    -----------       ------------         -----------       ------------
TOTAL........................................       $66,934,000       $118,226,000         $89,652,000       $508,497,000

                 UNDERWRITER                         CLASS B            CLASS C             CLASS D            CLASS E
                                                    -----------       ------------         -----------       ------------
Credit Suisse First Boston LLC...............       $36,765,000        $16,711,000         $33,422,000        $16,711,000
Greenwich Capital Markets, Inc...............          $0                  $0                 $0                  $0
McDonald Investments Inc.....................          $0                  $0                 $0                  $0
                                                    -----------       ------------         -----------       ------------
TOTAL........................................       $36,765,000        $16,711,000         $33,422,000        $16,711,000

         The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of the offered certificates may be terminated.

         Our proceeds from the sale of the offered certificates will be approximately 100.46% of the total initial principal balance of the offered certificates, plus accrued interest from September 1, 2003, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $4,500,000.

         The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

         The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

         We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

         We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 13th business day following the date hereof (this settlement cycle being referred to as "T+13"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next 12 succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+ 13, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.


                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.


                                     RATING

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                   CLASS              MOODY'S             S&P
                   -----              -------             ---
                    A-1                 Aaa               AAA
                    A-2                 Aaa               AAA
                    A-3                 Aaa               AAA
                    A-4                 Aaa               AAA
                     B                  Aa2                AA
                     C                  Aa3               AA-
                     D                  A2                 A
                     E                  A3                 A-

         The ratings on the offered certificates address the likelihood of--

         o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

         o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

         The ratings on the offered certificates take into consideration--

         o    the credit quality of the mortgage pool,

         o structural and legal aspects associated with the offered certificates, and

         o the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o the tax attributes of the offered certificates or of the trust fund,

         o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

         o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

         o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

         o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's and/or S&P.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

         "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

         "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "540 Madison Avenue Mortgage Loan" means the underlying mortgage loan secured by the 540 Madison Avenue Property.

         "540 Madison Avenue Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "540 Madison Avenue".

         "A/B Intercreditor Agreement" means, with respect to each A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between KeyBank or Column, as applicable, as the initial holder of the related A-Note Mortgage Loan, and CBA, as the initial holder of the related B-Note Companion Loan.

         "A/B Loan Pair" shall mean any A-Note Mortgage Loan, together with the related B-Note Companion Loan.

         "A/B Material Default" means, with respect to any A/B Loan Pair, one of the following events: (a) either the related A-Note Mortgage Loan or the related B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

         "A-Note Mortgage Loan" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Princeton Square Apartments, Ryan's Pointe Apartments and Canyon Woods Apartments, respectively. Each A-Note Mortgage Loan will, together with the corresponding B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Acceptable Insurance Default" means, with respect to any underlying mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, as to which default neither the master servicer nor the special servicer is required to take enforcement action so long as the special servicer has determined in accordance with the Servicing Standard that either:

         o such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located, or

         o    such insurance is not available at any rate.

         "Additional Collateral Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

         "Additional Trust Fund Expense" means an expense (other than master servicing fees and trustee fees) of the trust fund that--

         o arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

         o    is not included in the calculation of a Realized Loss,

         o is not covered by a servicing advance or a corresponding collection from the related borrower, and

         o to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

         We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Administrative Fee" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, including any primary servicing fee, and the trustee fee are calculated.

         "AIG" means American International Group, Inc.

         "Allocated Loan Amount" means, for each mortgaged real property relating to a multi-property mortgage loan in the trust fund, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated Loan Amount for each mortgaged real property securing a multi-property mortgage loan in the trust fund was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

         "Allocated Principal Balance" means, in respect of the Mayfair Mall Mortgage Loan, the portion of the Stated Principal Balance of the Mayfair Mall Mortgage Loan allocated to the Mayfair Mall Senior Portion or the Mayfair Mall Junior Portion, as the case may be, which portion, at any given time, will equal:

         o    in the case of the Mayfair Mall Senior Portion, the lesser of--

              1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Mayfair Mall Mortgage Loan that is allocable to the Mayfair Mall Senior Portion, which portion is equal to $47,347,970, over (b) all collections and/or advances of principal with respect to the Mayfair Mall Mortgage Loan that have previously been allocated to the Mayfair Mall Senior Portion, and included in the Standard Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Mayfair Mall--Allocation of Payments Between the Mayfair Mall Senior Portion and the Mayfair Mall Junior Portion" in this prospectus supplement, and

              2. the then Stated Principal Balance of the Mayfair Mall Mortgage Loan; and

         o    in the case of the Mayfair Mall Junior Portion, the lesser of--

              1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Mayfair Mall Mortgage Loan that is allocable to the Mayfair Mall Junior Portion, which portion is equal to $2,491,998, over (b) all collections and/or advances of principal with respect to the Mayfair Mall Mortgage Loan that have previously been allocated to the Mayfair Mall Junior Portion, and included in the Class MM Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Mayfair Mall--Allocation of Payments Between the Mayfair Mall Senior Portion and the Mayfair Mall Junior Portion" in this prospectus supplement, and

              2. the excess, if any, of (a) the then Stated Principal Balance of the Mayfair Mall Mortgage Loan, over (b) the then Allocated Principal Balance of the Mayfair Mall Senior Portion.

         "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (i) the sum of (A) 90% of the appraised value of the related mortgaged real property as determined (I) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the master servicer as a servicing advance) or (II) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus (B) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (ii) the sum of (X) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (Y) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (Z) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed). Notwithstanding the foregoing, in the case of the Mayfair Mall Mortgage Loan, any calculation of an Appraisal Reduction Amount will generally
(a) take into account the Mayfair Mall Companion Loans and (b) involve the allocation of the collateral, servicing advances and interest on servicing advances among the respective mortgage loans comprising the Mayfair Mall Loan Group.

         "Appraisal Reduction Event" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

         o 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

         o the date on which a reduction in the amount of monthly payments on a mortgage loan; or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

         o 60 days after a receiver has been appointed for the borrower of the related mortgaged real property;

         o    30 days after a borrower declares bankruptcy;

         o 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

         o    immediately after a mortgaged real property becomes an REO
              Property;

provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate certificate balances of all classes of series 2003-C4 principal balance certificates (other than the series 2003-C4 class A-1, A-2, A-3, A-4 and A-1-A certificates) have been reduced to zero; and provided, further, that if the MM class is the only class of series 2003-C4 principal balance certificates outstanding besides the A-1, A-2, A-3, A-4 and/or A-1-A classes, then Appraisal Reduction Events will only occur with respect to the Mayfair Mall Mortgage Loan.

         "ARD Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

         "ASTM" means the American Society for Testing and Materials.

         "Audit Program" means the Audit Program for Mortgages serviced for FHLMC.

         "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

         o    Yield Maintenance Charges, or

         o    Post ARD Additional Interest.

         The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2003-C4 certificates on that date.

         "B-Note Companion Loan" shall mean, with respect to each A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such A-Note Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such A-Note Mortgage Loan.

         "Blackbaud Plaza Mortgage Loan" means the underlying mortgage loan secured by the Blackbaud Plaza Property.

         "Blackbaud Plaza Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Blackbaud Plaza".

         "CBA" means CBA-Mezzanine Capital Finance, LLC.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

         "Circle Centre Mall Mortgage Loan" means the underlying mortgage loan secured by the Circle Centre Mall Property.

         "Circle Centre Mall Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Circle Centre Mall".

         "Class MM Available P&I Funds" means that portion of the Available P&I Funds that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the Mayfair Mall Junior Portion in accordance with "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Mayfair Mall--Allocation of Payments Between the Mayfair Mall Senior Portion and the Mayfair Mall Junior Portion" in this prospectus supplement.

         "Class MM Directing Certificateholder" means a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the class MM certificates selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the class MM certificates; provided, however, that until a Class MM Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the class MM certificates that a Class MM Directing Certificateholder is no longer designated, the class MM certificateholder that beneficially owns the largest aggregate principal balance of the class MM certificates will be the Class MM Directing Certificateholder.

         "Class MM Principal Distribution Amount" means, with respect to any distribution date, the amount of principal allocable to the Mayfair Mall Junior Portion, without regard to available funds, in accordance with clause fifth under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Mayfair Mall--Allocation of Payments Between the Mayfair Mall Senior Portion and the Mayfair Mall Junior Portion" in this prospectus supplement.

         "Clearstream, Luxembourg" means Clearstream Banking, Luxembourg.

         "Column" means Column Financial, Inc.

         "Companion Loans" means, collectively, the Mayfair Mall Companion Loans and the B-Note Companion Loans.

         "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

         o with respect to any underlying mortgage loan, other than the Mayfair Mall Mortgage Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

              1. the cut-off-date principal balance of the subject mortgage loan, to

              2. the Most Recent Appraised Value of the related mortgaged real property;

         o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

              1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

              2. the total Most Recent Appraised Value for all of the related mortgaged real properties; and

         o    with respect to the Mayfair Mall Mortgage Loan, the ratio of--

              1. the cut-off date principal balance of the Mayfair Mall Mortgage Loan, to

              2. 25% of the Most Recent Appraised Value of the Mayfair Mall Property;

         o    with respect to the Mayfair Mall Senior Portion, the ratio of--

              1. the initial Allocated Principal Balance of the Mayfair Mall Senior Portion, to

              2. 25% of the Most Recent Appraised Value of the Mayfair Mall Property.

         "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

         "Default Interest" means any interest that--

         o accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

         o is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

         "Defaulted Loan" means any mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

         "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

         For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

         o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

              1. from operating statements relating to a complete fiscal year of the borrower ended in 2000, 2001 or 2002 or a trailing 12-month period ended in 2002 or 2003,

              2. by annualizing the amount of expenses for partial 2002 or 2003 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

              3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

              4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

         o the "expense modifications" made to the historical annual operating expenses for that property include--

              1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

              2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

              3.   the underwritten recurring replacement reserve amounts,

              4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

              5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

              6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

              7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

         The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

         By way of example, Estimated Annual Operating Expenses generally include--

         o    salaries and wages,

         o    the costs or fees of--

              1.   utilities,

              2.   repairs and maintenance,

              3.   replacement reserves,

              4.   marketing,

              5.   insurance,

              6.   management,

              7.   landscaping,

              8.   security, if provided at the property, and

         o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

         Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

         "Estimated Annual Revenues" means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

         For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

         o the "base estimated annual revenues" for that property were generally assumed to equal--

              1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

              2. in the case of a hospitality property, the estimated average room sales, and

              3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

         o the "revenue modifications" made to the base estimated annual revenues for that property include--

              1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

              2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

              3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

              4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

              5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

         By way of example, Estimated Annual Revenues generally include:

         o for multifamily rental properties and manufactured housing communities, rental and other revenues,

         o for hospitality properties, room, food and beverage, telephone and other revenues, and

         o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

         In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

         o determined on the assumption that the property was net leased to a single tenant at market rents, and

         o derived from rental rate and vacancy information for the surrounding real estate market.

         "Euroclear" means The Euroclear System.

         "Exemption-Favored Party" means any of the following--

         o    Credit Suisse First Boston LLC,

         o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

         o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "Fair Value" means the fair value of the Defaulted Loan, determined in accordance with the Servicing Standard, taking into account the factors set forth in the pooling and servicing agreement.

         "FF&E" means furniture, fixtures and equipment.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Fitch" means Fitch, Inc.

         "GAAP" means generally accepted accounting principles.

         "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

         "Initial Mayfair Mall Junior Percentage" means a fraction, expressed as a percentage--

         o the numerator of which is the initial total principal balance of the class MM certificates, and

         o the denominator of which is the cut-off date principal balance of the Mayfair Mall Mortgage Loan.

         "Initial Mayfair Mall Senior Percentage" means a fraction, expressed as a percentage--

         o the numerator of which is the cut-off date principal balance of the Mayfair Mall Mortgage Loan, reduced by the initial total principal balance of the class MM certificates, and

         o the denominator of which is the cut-off date principal balance of the Mayfair Mall Mortgage Loan.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Jefferson Pointe Shopping Center Mortgage Loan" means the underlying mortgage loan secured by the Jefferson Pointe Shopping Center Property.

         "Jefferson Pointe Shopping Center Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Jefferson Pointe Shopping Center".

         "KeyBank" means KeyBank National Association.

         "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

         "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Lennar" means Lennar Partners, Inc.

         "LNR" means LNR Property Corporation.

         "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

         "Major Tenant" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

         "Material Breach" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

         "Material Document Defect" will have the meaning described under "Description of the Underlying Mortgage Loans--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

         "Maturity/ARD Balance" means:

         o with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions; and

         o with respect to the Mayfair Mall Senior Portion, the Initial Mayfair Mall Senior Percentage of the Maturity/ARD Balance of the Mayfair Mall Mortgage Loan.

         "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

         o with respect to any underlying balloon mortgage loan or ARD Loan, other than the Mayfair Mall Mortgage Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

              1.   the Maturity/ARD Balance of the subject mortgage loan, to

              2. the Most Recent Appraised Value of the related mortgaged real property;

         o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

              1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

              2. the total Most Recent Appraised Value of all of the related mortgaged real properties;

         o    with respect to the Mayfair Mall Mortgage Loan, the ratio of--

              1. the Maturity/ARD Balance of the Mayfair Mall Mortgage Loan, to

              2. 25% of the Most Recent Appraised Value of the Mayfair Mall Property; and

         o    with respect to the Mayfair Mall Senior Portion, the ratio of--

              1. the Maturity/ARD Balance of the Mayfair Mall Senior Portion, to

              2. 25% of the Most Recent Appraised Value of the Mayfair Mall Property.

         "Mayfair Mall Change-of-Control Event" means the event that exists when the total principal balance of the class MM certificates, net of any Appraisal Reduction Amount allocable to the Mayfair Mall Mortgage Loan, is less than 25% of the initial total principal balance of the class MM certificates.

         "Mayfair Mall Companion Loan" means any of the three mortgage loans with an aggregate cut-off date principal balance of $149,519,905 that are secured by a lien on the related borrower's interest in the Mayfair Mall Property, which three mortgage loans will not be in the trust fund.

         "Mayfair Mall Companion Lender" means the holder of a Mayfair Mall Companion Loan.

         "Mayfair Mall Control Group" means, as of any time of determination, the holder or holders of such mortgage loans comprising the Mayfair Mall Loan Group as then represent more than 50% of the unpaid principal balance of the Mayfair Mall Loan Group; provided that, for purposes of objecting to Specially Designated Servicing Actions proposed by the special servicer with respect to the Mayfair Mall Loan Group or any related REO Property, directing the actions of the special servicer with respect to the Mayfair Mall Loan Group (if it is being specially serviced) or any related REO Property and/or replacing the special servicer in respect of the Mayfair Mall Loan Group or any related REO Property, all as described under "The Pooling and Servicing Agreement--The Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Controlling Class", "--The Mayfair Mall Companion Lenders" and "--Replacement of the Special Servicer" in this prospectus supplement, any holder of a mortgage loan comprising the Mayfair Mall Loan Group may appoint a representative or designee to exercise its rights and, in the case of the Mayfair Mall Mortgage Loan, that designee will be the Series 2003-C4 Directing Certificateholder.

         "Mayfair Mall Cure Payment" means any payment made by the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder or a Mayfair Mall Companion Lender, as applicable, to cure a default on the part of the related borrower under the Mayfair Mall Loan Group.

         "Mayfair Mall Cure Period" means, as regards the Mayfair Mall Loan Group, the period within five business days of receipt of notice with respect to a monetary default and within 30 days of notice of a non-monetary default.

         "Mayfair Mall Intercreditor Agreement" means the agreement between the trust fund, as holder of the Mayfair Mall Mortgage Loan, and the Mayfair Mall Companion Lenders, providing, among other things, that all amounts received in respect of the Mayfair Mall Loan Group will be paid pro rata to the holder of the Mayfair Mall Mortgage Loan and the Mayfair Mall Companion Lenders.

         "Mayfair Mall Junior Portion" means the junior portion of the Mayfair Mall Mortgage Loan that consists of $2,491,998 of the entire cut-off date principal balance of the Mayfair Mall Mortgage Loan.

         "Mayfair Mall Loan Group" means the Mayfair Mall Mortgage Loan and the Mayfair Mall Companion Loans, collectively.

         "Mayfair Mall Mortgage Loan" means the mortgage loan with a cut-off date principal balance of $49,839,968 that is secured by a lien on the related borrower's interest in the Mayfair Mall Property, which mortgage loan will be in the trust fund.

         "Mayfair Mall Payment Trigger Event" means any of the following:

         (a)      an event of default under the Mayfair Mall Mortgage Loan;

         (b) a Servicing Transfer Event exists with respect to the Mayfair Mall Mortgage Loan;

         (c)      the Mayfair Mall Property has become an REO Property; or

         (d) payments of principal and interest are being made with respect to the Mayfair Mall Mortgage Loan in accordance with a modification or forbearance agreement.

         "Mayfair Mall Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the "Mayfair Mall".

         "Mayfair Mall Senior Portion" means the senior portion of the Mayfair Mall Mortgage Loan that consists of $47,347,970 of the entire cut-off date principal balance of the Mayfair Mall Mortgage Loan.

         "Mira Mesa Market Center East Mortgage Loan" means the underlying mortgage loan secured by the Mira Mesa Market Center East Property.

         "Mira Mesa Market Center East Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Mira Mesa Market Center East".

         "Mira Mesa Market Center West Mortgage Loan" means the underlying mortgage loan secured by the Mira Mesa Market Center West Property.

         "Mira Mesa Market Center West Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Mira Mesa Market Center West".

         "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2003-C4 certificates and the underlying mortgage loans:

         o the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial net mortgage pool balance is approximately $1,336,881,696;

         o the total initial principal balance or notional amount, as the case may be, of each class of series 2003-C4 certificates is as described in this prospectus supplement;

         o the pass-through rate for each interest-bearing class of series 2003-C4 certificates is as described in this prospectus supplement;

         o the Mayfair Mall Junior Portion has the characteristics set forth in this prospectus supplement and a cut-off date principal balance of $2,491,998;

         o there are no delinquencies or losses with respect to the underlying mortgage loans;

         o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

         o there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

         o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

         o each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

         o monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

         o no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

         o each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

         o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o all prepayments on the underlying mortgage loans are assumed to be--

              (1)  accompanied by a full month's interest, and

              (2)  received on the applicable due date of the relevant month;

         o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

         o none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

         o the only trust fund expenses are the trustee fee and the master servicing fee;

         o    there are no Additional Trust Fund Expenses;

         o funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

         o payments on the offered certificates are made on the 15th day of each month, commencing in October 2003; and

         o the offered certificates are settled on an assumed settlement date of September 30, 2003.

         "Moody's" means Moody's Investors Service, Inc.

         "Most Recent Appraised Value" or "Appraised Value" means for any mortgaged real property securing an underlying mortgage loan, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

         o    the "as is" value set forth in the related appraisal, plus

         o the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

         In general, the amount of costs assumed by the appraiser for these purposes is based on--

         o    an estimate by the individual appraiser,

         o    an estimate by the related borrower,

         o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

         o    a combination of these estimates.

         Unless specifically indicated otherwise, the Most Recent Appraised Value of the 540 Madison Avenue Property reflected in this prospectus supplement, or used in any calculations relevant to this prospectus supplement (including loan-to-value calculations), will be the Most Recent Appraised Value of the 540 Madison Avenue Property based upon the value of both the land and the improvements, without regard to the ground lease that presently encumbers the property. The 540 Madison Avenue Mortgage Loan is secured by a mortgage on the fee, subject to that ground lease, and the Most Recent Appraised Value of the 540 Madison Avenue Property based upon the present value of the ground rents would be materially lower than the Most Recent Appraised Value referred to in the prior sentence. In addition, the Most Recent Appraised Value of each of the Jefferson Pointe Shopping Center Property and the Shadle Center Property, respectively, reflected in this prospectus supplement (including for purposes of loan-to-value calculations), will be the Most Recent Appraised Value of those properties and will include the amount of a cash reserve or letter of credit, as applicable, held by the related lender pending satisfaction of various property performance criteria.

         "Most Recent Debt Service Coverage Ratio" or "Most Recent DSCR" means:

         o with respect to any underlying mortgage loan, other than the Mayfair Mall Mortgage Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1. the Most Recent Net Cash Flow for the related mortgaged real property, to

              2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in September 2003;

         o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1.   the total Most Recent Net Cash Flow for those properties, to

              2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in September 2003;

         o    with respect to the Mayfair Mall Mortgage Loan, the ratio of--

              1. 25% of the Most Recent Net Cash Flow for the Mayfair Mall Property, to

              2. twelve times the total monthly debt service payment for the Mayfair Mall Mortgage Loan on the related due date in September 2003; and

         o    with respect to the Mayfair Mall Senior Portion, the ratio of--

              1. 25% of the Most Recent Net Cash Flow for the Mayfair Mall Property, to

              2. twelve times an amount equal to the Initial Mayfair Mall Senior Percentage of the monthly debt service payment for the Mayfair Mall Mortgage Loan due on its due date in September 2003;

         provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of each of the first and second bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in September 2003 through and including the due date in August 2004 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

         "Most Recent Expenses" means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

         Expenses generally consist of all expenses incurred for the property, including--

         o    salaries and wages,

         o    the costs or fees of--

              1.   utilities,

              2.   repairs and maintenance,

              3.   marketing,

              4.   insurance,

              5.   management,

              6.   landscaping,

              7.   security, if provided at the property, and

         o    the amount of--

              1.   real estate taxes,

              2.   general and administrative expenses,

              3.   ground lease payments, and

              4.   other costs.

         For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

         In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

         "Most Recent Net Cash Flow" or "Most Recent NCF" means, with respect to each mortgaged real property that secures a mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

         o    underwritten replacement reserve amounts; and

         o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

         o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

         Unless specifically indicated otherwise, the Most Recent Net Cash Flow for the 540 Madison Avenue Property reflected in this prospectus supplement, or used in any calculations relevant to this prospectus supplement (including debt service coverage calculations), will be the Most Recent Net Cash Flow for the 540 Madison Avenue Property based upon the operations of the office building currently located on that property, without regard to the ground lease that presently encumbers the property. The 540 Madison Avenue Mortgage Loan is secured by a mortgage on the fee, subject to that ground lease, and the Most Recent Net Cash Flow of the 540 Madison Avenue Property based upon the ground rents would be materially lower than the Most Recent Net Cash Flow referred to in the prior sentence.

         "Most Recent Net Operating Income" or "Most Recent NOI" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

         Unless specifically indicated otherwise, the Most Recent Net Operating Income for the 540 Madison Avenue Property reflected in this prospectus supplement, or used in any calculations relevant to this prospectus supplement (including debt service coverage calculations), will be the Most Recent Net Operating Income for the 540 Madison Avenue Property based upon the operations of the office building currently located on that property, without regard to the ground lease that presently encumbers the property. The 540 Madison Avenue Mortgage Loan is secured by a mortgage on the fee, subject to that ground lease, and the Most Recent Net Operating Income of the 540 Madison Avenue Property based upon the ground rents would be materially lower than the Most Recent Net Operating Income referred to in the prior sentence.

         "Most Recent Operating Statement Date" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

         "Most Recent Revenues" means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

         o for a multifamily rental property or a manufactured housing community, rental and other revenues;

         o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

         o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

         In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

         o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

         o    the sum of--

              1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

              2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

         "Net Mortgage Interest Rate" means:

         o with respect to any mortgage loan in the trust fund, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, including any primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated;

         o with respect to the Mayfair Mall Senior Portion, 3.076250% per annum; and

         o with respect to the Mayfair Mall Junior Portion, 3.076250% per annum.

         "Net Mortgage Pass-Through Rate" means:

         o with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

         o with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis (other than the Mayfair Mall Mortgage
              Loan), for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

              1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

              2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date;

         o with respect to the Mayfair Mall Senior Portion, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

              1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Allocated Principal Balance of the Mayfair Mall Senior Portion immediately preceding that distribution date, multiplied by
                   (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for the Mayfair Mall Senior Portion as of the date of initial issuance of the offered certificates, and

              2. the denominator of which is the Allocated Principal Balance of the Mayfair Mall Senior Portion immediately preceding that distribution date; and

         o with respect to the Mayfair Mall Junior Portion, for any distribution date, a rate per annum equal to the product of (1) the Net Mortgage Interest Rate in effect for the Mayfair Mall Junior Portion as of the date of initial issuance of the offered certificates, multiplied by (2) a fraction, the numerator of which is the number of days in the related interest accrual period, and the denominator of which is 30.

         Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in each of clause 1. of the second bullet and clause 1. of the third bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in each of clause 1. of the second bullet and clause 1. of the third bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

         "Net Total Principal Distribution Amount" means the Total Principal Distribution Amount, exclusive of the Class MM Principal Distribution Amount, for any distribution date.

         "NRSF" means net rentable square footage.

         "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

         "Option Period" means the period during which the Purchase Option for any Defaulted Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "PCCP - 301 Walnut Mortgage Loan" means the underlying mortgage loan secured by the PCCP - 301 Walnut Property.

         "PCCP - 301 Walnut Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "PCCP - 301 Walnut".

         "PCCP - Commerce Centre Mortgage Loan" means the underlying mortgage loan secured by the PCCP - Commerce Centre Property.

         "PCCP - Commerce Centre Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "PCCP - Commerce Centre".

         "PCCP - Paramount Distribution Center Mortgage Loan" means the underlying mortgage loan secured by the PCCP - Paramount Distribution Center Property.

         "PCCP - Paramount Distribution Center Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "PCCP - Paramount Distribution Center".

         "PCCP Southern California Industrial Mortgage Loans" means the underlying mortgage loans secured by the PCCP Southern California Industrial Portfolio.

         "PCCP Southern California Industrial Portfolio" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as "PCCP
- Paramount Distribution Center", "PCCP - 301 Walnut" and "PCCP - Commerce Centre".

         "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

         o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

         o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

         o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

         o    other matters to which like properties are commonly subject,

         o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

         o if the related mortgage loan is the Mayfair Mall Mortgage Loan or an A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan.

         o if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

         "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

         "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

         "Post-ARD Additional Interest" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Prepayment Interest Excess" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

         "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

         "PTE" means prohibited transaction exemption.

         "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code; (k) not have a maturity date after the date three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2003-C4 certificates then rated by Moody's or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable mortgage loan seller);
(m) have been approved by the Series 2003-C4 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2003-C4 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the pooling and servicing agreement or the imposition of tax on any REMIC created under the pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

         "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Relevant Persons" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

         "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

         "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

         "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

         "REMIC III" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

         "REO Property" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2003-C4 certificateholders (or, if such property relates to the Mayfair Mall Loan Group or an A/B Loan Pair, for the benefit of the series 2003-C4 certificateholders and the holder of the related Companion Loan), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

         "Restricted Group" means, collectively, the following persons and entities--

         o    the trustee,

         o    the Exemption-Favored Parties,

         o    us,

         o    the master servicer,

         o    the special servicer,

         o    any sub-servicers,

         o    the mortgage loan sellers,

         o each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

         o    any and all affiliates of any of the aforementioned persons.

         "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

         "SEC" means the Securities and Exchange Commission.

         "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-4 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

         o the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the Mayfair Mall Junior Portion) that will be outstanding immediately following that distribution date; plus

         o    the lesser of--

              1. the Net Total Principal Distribution Amount for that distribution date, and

              2. the portion of the Standard Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1, A-2, A-3, A-4 and A-1-A certificates have been made on that distribution date.

         "Series 2003-C4 Directing Certificateholder" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2003-C4 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2003-C4 controlling class; provided, however, that until a Series 2003-C4 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than

50% of the total principal balance of the series 2003-C4 controlling class that a Series 2003-C4 Directing Certificateholder is no longer designated, the series 2003-C4 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2003-C4 controlling class certificates will be the Series 2003-C4 Directing Certificateholder.

         "Servicing Standard" means (subject to the discussion under "Description of the Mortgage Pool--The A/B Loan Pairs" in this prospectus supplement) the standard by which the master servicer and the special servicer will each service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the pooling and servicing agreement for the benefit of the series 2003-C4 certificateholders (as a collective whole) or, in the case of the Mayfair Mall Loan Group or an A/B Loan Pair, for the benefit of the series 2003-C4 certificateholders and the holder of the related Companion Loan (as a collective whole), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co-lender agreements and, to the extent consistent with the foregoing, further as follows--

         o (a) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the master servicer or the special servicer, as the case may be, whichever is higher;

         o with a view to the timely recovery of all scheduled payments of principal and interest under the serviced mortgage loans, the full collection of all Yield Maintenance Charges that may become payable under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2003-C4 certificateholders (as a collective whole) or, in the case of the Mayfair Mall Loan Group or an A/B Loan Pair, to the series 2003-C4 certificateholders and the holder of the related Companion Loan (as a collective whole), on a present value basis; and

         o    without regard to--

              (a) any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower, a mortgage loan seller or any other party to the pooling and servicing agreement,

              (b) the ownership of any series 2003-C4 certificate by the master servicer or the special servicer, as the case may be, or by any affiliate thereof,

              (c)  the master servicer's obligation to make advances,

              (d) the special servicer's obligation to request that the master servicer make servicing advances,

              (e) the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

              (f) the ownership, servicing or management for itself or others of any other mortgage loans or mortgaged properties by the master servicer or the special servicer or any affiliate of the master servicer or the special servicer, as applicable,

              (g) any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

              (h) any debt that the master servicer or the special servicer or any affiliate of the master servicer or the special servicer, as applicable, has extended to any borrower.

         "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

         1. in the case of a balloon loan, a payment default has occurred at its maturity date, or if the master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, such default continues unremedied (including, in the case of the Mayfair Mall Mortgage Loan, by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or a Mayfair Mall Companion Lender) beyond the earlier of (i) 60 days after its maturity date or (ii) the expiration of such commitment;

         2.   any monthly payment is more than 60 or more days delinquent;

         3.   the related borrower has--

              (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

              (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

              (3) has admitted in writing its inability to pay its debts generally as they become due;

         4. the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

         5. in the judgment of the master servicer or special servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower (or, in the case of the Mayfair Mall Mortgage Loan, by the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder or a Mayfair Mall Companion Lender) within 60 days and, in respect of a determination by the special servicer that a payment default is imminent, the Series 2003-C4 Directing Certificateholder has concurred with such determination; or

         6. any other default (exclusive of an Acceptable Insurance Default) has occurred under the related mortgage loan documents that, in the judgment of the master servicer or special servicer, has materially and adversely affected the value of the related mortgage loan (and/or in the case of the Mayfair Mall Mortgage Loan, any Mayfair Mall Companion Loan) and has continued unremedied (including, in the case of the Mayfair Mall Mortgage Loan, by the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder or a Mayfair Mall Companion Lender) for 60 days (irrespective of any grace period specified in the related mortgage note).

         A Servicing Transfer Event will cease to exist, if and when:

         o with respect to the circumstances described in clauses 1. and 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

         o with respect to the circumstances described in clauses 3. and 5. of this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

         o with respect to the circumstances described in clause 4. of this definition, the proceedings are terminated; and

         o with respect to the circumstances described in clause 6. of this definition, the default is cured in the judgment of the special servicer.

         "Shadle Center Mortgage Loan" means the underlying mortgage loan secured by the Shadle Center Property.

         "Shadle Center Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Shadle Center".

         "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Designated Servicing Actions" means any of the following actions with respect to any mortgage loan, mortgaged real property or REO Property that is being serviced and/or administered under the pooling and servicing agreement:

         o any modification, waiver or amendment of a monetary term of a mortgage loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

         o any foreclosure or comparable conversion of the ownership of a mortgaged real property securing a specially serviced mortgage loan;

         o any proposed sale of an REO Property, other than in connection with the termination of the trust fund as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

         o any determination to bring a mortgaged real property or an REO Property into compliance with applicable environmental laws;

         o any acceptance of substitute or additional collateral for a specially serviced mortgage loan (other than in accordance with the terms of that mortgage loan);

         o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan;

         o any waiver of a "due-on-sale" or "due-on-encumbrance" clause under any mortgage loan;

         o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

         o any release of collateral for a specially serviced mortgage loan (other than in accordance with the terms of, or upon satisfaction of, that mortgage loan); and

         o such other events as may be expressly provided for in the pooling and servicing agreement.

         "Standard Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

         o    Yield Maintenance Charges,

         o    Post-ARD Additional Interest, or

         o    Class MM Available P&I Funds.

         The trustee will apply the Standard Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2003-C4 certificates (other than the class MM and V certificates) on that date.

         "Stated Principal Balance" means, for each mortgage loan in the trust fund, an amount that:

         o will initially equal its unpaid principal balance as of its due date in September 2003 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

         o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

              1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

              2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

         "TI/LC" means tenant improvements and leasing commissions.

         "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2003-C4 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

         "Total Principal Distribution Amount" means:

         o for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

              1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in September 2003 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

              2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

              3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in September 2003, and

              4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

         o for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

         "Town & Country Apartments - Urbana Mortgage Loan" means the underlying mortgage loan secured by the Town & Country Apartments - Urbana Property.

         "Town & Country Apartments - Urbana Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Town & Country Apartments - Urbana".

         "Underwriter Exemption" means PTE 89-90, as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

         "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

         o with respect to any underlying mortgage loan, other than the Mayfair Mall Mortgage Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1. the Underwritten Net Cash Flow for the related mortgaged real property, to

              2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in September 2003;

         o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

              1.   the total Underwritten Net Cash Flow for those properties, to

              2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in September 2003;

         o    with respect to the Mayfair Mall Mortgage Loan, the ratio of--

              1. 25% of the Underwritten Net Cash Flow for the Mayfair Mall Property, to

              2. twelve times the total monthly debt service payment for the Mayfair Mall Mortgage Loan on the related due date in September 2003; and

         o    with respect to the Mayfair Mall Senior Portion, the ratio of--

              1. 25% of the Underwritten Net Cash Flow for the Mayfair Mall Property, to

              2. twelve times an amount equal to the Initial Mayfair Mall Senior Percentage of the monthly debt service payment for the Mayfair Mall Mortgage Loan due on its due date in September 2003;

              provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of each of the first and second bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in September 2003 through and including the due date in August 2004 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

         "Underwritten Effective Gross Income" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

         "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

         o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

         o    is equal to the excess of--

              1.   the Estimated Annual Revenues for the property, over

              2.   the Estimated Annual Operating Expenses for the property.

         The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

         Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         Unless specifically indicated otherwise, the Underwritten Net Cash Flow for the 540 Madison Avenue Property reflected in this prospectus supplement, or used in any calculations relevant to this prospectus supplement (including debt service coverage calculations), will be the Underwritten Net Cash Flow for the 540 Madison Avenue Property based upon the operations of the office building currently located on that property, without regard to the ground lease that presently encumbers the property. The 540 Madison Avenue Mortgage Loan is secured by a mortgage on the fee, subject to that ground lease, and the Underwritten Net Cash Flow of the 540 Madison Avenue Property based upon the ground rents would be materially lower than the Underwritten Net Cash Flow referred to in the prior sentence.

         "Underwritten Net Operating Income" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

         o    underwritten recurring replacement reserve amounts;

         o    capital improvements, including recurring capital improvements;

         o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

         o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

         Unless specifically indicated otherwise, the Underwritten Net Operating Income for the 540 Madison Avenue Property reflected in this prospectus supplement, or used in any calculations relevant to this prospectus supplement (including debt service coverage calculations), will be the Underwritten Net Operating Income for the 540 Madison Avenue Property based upon the operations of the office building currently located on that property, without regard to the ground lease that presently encumbers the property. The 540 Madison Avenue Mortgage Loan is secured by a mortgage on the fee, subject to that ground lease, and the Underwritten Net Operating Income of the 540 Madison Avenue Property based upon the ground rents would be materially lower than the Underwritten Net Operating Income referred to in the prior sentence.

         "United States Person" means--

         o    a citizen or resident of the United States,

         o    a domestic partnership,

         o    a domestic corporation,

         o any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

         o    any trust if--

              1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

              2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

         "Units" means--

         o in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

         o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         "Wanamaker Building - Office Mortgage Loan" means the underlying mortgage loan secured by the Wanamaker Building - Office Property.

         "Wanamaker Building - Office Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Wanamaker Building - Office".

         "Weighted Average Net Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the Mayfair Mall Senior Portion and all of the other mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances (or, in the case of the Mayfair Mall Senior Portion, its Allocated Principal Balance) immediately prior to that distribution date.

         "Wells Fargo" means Wells Fargo Bank Minnesota, N.A.

         "Year Built" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Year Renovated" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

         "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

         "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information






Note: Information regarding principal balances, interest rates, loan-to-value ratios and debt service coverage ratios in this Exhibit A-1, insofar as it relates to the Mayfair Mall Mortgage Loan, reflects the Mayfair Mall Senior Portion.


                                     A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                    CUT-OFF DATE
                LOAN                                                  PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                 BALANCE (1)       MANAGEMENT COMPANY
  -    -------  -----  -------------                                 -----------       ------------------
  1               1    Circle Centre Mall                           $ 79,550,681   M.S. Management Associates, Inc.
  2               1    Wanamaker Building - Office                    65,000,000   IPC/Amerimar Wanamaker Management Co., LLC
  3               1    Jefferson Pointe Shopping Center               63,000,000   Colliers Turley Martin Tucker
  4      (A)      1    Mira Mesa Market Center West                   34,402,676   DSB Properties, Inc.
  5      (A)      1    Mira Mesa Market Center East                   28,419,602   DSB Properties, Inc.
  6      (B)      1    PCCP - Commerce Centre                         38,500,000   Overton, Moore Properties
  7      (B)      1    PCCP - Paramount Distribution Center            9,600,000   Overton, Moore Properties
  8      (B)      1    PCCP - 301 Walnut                               6,400,000   Overton, Moore Properties
 9A               1    Mayfair Mall - Retail                          37,219,884   General Growth Management, Inc.
 9B               1    Mayfair Mall - Office Complex                  10,128,086   General Growth Management, Inc.
 10               1    540 Madison Avenue                             45,000,000   Owner Managed
 11               2    Town & Country Apartments - Urbana             25,200,000   BNG Management Limited Partnership
 12               1    Shadle Center                                  24,473,658   Hawkins Edwards, Inc.
 13               1    Blackbaud Plaza                                24,226,534   Owner Managed
 14A              1    94-104 Glenn                                    9,758,312   Brooks Properties
 14B              1    8 A-E Industrial Way                            7,310,044   Brooks Properties
 14C              1    13 Branch                                       4,320,474   Brooks Properties
 14D              1    90 Glenn                                        1,415,328   Brooks Properties
 14E              1    1 Branch                                        1,032,941   Brooks Properties
 15               2    Harbor Pointe Apartments                       23,739,535   BNG Management Company
 16      (C)      1    Red Lion Hotel Port Angeles                     9,079,774   WestCoast Hotels, Inc.
 17      (C)      1    Red Lion Hotel Yakima Center                    5,088,664   WestCoast Hotels, Inc.
 18      (C)      1    Red Lion Hotel Eureka                           2,993,332   WestCoast Hotels, Inc.
 19      (C)      1    Red Lion Hotel Twin Falls                       2,993,332   WestCoast Hotels, Inc.
 20      (C)      1    Red Lion Hotel Kennewick                        2,494,443   WestCoast Hotels, Inc.
 21               1    Arlington & Bradley Office Center              20,880,000   Harvey Property Management Company, Inc.
 22               1    Sugarloaf Shopping Center                      20,080,000   Hallye Management
 23               1    780 James P. Casey Road                        19,964,899   Savanna Asset Management LLC
 24               1    800 Apollo                                     19,639,499   Continental Development Corporation
 25               1    Regent Industrial Center                       18,385,981   Draper and Kramer, Incorporated
 26               1    Sarasota Gateway                               16,101,664   JWM Management, Inc.
 27               2    Bristol Farms Apartments                       16,025,000   Pinnacle Realty Management Company
 28               2    Country View Mobile Home Park                  15,400,000   Follett Investment Properties, Inc.
 29               2    University Commons                             14,484,667   Capstone Properties Corp.
 30               2    Princeton Square Apartments                    14,322,598   CNC Investments, Ltd., L.L.P.
 31               1    Burlington Center Mall                         13,960,688   Jager Management, Inc.
 32               2    Club at Tranquility Lake                       13,924,741   Greystone Asset Management, L.P.
 33               1    Warner Center Business Park                    13,707,100   Jefferson Realty Group, Inc.
 34               1    Expressway Mall                                12,440,396   Doerken Properties, Inc.
 35               1    Airline Shopping Center                        11,963,270   Victory Commercial Real Estate, Inc.
 36               1    Windward Village Shopping Center               11,456,352   Maxwell Properties Incorporated
 37               2    Playa Blanca Apartments                        11,000,000   Capital Growth Properties, Inc.
 38               1    Torrey View Corporate Center                   11,000,000   Hibiscus Investments, Inc.
 39               1    Lantana Shopping Center                        10,987,640   Owner Managed
 40               1    Crossroads Plaza Shopping Center               10,500,000   BC Management Services, LLC
 41               2    The Moorings Apartments                        10,449,029   Greystar Management Services, L.P.
 42               1    5th & Lamar Retail/Office Development           9,927,668   Lamar-Sixth-Austin, Inc.
 43               2    American Village on the Lake Apartments         9,918,166   LynCo, Inc.
 44               2    Ryan's Pointe Apartments                        9,722,436   CNC Investments, Ltd.
 45               1    Cleveland Street Square                         9,704,446   Cindy Edin
 46               1    306 Belmont Street                              9,600,000   Liberty Properties Corp.
 47               2    Rivermont Apartments                            9,500,000   Arlington Properties, Inc.
 48               2    Canterbury Woods Apartments                     9,000,000   Mid-America Management Corporation
 49               2    Oakbrook Village                                8,391,508   Vector Realty & Management, Inc.
 50               1    Westover Gallery Shopping Center                8,200,383   Kotis Properties, Inc.
 51               1    Concord Self Storage                            7,983,653   Owner Managed
 52               1    Chatsworth Industrial                           7,644,150   Jalmar Properties, Inc.
 53               2    Trestles of Houston Apartments                  7,568,426   CNC Investments, Ltd., L.L.P.
 54               1    Pemstar, Inc. Headquarters                      7,425,395   Owner Managed
 55               1    8520 Tyco Road                                  6,980,471   Transwestern Commercial Services
 56               2    Riverbend Apartments                            6,767,357   Jaymor U.S.A., Inc.
 57               2    D'Adrian Meadows Apartments                     6,678,583   S.P.A.R.C.L.N. Management
 58               1    Park Place                                      6,480,851   MEGA Corp., d/b/a CB Richard Ellis/MEGA
 59               2    Millstone Lakes Apartments                      6,174,031   Rudolph Management Company
 60               1    Corona del Sol Plaza                            6,137,953   Doug Fielding
 61               2    Aspen Woods                                     6,053,318   Madison Commercial Group
 62               1    Iliff Commons Shopping Center                   5,970,416   Coldwell Banker Commercial American Spectrum
 63               1    Atlantic Boulevard Shopping Center              5,689,894   Brookline Development Company, LLC
 64               1    Shoppes at Brandon Farms                        5,523,118   Commercial Management & Leasing Corporation,
                                                                                     Realtor
 65               1    Court Street Plaza Shopping Center              5,474,535   Pacific Asset Advisors, Inc.
 66A              1    Shurgard of Franklin                            2,886,803   The Freeman Management Company
 66B              1    Shurgard of Rivergate                           2,513,509   The Freeman Management Company
 67               1    300 Alexander Park                              5,225,526   GHP Office Realty LLC
 68               1    4861 & 4891 Telsa Drive                         5,210,154   MIE Properties, Inc.
 69               2    Longview Meadow Apartments                      5,180,218   Owner Managed
 70               1    8501 LaSalle Road                               5,175,094   MIE Properties, Inc.
 71               2    Trestles of Baytown Apartments                  5,170,193   CNC Investments, Ltd., L.L.P.
 72               2    Santa Fe Place Apartments                       5,119,530   Encore Management Company
 73               1    Plumtree Professional Center                    5,050,000   Medical Center Development Corporation
 74               1    Park Square Center                              5,000,000   Soclof Enterprises
 75               2    Canyon Woods Apartments                         4,884,800   CNC Investments, Ltd., L.L.P.
 76               1    Grove Street                                    4,880,209   The Maggiore Companies
 77               1    Harbor Park                                     4,845,852   Hold Thyssen, Inc.
 78               2    Ashley Park Apartments                          4,815,112   Paramount Property Company LLC
 79               1    Rosemont Retail Center                          4,742,602   Bendelow Park Development Group L.L.C.
 80               1    San Carlos Marketplace                          4,679,531   Professional Realty Consultants
 81               1    Cardinal Shopping Center                        4,626,113   Kotis Properties, Inc.
 82               1    Grogan's Mill Village Center                    4,500,902   The Woodlands Operating Company, L.P.
 83               1    Atlas Valley Shopping Center                    4,327,695   The Snow Goose Companies
 84               2    Heights Garden Apartments                       4,298,509   Owner Managed
 85               2    Radnor Towers Apartments                        4,242,368   Durham Management Services
 86               1    Onyx Office Building                            4,193,448   Clear Lake Construction
 87               1    10 Canebrake Boulevard                          4,117,779   Coldwell Banker Commercial Ridgeway Lane &
                                                                                     Associates, Inc.
 88               2    The Forest Apartments                           4,023,460   CNC Investments, Ltd., L.L.P.
 89               1    Gristedes - 3rd Ave. and 36th Street            3,992,241   36th Management Service, Inc.
 90               1    111 & 121 Roberts Street                        3,917,276   Highland Management, Inc.
 91               1    Richland Village Shopping Center                3,680,937   Quine and Associates, Inc.
 92               2    Pacific West Apartments                         3,678,829   Liberty Property Management Company
 93               1    Atrium Medical Office Building                  3,669,598   TradeMark Properties, Inc.
 94               1    Wingate Inn Fayetteville                        3,586,825   Shamin Hotels, Inc.
 95               1    Millside Building                               3,555,961   The Woodlands Operating Company, L.P.
 96               1    Walgreens - Reseda, CA                          3,500,000   Owner Managed
 97               1    Walgreens - State & Wells                       3,493,715   Owner Managed
 98               1    Walgreens - Vista                               3,464,624   Owner Managed
 99               1    Walgreens - Lebanon, OH                         3,400,000   Owner Managed
 100              1    Market at Southern Pines                        3,330,182   Income Properties of Raleigh, Inc.
 101              2    Palm Shadows MH & RV Park                       3,237,894   Owner Managed
 102              1    Walgreens - Adams & Hamilton                    3,194,239   Owner Managed
 103              2    Anderson Oaks Mobile Home Park                  3,191,240   Owner Managed
 104              1    Walgreens - Modesto                             3,146,210   Owner Managed
 105              2    Carlton Club Apartments                         3,096,866   Owner Managed
 106              1    Walgreens - Omaha                               3,089,874   Owner Managed
 107              2    Forest Heights Apartments                       3,035,659   MEB Management
 108              1    Magic Valley Park                               2,889,325   Owner Managed
 109              2    River Park Apartments                           2,860,379   Bishop Management Partners, L.P.
 110              1    Portway Plaza Office Building                   2,833,767   Boxer Property Management Corporation
 111              2    Marigold Apartments                             2,785,823   Encore Management Company
 112              2    Carlton Apartments                              2,776,801   CNC Investments, Ltd., L.L.P.
 113     (D)      2    Ramey's Mobile Home Park                        1,666,448   Owner Managed
 114     (D)      2    Bexley Mobile Home Park                         1,095,094   Owner Managed
 115              2    Town Creek                                      2,634,028   United Apartment Group, Inc.
116A              2    El Valle del Sol                                1,990,887   Follett Investment Properties, Inc.
116B              2    El Valle de la Luna                               597,266   Follett Investment Properties, Inc.
 117              1    Lincoln Professional Plaza                      2,540,276   James Miller and Associates
 118              2    Santa Grande Mobile Home Park                   2,510,782   Valley Vistas Management Company Incorporated
 119              1    301 N. Brand Blvd.                              2,488,166   Owner Managed
 120              2    Tropicana Del Este Apartments                   2,463,146   H & L Realty & Management Company
 121              1    Shoppes at Thoroughbred Village                 2,395,536   Brookside Properties, Inc.
 122              1    Zachary Shopping Center                         2,375,000   Spectra Management Company
 123              1    Sundance Village MHP                            2,337,238   Owner Managed
 124              1    University Plaza                                2,311,236   Zapolski + Rudd, LLC
 125              1    Campbell Station Shopping Center                2,309,348   Owner Managed
 126              1    Southwest Storage                               2,285,492   Owner Managed
 127              1    Walgreens - Scott & Illinois                    2,213,445   Owner Managed
 128              1    West Sunset Blvd                                2,093,966   Owner Managed
 129              1    Greenbriar MHP                                  2,088,596   Owner Managed
 130              2    Trafalgar Square Apartments                     1,996,317   Young Management, Inc.
 131              2    Queens Lane Apartments                          1,992,515   Cockrell Enterprises, Inc.
132A              2    San Juan Gardens                                1,171,686   Follett Investment Properties, Inc.
132B              2    Friendly Village                                  769,510   Follett Investment Properties, Inc.
 133              1    327 East 52nd Street                            1,911,864   Owner Managed
 134              2    Naples Place IV                                 1,909,093   Owner Managed
 135              1    Park City Shopping Center                       1,852,001   J-Lon, L.L.C.
 136              1    Kennesaw Promenade                              1,790,714   Owner Managed
 137              1    Lakewood Village - FL                           1,781,087   Owner Managed
 138              1    Shurgard of Hickory Hollow                      1,764,932   The Freeman Management Company
 139              1    2317-2335 Market Street                         1,741,386   Owner Managed
 140              2    Gloucester Apartments                           1,740,146   Owner Managed
 141              2    Bayou Villa Apartments                          1,693,638   Cockrell Enterprises, Inc.
 142              1    South Michigan Avenue Office Building           1,683,691   Owner Managed
 143              1    Gateway Retail Center                           1,619,701   Gateway Business Park, LLC
 144              1    Murphy Retail Center                            1,605,120   Owner Managed
 145              1    Anaheim Street Retail Center                    1,591,927   Owner Managed
 146              1    Park Street Retail                              1,503,934   Owner Managed
 147              2    Sprinkle Ridge Apartments                       1,495,661   Owner Managed
 148              1    Melonie Square                                  1,489,568   Hallmark & Associates, Inc.
 149              1    7000 North Freeway                              1,482,842   United Equities Incorporated
 150              2    Sunny Isle Apartments                           1,428,238   Trizel Commercial Real Estate Services, Inc.
 151              2    Nichols Station I Apartments                    1,426,175   Wisconsin Management Company, Inc.
 152              2    Biddeford Apartments                            1,395,537   Owner Managed
 153              2    Mount Vernon Apartments                         1,354,408   Owner Managed
 154              1    Cambridge Estates Apts (Phase III)              1,340,793   Owner Managed
 155              2    South Ynez Apartments                           1,266,118   Owner Managed
 156              2    Colorado Square / Medlin Place Apartments       1,251,298   Owner Managed
 157              1    Country Oaks Mobile Home Park                   1,236,637   Owner Managed
 158              1    Greenville Retail Center                        1,210,014   Owner Managed
 159              1    Cliffview Crossing                              1,193,775   AmeriSouth Management, L.P.
 160              2    Grove Apartments                                1,192,279   Owner Managed
 161              1    Greentree Apartments                            1,184,121   Owner Managed
 162              2    Coachlite Apartments                            1,097,792   Owner Managed
 163              2    Northgate Terrace I Apartments                  1,092,456   Choice Property Management, Inc.
 164              1    150 Broad Street                                  995,990   Eaton Partners, Inc.
 165              1    Sunset Avenue Apartments                          975,676   Owner Managed
 166              1    Classic Village                                   970,217   Owner Managed
 167              2    Knox Landing Apartments                           945,974   Owner Managed
 168              2    1013 West Linden Street                           761,097   Owner managed
 169              1    Ledgewood Mobile Home Park                        756,094   Owner Managed
 170              2    83 Elizabeth Street                               647,579   Owner Managed
 171              1    1235 Elm Street                                   520,890   Owner Managed

  #      ADDRESS                                             CITY                     COUNTY                   STATE       ZIP CODE
  -      -------                                             ----                     ------                   -----       --------
  1      49 West Maryland Street                             Indianapolis             Marion                    IN          46204
  2      100 Penn Square East                                Philadelphia             Philadelphia              PA          19107
  3      4410 West Jefferson Boulevard                       Fort Wayne               Allen                     IN          48604
  4      10604 - 10789 Westview Parkway                      San Diego                San Diego                 CA          92126
  5      10604-10789 Westview Parkway                        San Diego                San Diego                 CA          92126
  6      6565 Knott Avenue, 6535 & 6625 Caballero Boulevard  Buena Park               Orange                    CA          90620
  7      14001 Orange Avenue                                 Paramount                Los Angeles               CA          90723
  8      301 West Walnut Street                              Compton                  Los Angeles               CA          90220
 9A      2500 North Mayfair Road                             Wauwatosa                Milwaukee                 WI          53226
 9B      2500 North Mayfair Road                             Wauwatosa                Milwaukee                 WI          53226
 10      540 Madison Avenue                                  New York                 New York                  NY          10022
 11      1032 Kerr Avenue                                    Urbana                   Champaign                 IL          61802
 12      2401 Wellesley Avenue                               Spokane                  Spokane                   WA          99205
 13      2000 Daniel Island Drive                            Charleston               Berkeley                  SC          29492
 14A     94-104 Glenn Street                                 Lawrence                 Essex                     MA          01843
 14B     8 A-E Industrial Way                                Salem                    Rockingham                NH          03079
 14C     13 Branch Street                                    Methuen                  Essex                     MA          01844
 14D     90 Glenn Street                                     Lawrence                 Essex                     MA          01843
 14E     1 Branch Street                                     Methuen                  Essex                     MA          01844
 15      9200 North 75th Street                              Milwaukee                Milwaukee                 WI          53223
 16      221 North Lincoln Street                            Port Angeles             Clallam                   WA          98362
 17      607 East Yakima Avenue                              Yakima                   Yakima                    WA          98901
 18      1929 Fourth Street                                  Eureka                   Humboldt                  CA          95501
 19      1357 Blue Lakes Boulevard North                     Twin Falls               Twin Falls                ID          83301
 20      101 North Columbia Center Boulevard                 Kennewick                Benton                    WA          99336
 21      6917-6937 Arlington Road                            Bethesda                 Montgomery                MD          20814
 22      3370 Sugarloaf Parkway                              Lawrenceville            Gwinnett                  GA          30044
 23      780 James P. Casey Road                             Bristol                  Hartford                  CT          06010
 24      800 Apollo Street                                   El Segundo               Los Angeles               CA          90245
 25      501-565 Busse Road and 1800-1872 Brummel Drive      Elk Grove Village        Cook                      IL          60007
 26      301 & 401 North Cattlemen Road                      Sarasota                 Sarasota                  FL          34232
 27      12007 Northeast 204th Place                         Bothell                  King                      WA          98011
 28      221 North Marion Road                               Sioux Falls              Minnehaha                 SD          57107
 29      90 Commons Drive                                    Eugene                   Lane                      OR          97401
 30      8321 West Princeton Square Boulevard                Jacksonville             Duval                     FL          32256
 31      2501 Burlington-Mount Holly Road                    Burlington               Burlington                NJ          08016
 32      2800 Tranquility Lake Boulevard                     Pearland                 Brazoria                  TX          77584
 33      Oxnard Street & Califa Street                       Woodland Hills           Los Angeles               CA          91367
 34      575-605 Rohnert Park Expressway                     Rohnert Park             Sonoma                    CA          94928
 35      2701 Airline Drive                                  Metairie                 Jefferson                 LA          70001
 36      11877 Douglas Road                                  Alpharetta               Fulton                    GA          30005
 37      1905-1979 Avenida Del Mexico                        San Diego                San Diego                 CA          92154
 38      10590 West Ocean Air Drive                          San Diego                San Diego                 CA          92130
 39      1589 West Lantana Road                              Lantana                  Palm Beach                FL          33462
 40      9050-9066, 9150-9176, 9200 Whittier Boulevard and
           5060-5076 Rosemead Boulevard                      Pico Rivera              Los Angeles               CA          90660
 41      601 Enterprise Avenue                               League City              Galveston                 TX          77573
 42      907 West 5th Street                                 Austin                   Travis                    TX          78703
 43      9601 21st Street                                    Tulsa                    Tulsa                     OK          74129
 44      19606 Park Row                                      Houston                  Harris                    TX          77084
 45      16528 Cleveland Street                              Redmond                  King                      WA          98052
 46      306 Belmont Street and 350 Plantation Street        Worcester                Worcester                 MA          01604
 47      201 Marina Drive                                    Tuscaloosa               Tuscaloosa                AL          35406
 48      6520 Macon Road                                     Memphis                  Shelby                    TN          38134
 49      2225 Nursery Road                                   Clearwater               Pinellas                  FL          33764
 50      1310-1424 Westover Terrace and 1500 Mill Street     Greensboro               Guilford                  NC          27408
 51      1597 Market Street                                  Concord                  Contra Costa              CA          94520
 52      21026-40 Nordhoff Street, 9035 Independence Avenue,
           and 2109-51 Osborne Street                        Chatsworth               Los Angeles               CA          91311
 53      14365 Cornerstone Village                           Houston                  Harris                    TX          77014
 54      3535 Technology Drive, NW                           Rochester                Olmsted                   MN          55901
 55      8520-8528 Tyco Road                                 Vienna                   Fairfax                   VA          22182
 56      655 West State Road 436                             Altamonte Springs        Seminole                  FL          32714
 57      1233 Surrey Court                                   Godfrey                  Madison                   IL          62035
 58      1044 North 115th Street                             Omaha                    Douglas                   NE          68154
 59      4133 Parkview Lake Drive                            Columbus                 Franklin                  OH          43207
 60      4939 - 4959 West Ray Road                           Chandler                 Maricopa                  AZ          85226
 61      2910 South Collins Street                           Arlington                Tarrant                   TX          76014
 62      2220 South Peoria Street                            Aurora                   Arapahoe                  CO          80014
 63      10750 Atlantic Boulevard                            Jacksonville             Duval                     FL          32225
 64      2535 East State Road 60                             Valrico                  Hillsborough              FL          33594
 65      1408 North 20th Avenue                              Pasco                    Franklin                  WA          99301
 66A     1138 Murfreesboro Road                              Franklin                 Williamson                TN          37064
 66B     2360 Gallatin Pike                                  Madison                  Davidson                  TN          37115
 67      300 Alexander Park                                  Princeton                Mercer                    NJ          08540
 68      4861 & 4891 Telsa Drive                             Bowie                    Prince George's           MD          20715
 69      1100 Ray Suggs Place                                Concord                  Cabarrus                  NC          28027
 70      8501 LaSalle Road                                   Towson                   Baltimore                 MD          21286
 71      3403 Garth Road                                     Baytown                  Harris                    TX          77521
 72      4210 Fredericksburg Road                            Balcones Heights         Bexar                     TX          78201
 73      104 Plumtree Road                                   Bel Air                  Harford                   MD          21015
 74      4026 McDowell Road                                  Grove City               Franklin                  OH          43123
 75      2524 West Glenrosa Avenue                           Phoenix                  Maricopa                  AZ          85017
 76      165 Grove Street                                    Franklin                 Norfolk                   MA          02038
 77      33920 U.S. Highway 19                               Palm Harbor              Pinellas                  FL          34684
 78      2600 Frontage Road                                  Oklahoma City            Oklahoma                  OK          73519
 79      9500 West Higgins Road                              Rosemont                 Cook                      IL          60018
 80      18011 South Tamiami Trail                           Fort Myers               Lee                       FL          33908
 81      6310 Old Oak Ridge Road                             Greensboro               Guilford                  NC          27410
 82      2230-2260 Buckthorne Place                          The Woodlands            Montgomery                TX          77380
 83      2770 Arapahoe Road                                  Lafayette                Boulder                   CO          80026
 84      3739-3755 Mayfield Road & 1375-1395 Cleveland
           Heights Boulevard                                 Cleveland                Cuyahoga                  OH          44121
 85      3110 Nolensville Road                               Nashville                Davidson                  TN          37211
 86      17225 El Camino Real                                Webster                  Harris                    TX          77058
 87      10 Canebrake Road                                   Flowood                  Rankin                    MS          39232
 88      22820 Imperial Valley Drive                         Houston                  Harris                    TX          77073
 89      201 East 36th Street                                New York                 New York                  NY          10016
 90      111 & 121 Roberts Street                            East Hartford            Hartford                  CT          06108
 91      1310-1396 Belt Line Road East                       Richardson               Dallas                    TX          75081
 92      14121 Pierce Plaza                                  Omaha                    Douglas                   NE          68144
 93      2417 Atrium Drive                                   Raleigh                  Wake                      NC          27607
 94      4182 Sycamore Dairy Road                            Fayetteville             Cumberland                NC          28303
 95      2170 Buckthorne Place                               The Woodlands            Montgomery                TX          77380
 96      18430 Sherman Way                                   Reseda                   Los Angeles               CA          91335
 97      2304 North Wells Street                             Fort Wayne               Allen                     IN          46808
 98      1510 North Santa Fe Avenue                          Vista                    San Diego                 CA          92084
 99      904 Columbus Avenue                                 Lebanon                  Warren                    OH          45036
 100     135-171 Beverly Lane                                Southern Pines           Moore                     NC          28387
 101     200 North Val Verde Road                            Donna                    Hidalgo                   TX          78537
 102     7864 Hamilton Avenue                                Mount Healthy            Hamilton                  OH          45231
 103     600 East Anderson Road                              Houston                  Harris                    TX          77047
 104     4201 Dale Road                                      Modesto                  Stanislaus                CA          95356
 105     23 Carlton Club Drive                               Piscataway               Middlesex                 NJ          08854
 106     15525 Spaulding Plaza                               Omaha                    Douglas                   NE          68116
 107     1515 South Yale Street                              Flagstaff                Coconino                  AZ          86001
 108     2300 East Highway 83                                Weslaco                  Hidalgo                   TX          78596
 109     241 Seville Drive                                   New Braunfels            Comal                     TX          78130
 110     1717 Turning Basin Drive                            Houston                  Harris                    TX          77029
 111     2303 Goliad Road                                    San Antonio              Bexar                     TX          78223
 112     6301 Woodway Drive                                  Fort Worth               Tarrant                   TX          76133
 113     1600 Lynchburg Turnpike                             Salem                    Salem                     VA          24153
 114     7413 Allstate Drive                                 Petersburg               Prince George             VA          23805
 115     9727 Whitehurst Drive                               Dallas                   Dallas                    TX          75243
116A     2500 East Business Highway 83                       Mission                  Hidalgo                   TX          78572
116B     201 South Taylor Road                               McAllen                  Hidalgo                   TX          78501
 117     8683 East Lincoln Avenue                            Lone Tree                Douglas                   CO          80124
 118     4375 West Missouri Avenue                           Glendale                 Maricopa                  AZ          85301
 119     301 North Brand Boulevard                           Glendale                 Los Angeles               CA          91203
 120     5425 East Tropicana Avenue                          Las Vegas                Clark                     NV          89122
 121     443 Cool Springs Boulevard                          Franklin                 Williamson                TN          37067
 122     5647 Main Street                                    Zachary                  East Baton Rouge          LA          70791
 123     1400 Banana Road                                    Lakeland                 Polk                      FL          33801
 124     913 West 3rd Street                                 Pembroke                 Robeson                   NC          28372
 125     4910 Columbia Highway                               Spring Hill              Williamson                TN          37174
 126     2555 Eldridge Road                                  Sugar Land               Fort Bend                 TX          77478
 127     10211 Chestnut Plaza Drive                          Fort Wayne               Allen                     IN          46804
 128     15920 West Sunset Boulevard                         Pacific Palisades        Los Angeles               CA          90272
 129     2120 Duff Road                                      Lakeland                 Polk                      FL          33810
 130     2477 County Home Road                               Greenville               Pitt                      NC          27858
 131     2525 Allen Genoa Road                               Pasadena                 Harris                    TX          77502
132A     900 East Business Highway 83                        San Juan                 Hidalgo                   TX          78589
132B     1449 West Duranta Street                            Alamo                    Hidalgo                   TX          78516
 133     327 East 52nd Street                                New York                 New York                  NY          10022
 134     4058 Bayshore Drive                                 Naples                   Collier                   FL          34112
 135     320 Homer Road                                      Minden                   Webster                   LA          71055
 136     3600 Cherokee Street                                Kennesaw                 Cobb                      GA          30144
 137     5601 Duncan Road                                    Punta Gorda              Charlotte                 FL          33982
 138     5251 Mountain View Road                             Antioch                  Davidson                  TN          37013
 139     2317-2335 Market Street                             San Francisco            San Francisco             CA          94114
 140     17 Cleveland Street                                 Gloucester               Essex                     MA          01930
 141     3030 Old Highway 146                                La Porte                 Harris                    TX          77571
 142     1455 South Michigan Avenue                          Chicago                  Cook                      IL          60605
 143     15470 Andrews Drive                                 Denver                   Denver                    CO          80239
 144     640 U.S. Highway 19                                 Murphy                   Cherokee                  NC          28906
 145     1223 - 1299 Anaheim Street                          Long Beach               Los Angeles               CA          90813
 146     34 Park Street                                      Andover                  Essex                     MA          01810
 147     5441 Meredith Drive                                 Portage                  Kalamazoo                 MI          49002
 148     8004 Indiana Avenue                                 Lubbock                  Lubbock                   TX          79423
 149     7000 North Freeway                                  Houston                  Harris                    TX          77076
 150     18200 NW 20th Avenue                                Miami                    Miami-Dade                FL          33056
 151     311 North Hancock Street                            Madison                  Dane                      WI          53703
 152     614 Main Street                                     Biddeford                York                      ME          04005
 153     300 Wilkinson Lane                                  White House              Robertson                 TN          37188
 154     2511 Malden Road                                    Lafayette                Tippecanoe                IN          47201
 155     201 South Ynez Avenue                               Monterey Park            Los Angeles               CA          91754
 156     2415 and 2601 Medlin Lane                           Arlington                Tarrant                   TX          76015
 157     7510 Talley Road                                    San Antonio              Bexar                     TX          78253
 158     240 SW Greenville Boulevard                         Greenville               Pitt                      NC          27834
 159     1111 West Ledbetter Drive                           Dallas                   Dallas                    TX          75224
 160     1408 10th Avenue                                    Union Grove              Racine                    WI          53182
 161     1404-8011 Greenspire Drive                          Reynoldsburg             Franklin                  OH          43068
 162     2031 Lakeshore Drive                                Belvidere                Boone                     IL          61008
 163     425 East 19th Street                                Panama City              Bay                       FL          32405
 164     150 Broad Street                                    Nashua                   Hillsborough              NH          03063
 165     53 Sunset Avenue                                    Venice                   Los Angeles               CA          90291
 166     1403-1419 West Brandon Boulevard                    Brandon                  Hillsborough              FL          33511
 167     1549 Knox Drive                                     Marietta                 Cobb                      GA          30060
 168     1013 West Linden Street                             Allentown                Lehigh                    PA          18102
 169     9505 North Bedford Road                             Macedonia                Summit                    OH          44056
 170     83 Elizabeth Street                                 Farmingdale              Nassau                    NY          11735
 171     1231-1235 Elm Street and 12-18 Pearl Street         Manchester               Hillsborough              NH          03101

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKET CENTER WEST AND MIRA MESA MARKET CENTER EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PCCP - COMMERCE CENTRE, PCCP - PARAMOUNT DISTRIBUTION CENTER AND PCCP - 301 WALNUT ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY RED LION: PORT ANGELES, YAKIMA CENTER, EUREKA, TWIN FALLS AND KENNEWICK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RAMEY'S MOBILE HOME PARK AND BEXLEY MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003 AND EXCLUDES THE CUT-OFF DATE PRINCIPAL BALANCE FOR THE MAYFAIR MALL JUNIOR PORTION.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                   LOAN                                                   PRINCIPAL                                LOAN
   #     CROSSED   GROUP   LOAN NAME                                     BALANCE (1)     LOAN TYPE               SUB-TYPE
   -     -------   -----   ---------                                     -----------     ---------               --------
   1                 1     Circle Centre Mall                        $    79,550,681     Retail                  Anchored
   2                 1     Wanamaker Building - Office                    65,000,000     Office                    CBD
   3                 1     Jefferson Pointe Shopping Center               63,000,000     Retail                  Anchored
   4       (A)       1     Mira Mesa Market Center West                   34,402,676     Retail                  Anchored
   5       (A)       1     Mira Mesa Market Center East                   28,419,602     Retail                  Anchored
   6       (B)       1     PCCP - Commerce Centre                         38,500,000     Industrial                N/A
   7       (B)       1     PCCP - Paramount Distribution Center            9,600,000     Industrial                N/A
   8       (B)       1     PCCP - 301 Walnut                               6,400,000     Industrial                N/A
  9A                 1     Mayfair Mall - Retail                          37,219,884     Retail                  Anchored
  9B                 1     Mayfair Mall - Office Complex                  10,128,086     Office                    CBD
  10                 1     540 Madison Avenue                             45,000,000     Office                    CBD
  11                 2     Town & Country Apartments - Urbana             25,200,000     Multifamily           Conventional
  12                 1     Shadle Center                                  24,473,658     Retail                  Anchored
  13                 1     Blackbaud Plaza                                24,226,534     Office                  Suburban
  14A                1     94-104 Glenn                                    9,758,312     Industrial                N/A
  14B                1     8 A-E Industrial Way                            7,310,044     Industrial                N/A
  14C                1     13 Branch                                       4,320,474     Office                  Suburban
  14D                1     90 Glenn                                        1,415,328     Industrial                N/A
  14E                1     1 Branch                                        1,032,941     Office                  Suburban
  15                 2     Harbor Pointe Apartments                       23,739,535     Multifamily           Conventional
  16       (C)       1     Red Lion Hotel Port Angeles                     9,079,774     Hotel                 Full Service
  17       (C)       1     Red Lion Hotel Yakima Center                    5,088,664     Hotel                 Full Service
  18       (C)       1     Red Lion Hotel Eureka                           2,993,332     Hotel                 Full Service
  19       (C)       1     Red Lion Hotel Twin Falls                       2,993,332     Hotel                 Full Service
  20       (C)       1     Red Lion Hotel Kennewick                        2,494,443     Hotel                 Full Service
  21                 1     Arlington & Bradley Office Center              20,880,000     Mixed Use            Office/Retail
  22                 1     Sugarloaf Shopping Center                      20,080,000     Retail                  Anchored
  23                 1     780 James P. Casey Road                        19,964,899     Industrial                N/A
  24                 1     800 Apollo                                     19,639,499     Office                  Suburban
  25                 1     Regent Industrial Center                       18,385,981     Industrial                N/A
  26                 1     Sarasota Gateway                               16,101,664     Office                  Suburban
  27                 2     Bristol Farms Apartments                       16,025,000     Multifamily           Conventional
  28                 2     Country View Mobile Home Park                  15,400,000     Multifamily       Manufactured Housing
  29                 2     University Commons                             14,484,667     Multifamily           Conventional
  30                 2     Princeton Square Apartments                    14,322,598     Multifamily           Conventional
  31                 1     Burlington Center Mall                         13,960,688     Retail                  Anchored
  32                 2     Club at Tranquility Lake                       13,924,741     Multifamily           Conventional
  33                 1     Warner Center Business Park                    13,707,100     Office                  Suburban
  34                 1     Expressway Mall                                12,440,396     Retail                  Anchored
  35                 1     Airline Shopping Center                        11,963,270     Retail                  Anchored
  36                 1     Windward Village Shopping Center               11,456,352     Retail                  Anchored
  37                 2     Playa Blanca Apartments                        11,000,000     Multifamily           Conventional
  38                 1     Torrey View Corporate Center                   11,000,000     Office                  Suburban
  39                 1     Lantana Shopping Center                        10,987,640     Retail                  Anchored
  40                 1     Crossroads Plaza Shopping Center               10,500,000     Retail                  Anchored
  41                 2     The Moorings Apartments                        10,449,029     Multifamily           Conventional
  42                 1     5th & Lamar Retail/Office Development           9,927,668     Retail                  Anchored
  43                 2     American Village on the Lake Apartments         9,918,166     Multifamily           Conventional
  44                 2     Ryan's Pointe Apartments                        9,722,436     Multifamily           Conventional
  45                 1     Cleveland Street Square                         9,704,446     Retail                 Unanchored
  46                 1     306 Belmont Street                              9,600,000     Office                  Suburban
  47                 2     Rivermont Apartments                            9,500,000     Multifamily           Conventional
  48                 2     Canterbury Woods Apartments                     9,000,000     Multifamily           Conventional
  49                 2     Oakbrook Village                                8,391,508     Multifamily           Conventional
  50                 1     Westover Gallery Shopping Center                8,200,383     Retail                 Unanchored
  51                 1     Concord Self Storage                            7,983,653     Self Storage              N/A
  52                 1     Chatsworth Industrial                           7,644,150     Industrial                N/A
  53                 2     Trestles of Houston Apartments                  7,568,426     Multifamily           Conventional
  54                 1     Pemstar, Inc. Headquarters                      7,425,395     Industrial                N/A
  55                 1     8520 Tyco Road                                  6,980,471     Mixed Use          Industrial/Office
  56                 2     Riverbend Apartments                            6,767,357     Multifamily           Conventional
  57                 2     D'Adrian Meadows Apartments                     6,678,583     Multifamily           Conventional
  58                 1     Park Place                                      6,480,851     Office                  Suburban
  59                 2     Millstone Lakes Apartments                      6,174,031     Multifamily           Conventional
  60                 1     Corona del Sol Plaza                            6,137,953     Retail                  Anchored
  61                 2     Aspen Woods                                     6,053,318     Multifamily           Conventional
  62                 1     Iliff Commons Shopping Center                   5,970,416     Retail                 Unanchored
  63                 1     Atlantic Boulevard Shopping Center              5,689,894     Retail                 Unanchored
  64                 1     Shoppes at Brandon Farms                        5,523,118     Retail                  Anchored
  65                 1     Court Street Plaza Shopping Center              5,474,535     Retail                  Anchored
  66A                1     Shurgard of Franklin                            2,886,803     Self Storage              N/A
  66B                1     Shurgard of Rivergate                           2,513,509     Self Storage              N/A
  67                 1     300 Alexander Park                              5,225,526     Office                  Suburban
  68                 1     4861 & 4891 Telsa Drive                         5,210,154     Mixed Use          Office/Industrial
  69                 2     Longview Meadow Apartments                      5,180,218     Multifamily           Conventional
  70                 1     8501 LaSalle Road                               5,175,094     Office                  Suburban
  71                 2     Trestles of Baytown Apartments                  5,170,193     Multifamily           Conventional
  72                 2     Santa Fe Place Apartments                       5,119,530     Multifamily           Conventional
  73                 1     Plumtree Professional Center                    5,050,000     Office                  Suburban
  74                 1     Park Square Center                              5,000,000     Retail                  Anchored
  75                 2     Canyon Woods Apartments                         4,884,800     Multifamily           Conventional
  76                 1     Grove Street                                    4,880,209     Industrial                N/A
  77                 1     Harbor Park                                     4,845,852     Office                  Suburban
  78                 2     Ashley Park Apartments                          4,815,112     Multifamily           Conventional
  79                 1     Rosemont Retail Center                          4,742,602     Retail                 Unanchored
  80                 1     San Carlos Marketplace                          4,679,531     Retail                  Anchored
  81                 1     Cardinal Shopping Center                        4,626,113     Retail                  Anchored
  82                 1     Grogan's Mill Village Center                    4,500,902     Retail                 Unanchored
  83                 1     Atlas Valley Shopping Center                    4,327,695     Mixed Use            Retail/Office
  84                 2     Heights Garden Apartments                       4,298,509     Multifamily           Conventional
  85                 2     Radnor Towers Apartments                        4,242,368     Multifamily           Conventional
  86                 1     Onyx Office Building                            4,193,448     Office                  Suburban
  87                 1     10 Canebrake Boulevard                          4,117,779     Office                  Suburban
  88                 2     The Forest Apartments                           4,023,460     Multifamily           Conventional
  89                 1     Gristedes - 3rd Ave. and 36th Street            3,992,241     Retail                  Anchored
  90                 1     111 & 121 Roberts Street                        3,917,276     Industrial                N/A
  91                 1     Richland Village Shopping Center                3,680,937     Retail                 Unanchored
  92                 2     Pacific West Apartments                         3,678,829     Multifamily           Conventional
  93                 1     Atrium Medical Office Building                  3,669,598     Office                  Suburban
  94                 1     Wingate Inn Fayetteville                        3,586,825     Hotel               Limited Service
  95                 1     Millside Building                               3,555,961     Office                  Suburban
  96                 1     Walgreens - Reseda, CA                          3,500,000     Retail                  Anchored
  97                 1     Walgreens - State & Wells                       3,493,715     Retail                  Anchored
  98                 1     Walgreens - Vista                               3,464,624     Retail                  Anchored
  99                 1     Walgreens - Lebanon, OH                         3,400,000     Retail                  Anchored
  100                1     Market at Southern Pines                        3,330,182     Retail                 Unanchored
  101                2     Palm Shadows MH & RV Park                       3,237,894     Multifamily       Manufactured Housing
  102                1     Walgreens - Adams & Hamilton                    3,194,239     Retail                  Anchored
  103                2     Anderson Oaks Mobile Home Park                  3,191,240     Multifamily       Manufactured Housing
  104                1     Walgreens - Modesto                             3,146,210     Retail                  Anchored
  105                2     Carlton Club Apartments                         3,096,866     Multifamily           Conventional
  106                1     Walgreens - Omaha                               3,089,874     Retail                  Anchored
  107                2     Forest Heights Apartments                       3,035,659     Multifamily           Conventional
  108                1     Magic Valley Park                               2,889,325     Multifamily       Manufactured Housing
  109                2     River Park Apartments                           2,860,379     Multifamily           Conventional
  110                1     Portway Plaza Office Building                   2,833,767     Office                  Suburban
  111                2     Marigold Apartments                             2,785,823     Multifamily           Conventional
  112                2     Carlton Apartments                              2,776,801     Multifamily           Conventional
  113      (D)       2     Ramey's Mobile Home Park                        1,666,448     Multifamily       Manufactured Housing
  114      (D)       2     Bexley Mobile Home Park                         1,095,094     Multifamily       Manufactured Housing
  115                2     Town Creek                                      2,634,028     Multifamily           Conventional
 116A                2     El Valle del Sol                                1,990,887     Multifamily       Manufactured Housing
 116B                2     El Valle de la Luna                               597,266     Multifamily       Manufactured Housing
  117                1     Lincoln Professional Plaza                      2,540,276     Office                  Suburban
  118                2     Santa Grande Mobile Home Park                   2,510,782     Multifamily       Manufactured Housing
  119                1     301 N. Brand Blvd.                              2,488,166     Retail                 Unanchored
  120                2     Tropicana Del Este Apartments                   2,463,146     Multifamily           Conventional
  121                1     Shoppes at Thoroughbred Village                 2,395,536     Retail                  Anchored
  122                1     Zachary Shopping Center                         2,375,000     Retail                  Anchored
  123                1     Sundance Village MHP                            2,337,238     Multifamily       Manufactured Housing
  124                1     University Plaza                                2,311,236     Retail                  Anchored
  125                1     Campbell Station Shopping Center                2,309,348     Retail                  Anchored
  126                1     Southwest Storage                               2,285,492     Self Storage              N/A
  127                1     Walgreens - Scott & Illinois                    2,213,445     Retail                  Anchored
  128                1     West Sunset Blvd                                2,093,966     Multifamily           Conventional
  129                1     Greenbriar MHP                                  2,088,596     Multifamily       Manufactured Housing
  130                2     Trafalgar Square Apartments                     1,996,317     Multifamily           Conventional
  131                2     Queens Lane Apartments                          1,992,515     Multifamily           Conventional
 132A                2     San Juan Gardens                                1,171,686     Multifamily       Manufactured Housing
 132B                2     Friendly Village                                  769,510     Multifamily       Manufactured Housing
  133                1     327 East 52nd Street                            1,911,864     Multifamily           Conventional
  134                2     Naples Place IV                                 1,909,093     Multifamily           Conventional
  135                1     Park City Shopping Center                       1,852,001     Retail                 Unanchored
  136                1     Kennesaw Promenade                              1,790,714     Retail                 Unanchored
  137                1     Lakewood Village - FL                           1,781,087     Multifamily       Manufactured Housing
  138                1     Shurgard of Hickory Hollow                      1,764,932     Self Storage              N/A
  139                1     2317-2335 Market Street                         1,741,386     Mixed Use       Retail/Multifamily/Office
  140                2     Gloucester Apartments                           1,740,146     Multifamily           Conventional
  141                2     Bayou Villa Apartments                          1,693,638     Multifamily           Conventional
  142                1     South Michigan Avenue Office Building           1,683,691     Office                    CBD
  143                1     Gateway Retail Center                           1,619,701     Retail                 Unanchored
  144                1     Murphy Retail Center                            1,605,120     Retail                  Anchored
  145                1     Anaheim Street Retail Center                    1,591,927     Retail                 Unanchored
  146                1     Park Street Retail                              1,503,934     Retail                 Unanchored
  147                2     Sprinkle Ridge Apartments                       1,495,661     Multifamily           Conventional
  148                1     Melonie Square                                  1,489,568     Retail                 Unanchored
  149                1     7000 North Freeway                              1,482,842     Retail                 Unanchored
  150                2     Sunny Isle Apartments                           1,428,238     Multifamily           Conventional
  151                2     Nichols Station I Apartments                    1,426,175     Multifamily           Conventional
  152                2     Biddeford Apartments                            1,395,537     Multifamily           Conventional
  153                2     Mount Vernon Apartments                         1,354,408     Multifamily           Conventional
  154                1     Cambridge Estates Apts (Phase III)              1,340,793     Multifamily           Conventional
  155                2     South Ynez Apartments                           1,266,118     Multifamily           Conventional
  156                2     Colorado Square / Medlin Place Apartments       1,251,298     Multifamily           Conventional
  157                1     Country Oaks Mobile Home Park                   1,236,637     Multifamily       Manufactured Housing
  158                1     Greenville Retail Center                        1,210,014     Retail                  Anchored
  159                1     Cliffview Crossing                              1,193,775     Retail                 Unanchored
  160                2     Grove Apartments                                1,192,279     Multifamily           Conventional
  161                1     Greentree Apartments                            1,184,121     Multifamily           Conventional
  162                2     Coachlite Apartments                            1,097,792     Multifamily           Conventional
  163                2     Northgate Terrace I Apartments                  1,092,456     Multifamily           Conventional
  164                1     150 Broad Street                                  995,990     Retail                 Unanchored
  165                1     Sunset Avenue Apartments                          975,676     Multifamily           Conventional
  166                1     Classic Village                                   970,217     Retail                 Unanchored
  167                2     Knox Landing Apartments                           945,974     Multifamily           Conventional
  168                2     1013 West Linden Street                           761,097     Multifamily           Conventional
  169                1     Ledgewood Mobile Home Park                        756,094     Multifamily       Manufactured Housing
  170                2     83 Elizabeth Street                               647,579     Multifamily           Conventional
  171                1     1235 Elm Street                                   520,890     Mixed Use          Multifamily/Retail
                                                                     ---------------
                                                                     $ 1,336,881,696
                                                                     ===============

                                                                                                DATE OF
                  UNITS/           FEE/                          YEAR        OCCUPANCY         OCCUPANCY
   #               SQ.FT        LEASEHOLD       YEAR BUILT    RENOVATED     RATE AT U/W           RATE          APPRAISED VALUE
   -               -----        ---------       ----------    ---------     -----------           ----          ---------------
   1             790,505        Leasehold          1995          N/A            97%            2/18/2003          $ 139,000,000
   2             973,610      Fee/Leasehold        1904          2001           96%             4/1/2003            112,000,000
   3             409,680           Fee             2001          N/A            84%            6/30/2003             81,000,000 (6)
   4             214,678           Fee             2000          N/A           100%             4/1/2003             48,190,476
   5             249,207           Fee             2000          N/A            97%             4/1/2003             39,809,524
   6             886,000           Fee             1962          2003          100%             7/9/2003             60,000,000
   7             263,568           Fee             1979          N/A           100%             7/9/2003             11,200,000
   8             215,316           Fee             1974          1998          100%             7/9/2003              9,400,000
  9A             858,165           Fee             1957          2003           97%            5/28/2003            259,410,524
  9B             419,318           Fee             1957          2003           87%            5/31/2003             70,589,476
  10             280,666           Fee             1970          1999           96%             5/1/2003            135,000,000 (3)
  11                 618           Fee             1970          2002           97%             6/1/2003             31,800,000
  12             277,824 (4)       Fee             2000          N/A            90%            7/15/2003             30,650,000 (7)
  13             280,000           Fee             2000          N/A           100%             7/1/2003             47,000,000
  14A            207,000           Fee             1984          N/A           100%            7/22/2003             13,100,000
  14B            150,725           Fee             1988          N/A            86%            7/22/2003             11,100,000
  14C             78,812           Fee             1985          N/A            73%            7/22/2003              5,800,000
  14D             36,000           Fee             1979          N/A           100%            7/22/2003              1,900,000
  14E             12,994           Fee             1985          N/A           100%            7/22/2003              1,300,000
  15                 595           Fee             1971          1990           94%            5/23/2003             30,700,000
  16                 186           Fee             1968          2002           N/A               N/A                14,000,000
  17                 153           Fee             1961          2003           N/A               N/A                 7,400,000
  18                 175           Fee             1973          2000           N/A               N/A                 4,400,000
  19                 112           Fee             1973          2002           N/A               N/A                 4,500,000
  20                 162           Fee             1979          2003           N/A               N/A                 5,900,000
  21             151,345           Fee             1961          2001           98%             5/1/2003             28,000,000
  22             145,897           Fee             2003          N/A            98%            7/30/2003             25,100,000
  23           1,162,617           Fee             1967          2000           63%             5/1/2003             27,100,000
  24             190,155           Fee             1979          2001          100%            9/30/2002             31,000,000
  25             531,456           Fee             1978          N/A            96%            6/18/2003             25,700,000
  26             133,961           Fee             1999          N/A            95%             6/1/2003             20,500,000
  27                 193           Fee             1998          N/A            95%             4/8/2003             20,400,000
  28                 760           Fee             1985          N/A            96%            5/22/2003             19,600,000
  29                 252           Fee             1999          N/A            98%            3/11/2003             19,390,000
  30                 288           Fee             1984          2002           96%            5/14/2003             18,120,000
  31             241,751           Fee             1982          N/A            91%             5/1/2003             25,800,000
  32                 212           Fee             2001          N/A            93%            6/13/2003             17,900,000
  33             114,358           Fee             1974          N/A           100%            4/30/2003             17,550,000
  34             148,014 (5)       Fee             1991          2002           94%            6/23/2003             16,200,000
  35              76,975           Fee             2000          N/A            98%             3/1/2003             15,025,000
  36              84,239           Fee             2002          N/A            89%            5/31/2003             14,900,000
  37                 161           Fee             1987          N/A            97%            6/30/2003             15,500,000
  38              71,788           Fee             2001          N/A           100%             8/6/2003             16,900,000
  39             122,513           Fee             1987          2002           99%            7/24/2003             13,850,000
  40             142,480           Fee             1987          2002          100%             5/1/2003             15,800,000
  41                 201           Fee             1998          2002           96%            7/21/2003             13,150,000
  42              68,568           Fee             2000          N/A            94%             4/1/2003             12,450,000
  43                 464           Fee             1974          2002           85%            5/14/2003             13,700,000
  44                 280           Fee             1983          1999           84%            6/20/2003             12,300,000
  45              71,376           Fee             1984          2001           90%             6/1/2003             14,600,000
  46              90,311           Fee             1970          2003           87%            7/16/2003             13,200,000
  47                 200           Fee             1996          N/A            99%            5/31/2003             11,900,000
  48                 400           Fee             1985          2002           85%             5/8/2003             12,340,000
  49                 276           Fee             1970          2002           89%            6/23/2003             10,550,000
  50              62,642           Fee             1991          1999           91%            3/24/2003             11,350,000
  51             154,887           Fee             1988          1998           87%             7/6/2003             17,230,000
  52             153,256           Fee             1980          N/A           100%            7/18/2003             11,100,000
  53                 272           Fee             1982          2000           90%            5/20/2003              9,800,000
  54             260,287           Fee             1997          2001          100%            3/31/2003             12,600,000
  55              89,647           Fee             1979          N/A            86%            6/12/2003              9,700,000
  56                 136           Fee             1985          2000           96%            3/25/2003              8,520,000
  57                 232           Fee             1985          N/A            88%             7/8/2003              8,840,000
  58              70,661           Fee             1986          N/A           100%             6/1/2003              8,840,000
  59                 144           Fee             1998          N/A            90%            6/30/2003              7,850,000
  60              45,395           Fee             1995          N/A            96%            5/31/2003              8,200,000
  61                 228           Fee             1976          2000           91%            6/30/2000              7,700,000
  62              72,991           Fee             1980          N/A            97%            6/30/2003              8,070,000
  63              64,925           Fee             1964          1993          100%            3/18/2003              7,900,000
  64              58,794           Fee             2001          N/A            96%             3/1/2003              7,540,000
  65             117,030           Fee             1975          2001          100%            5/22/2003              6,940,000
  66A             55,269           Fee             1996          N/A            90%             4/1/2003              4,100,000
  66B             63,008           Fee             1997          2003           79%             4/1/2003              3,700,000
  67              36,818        Leasehold          1984          N/A            95%            3/24/2003              6,600,000
  68              61,120           Fee             2002          N/A            95%            7/14/2003              6,550,000
  69                 135           Fee             2001          N/A            90%            5/31/2003              6,500,000
  70              56,835           Fee             1978          2001           90%             5/1/2003              6,500,000
  71                 219           Fee             1983          1993           93%            6/19/2003              7,125,000
  72                 327           Fee             1974          N/A            92%            4/14/2003              6,860,000
  73              33,431           Fee             1991          N/A           100%             7/7/2003              6,450,000
  74              55,211           Fee             1996          N/A            97%            6/12/2003              6,700,000
  75                 224           Fee             1984          N/A            88%            4/10/2003              6,200,000
  76              90,134           Fee             2002          N/A            86%             4/3/2003              6,200,000
  77              62,864           Fee             1986          2001           94%            6/30/2003              6,675,000
  78                 200           Fee             1975          2002           89%            5/20/2003              6,600,000
  79              15,823           Fee             2002          N/A           100%            7/18/2003              8,200,000
  80              68,950           Fee             1998          N/A           100%            5/29/2003              6,550,000
  81              58,615           Fee             1989          1996          100%            3/24/2003              5,800,000
  82              38,290           Fee             1979          1997           82%            5/31/2003              6,200,000
  83              40,957           Fee             2000          2002           89%            5/22/2003              6,000,000
  84                 136           Fee             1960          1999          100%             2/1/2003              5,400,000
  85                 191           Fee             1979          N/A            98%            7/22/2003              5,350,000
  86              64,435           Fee             1985          N/A            93%             7/9/2003              6,900,000
  87              51,472           Fee             1999          N/A            98%            7/15/2003              6,000,000
  88                 192           Fee             1979          N/A            87%            5/20/2003              5,800,000
  89              12,000           Fee             1963          2002          100%            6/24/2003              5,500,000
  90              74,164           Fee             1985          2002           99%            6/19/2003              5,200,000
  91              50,035           Fee             1979          N/A            86%            7/15/2003              5,000,000
  92                 144           Fee             1975          2002           95%            4/29/2003              4,950,000
  93              36,007           Fee             1999          2002          100%             5/1/2003              5,175,000
  94                  85           Fee             1998          N/A            N/A               N/A                 5,600,000
  95              51,803           Fee             1983          2000           84%             1/1/2003              4,530,000
  96              15,035           Fee             2003          N/A           100%            8/14/2003              6,560,000
  97              14,490           Fee             2002          N/A           100%             5/1/2003              4,750,000
  98              15,120           Fee             2000          N/A           100%             6/6/2003              4,860,000
  99              13,650           Fee             2003          N/A           100%            7/25/2003              4,500,000
  100             29,383           Fee             1999          N/A            96%            2/28/2003              4,200,000
  101                469           Fee             1983          2000           63%            4/15/2003              4,200,000
  102             17,110           Fee             2002          N/A           100%            4/30/2003              4,400,000
  103                175           Fee             1970          1998           99%             7/1/2003              4,000,000
  104             15,120           Fee             2001          N/A           100%            5/21/2003              4,520,000
  105                436           Fee             1966          1998          100%             7/1/2003             22,300,000
  106             15,120           Fee             2003          N/A           100%            6/19/2003              3,900,000
  107                 88           Fee             1977          1995           98%             5/4/2003              3,825,000
  108                440           Fee             1975          N/A            72%            7/23/2003              3,750,000
  109                100           Fee             1972          2002           98%            5/23/2003              3,700,000
  110             67,122           Fee             1980          2002           86%            6/30/2003              3,800,000
  111                116           Fee             1972          1999           97%            6/27/2003              3,500,000
  112                108           Fee             1969          1993           91%            6/15/2003              3,640,000
  113                142           Fee             1982          N/A            92%            1/31/2003              2,500,000
  114                114           Fee             1970          N/A            80%            2/20/2003              1,420,000
  115                 70           Fee             1985          N/A            97%             6/4/2003              3,350,000
 116A                518           Fee             1972          1999           69%      (8)   6/19/2003              2,846,151
 116B                 83           Fee             1972          1999           69%      (9)   6/19/2003                853,849
  117             16,670           Fee             2002          N/A           100%             4/7/2003              3,400,000
  118                107           Fee             1962          1980          100%            5/19/2003              3,250,000
  119             12,127           Fee             1929          1998          100%             7/1/2003              3,350,000
  120                 57           Fee             1985          2001           98%            5/20/2003              3,300,000
  121             11,841           Fee             2002          N/A           100%            5/27/2003              3,500,000
  122             29,600           Fee             2002          N/A            95%            7/28/2003              3,250,000
  123                160      Fee/Leasehold        1984          N/A            93%            3/10/2003              3,150,000
  124             38,600           Fee             1996          N/A            95%            3/26/2003              2,900,000
  125             19,600           Fee             2001          N/A           100%            7/17/2003              3,100,000
  126            104,701           Fee             1999          2002           93%            3/19/2003              3,300,000
  127             13,650           Fee             2002          N/A           100%            4/30/2003              3,200,000
  128                  7           Fee             2002          N/A           100%            5/19/2003              3,200,000
  129                140      Fee/Leasehold        1970          N/A            98%             4/1/2003              2,650,000
  130                 56           Fee             2002          N/A            93%            3/25/2003              2,500,000
  131                 87           Fee             1978          2000           95%            4/14/2003              2,900,000
 132A                229           Fee             1976          2000           59%      (10)  6/27/2003              1,569,333
 132B                150           Fee             1965          2000           59%      (11)  6/27/2003              1,030,667
  133                  9           Fee             1940          2002          100%             4/1/2003              2,600,000
  134                 53           Fee             1985          1999           98%             5/1/2003              2,400,000
  135             67,030           Fee             1968          2001           97%            6/20/2003              3,200,000
  136             27,801           Fee             1985          2002           95%             6/4/2003              2,400,000
  137                218           Fee             1992          N/A           100%             4/1/2003              4,900,000
  138             50,415           Fee             1998          2003           87%             4/1/2003              2,750,000
  139             11,955           Fee             1910          2002          100%            5/17/2003              3,250,000
  140                 32           Fee             1986          N/A            88%            3/31/2003              2,500,000
  141                 56           Fee             1970          2000           95%            6/30/2003              2,200,000
  142             22,600           Fee             1926          1999          100%             4/1/2003              2,600,000
  143             12,000           Fee             2000          N/A           100%            5/31/2003              2,200,000
  144             22,891           Fee             2001          2002          100%            4/30/2003              2,100,000
  145             25,088           Fee             1986          N/A           100%            3/17/2003              2,600,000
  146             10,883           Fee             1938          1998          100%             5/1/2003              2,100,000
  147                 96           Fee             1968          2000          100%             3/1/2003              2,300,000
  148             84,238           Fee             1984          2001           96%            5/31/2003              4,300,000
  149             56,976           Fee             1974          N/A            83%             5/1/2003              2,150,000
  150                 34           Fee             1966          2001          100%            5/14/2003              1,840,000
  151                 34           Fee             1920          1984          100%            5/31/2003              1,900,000
  152                 40           Fee             1975          1998          100%            6/30/2003              1,875,000
  153                 40           Fee             1990          N/A           100%             5/1/2003              1,800,000
  154                104           Fee             1976          1996           91%             6/9/2003              2,250,000
  155                 20           Fee             1961          1993          100%            4/30/2003              1,650,000
  156                 65           Fee             1984          N/A            85%            4/28/2003              1,575,000
  157                130           Fee             1985          N/A            94%            6/20/2003              1,700,000
  158             15,400           Fee             2001          N/A           100%             6/5/2003              1,740,000
  159             60,480           Fee             1986          N/A            83%            5/31/2003              4,300,000
  160                 24           Fee             1999          N/A           100%            4/30/2003              1,505,000
  161                 68           Fee             1989          2001           96%            3/25/2003              2,400,000
  162                 64           Fee             1967          N/A            95%            5/31/2003              1,625,000
  163                 72           Fee             1984          N/A            97%             6/2/2003              2,100,000
  164             11,680           Fee             1972          1987          100%             6/1/2003              1,600,000
  165                  6           Fee             1959          2002          100%             5/1/2003              1,300,000
  166             11,014           Fee             1983          N/A           100%            5/16/2003              1,400,000
  167                 40           Fee             1972          1999           98%            4/30/2003              1,350,000
  168                 20           Fee             1911          1987          100%             5/1/2003                975,000
  169                 53           Fee             1955          2001          100%             6/1/2003              1,000,000
  170                  6           Fee             2002          N/A           100%             4/1/2003                900,000
  171             12,929           Fee             1910          N/A           100%             6/1/2003                775,000
                                                --------------------------------------------------------------------------------
                                                   1981          2000           94%                             $ 2,265,805,000
                                                ================================================================================
                                                   2003          2003          100%                               $ 259,410,524
                                                   1904          1980           59%                                   $ 775,000

             MOST RECENT
              OPERATING
              STATEMENT
   #             DATE
   -             ----
   1         12/31/2002
   2          2/28/2003
   3          6/30/2003
   4          3/31/2003
   5          3/31/2003
   6             N/A
   7             N/A
   8             N/A
  9A          4/31/2003
  9B          4/31/2003
  10          4/30/2003
  11          2/28/2003
  12          6/30/2003
  13         12/31/2002
  14A         6/30/2003
  14B         6/30/2003
  14C         6/30/2003
  14D         6/30/2003
  14E         6/30/2003
  15          3/31/2003
  16          3/31/2003
  17          3/31/2003
  18          3/31/2003
  19          3/31/2003
  20          3/31/2003
  21          4/30/2003
  22             N/A
  23         12/31/2002
  24          4/30/2003
  25          5/31/2003
  26         12/31/2002
  27          4/30/2003
  28         12/31/2002
  29          1/31/2003
  30          3/31/2003
  31         12/31/2002
  32             N/A
  33             N/A
  34         12/31/2002
  35         12/31/2002
  36             N/A
  37          6/30/2003
  38         12/31/2002
  39          6/30/2003
  40          4/30/2003
  41          5/31/2003
  42          3/31/2003
  43          2/28/2003
  44         11/30/2002
  45         12/31/2002
  46          6/30/2003
  47         11/30/2002
  48          4/30/2003
  49          3/31/2003
  50          2/28/2003
  51          6/30/2003
  52          5/31/2003
  53          4/30/2003
  54             N/A
  55          5/31/2003
  56         12/31/2002
  57         12/31/2002
  58          2/28/2003
  59         12/31/2002
  60          4/30/2003
  61         10/31/2002
  62         11/30/2002
  63          1/31/2003
  64             N/A
  65         12/31/2002
  66A         3/31/2003
  66B         3/31/2003
  67         12/31/2002
  68          6/30/2003
  69          6/30/2003
  70          4/30/2003
  71          4/30/2003
  72          4/30/2003
  73         12/31/2002
  74          5/31/2003
  75          2/28/2003
  76             N/A
  77          6/30/2003
  78          4/30/2003
  79             N/A
  80          5/31/2003
  81          6/30/2003
  82         11/30/2002
  83         12/31/2002
  84         12/31/2002
  85          6/30/2003
  86          6/30/2003
  87             N/A
  88         12/31/2002
  89          6/30/2003
  90         12/31/2002
  91         11/30/2002
  92          4/30/2003
  93         12/31/2002
  94         12/31/2002
  95         11/30/2002
  96             N/A
  97          4/30/2003
  98             N/A
  99             N/A
  100         2/28/2003
  101         8/31/2002
  102         4/30/2003
  103         5/31/2003
  104            N/A
  105        12/31/2002
  106            N/A
  107         4/30/2003
  108         8/31/2002
  109         4/30/2003
  110         5/31/2003
  111         5/31/2003
  112         4/30/2003
  113        12/31/2002
  114        12/31/2002
  115         4/30/2003
 116A        12/31/2002
 116B        12/31/2002
  117            N/A
  118         5/30/2003
  119        12/31/2002
  120        12/31/2002
  121         4/30/2003
  122         7/31/2003
  123         3/31/2003
  124        12/31/2002
  125         6/30/2003
  126         3/31/2003
  127         3/31/2003
  128            N/A
  129         3/31/2003
  130         2/28/2003
  131         3/31/2003
 132A         6/30/2003
 132B         6/30/2003
  133         4/30/2003
  134         4/30/2003
  135        12/31/2002
  136         4/30/2003
  137         3/31/2003
  138         3/31/2003
  139         3/31/2003
  140         3/31/2003
  141         3/31/2003
  142        12/31/2002
  143         5/31/2003
  144         5/31/2003
  145         3/31/2003
  146         3/31/2003
  147         3/31/2003
  148         5/31/2003
  149         4/30/2003
  150        12/31/2002
  151         4/30/2003
  152         4/30/2003
  153         4/30/2003
  154         5/31/2003
  155         4/30/2003
  156        12/31/2002
  157         5/31/2003
  158         5/31/2003
  159        12/31/2002
  160         4/30/2003
  161         3/31/2003
  162         3/31/2003
  163         5/31/2003
  164         4/30/2003
  165         4/30/2003
  166         4/30/2003
  167         4/30/2003
  168        12/31/2002
  169         5/31/2003
  170         4/30/2003
  171         4/30/2003
        ------------------


                   MOST                     MOST                    MOST
                  RECENT                   RECENT                  RECENT
   #              REVENUE                 EXPENSES                  NOI                    U/W NOI                U/W NCF (2)
   -              -------                 --------                  ----                   -------                -----------
   1            $ 20,489,006             $ 9,234,095            $ 11,254,911             $ 12,273,720             $ 11,603,583
   2              18,475,186               9,197,687               9,277,499                9,290,000                7,884,664
   3               8,279,286               3,075,366               5,203,920                6,632,667                6,167,554
   4               3,773,298                 600,686               3,172,612                3,336,381                3,297,237
   5               3,848,609                 961,892               2,886,717                3,185,981                3,076,394
   6                     N/A                     N/A                     N/A                4,517,535                4,306,635
   7                     N/A                     N/A                     N/A                1,054,311                  943,613
   8                     N/A                     N/A                     N/A                  677,762                  580,870
  9A              29,894,641              10,280,670              19,613,971               21,066,354               20,469,520
  9B               7,568,636               3,371,555               4,197,081                4,057,936                3,974,072
  10              20,074,963 (3)           7,134,112 (3)          12,940,851 (3)           10,510,576 (3)            9,390,774 (3)
  11               4,002,556               1,666,047               2,336,509                2,432,513                2,278,013
  12               2,341,657                 421,386               1,920,272                2,414,671                2,335,894
  13               4,287,000                  86,360               4,200,640                3,398,060                2,860,871
  14A              1,831,610                 216,242               1,615,368                1,287,626                1,131,045
  14B              1,781,414                 232,778               1,548,636                  861,503                  730,546
  14C                879,908                 375,064                 504,844                  528,260                  423,439
  14D                249,000                  46,198                 202,802                  219,548                  186,546
  14E                 69,940                  91,298                     N/A                  130,159                  101,768
  15               4,823,766               2,510,465               2,313,301                2,143,175                1,934,925
  16               5,600,103               4,018,930               1,581,173                1,512,121                1,289,103
  17               3,200,997               2,294,144                 906,853                  861,000                  732,837
  18               4,085,908               3,372,420                 713,488                  630,455                  467,149
  19               2,247,482               1,715,763                 531,719                  516,536                  426,685
  20               3,663,015               3,155,002                 508,013                  504,260                  357,745
  21               3,698,726               1,201,776               2,496,950                2,396,832                2,233,225
  22                     N/A                     N/A                     N/A                1,844,170                1,712,317
  23               2,960,102                 388,009               2,572,093                2,409,615                2,160,725
  24               2,983,074                 339,112               2,643,962                2,945,654                2,401,918
  25               3,061,896               1,152,620               1,909,276                2,133,394                1,904,307
  26               2,147,011                 675,196               1,471,815                1,888,218                1,734,163
  27               2,278,506                 786,321               1,492,185                1,451,989                1,403,739
  28               2,128,528                 737,002               1,391,526                1,516,366                1,478,366
  29               2,777,886               1,046,340               1,731,546                1,858,481                1,682,081
  30               2,135,490                 750,978               1,384,512                1,470,450                1,398,450
  31               5,808,742               3,134,503               2,674,239                2,994,614                2,745,288
  32                     N/A                     N/A                     N/A                1,407,882                1,354,882
  33                     N/A                     N/A                     N/A                1,556,771                1,405,516
  34               1,591,397                 276,091               1,315,306                1,343,811                1,214,506
  35               1,371,894                 260,958               1,110,936                1,222,588                1,174,422
  36                     N/A                     N/A                     N/A                1,136,255                1,093,451
  37               1,813,940                 713,836               1,100,104                1,172,882                1,132,632
  38               1,889,646                 383,189               1,506,457                1,390,434                1,260,679
  39               1,628,178                 430,088               1,198,090                1,049,385                  972,592
  40               1,962,325                 569,330               1,392,995                1,212,304                1,043,008
  41               1,951,664               1,061,878                 889,786                  966,295                  916,045
  42               1,489,579                 414,797               1,074,782                1,104,368                1,056,467
  43               2,359,027               1,195,229               1,163,798                1,283,981                1,167,981
  44               1,991,544                 855,632               1,135,912                  936,704                  866,704
  45               1,501,244                 328,147               1,173,097                1,224,840                1,167,539
  46                 863,135                 438,980                 424,155                1,038,990                  839,395
  47               1,566,666                 624,732                 941,934                  934,832                  884,832
  48               2,122,485               1,319,187                 803,298                1,027,378                  921,291
  49               1,856,567               1,080,553                 776,014                  818,995                  722,395
  50               1,167,763                 185,667                 982,096                1,014,561                  955,222
  51               2,036,952                 500,406               1,536,546                1,485,726                1,462,493
  52               1,226,229                 248,862                 977,367                  938,647                  831,700
  53               1,584,341                 741,368                 842,973                  885,026                  817,026
  54                     N/A                     N/A                     N/A                1,059,273                  909,674
  55               1,025,263                 118,344                 906,919                  808,876                  736,946
  56               1,089,955                 402,676                 687,279                  671,546                  637,546
  57               1,290,986                 479,063                 811,923                  712,932                  654,932
  58               1,306,622                 478,947                 827,675                  694,502                  628,061
  59               1,022,164                 355,584                 666,580                  670,421                  634,171
  60                 887,510                 265,391                 622,119                  611,491                  555,021
  61               1,508,912                 838,381                 670,531                  677,864                  620,864
  62               1,120,776                 311,362                 809,414                  800,640                  717,368
  63                 944,834                 203,757                 741,077                  756,793                  709,085
  64                     N/A                     N/A                     N/A                  680,945                  632,837
  65                 840,119                 182,379                 657,740                  652,001                  564,997
  66A                567,009                 218,032                 348,977                  356,576                  348,285
  66B                435,301                 195,790                 239,511                  237,675                  228,224
  67                 960,476                 327,806                 632,670                  704,283                  604,842
  68                 748,881                 212,858                 536,023                  608,905                  538,453
  69                 741,623                 245,946                 495,677                  543,941                  510,191
  70                 884,977                 362,047                 522,930                  594,989                  509,156
  71               1,178,724                 639,965                 538,759                  639,061                  584,311
  72               1,329,696                 585,002                 744,694                  679,810                  597,810
  73                 706,060                 115,702                 590,358                  544,150                  482,835
  74                 891,345                  83,884                 807,460                  559,661                  513,580
  75               1,111,363                 563,728                 547,635                  531,010                  475,010
  76                     N/A                     N/A                     N/A                  539,617                  480,508
  77                 971,530                 233,490                 738,040                  606,147                  490,280
  78               1,102,287                 552,916                 549,371                  546,294                  496,294
  79                     N/A                     N/A                     N/A                  596,321                  572,286
  80                 844,366                 245,356                 599,010                  541,227                  507,527
  81                 634,579                  65,538                 569,041                  521,334                  469,373
  82                 758,997                 253,388                 505,609                  472,215                  438,773
  83                 670,106                 191,992                 478,114                  498,177                  449,781
  84                 969,450                 439,835                 529,615                  531,326                  501,950
  85               1,210,720                 684,959                 525,761                  465,222                  417,472
  86               1,262,570                 477,771                 784,798                  605,607                  453,049
  87                     N/A                     N/A                     N/A                  504,671                  441,479
  88                 957,393                 573,106                 384,287                  483,992                  435,992
  89                 760,033                 240,062                 519,971                  430,882                  411,582
  90                 895,717                 280,156                 615,561                  512,485                  423,488
  91                 662,939                 189,349                 473,590                  453,714                  393,728
  92                 853,903                 432,669                 421,234                  434,544                  398,544
  93                 582,599                 196,316                 386,283                  476,270                  428,667
  94               1,956,916               1,079,584                 877,332                  585,093                  521,482
  95                 848,769                 377,884                 470,885                  464,421                  404,899
  96                     N/A                     N/A                     N/A                  501,451                  499,196
  97                 379,800                   9,991                 369,808                  368,390                  366,216
  98                     N/A                     N/A                     N/A                  372,480                  370,212
  99                     N/A                     N/A                     N/A                  334,650                  332,602
  100                428,628                  60,063                 368,565                  355,818                  339,133
  101                695,696                 360,422                 335,274                  332,439                  304,299
  102                470,220                  13,980                 456,240                  328,781                  326,214
  103                470,093                  55,960                 414,133                  359,061                  350,311
  104                    N/A                     N/A                     N/A                  338,530                  336,262
  105              3,934,709               2,392,178               1,542,531                1,333,914                1,224,914
  106                    N/A                     N/A                     N/A                  304,460                  302,192
  107                758,510                 382,118                 376,392                  341,276                  306,076
  108                601,922                 270,045                 331,877                  305,231                  283,231
  109                623,788                 307,768                 316,020                  295,376                  270,376
  110                779,571                 301,235                 478,336                  412,180                  345,249
  111                618,750                 251,867                 366,883                  329,160                  300,160
  112                711,320                 441,565                 269,755                  294,898                  267,898
  113                417,487                 135,488                 281,999                  254,596                  247,496
  114                278,780                 100,537                 178,243                  164,419                  158,719
  115                542,481                 165,252                 377,229                  232,199                  232,200
 116A                573,418                 328,973                 244,445                  243,445                  220,330
 116B                172,026                  98,692                  73,334                   73,034                   66,099
  117                    N/A                     N/A                     N/A                  270,391                  247,411
  118                388,755                  95,546                 293,209                  266,940                  261,376
  119                369,399                  45,822                 323,577                  293,089                  276,002
  120                405,317                 116,838                 288,479                  256,201                  241,951
  121                289,657                  51,195                 238,462                  246,244                  230,977
  122                326,906                  32,746                 294,160                  266,935                  237,020
  123                366,976                 102,166                 264,810                  279,552                  271,552
  124                356,163                  83,393                 272,770                  250,325                  228,693
  125                384,263                  96,662                 287,601                  278,958                  259,358
  126                488,132                 149,154                 338,978                  307,718                  292,013
  127                240,968                   3,000                 237,968                  241,507                  239,459
  128                    N/A                     N/A                     N/A                  193,506                  192,106
  129                374,402                 129,636                 244,766                  243,007                  236,007
  130                324,446                 120,854                 203,592                  215,906                  201,906
  131                537,656                 320,980                 216,676                  221,076                  199,326
 132A                305,277                 171,518                 133,759                  123,644                  112,326
 132B                200,491                 112,645                  87,846                   81,203                   73,771
  133                247,200                  43,963                 203,237                  185,107                  182,857
  134                475,927                 169,858                 306,069                  253,071                  239,821
  135                426,386                 128,605                 297,781                  299,694                  241,989
  136                338,343                  77,407                 260,936                  242,568                  210,597
  137                849,371                 465,697                 383,674                  362,404                  351,504
  138                373,123                 184,982                 188,141                  187,913                  180,351
  139                320,053                  41,259                 278,794                  243,750                  234,381
  140                292,752                 123,147                 169,605                  182,134                  174,134
  141                410,017                 225,210                 184,807                  210,114                  196,114
  142                336,997                 105,414                 231,583                  233,988                  204,834
  143                235,777                  62,465                 173,312                  189,016                  175,392
  144                219,558                  22,648                 196,910                  210,907                  190,507
  145                357,200                  55,866                 301,334                  254,789                  225,938
  146                273,548                  98,692                 174,856                  179,872                  167,357
  147                445,728                 247,939                 197,789                  198,068                  174,068
  148                581,967                 199,683                 382,284                  398,156                  316,234
  149                368,771                 134,426                 234,345                  246,578                  210,024
  150                291,086                 101,368                 189,718                  160,767                  152,267
  151                320,081                 172,763                 147,318                  142,650                  134,150
  152                403,117                 215,089                 188,028                  164,179                  154,179
  153                265,091                 108,661                 156,430                  158,368                  148,368
  154                515,917                 374,221                 141,696                  192,171                  164,715
  155                202,750                  60,737                 142,013                  158,407                  153,407
  156                326,460                 109,905                 216,555                  139,397                  123,147
  157                262,255                 142,290                 119,965                  165,423                  158,923
  158                193,104                  28,039                 165,065                  156,641                  141,385
  159                613,556                 242,914                 370,642                  342,934                  268,878
  160                195,552                  61,821                 133,731                  123,068                  117,068
  161                448,212                 211,929                 236,283                  207,805                  190,805
  162                298,596                 134,629                 163,967                  182,640                  166,640
  163                403,348                 211,317                 192,031                  197,930                  179,930
  164                242,013                  72,931                 169,082                  152,854                  138,604
  165                125,677                  23,139                 102,538                   96,541                   95,041
  166                192,457                  53,181                 139,276                  143,002                  129,675
  167                216,527                 113,739                 102,788                  114,069                  104,069
  168                152,893                  63,196                  89,697                   89,145                   84,145
  169                161,470                  45,410                 116,060                   96,359                   93,309
  170                109,236                  37,810                  71,426                   68,447                   66,947
  171                135,935                  38,993                  96,942                   80,274                   72,393
              -----------------------------------------------------------------------------------------------------------------
               $ 280,402,046           $ 111,919,594           $ 168,503,808            $ 186,495,642            $ 171,562,978
              =================================================================================================================
               $  29,894,641           $  10,280,670           $  19,613,971            $  21,066,354            $  20,469,520
                    $ 69,940                 $ 3,000                $ 71,426                 $ 68,447                 $ 66,099

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKET CENTER WEST AND MIRA MESA MARKET CENTER EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PCCP - COMMERCE CENTRE, PCCP - PARAMOUNT DISTRIBUTION CENTER AND PCCP - 301 WALNUT ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY RED LION: PORT ANGELES, YAKIMA CENTER, EUREKA, TWIN FALLS AND KENNEWICK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RAMEY'S MOBILE HOME PARK AND BEXLEY MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003 AND EXCLUDES THE CUT-OFF DATE PRINCIPAL BALANCE FOR THE MAYFAIR MALL JUNIOR PORTION.
(2) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(3) U/W NET CASH FLOW AND U/W DSCR ARE BASED OFF OF PAYMENTS BY SUBTENANTS. ACTUAL DSCR FROM GROUND LEASE PAYMENT IS 1.10X.
(4) SHADLE CENTER SQUARE FOOTAGE INCLUDES 147,498 SF OF SPACE GROUND LEASED TO WAL-MART.
(5) EXPRESSWAY MALL SQUARE FOOTAGE INCLUDES 4,000 SF OF SPACE GROUND LEASED TO FOOD FOR LESS.
(6) THE RESPECTIVE APPRAISED VALUE IS COMPRISED OF THE AS-IS APPRAISED VALUE OF REAL ESTATE SUPPLEMENTED BY A $3,000,000 UPFRONT RESERVE.
(7) THE RESPECTIVE APPRAISED VALUE IS COMPRISED OF THE AS-IS APPRAISED VALUE OF REAL ESTATE SUPPLEMENTED BY A $1,000,000 UPFRONT RESERVE.
(8) EL VALLE DEL SOL UNDERWRITTEN OCCUPANCY IS BASED ON THE COMBINED OCCUPANCY FOR THE EL VALLE DEL SOL MORTGAGED REAL PROPERTY AND EL VALLE DE LA LUNA MORTGAGED REAL PROPERTY.
(9) EL VALLE DE LA LUNA UNDERWRITTEN OCCUPANCY IS BASED ON THE COMBINED OCCUPANCY FOR THE EL VALLE DEL SOL MORTGAGED REAL PROPERTY AND EL VALLE DE LA LUNA MORTGAGED REAL PROPERTY.
(10) SAN JUAN GARDENS UNDERWRITTEN OCCUPANCY IS BASED ON THE COMBINED OCCUPANCY FOR THE FRIENDLY VILLAGE MORTGAGED REAL PROPERTY AND SAN JUAN GARDENS MORTGAGED REAL PROPERTY.
(11) FRIENDLY VILLAGE UNDERWRITTEN OCCUPANCY IS BASED ON THE COMBINED OCCUPANCY FOR THE FRIENDLY VILLAGE MORTGAGED REAL PROPERTY AND SAN JUAN GARDENS MORTGAGED REAL PROPERTY.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                  ORIGINAL          CUT-OFF DATE
                   LOAN                                                                           PRINCIPAL           PRINCIPAL
  #     CROSSED    GROUP  LOAN NAME                                                                BALANCE           BALANCE (1)
  -     -------    -----  ---------                                                                -------           -----------

  1                  1    Circle Centre Mall                                                    $ 80,000,000        $ 79,550,681
  2                  1    Wanamaker Building - Office                                             65,000,000          65,000,000
  3                  1    Jefferson Pointe Shopping Center                                        63,000,000          63,000,000
  4       (A)        1    Mira Mesa Market Center West                                            34,500,000          34,402,676
  5       (A)        1    Mira Mesa Market Center East                                            28,500,000          28,419,602
  6       (B)        1    PCCP - Commerce Centre                                                  38,500,000          38,500,000
  7       (B)        1    PCCP - Paramount Distribution Center                                     9,600,000           9,600,000
  8       (B)        1    PCCP - 301 Walnut                                                        6,400,000           6,400,000
  9                  1    Mayfair Mall                                                (7)         47,500,000          47,347,970
 10                  1    540 Madison Avenue                                          (8)         45,000,000          45,000,000
 11                  2    Town & Country Apartments - Urbana                                      25,200,000          25,200,000
 12                  1    Shadle Center                                                           24,500,000          24,473,658
 13                  1    Blackbaud Plaza                                                         24,250,000          24,226,534
 14                  1    Brooks A Portfolio                                                      24,000,000          23,837,099
 15                  2    Harbor Pointe Apartments                                                23,800,000          23,739,535
 16       (C)        1    Red Lion Hotel Port Angeles                                              9,100,000           9,079,774
 17       (C)        1    Red Lion Hotel Yakima Center                                             5,100,000           5,088,664
 18       (C)        1    Red Lion Hotel Eureka                                                    3,000,000           2,993,332
 19       (C)        1    Red Lion Hotel Twin Falls                                                3,000,000           2,993,332
 20       (C)        1    Red Lion Hotel Kennewick                                                 2,500,000           2,494,443
 21                  1    Arlington & Bradley Office Center                                       20,880,000          20,880,000
 22                  1    Sugarloaf Shopping Center                                               20,080,000          20,080,000
 23                  1    780 James P. Casey Road                                                 20,000,000          19,964,899
 24                  1    800 Apollo                                                              19,800,000          19,639,499
 25                  1    Regent Industrial Center                                                18,500,000          18,385,981
 26                  1    Sarasota Gateway                                                        16,150,000          16,101,664
 27                  2    Bristol Farms Apartments                                                16,025,000          16,025,000
 28                  2    Country View Mobile Home Park                                           15,400,000          15,400,000
 29                  2    University Commons                                                      14,542,500          14,484,667
 30                  2    Princeton Square Apartments                                             14,370,000          14,322,598
 31                  1    Burlington Center Mall                                                  14,000,000          13,960,688
 32                  2    Club at Tranquility Lake                                                14,000,000          13,924,741
 33                  1    Warner Center Business Park                                             13,800,000          13,707,100
 34                  1    Expressway Mall                                                         12,500,000          12,440,396
 35                  1    Airline Shopping Center                                                 12,000,000          11,963,270
 36                  1    Windward Village Shopping Center                                        11,500,000          11,456,352
 37                  2    Playa Blanca Apartments                                                 11,000,000          11,000,000
 38                  1    Torrey View Corporate Center                                            11,000,000          11,000,000
 39                  1    Lantana Shopping Center                                                 11,000,000          10,987,640
 40                  1    Crossroads Plaza Shopping Center                                        10,500,000          10,500,000
 41                  2    The Moorings Apartments                                                 10,500,000          10,449,029
 42                  1    5th & Lamar Retail/Office Development                                    9,950,000           9,927,668
 43                  2    American Village on the Lake Apartments                                  9,950,000           9,918,166
 44                  2    Ryan's Pointe Apartments                                                 9,800,000           9,722,436
 45                  1    Cleveland Street Square                                                  9,750,000           9,704,446
 46                  1    306 Belmont Street                                                       9,600,000           9,600,000
 47                  2    Rivermont Apartments                                                     9,500,000           9,500,000
 48                  2    Canterbury Woods Apartments                                              9,000,000           9,000,000
 49                  2    Oakbrook Village                                                         8,400,000           8,391,508
 50                  1    Westover Gallery Shopping Center                                         8,225,000           8,200,383
 51                  1    Concord Self Storage                                                     8,000,000           7,983,653
 52                  1    Chatsworth Industrial                                                    7,650,000           7,644,150
 53                  2    Trestles of Houston Apartments                                           7,622,000           7,568,426
 54                  1    Pemstar, Inc. Headquarters                                               7,500,000           7,425,395
 55                  1    8520 Tyco Road                                                           7,000,000           6,980,471
 56                  2    Riverbend Apartments                                                     6,800,000           6,767,357
 57                  2    D'Adrian Meadows Apartments                                              6,720,000           6,678,583
 58                  1    Park Place                                                               6,500,000           6,480,851
 59                  2    Millstone Lakes Apartments                                               6,200,000           6,174,031
 60                  1    Corona del Sol Plaza                                                     6,150,000           6,137,953
 61                  2    Aspen Woods                                                              6,100,000           6,053,318
 62                  1    Iliff Commons Shopping Center                                            6,000,000           5,970,416
 63                  1    Atlantic Boulevard Shopping Center                                       5,700,000           5,689,894
 64                  1    Shoppes at Brandon Farms                                                 5,550,000           5,523,118
 65                  1    Court Street Plaza Shopping Center                                       5,500,000           5,474,535
 66                  1    Shurgard Rivergate - Franklin                                            5,425,000           5,400,312
 67                  1    300 Alexander Park                                                       5,250,000           5,225,526
 68                  1    4861 & 4891 Telsa Drive                                                  5,240,000           5,210,154
 69                  2    Longview Meadow Apartments                                               5,200,000           5,180,218
 70                  1    8501 LaSalle Road                                                        5,200,000           5,175,094
 71                  2    Trestles of Baytown Apartments                                           5,206,250           5,170,193
 72                  2    Santa Fe Place Apartments                                                5,150,000           5,119,530
 73                  1    Plumtree Professional Center                                             5,050,000           5,050,000
 74                  1    Park Square Center                                                       5,000,000           5,000,000
 75                  2    Canyon Woods Apartments                                                  4,900,000           4,884,800
 76                  1    Grove Street                                                             4,900,000           4,880,209
 77                  1    Harbor Park                                                              4,850,000           4,845,852
 78                  2    Ashley Park Apartments                                                   4,850,000           4,815,112
 79                  1    Rosemont Retail Center                                                   4,760,000           4,742,602
 80                  1    San Carlos Marketplace                                                   4,700,000           4,679,531
 81                  1    Cardinal Shopping Center                                                 4,640,000           4,626,113
 82                  1    Grogan's Mill Village Center                                             4,525,000           4,500,902
 83                  1    Atlas Valley Shopping Center                                             4,350,000           4,327,695
 84                  2    Heights Garden Apartments                                                4,320,000           4,298,509
 85                  2    Radnor Towers Apartments                                                 4,250,000           4,242,368
 86                  1    Onyx Office Building                                                     4,200,000           4,193,448
 87                  1    10 Canebrake Boulevard                                                   4,125,000           4,117,779
 88                  2    The Forest Apartments                                                    4,050,000           4,023,460
 89                  1    Gristedes - 3rd Ave. and 36th Street                                     4,000,000           3,992,241
 90                  1    111 & 121 Roberts Street                                                 3,950,000           3,917,276
 91                  1    Richland Village Shopping Center                                         3,700,000           3,680,937
 92                  2    Pacific West Apartments                                                  3,700,000           3,678,829
 93                  1    Atrium Medical Office Building                                           3,700,000           3,669,598
 94                  1    Wingate Inn Fayetteville                                                 3,600,000           3,586,825
 95                  1    Millside Building                                                        3,575,000           3,555,961
 96                  1    Walgreens - Reseda, CA                                                   3,500,000           3,500,000
 97                  1    Walgreens - State & Wells                                                3,500,000           3,493,715
 98                  1    Walgreens - Vista                                                        3,471,000           3,464,624
 99                  1    Walgreens - Lebanon, OH                                                  3,400,000           3,400,000
 100                 1    Market at Southern Pines                                                 3,340,000           3,330,182
 101                 2    Palm Shadows MH & RV Park                                                3,250,000           3,237,894
 102                 1    Walgreens - Adams & Hamilton                                             3,200,000           3,194,239
 103                 2    Anderson Oaks Mobile Home Park                                           3,200,000           3,191,240
 104                 1    Walgreens - Modesto                                                      3,152,000           3,146,210
 105                 2    Carlton Club Apartments                                                  3,100,000           3,096,866
 106                 1    Walgreens - Omaha                                                        3,100,000           3,089,874
 107                 2    Forest Heights Apartments                                                3,045,000           3,035,659
 108                 1    Magic Valley Park                                                        2,900,000           2,889,325
 109                 2    River Park Apartments                                                    2,875,000           2,860,379
 110                 1    Portway Plaza Office Building                                            2,850,000           2,833,767
 111                 2    Marigold Apartments                                                      2,800,000           2,785,823
 112                 2    Carlton Apartments                                                       2,800,000           2,776,801
 113      (D)        2    Ramey's Mobile Home Park                                                 1,680,000           1,666,448
 114      (D)        2    Bexley Mobile Home Park                                                  1,104,000           1,095,094
 115                 2    Town Creek                                                               2,640,000           2,634,028
 116                 2    El Valle del Sol & El Valle de la Luna                                   2,600,000           2,588,153
 117                 1    Lincoln Professional Plaza                                               2,550,000           2,540,276
 118                 2    Santa Grande Mobile Home Park                                            2,525,000           2,510,782
 119                 1    301 N. Brand Blvd.                                                       2,500,000           2,488,166
 120                 2    Tropicana Del Este Apartments                                            2,475,000           2,463,146
 121                 1    Shoppes at Thoroughbred Village                                          2,400,000           2,395,536
 122                 1    Zachary Shopping Center                                                  2,375,000           2,375,000
 123                 1    Sundance Village MHP                                                     2,350,000           2,337,238
 124                 1    University Plaza                                                         2,320,000           2,311,236
 125                 1    Campbell Station Shopping Center                                         2,325,000           2,309,348
 126                 1    Southwest Storage                                                        2,300,000           2,285,492
 127                 1    Walgreens - Scott & Illinois                                             2,220,000           2,213,445
 128                 1    West Sunset Blvd                                                         2,100,000           2,093,966
 129                 1    Greenbriar MHP                                                           2,100,000           2,088,596
 130                 2    Trafalgar Square Apartments                                              2,000,000           1,996,317
 131                 2    Queens Lane Apartments                                                   2,000,000           1,992,515
 132                 2    Friendly Village/San Juan Gardens                                        1,950,000           1,941,196
 133                 1    327 East 52nd Street                                                     1,920,000           1,911,864
 134                 2    Naples Place IV                                                          1,920,000           1,909,093
 135                 1    Park City Shopping Center                                                1,875,000           1,852,001
 136                 1    Kennesaw Promenade                                                       1,800,000           1,790,714
 137                 1    Lakewood Village - FL                                                    1,800,000           1,781,087
 138                 1    Shurgard of Hickory Hollow                                               1,773,000           1,764,932
 139                 1    2317-2335 Market Street                                                  1,750,000           1,741,386
 140                 2    Gloucester Apartments                                                    1,750,000           1,740,146
 141                 2    Bayou Villa Apartments                                                   1,700,000           1,693,638
 142                 1    South Michigan Avenue Office Building                                    1,700,000           1,683,691
 143                 1    Gateway Retail Center                                                    1,625,000           1,619,701
 144                 1    Murphy Retail Center                                                     1,625,000           1,605,120
 145                 1    Anaheim Street Retail Center                                             1,600,000           1,591,927
 146                 1    Park Street Retail                                                       1,510,000           1,503,934
 147                 2    Sprinkle Ridge Apartments                                                1,500,000           1,495,661
 148                 1    Melonie Square                                                           1,500,000           1,489,568
 149                 1    7000 North Freeway                                                       1,500,000           1,482,842
 150                 2    Sunny Isle Apartments                                                    1,440,000           1,428,238
 151                 2    Nichols Station I Apartments                                             1,435,000           1,426,175
 152                 2    Biddeford Apartments                                                     1,400,000           1,395,537
 153                 2    Mount Vernon Apartments                                                  1,360,000           1,354,408
 154                 1    Cambridge Estates Apts (Phase III)                                       1,350,000           1,340,793
 155                 2    South Ynez Apartments                                                    1,275,000           1,266,118
 156                 2    Colorado Square / Medlin Place Apartments                                1,260,000           1,251,298
 157                 1    Country Oaks Mobile Home Park                                            1,240,000           1,236,637
 158                 1    Greenville Retail Center                                                 1,225,000           1,210,014
 159                 1    Cliffview Crossing                                                       1,200,000           1,193,775
 160                 2    Grove Apartments                                                         1,200,000           1,192,279
 161                 1    Greentree Apartments                                                     1,200,000           1,184,121
 162                 2    Coachlite Apartments                                                     1,100,000           1,097,792
 163                 2    Northgate Terrace I Apartments                                           1,100,000           1,092,456
 164                 1    150 Broad Street                                                         1,000,000             995,990
 165                 1    Sunset Avenue Apartments                                                   980,000             975,676
 166                 1    Classic Village                                                            975,000             970,217
 167                 2    Knox Landing Apartments                                                    950,000             945,974
 168                 2    1013 West Linden Street                                                    765,000             761,097
 169                 1    Ledgewood Mobile Home Park                                                 760,000             756,094
 170                 2    83 Elizabeth Street                                                        650,000             647,579
 171                 1    1235 Elm Street                                                            525,000             520,890
                                                                                         ------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                      $ 1,340,765,750     $ 1,336,881,696
                                                                                         ==========================================
MAXIMUM:                                                                                     $    80,000,000     $    79,550,681
MINIMUM:                                                                                     $       525,000     $       520,890

                                                                                                             INITIAL
                           PERCENTAGE OF   ORIGINATION       REMAINING       ORIGINAL        REMAINING       INTEREST
                            INITIAL NET   AMORTIZATION     AMORTIZATION       TERM TO         TERM TO          ONLY      MORTGAGE
                              MORTGAGE        TERM             TERM          MATURITY         MATURITY        PERIOD     INTEREST
  #                         POOL BALANCE    (MONTHS)        (MONTHS)(1)   (MONTHS)(2)(3) (MONTHS)(1)(2)(3)   (MONTHS)      RATE
  -                         ------------    --------       ------------   -------------- -----------------   --------      ----
  1                            5.95%           360              355             120             115                       5.020%
  2                            4.86%           360              360             120             117             12        5.380%
  3                            4.71%           360              360             120             119             12        5.250%
  4                            2.57%           360              357             120             117                       5.760%
  5                            2.13%           360              357             120             117                       5.760%
  6                            2.88%      Interest Only    Interest Only        60               59             60        4.990%
  7                            0.72%      Interest Only    Interest Only        60               59             60        4.990%
  8                            0.48%      Interest Only    Interest Only        60               59             60        4.990%
  9                            3.54%           360              358             60               58                       3.108%
 10                            3.37%           N/A              N/A             120             118             59        4.880%
 11                            1.88%           360              360             120             115             12        5.030%
 12                            1.83%           360              359             120             119                       4.950%
 13                            1.81%           360              359             120             119                       5.390%
 14                            1.78%           360              353             120             113                       5.970%
 15                            1.78%           360              358             60               58                       4.220%
 16                            0.68%           300              298             120             118                       6.700%
 17                            0.38%           300              298             120             118                       6.700%
 18                            0.22%           300              298             120             118                       6.700%
 19                            0.22%           300              298             120             118                       6.700%
 20                            0.19%           300              298             120             118                       6.700%
 21                            1.56%           360              360             120             115             24        5.930%
 22                            1.50%           360              360             120             120                       4.840%
 23                            1.49%           360              358             60               58                       5.790%
 24                            1.47%           360              351             120             111                       6.200%
 25                            1.38%           360              354             120             114                       5.400%
 26                            1.20%           360              357             120             117                       5.500%
 27                            1.20%           360              360             61               56             13        5.630%
 28                            1.15%           324              324             120             117             24        5.440%
 29                            1.08%           360              355             120             115                       6.550%
 30                            1.07%           360              357             120             117                       5.060%
 31                            1.04%           360              357             120             117                       5.780%
 32                            1.04%           360              354             84               78                       6.000%
 33                            1.03%           360              353             120             113                       6.010%
 34                            0.93%           360              355             120             115                       5.770%
 35                            0.89%           360              357             120             117                       5.400%
 36                            0.86%           360              356             120             116                       5.670%
 37                            0.82%           360              360             120             118             60        5.320%
 38                            0.82%           300              300             120             115             24        5.760%
 39                            0.82%           360              359             120             119                       4.760%
 40                            0.79%           360              360             120             120                       5.700%
 41                            0.78%           360              355             120             115                       5.690%
 42                            0.74%           360              357             180             177                       6.710%
 43                            0.74%           360              357             120             117                       5.200%
 44                            0.73%           360              352             120             112                       5.810%
 45                            0.73%           360              355             120             115                       5.860%
 46                            0.72%           360              360             84               84                       5.350%
 47                            0.71%      Interest Only    Interest Only        60               53             60        5.500% (9)
 48                            0.67%           360              360             120             118             12        5.230%
 49                            0.63%           360              359             120             119                       5.210%
 50                            0.61%           360              357             120             117                       5.500%
 51                            0.60%           240              239             180             179                       5.840%
 52                            0.57%           360              359             120             119                       6.300%
 53                            0.57%           360              352             120             112                       6.367%
 54                            0.56%           240              235             240             235                       6.360%
 55                            0.52%           300              298             120             118                       5.550%
 56                            0.51%           360              355             120             115                       5.740%
 57                            0.50%           360              354             120             114                       5.400%
 58                            0.48%           360              357             84               81                       5.570%
 59                            0.46%           360              356             120             116                       5.240%
 60                            0.46%           360              358             120             118                       5.350%
 61                            0.45%           360              352             60               52                       5.970%
 62                            0.45%           360              355             120             115                       5.620%
 63                            0.43%           360              358             120             118                       5.750%
 64                            0.41%           360              355             120             115                       5.700%
 65                            0.41%           360              355             120             115                       5.900%
 66                            0.40%           300              297             120             117                       5.290%
 67                            0.39%           360              355             120             115                       5.870%
 68                            0.39%           360              354             120             114                       5.750%
 69                            0.39%           360              356             120             116                       5.660%
 70                            0.39%           360              355             120             115                       5.750%
 71                            0.39%           360              352             120             112                       6.435%
 72                            0.38%           300              296             120             116                       5.400%
 73                            0.38%           360              360             120             114              6        5.680%
 74                            0.37%           324              324             120             118             36        5.560%
 75                            0.37%           360              357             120             117                       5.340%
 76                            0.37%           300              297             120             117                       5.970%
 77                            0.36%           360              359             120             119                       5.880%
 78                            0.36%           360              352             120             112                       6.260%
 79                            0.35%           360              356             120             116                       5.830%
 80                            0.35%           240              238             120             118                       5.400%
 81                            0.35%           360              357             120             117                       5.500%
 82                            0.34%           360              354             120             114                       6.040%
 83                            0.32%           360              354             120             114                       6.200%
 84                            0.32%           360              355             120             115                       5.580%
 85                            0.32%           360              358             120             118                       5.700%
 86                            0.31%           300              299             120             119                       4.930%
 87                            0.31%           360              358             120             118                       5.800%
 88                            0.30%           360              353             120             113                       6.140%
 89                            0.30%           360              358             120             118                       5.390%
 90                            0.29%           300              294             120             114                       5.870%
 91                            0.28%           360              354             120             114                       6.180%
 92                            0.28%           360              354             120             114                       5.730%
 93                            0.27%           360              352             120             112                       5.630%
 94                            0.27%           300              297             120             117                       6.510%
 95                            0.27%           360              354             120             114                       6.040%
 96                            0.26%           360              360             120             120                       6.400%
 97                            0.26%           360              358             120             118                       5.700%
 98                            0.26%           360              358             120             118                       5.610%
 99                            0.25%           360              360             120             120                       6.210%
 100                           0.25%           360              357             120             117                       5.580%
 101                           0.24%           360              356             120             116                       5.750%
 102                           0.24%           360              358             120             118                       5.690%
 103                           0.24%           360              357             120             117                       5.890%
 104                           0.24%           360              358             120             118                       5.610%
 105                           0.23%           360              359             120             119                       5.210%
 106                           0.23%           276              274             120             118                       5.600%
 107                           0.23%           360              357             120             117                       5.390%
 108                           0.22%           360              356             120             116                       5.800%
 109                           0.21%           360              355             120             115                       5.480%
 110                           0.21%           360              354             120             114                       5.750%
 111                           0.21%           360              355             120             115                       5.500%
 112                           0.21%           360              351             120             111                       6.100%
 113                           0.12%           240              236             120             116                       6.140%
 114                           0.08%           240              236             120             116                       6.140%
 115                           0.20%           360              358             60               58                       4.740%
 116                           0.19%           360              355             120             115                       5.970%
 117                           0.19%           360              356             120             116                       5.650%
 118                           0.19%           360              354             120             114                       5.800%
 119                           0.19%           360              354             120             114                       6.530%
 120                           0.18%           360              355             120             115                       5.750%
 121                           0.18%           360              358             120             118                       5.560%
 122                           0.18%           300              300             84               84                       5.850%
 123                           0.17%           300              296             120             116                       5.880%
 124                           0.17%           360              356             120             116                       5.690%
 125                           0.17%           360              353             120             113                       6.010%
 126                           0.17%           300              295             120             115                       6.410%
 127                           0.17%           360              357             120             117                       5.560%
 128                           0.16%           360              357             120             117                       5.680%
 129                           0.16%           300              296             120             116                       5.880%
 130                           0.15%           360              358             120             115              3        5.600%
 131                           0.15%           360              356             120             116                       5.730%
 132                           0.15%           360              355             120             115                       6.010%
 133                           0.14%           300              297             120             117                       5.700%
 134                           0.14%           300              296             60               56                       5.630%
 135                           0.14%           240              234             120             114                       6.130%
 136                           0.13%           300              296             120             116                       6.160%
 137                           0.13%           180              177             180             177                       5.500%
 138                           0.13%           300              297             120             117                       5.290%
 139                           0.13%           360              354             120             114                       6.370%
 140                           0.13%           360              354             120             114                       5.800%
 141                           0.13%           360              356             120             116                       5.730%
 142                           0.13%           300              293             60               53                       6.210%
 143                           0.12%           360              356             120             116                       6.300%
 144                           0.12%           240              234             120             114                       6.150%
 145                           0.12%           300              296             120             116                       6.280%
 146                           0.11%           300              297             120             117                       6.000%
 147                           0.11%           360              357             120             117                       5.650%
 148                           0.11%           300              295             120             115                       5.860%
 149                           0.11%           192              188             192             188                       6.510%
 150                           0.11%           300              294             120             114                       5.950%
 151                           0.11%           360              354             120             114                       5.410%
 152                           0.10%           360              356             120             116                       6.390%
 153                           0.10%           300              297             120             117                       5.870%
 154                           0.10%           180              178             180             178                       5.600%
 155                           0.09%           300              295             120             115                       5.850%
 156                           0.09%           300              295             60               55                       5.900%
 157                           0.09%           300              298             84               82                       5.700%
 158                           0.09%           240              234             120             114                       6.150%
 159                           0.09%           300              296             120             116                       6.130%
 160                           0.09%           300              295             120             115                       6.300%
 161                           0.09%           180              176             180             176                       6.100%
 162                           0.08%           360              358             120             118                       5.250%
 163                           0.08%           300              295             120             115                       5.940%
 164                           0.07%           300              297             120             117                       6.010%
 165                           0.07%           360              355             120             115                       6.110%
 166                           0.07%           300              296             120             116                       6.430%
 167                           0.07%           300              297             120             117                       5.700%
 168                           0.06%           300              296             120             116                       6.220%
 169                           0.06%           300              296             120             116                       6.180%
 170                           0.05%           360              356             120             116                       5.750%
 171                           0.04%           240              236             120             116                       6.360%
                           ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        100.0%          350              348             113             109                       5.449%
                           =========================================================================================================
MAXIMUM:                       5.95%           360              360             240             235                       6.710%
Minimum:                       0.04%           180              176             60               52                       3.108%

                                                    FIRST
                                     MONTHLY       PAYMENT         MATURITY                 PREPAYMENT PROVISION         DEFEASANCE
 #                                   PAYMENT        DATE             DATE        ARD (4)    AS OF ORIGINATION (5)        OPTION (6)
 -                                   -------        ----             ----        -------    ---------------------        ----------
 1                                  $ 430,436     5/11/2003       4/11/2013                 Lock/113_0.0%/7                  Yes
 2                                    364,184     7/11/2003       6/11/2013                 Lock/116_0.0%/4                  Yes
 3                                    347,888     9/1/2003         8/1/2013                 Lock/116_0.0%/4                  Yes
 4                                    201,552     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
 5                                    166,499     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
 6                                    162,319     9/11/2003       8/11/2008                 Lock/56_0.0%/4                   Yes
 7                                     40,474     9/11/2003       8/11/2008                 Lock/56_0.0%/4                   Yes
 8                                     26,983     9/11/2003       8/11/2008                 Lock/56_0.0%/4                   Yes
 9                                    203,039     8/11/2003       7/11/2008                 Lock/56_0.0%/4                   Yes
10                                    218,120     8/11/2003       7/11/2033     7/11/2013   Lock/116_0.0%/4                  Yes
11                                    135,741     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
12                                    130,774     9/1/2003         8/1/2013                 YM1/116_0.0%/4                   No
13                                    136,020     9/1/2003         8/1/2033     8/1/2013    Lock/116_0.0%/4                  Yes
14                                    143,430     3/1/2003         2/1/2033     2/1/2013    Lock/116_0.0%/4                  Yes
15                                    116,664     8/1/2003         7/1/2008                 Lock/57_0.0%/3                   Yes
16                                     62,586     8/11/2003       7/11/2013                 Lock/117_0.0%/3                  Yes
17                                     35,076     8/11/2003       7/11/2013                 Lock/117_0.0%/3                  Yes
18                                     20,633     8/11/2003       7/11/2013                 Lock/117_0.0%/3                  Yes
19                                     20,633     8/11/2003       7/11/2013                 Lock/117_0.0%/3                  Yes
20                                     17,194     8/11/2003       7/11/2013                 Lock/117_0.0%/3                  Yes
21                                    124,248     5/11/2003       4/11/2013                 Lock/41_YM1/72_0.0%/7            No
22                                    105,839     10/1/2003        9/1/2013                 Lock/117_0.0%/3                  Yes
23                                    117,223     8/11/2003       7/11/2008                 Lock/36_0.0%/24                  Yes
24                                    121,269     1/11/2003       12/11/2032   12/11/2012   Lock/116_0.0%/4                  Yes
25                                    103,883     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
26                                     91,698     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
27                                     92,300     5/11/2003       5/11/2008                 Lock/57_0.0%/4                   Yes
28                                     90,781     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
29                                     92,397     5/11/2003       4/11/2013                 Lock/114_0.0%/6                  Yes
30                                     77,669     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
31                                     81,967     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
32                                     83,937     4/11/2003       3/11/2010                 Lock/78_0.0%/6                   Yes
33                                     82,827     3/11/2003       2/11/2013                 Lock/117_0.0%/3                  Yes
34                                     73,106     5/11/2003       4/11/2013                 Lock/116_0.0%/4                  Yes
35                                     67,384     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
36                                     66,528     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
37                                     61,220     8/11/2003       7/11/2013                 Lock/117_0.0%/3                  Yes
38                                     69,268     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
39                                     57,448     9/1/2003         8/1/2013                 Lock/117_0.0%/3                  Yes
40                                     60,942     10/1/2003        9/1/2013                 Lock/117_0.0%/3                  Yes
41                                     60,876     5/11/2003       4/11/2013                 Lock/114_0.0%/6                  Yes
42                                     64,271     7/11/2003       6/11/2018                 Lock/177_0.0%/3                  Yes
43                                     54,637     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
44                                     57,564     2/11/2003       1/11/2013                 Lock/117_0.0%/3                  Yes
45                                     57,581     5/11/2003       4/11/2033     4/11/2013   Lock/117_0.0%/3                  Yes
46                                     53,608     10/1/2003        9/1/2033     9/1/2010    YM1/80_0.0%/4                    No
47                                     44,146     3/11/2003       2/11/2008                 Lock/57_0.0%/3                   Yes
48                                     49,587     8/1/2003         7/1/2013                 Lock/117_0.0%/3                  Yes
49                                     46,177     9/1/2003         8/1/2013                 Lock/117_0.0%/3                  Yes
50                                     46,701     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
51                                     56,579     9/1/2003         8/1/2018                 Lock/177_0.0%/3                  Yes
52                                     47,351     9/1/2003         8/1/2013                 Lock/117_0.0%/3                  Yes
53                                     47,511     2/11/2003       1/11/2013                 Lock/117_0.0%/3                  Yes
54                                     55,302     5/11/2003       4/11/2023                 Lock/236_0.0%/4                  Yes
55                                     43,195     8/1/2003         7/1/2028     7/1/2013    Lock/115_0.0%/5                  Yes
56                                     39,640     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
57                                     37,735     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
58                                     37,192     7/11/2003       6/11/2033     6/11/2010   Lock/81_0.0%/3                   Yes
59                                     34,198     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
60                                     34,342     8/1/2003         7/1/2013                 Lock/117_0.0%/3                  Yes
61                                     36,455     2/11/2003       1/11/2008                 Lock/54_0.0%/6                   Yes
62                                     34,520     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
63                                     33,264     8/11/2003       7/11/2013                 Lock/117_0.0%/3                  Yes
64                                     32,212     5/11/2003       4/11/2013                 Lock/116_0.0%/4                  Yes
65                                     32,623     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
66                                     32,637     7/1/2003         6/1/2013                 Lock/117_0.0%/3                  Yes
67                                     31,039     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
68                                     30,579     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
69                                     30,049     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
70                                     30,346     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
71                                     32,685     2/11/2003       1/11/2013                 Lock/117_0.0%/3                  Yes
72                                     31,319     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
73                                     29,246     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
74                                     29,840     8/1/2003         7/1/2013                 Lock/117_0.0%/3                  Yes
75                                     27,332     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
76                                     31,481     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
77                                     28,705     9/1/2003         8/1/2013                 Lock/117_0.0%/3                  Yes
78                                     29,894     2/11/2003       1/11/2013                 Lock/117_0.0%/3                  Yes
79                                     28,020     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
80                                     32,066     8/1/2003         7/1/2013                 Lock/117_0.0%/3                  Yes
81                                     26,345     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
82                                     27,246     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
83                                     26,642     4/11/2003       3/11/2013                 Lock/42_YM1/75_0.0%/3            No
84                                     24,746     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
85                                     24,667     8/11/2003       7/11/2013                 Lock/117_0.0%/3                  Yes
86                                     24,382     9/1/2003         8/1/2013                 Lock/117_0.0%/3                  Yes
87                                     24,204     8/11/2003       7/11/2013                 Lock/117_0.0%/3                  Yes
88                                     24,648     3/11/2003       2/11/2013                 Lock/117_0.0%/3                  Yes
89                                     22,436     8/11/2003       7/11/2013                 Lock/117_0.0%/3                  Yes
90                                     25,137     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
91                                     22,613     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
92                                     21,545     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
93                                     21,311     2/11/2003       1/11/2013                 Lock/117_0.0%/3                  Yes
94                                     24,330     7/11/2003       6/11/2013                 Lock/116_0.0%/4                  Yes
95                                     21,526     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
96                                     21,893     10/1/2003        9/1/2033     9/1/2013    Lock/116_0.0%/4                  Yes
97                                     20,314     8/1/2003         7/1/2033     7/1/2013    Lock/116_0.0%/4                  Yes
98                                     19,948     8/1/2003         7/1/2033     7/1/2013    Lock/116_0.0%/4                  Yes
99                                     20,846     10/1/2003        9/1/2033     9/1/2013    Lock/116_0.0%/4                  Yes
100                                    19,132     7/11/2003       6/11/2013                 Lock/117_0.0%/3                  Yes
101                                    18,966     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
102                                    18,553     8/1/2003         7/1/2033     7/1/2013    Lock/116_0.0%/4                  Yes
103                                    18,960     7/11/2003       6/11/2013                 Lock/114_0.0%/6                  Yes
104                                    18,115     8/1/2003         7/1/2033     7/1/2013    Lock/116_0.0%/4                  Yes
105                                    17,042     9/1/2003         8/1/2013                 Lock/117_0.0%/3                  Yes
106                                    20,000     8/1/2003         7/1/2026     7/1/2013    Lock/116_0.0%/4                  Yes
107                                    17,080     7/1/2003         6/1/2013                 YM1/116_0.0%/4                   No
108                                    17,016     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
109                                    16,288     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
110                                    16,632     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
111                                    15,898     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
112                                    16,968     1/11/2003       12/11/2012                Lock/117_0.0%/3                  Yes
113                                    12,172     6/11/2003       5/11/2013                 Lock/114_0.0%/6                  Yes
114                                     7,999     6/11/2003       5/11/2013                 Lock/114_0.0%/6                  Yes
115                                    13,756     8/1/2003         7/1/2008                 Lock/57_0.0%/3                   Yes
116                                    15,538     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
117                                    14,720     6/11/2003       5/11/2013                 Lock/40_YM1/77_0.0%/3            No
118                                    14,816     4/11/2003       3/11/2013                 Lock/114_0.0%/6                  Yes
119                                    15,851     4/11/2003       3/11/2013                 Lock/114_0.0%/6                  Yes
120                                    14,443     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
121                                    13,717     8/1/2003         7/1/2033     7/1/2013    Lock/116_0.0%/4                  Yes
122                                    15,085     10/1/2003        9/1/2010                 YM1/79_0.0%/5                    No
123                                    14,969     6/11/2003       5/11/2013                 Lock/114_0.0%/6                  Yes
124                                    13,451     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
125                                    13,955     3/11/2003       2/11/2013                 Lock/117_0.0%/3                  Yes
126                                    15,401     5/11/2003       4/11/2013                 Lock/114_0.0%/6                  Yes
127                                    12,689     7/1/2003         6/1/2033     6/1/2013    Lock/116_0.0%/4                  Yes
128                                    12,162     7/1/2003         6/1/2013                 Lock/117_0.0%/3                  Yes
129                                    13,377     6/11/2003       5/11/2013                 Lock/114_0.0%/6                  Yes
130                                    11,482     5/11/2003       4/11/2013                 Lock/116_0.0%/4                  Yes
131                                    11,646     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
132                                    11,704     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
133                                    12,021     7/11/2003       6/11/2013                 Lock/114_0.0%/6                  Yes
134                                    11,940     6/11/2003       5/11/2008                 Lock/54_0.0%/6                   Yes
135                                    13,574     4/11/2003       3/11/2013                 Lock/116_0.0%/4                  Yes
136                                    11,774     6/11/2003       5/11/2028     5/11/2013   Lock/114_0.0%/6                  Yes
137                                    14,708     7/11/2003       6/11/2018                 Lock/174_0.0%/6                  Yes
138                                    10,667     7/1/2003         6/1/2013                 Lock/117_0.0%/3                  Yes
139                                    10,912     4/11/2003       3/11/2013                 Lock/114_0.0%/6                  Yes
140                                    10,268     4/11/2003       3/11/2013                 Lock/114_0.0%/6                  Yes
141                                     9,899     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
142                                    11,172     3/11/2003       2/11/2008                 Lock/43_YM1/14_0.0%/3            No
143                                    10,058     6/11/2003       5/11/2013                 Lock/40_YM1/77_0.0%/3            No
144                                    11,783     4/11/2003       3/11/2013                 Lock/116_0.0%/4                  Yes
145                                    10,584     6/11/2003       5/11/2013                 Lock/114_0.0%/6                  Yes
146                                     9,729     7/11/2003       6/11/2013                 Lock/114_0.0%/6                  Yes
147                                     8,659     7/11/2003       6/11/2013                 Lock/114_0.0%/6                  Yes
148                                     9,537     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
149                                    12,595     6/11/2003       5/11/2019                 Lock/189_0.0%/3                  Yes
150                                     9,234     4/11/2003       3/11/2013                 Lock/114_0.0%/6                  Yes
151                                     8,067     4/11/2003       3/11/2013                 Lock/117_0.0%/3                  Yes
152                                     8,748     6/11/2003       5/11/2013                 Lock/114_0.0%/6                  Yes
153                                     8,655     7/11/2003       6/11/2013                 Lock/114_0.0%/6                  Yes
154                                    11,102     8/11/2003       7/11/2018                 Lock/174_0.0%/6                  Yes
155                                     8,098     5/11/2003       4/11/2013                 Lock/114_0.0%/6                  Yes
156                                     8,041     5/11/2003       4/11/2008                 Lock/54_0.0%/6                   Yes
157                                     7,763     8/11/2003       7/11/2010                 Lock/78_0.0%/6                   Yes
158                                     8,883     4/11/2003       3/11/2013                 Lock/116_0.0%/4                  Yes
159                                     7,827     6/11/2003       5/11/2013                 Lock/117_0.0%/3                  Yes
160                                     7,953     5/11/2003       4/11/2013                 Lock/114_0.0%/6                  Yes
161                                    10,191     6/11/2003       5/11/2018                 Lock/174_0.0%/6                  Yes
162                                     6,074     8/11/2003       7/11/2013                 Lock/114_0.0%/6                  Yes
163                                     7,047     5/11/2003       4/11/2013                 Lock/117_0.0%/3                  Yes
164                                     6,449     7/11/2003       6/11/2013                 Lock/114_0.0%/6                  Yes
165                                     5,945     5/11/2003       4/11/2013                 Lock/114_0.0%/6                  Yes
166                                     6,541     6/11/2003       5/11/2013                 Lock/114_0.0%/6                  Yes
167                                     5,948     7/11/2003       6/11/2013                 Lock/39_YM1/78_0.0%/3            No
168                                     5,032     6/11/2003       5/11/2013                 Lock/114_0.0%/6                  Yes
169                                     4,981     6/11/2003       5/11/2013                 Lock/114_0.0%/6                  Yes
170                                     3,793     6/11/2003       5/11/2013                 Lock/114_0.0%/6                  Yes
171                                     3,871     6/11/2003       5/11/2013                 Lock/40_YM1/77_0.0%/3            No
                             -------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        $ 7,589,165        6/25/2003       5/21/2015
                             =================================================
MAXIMUM:                            $ 430,436     10/1/2003        9/1/2033
MINIMUM:                              $ 3,793     1/11/2003       1/11/2008

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKET CENTER WEST AND MIRA MESA MARKET CENTER EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PCCP - COMMERCE CENTRE, PCCP - PARAMOUNT DISTRIBUTION CENTER AND PCCP - 301 WALNUT ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY RED LION: PORT ANGELES, YAKIMA CENTER, EUREKA, TWIN FALLS AND KENNEWICK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RAMEY'S MOBILE HOME PARK AND BEXLEY MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003 AND EXCLUDES THE CUT-OFF DATE PRINCIPAL BALANCE FOR THE MAYFAIR MALL JUNIOR PORTION.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED REAL PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(4)      ANTICIPATED REPAYMENT DATE.
(5) PREPAYMENT PROVISION AS OF ORIGINATION: LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS YM/(Y) = YIELD MAINTENANCE PREMIUM FOR (Y) PAYMENTS YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y) PAYMENTS 0.00%/(Z) = PREPAYABLE AT PAR FOR (Z) PAYMENTS
(6)      "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
         PERIOD.
(7) THE MAYFAIR MALL MORTGAGE LOAN IS SECURED, ON A PARI PASSU BASIS, WITH THE MAYFAIR MALL COMPANION LOANS. THE MAYFAIR MALL COMPANION LOANS HAVE AN OUTSTANDING PRINCIPAL BALANCE OF $149,519,905 AND ARE NOT INCLUDED IN THE TRUST FUND. THE MAYFAIR MALL MORTGAGE LOAN, WHICH HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $49,839,968 IS, FOR PURPOSED OF ALLOCATING PAYMENT ON THE SERIES 2003-C4 CERTIFICATES, DEEMED TO BE COMPRISED ON TWO (2) COMPONENTS: (A) THE MAYFAIR MALL SENIOR PORTION, WITH A CUT-OFF DATE PRINCIPAL BALANCE OF $47,347,970; AND (B) THE MAYFAIR MALL JUNIOR PORTION, WITH A CUT-OFF DATE PRINCIPAL BALANCE OF $2,491,998. THE MAYFAIR MALL JUNIOR PORTION IS SUBORDINATE TO THE MAYFAIR MALL SENIOR PORTION. DSCR AND LTV CALCULATIONS ARE BASED ON THE MAYFAIR MALL SENIOR PORTION AND MAYFAIR MALL COMPANION LOANS. THE BORROWER IS REQUIRED TO MAKE LEVEL MONTHLY DEBT SERVICE PAYMENTS WITH RESPECT TO THE MAYFAIR MALL LOAN GROUP BASED UPON AN INTEREST RATE OF 3.108%.
(8) THE 540 MADISON UNDERLYING MORTGAGE LOAN IS STRUCTURED WITH INTEREST ONLY PAYMENTS FOR THE FIRST 59 MONTHS. DURING THE SUBSEQUENT 61 MONTHS THE LOAN PAYS PRINCIPAL AND INTEREST PAYMENTS BASED ON A FIXED AMORTIZATION OF $400,000 PER YEAR. FOR PRESENTATION PURPOSES THE AMORTIZATION OF THE 540 MADISON MORTGAGE LOAN IS PRESENTED AS 461 MONTHS IN ORDER TO ARRIVE AT A MATURITY BALANCE OF $42,966,666.87.
(9) IF THE TENANT-IN-COMMON OWNERSHIP STRUCTURE IS NOT RESTRUCTURED INTO A SINGLE-PURPOSE LIMITED LIABILITY COMPANY BY MARCH 30, 2004 THE NOTE RATE OF THIS MORTGAGE LOAN WILL INCREASE BY 5.000%.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                      CUT-OFF DATE                         CUT-OFF
               LOAN                                                     PRINCIPAL       APPRAISED         DATE LTV     MATURITY/ARD
  #   CROSSED  GROUP  LOAN NAME                                        BALANCE(1)        VALUE          RATIO(1)(2)   BALANCE(3)(4)
  -   -------  -----  ---------                                        ----------         -----          -----------  -------------
  1              1    Circle Centre Mall                              $ 79,550,681    $ 139,000,000         57.2%      $ 65,827,398
  2              1    Wanamaker Building - Office                       65,000,000      112,000,000         58.0%        55,468,911
  3              1    Jefferson Pointe Shopping Center                  63,000,000       81,000,000 (9)     77.8%        53,566,121
  4     (A)      1    Mira Mesa Market Center West                      34,402,676       48,190,476         71.4%        29,055,845
  5     (A)      1    Mira Mesa Market Center East                      28,419,602       39,809,524         71.4%        24,002,654
  6     (B)      1    PCCP - Commerce Centre                            38,500,000       60,000,000         67.6%        38,500,000
  7     (B)      1    PCCP - Paramount Distribution Center               9,600,000       11,200,000         67.6%         9,600,000
  8     (B)      1    PCCP - 301 Walnut                                  6,400,000        9,400,000         67.6%         6,400,000
  9              1    Mayfair Mall                             (7)      47,347,970      330,000,000         57.4%        42,427,701
  10             1    540 Madison Avenue                       (8)      45,000,000      135,000,000         33.3%        42,966,667
  11             2    Town & Country Apartments - Urbana                25,200,000       31,800,000         79.2%        21,293,180
  12             1    Shadle Center                                     24,473,658       30,650,000 (10)    79.8%        20,112,836
  13             1    Blackbaud Plaza                                   24,226,534       47,000,000         51.5%        20,191,232
  14             1    Brooks A Portfolio                                23,837,099       33,200,000         71.8%        20,333,242
  15             2    Harbor Pointe Apartments                          23,739,535       30,700,000         77.3%        21,682,983
  16    (C)      1    Red Lion Hotel Port Angeles                        9,079,774       14,000,000         62.6%         7,213,631
  17    (C)      1    Red Lion Hotel Yakima Center                       5,088,664        7,400,000         62.6%         4,042,804
  18    (C)      1    Red Lion Hotel Eureka                              2,993,332        4,400,000         62.6%         2,378,121
  19    (C)      1    Red Lion Hotel Twin Falls                          2,993,332        4,500,000         62.6%         2,378,121
  20    (C)      1    Red Lion Hotel Kennewick                           2,494,443        5,900,000         62.6%         1,981,766
  21             1    Arlington & Bradley Office Center                 20,880,000       28,000,000         74.6%        18,476,190
  22             1    Sugarloaf Shopping Center                         20,080,000       25,100,000         80.0%        16,423,238
  23             1    780 James P. Casey Road                           19,964,899       27,100,000         73.7%        18,660,261
  24             1    800 Apollo                                        19,639,499       31,000,000         63.4%        16,891,628
  25             1    Regent Industrial Center                          18,385,981       25,700,000         71.5%        15,410,382
  26             1    Sarasota Gateway                                  16,101,664       20,500,000         78.5%        13,493,498
  27             2    Bristol Farms Apartments                          16,025,000       20,400,000         78.6%        15,163,773
  28             2    Country View Mobile Home Park                     15,400,000       19,600,000         78.6%        12,999,307
  29             2    University Commons                                14,484,667       19,390,000         74.7%        12,532,178
  30             2    Princeton Square Apartments                       14,322,598       18,120,000         79.0%        11,839,491
  31             1    Burlington Center Mall                            13,960,688       25,800,000         54.1%        11,797,905
  32             2    Club at Tranquility Lake                          13,924,741       17,900,000         77.8%        12,653,831
  33             1    Warner Center Business Park                       13,707,100       17,550,000         78.1%        11,705,385
  34             1    Expressway Mall                                   12,440,396       16,200,000         76.8%        10,530,791
  35             1    Airline Shopping Center                           11,963,270       15,025,000         79.6%         9,994,854
  36             1    Windward Village Shopping Center                  11,456,352       14,900,000         76.9%         9,659,763
  37             2    Playa Blanca Apartments                           11,000,000       15,500,000         71.0%        10,193,139
  38             1    Torrey View Corporate Center                      11,000,000       16,900,000         65.1%         9,084,861
  39             1    Lantana Shopping Center                           10,987,640       13,850,000         79.3%         8,973,463
  40             1    Crossroads Plaza Shopping Center                  10,500,000       15,800,000         66.5%         8,825,954
  41             2    The Moorings Apartments                           10,449,029       13,150,000         79.5%         8,824,480
  42             1    5th & Lamar Retail/Office Development              9,927,668       12,450,000         79.7%         7,514,139
  43             2    American Village on the Lake Apartments            9,918,166       13,700,000         72.4%         8,234,979
  44             2    Ryan's Pointe Apartments                           9,722,436       12,300,000         79.0%         8,264,173
  45             1    Cleveland Street Square                            9,704,446       14,600,000         66.5%         8,236,352
  46             1    306 Belmont Street                                 9,600,000       13,200,000         72.7%         8,562,478
  47             2    Rivermont Apartments                               9,500,000       11,900,000         79.8%         9,500,000
  48             2    Canterbury Woods Apartments                        9,000,000       12,340,000         72.9%         7,648,549
  49             2    Oakbrook Village                                   8,391,508       10,550,000         79.5%         6,954,253
  50             1    Westover Gallery Shopping Center                   8,200,383       11,350,000         72.3%         6,872,074
  51             1    Concord Self Storage                               7,983,653       17,230,000         46.3%         3,066,589
  52             1    Chatsworth Industrial                              7,644,150       11,100,000         68.9%         6,545,820
  53             2    Trestles of Houston Apartments                     7,568,426        9,800,000         77.2%         6,532,766
  54             1    Pemstar, Inc. Headquarters                         7,425,395       12,600,000         58.9%           202,426
  55             1    8520 Tyco Road                                     6,980,471        9,700,000         72.0%         5,339,225
  56             2    Riverbend Apartments                               6,767,357        8,520,000         79.4%         5,723,594
  57             2    D'Adrian Meadows Apartments                        6,678,583        8,840,000         75.5%         5,597,717
  58             1    Park Place                                         6,480,851        8,840,000         73.3%         5,824,370
  59             2    Millstone Lakes Apartments                         6,174,031        7,850,000         78.7%         5,138,349
  60             1    Corona del Sol Plaza                               6,137,953        8,200,000         74.9%         5,114,666
  61             2    Aspen Woods                                        6,053,318        7,700,000         78.6%         5,703,667
  62             1    Iliff Commons Shopping Center                      5,970,416        8,070,000         74.0%         5,031,773
  63             1    Atlantic Boulevard Shopping Center                 5,689,894        7,900,000         72.0%         4,799,461
  64             1    Shoppes at Brandon Farms                           5,523,118        7,540,000         73.3%         4,665,789
  65             1    Court Street Plaza Shopping Center                 5,474,535        6,940,000         78.9%         4,651,703
  66             1    Shurgard Rivergate - Franklin                      5,400,312        7,800,000         69.2%         4,099,674
  67             1    300 Alexander Park                                 5,225,526        6,600,000         79.2%         4,436,285
  68             1    4861 & 4891 Telsa Drive                            5,210,154        6,550,000         79.5%         4,412,309
  69             2    Longview Meadow Apartments                         5,180,218        6,500,000         79.7%         4,366,557
  70             1    8501 LaSalle Road                                  5,175,094        6,500,000         79.6%         4,378,192
  71             2    Trestles of Baytown Apartments                     5,170,193        7,125,000         72.6%         4,470,813
  72             2    Santa Fe Place Apartments                          5,119,530        6,860,000         74.6%         3,907,524
  73             1    Plumtree Professional Center                       5,050,000        6,450,000         78.3%         4,293,729
  74             1    Park Square Center                                 5,000,000        6,700,000         74.6%         4,349,826
  75             2    Canyon Woods Apartments                            4,884,800        6,200,000         78.8%         4,073,527
  76             1    Grove Street                                       4,880,209        6,200,000         78.7%         3,791,562
  77             1    Harbor Park                                        4,845,852        6,675,000         72.6%         4,099,340
  78             2    Ashley Park Apartments                             4,815,112        6,600,000         73.0%         4,144,257
  79             1    Rosemont Retail Center                             4,742,602        8,200,000         57.8%         4,017,741
  80             1    San Carlos Marketplace                             4,679,531        6,550,000         71.4%         3,011,019
  81             1    Cardinal Shopping Center                           4,626,113        5,800,000         79.8%         3,876,769
  82             1    Grogan's Mill Village Center                       4,500,902        6,200,000         72.6%         3,843,394
  83             1    Atlas Valley Shopping Center                       4,327,695        6,000,000         72.1%         3,712,042
  84             2    Heights Garden Apartments                          4,298,509        5,400,000         79.6%         3,618,421
  85             2    Radnor Towers Apartments                           4,242,368        5,350,000         79.3%         3,573,112
  86             1    Onyx Office Building                               4,193,448        6,900,000         60.8%         3,132,780
  87             1    10 Canebrake Boulevard                             4,117,779        6,000,000         68.6%         3,478,548
  88             2    The Forest Apartments                              4,023,460        5,800,000         69.4%         3,448,327
  89             1    Gristedes - 3rd Ave. and 36th Street               3,992,241        5,500,000         72.6%         3,330,809
  90             1    111 & 121 Roberts Street                           3,917,276        5,200,000         75.3%         3,046,531
  91             1    Richland Village Shopping Center                   3,680,937        5,000,000         73.6%         3,155,540
  92             2    Pacific West Apartments                            3,678,829        4,950,000         74.3%         3,113,672
  93             1    Atrium Medical Office Building                     3,669,598        5,175,000         70.9%         3,103,169
  94             1    Wingate Inn Fayetteville                           3,586,825        5,600,000         64.1%         2,835,975
  95             1    Millside Building                                  3,555,961        4,530,000         78.5%         3,036,493
  96             1    Walgreens - Reseda, CA                             3,500,000        6,560,000         53.4%         3,002,983
  97             1    Walgreens - State & Wells                          3,493,715        4,750,000         73.6%         2,942,563
  98             1    Walgreens - Vista                                  3,464,624        4,860,000         71.3%         2,910,155
  99             1    Walgreens - Lebanon, OH                            3,400,000        4,500,000         75.6%         2,901,410
 100             1    Market at Southern Pines                           3,330,182        4,200,000         79.3%         2,797,523
 101             2    Palm Shadows MH & RV Park                          3,237,894        4,200,000         77.1%         2,736,589
 102             1    Walgreens - Adams & Hamilton                       3,194,239        4,400,000         72.6%         2,689,524
 103             2    Anderson Oaks Mobile Home Park                     3,191,240        4,000,000         79.8%         2,705,582
 104             1    Walgreens - Modesto                                3,146,210        4,520,000         69.6%         2,642,699
 105             2    Carlton Club Apartments                            3,096,866       22,300,000         13.9%         2,566,451
 106             1    Walgreens - Omaha                                  3,089,874        3,900,000         79.2%         2,243,465
 107             2    Forest Heights Apartments                          3,035,659        3,825,000         79.4%         2,535,398
 108             1    Magic Valley Park                                  2,889,325        3,750,000         77.0%         2,445,573
 109             2    River Park Apartments                              2,860,379        3,700,000         77.3%         2,400,642
 110             1    Portway Plaza Office Building                      2,833,767        3,800,000         74.6%         2,399,824
 111             2    Marigold Apartments                                2,785,823        3,500,000         79.6%         2,339,473
 112             2    Carlton Apartments                                 2,776,801        3,640,000         76.3%         2,381,797
 113    (D)      2    Ramey's Mobile Home Park                           1,666,448        2,500,000         70.4%         1,107,890
 114    (D)      2    Bexley Mobile Home Park                            1,095,094        1,420,000         70.4%           728,042
 115             2    Town Creek                                         2,634,028        3,350,000         78.6%         2,425,460
 116             2    El Valle del Sol & El Valle de la Luna             2,588,153        3,700,000         70.0%         2,203,565
 117             1    Lincoln Professional Plaza                         2,540,276        3,400,000         74.7%         2,140,638
 118             2    Santa Grande Mobile Home Park                      2,510,782        3,250,000         77.3%         2,129,379
 119             1    301 N. Brand Blvd.                                 2,488,166        3,350,000         74.3%         2,153,473
 120             2    Tropicana Del Este Apartments                      2,463,146        3,300,000         74.6%         2,083,851
 121             1    Shoppes at Thoroughbred Village                    2,395,536        3,500,000         68.4%         2,009,108
 122             1    Zachary Shopping Center                            2,375,000        3,250,000         73.1%         2,028,484
 123             1    Sundance Village MHP                               2,337,238        3,150,000         74.2%         1,813,069
 124             1    University Plaza                                   2,311,236        2,900,000         79.7%         1,949,943
 125             1    Campbell Station Shopping Center                   2,309,348        3,100,000         74.5%         1,972,103
 126             1    Southwest Storage                                  2,285,492        3,300,000         69.3%         1,806,027
 127             1    Walgreens - Scott & Illinois                       2,213,445        3,200,000         69.2%         1,858,286
 128             1    West Sunset Blvd                                   2,093,966        3,200,000         65.4%         1,764,323
 129             1    Greenbriar MHP                                     2,088,596        2,650,000         78.8%         1,620,189
 130             2    Trafalgar Square Apartments                        1,996,317        2,500,000         79.9%         1,686,939
 131             2    Queens Lane Apartments                             1,992,515        2,900,000         68.7%         1,683,033
 132             2    Friendly Village/San Juan Gardens                  1,941,196        2,600,000         74.7%         1,654,627
 133             1    327 East 52nd Street                               1,911,864        2,600,000         73.5%         1,472,005
 134             2    Naples Place IV                                    1,909,093        2,400,000         79.5%         1,726,387
 135             1    Park City Shopping Center                          1,852,001        3,200,000         57.9%         1,236,052
 136             1    Kennesaw Promenade                                 1,790,714        2,400,000         74.6%         1,401,929
 137             1    Lakewood Village - FL                              1,781,087        4,900,000         36.3%            21,925
 138             1    Shurgard of Hickory Hollow                         1,764,932        2,750,000         64.2%         1,339,857
 139             1    2317-2335 Market Street                            1,741,386        3,250,000         53.6%         1,500,649
 140             2    Gloucester Apartments                              1,740,146        2,500,000         69.6%         1,475,806
 141             2    Bayou Villa Apartments                             1,693,638        2,200,000         77.0%         1,430,578
 142             1    South Michigan Avenue Office Building              1,683,691        2,600,000         64.8%         1,541,808
 143             1    Gateway Retail Center                              1,619,701        2,200,000         73.6%         1,390,647
 144             1    Murphy Retail Center                               1,605,120        2,100,000         76.4%         1,072,066
 145             1    Anaheim Street Retail Center                       1,591,927        2,600,000         61.2%         1,251,142
 146             1    Park Street Retail                                 1,503,934        2,100,000         71.6%         1,169,607
 147             2    Sprinkle Ridge Apartments                          1,495,661        2,300,000         65.0%         1,259,076
 148             1    Melonie Square                                     1,489,568        4,300,000         34.6%         1,156,375
 149             1    7000 North Freeway                                 1,482,842        2,150,000         69.0%            27,924
 150             2    Sunny Isle Apartments                              1,428,238        1,840,000         77.6%         1,113,665
 151             2    Nichols Station I Apartments                       1,426,175        1,900,000         75.1%         1,195,721
 152             2    Biddeford Apartments                               1,395,537        1,875,000         74.4%         1,201,172
 153             2    Mount Vernon Apartments                            1,354,408        1,800,000         75.2%         1,048,780
 154             1    Cambridge Estates Apts (Phase III)                 1,340,793        2,250,000         59.6%            17,164
 155             2    South Ynez Apartments                              1,266,118        1,650,000         76.7%           982,583
 156             2    Colorado Square / Medlin Place Apartments          1,251,298        1,575,000         79.4%         1,137,729
 157             1    Country Oaks Mobile Home Park                      1,236,637        1,700,000         72.7%         1,055,614
 158             1    Greenville Retail Center                           1,210,014        1,740,000         69.5%           808,172
 159             1    Cliffview Crossing                                 1,193,775        4,300,000         27.8%           933,682
 160             2    Grove Apartments                                   1,192,279        1,505,000         79.2%           938,874
 161             1    Greentree Apartments                               1,184,121        2,400,000         49.3%            17,732
 162             2    Coachlite Apartments                               1,097,792        1,625,000         67.6%           911,918
 163             2    Northgate Terrace I Apartments                     1,092,456        2,100,000         52.0%           850,322
 164             1    150 Broad Street                                     995,990        1,600,000         62.2%           774,835
 165             1    Sunset Avenue Apartments                             975,676        1,300,000         75.1%           833,999
 166             1    Classic Village                                      970,217        1,400,000         69.3%           766,186
 167             2    Knox Landing Apartments                              945,974        1,350,000         70.1%           728,336
 168             2    1013 West Linden Street                              761,097          975,000         78.1%           597,013
 169             1    Ledgewood Mobile Home Park                           756,094        1,000,000         75.6%           592,322
 170             2    83 Elizabeth Street                                  647,579          900,000         72.0%           547,318
 171             1    1235 Elm Street                                      520,890          775,000         67.2%           349,129
                                                                  ------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                            $ 1,336,881,696   $2,265,805,000         69.1%   $ 1,130,776,620
                                                                  ==================================================================
                              MAXIMUM:                             $    79,550,681   $  330,000,000         80.0%   $    65,827,398
                              MINIMUM:                             $       520,890   $      775,000         13.9%   $       202,426

                     MATURITY/
                      ARD LTV           MOST RECENT  MOST RECENT          U/W                U/W          U/W        ADMINISTRATIVE
 #                 RATIO(2)(3)(4)           NOI       DSCR (6)            NOI              NCF (5)      DSCR (6)          FEES
 -                 --------------           ---       --------            ---              -------      --------          ----
 1                       47.4%         $ 11,254,911      2.05x       $ 12,273,720       $ 11,603,583      2.25x         0.03175%
 2                       49.5%            9,277,499      1.80           9,290,000          7,884,664       1.80         0.03175%
 3                       66.1%            5,203,920      1.25           6,632,667          6,167,554       1.48         0.05175%
 4                       60.3%            3,172,612      1.34           3,336,381          3,297,237       1.44         0.03175%
 5                       60.3%            2,886,717      1.34           3,185,981          3,076,394       1.44         0.03175%
 6                       67.6%                  N/A       N/A           4,517,535          4,306,635       2.11         0.03175%
 7                       67.6%                  N/A       N/A           1,054,311            943,613       2.11         0.03175%
 8                       67.6%                  N/A       N/A             677,762            580,870       2.11         0.03175%
 9                       51.4%           23,811,052      2.37          25,124,290         24,443,592       2.51         0.03175%
 10                      31.8%           12,940,851      4.52          10,510,576          9,390,774 (11)  3.59 (11)    0.03175%
 11                      67.0%            2,336,509      1.34           2,432,513          2,278,013       1.40         0.03175%
 12                      65.6%            1,920,272      1.22           2,414,671          2,335,894       1.49         0.05175%
 13                      43.0%            4,200,640      2.57           3,398,060          2,860,871       1.75         0.05175%
 14                      61.2%            3,850,294      2.07           3,027,096          2,573,345       1.50         0.10175%
 15                      70.6%            2,313,301      1.37           2,143,175          1,934,925       1.38         0.05175%
 16                      49.7%            1,581,173      1.86           1,512,121          1,289,103       1.75         0.03175%
 17                      49.7%              906,853      1.86             861,000            732,837       1.75         0.03175%
 18                      49.7%              713,488      1.86             630,455            467,149       1.75         0.03175%
 19                      49.7%              531,719      1.86             516,536            426,685       1.75         0.03175%
 20                      49.7%              508,013      1.86             504,260            357,745       1.75         0.03175%
 21                      66.0%            2,496,950      1.56           2,396,832          2,233,225       1.50         0.03175%
 22                      65.4%                  N/A       N/A           1,844,170          1,712,317       1.35         0.05175%
 23                      68.9%            2,572,093      1.65           2,409,615          2,160,725       1.54         0.03175%
 24                      54.5%            2,643,962      1.44           2,945,654          2,401,918       1.65         0.03175%
 25                      60.0%            1,909,276      1.35           2,133,394          1,904,307       1.53         0.03175%
 26                      65.8%            1,471,815      1.20           1,888,218          1,734,163       1.58         0.03175%
 27                      74.3%            1,492,185      1.30           1,451,989          1,403,739       1.27         0.03175%
 28                      66.3%            1,391,526      1.24           1,516,366          1,478,366       1.36         0.03175%
 29                      64.6%            1,731,546      1.40           1,858,481          1,682,081       1.52         0.06175%
 30                      65.3%            1,384,512      1.41           1,470,450          1,398,450       1.50         0.03175%
 31                      45.7%            2,674,239      2.47           2,994,614          2,745,288       2.79         0.06175%
 32                      70.7%                  N/A       N/A           1,407,882          1,354,882       1.35         0.06175%
 33                      66.7%                  N/A       N/A           1,556,771          1,405,516       1.41         0.03175%
 34                      65.0%            1,315,306      1.35           1,343,811          1,214,506       1.38         0.03175%
 35                      66.5%            1,110,936      1.31           1,222,588          1,174,422       1.45         0.03175%
 36                      64.8%                  N/A       N/A           1,136,255          1,093,451       1.37         0.03175%
 37                      65.8%            1,100,104      1.44           1,172,882          1,132,632       1.54         0.03175%
 38                      53.8%            1,506,457      1.66           1,390,434          1,260,679       1.52         0.03175%
 39                      64.8%            1,198,090      1.74           1,049,385            972,592       1.41         0.05175%
 40                      55.9%            1,392,995      1.96           1,212,304          1,043,008       1.43         0.05175%
 41                      67.1%              889,786      1.15             966,295            916,045       1.25         0.03175%
 42                      60.4%            1,074,782      1.33           1,104,368          1,056,467       1.37         0.03175%
 43                      60.1%            1,163,798      1.60           1,283,981          1,167,981       1.78         0.03175%
 44                      67.2%            1,135,912      1.54             936,704            866,704       1.25         0.03175%
 45                      56.4%            1,173,097      1.61           1,224,840          1,167,539       1.69         0.03175%
 46                      64.9%              424,155       N/A           1,038,990            839,395       1.30         0.05175%
 47                      79.8%              941,934      1.68             934,832            884,832       1.67         0.03175%
 48                      62.0%              803,298       N/A           1,027,378            921,291       1.55         0.05175%
 49                      65.9%              776,014      1.38             818,995            722,395       1.30         0.05175%
 50                      60.5%              982,096      1.65           1,014,561            955,222       1.70         0.03175%
 51                      17.8%            1,536,546      2.26           1,485,726          1,462,493       2.15         0.05175%
 52                      59.0%              977,367      1.72             938,647            831,700       1.46         0.05175%
 53                      66.7%              842,973      1.36             885,026            817,026       1.43         0.03175%
 54                       1.6%                  N/A       N/A           1,059,273            909,674       1.37         0.03175%
 55                      55.0%              906,919      1.75             808,876            736,946       1.42         0.05175%
 56                      67.2%              687,279      1.37             671,546            637,546       1.34         0.03175%
 57                      63.3%              811,923      1.66             712,932            654,932       1.45         0.03175%
 58                      65.9%              827,675      1.71             694,502            628,061       1.41         0.03175%
 59                      65.5%              666,580      1.54             670,421            634,171       1.55         0.03175%
 60                      62.4%              622,119      1.44             611,491            555,021       1.35         0.10175%
 61                      74.1%              670,531      1.40             677,864            620,864       1.42         0.03175%
 62                      62.4%              809,414      1.75             800,640            717,368       1.73         0.03175%
 63                      60.8%              741,077      1.74             756,793            709,085       1.78         0.03175%
 64                      61.9%                  N/A       N/A             680,945            632,837       1.64         0.03175%
 65                      67.0%              657,740      1.46             652,001            564,997       1.44         0.03175%
 66                      52.6%              588,488      1.50             594,251            576,509       1.47         0.05175%
 67                      67.2%              632,670      1.43             704,283            604,842       1.62         0.03175%
 68                      67.4%              536,023      1.27             608,905            538,453       1.47         0.06175%
 69                      67.2%              495,677      1.28             543,941            510,191       1.41         0.03175%
 70                      67.4%              522,930      1.20             594,989            509,156       1.40         0.03175%
 71                      62.7%              538,759      1.23             639,061            584,311       1.49         0.03175%
 72                      57.0%              744,694      1.76             679,810            597,810       1.59         0.03175%
 73                      66.6%              590,358      1.51             544,150            482,835       1.38         0.03175%
 74                      64.9%              807,460      2.25             559,661            513,580       1.43         0.05175%
 75                      65.7%              547,635      1.50             531,010            475,010       1.45         0.03175%
 76                      61.2%                  N/A       N/A             539,617            480,508       1.27         0.03175%
 77                      61.4%              738,040      1.30             606,147            490,280       1.42         0.05175%
 78                      62.8%              549,371      1.39             546,294            496,294       1.38         0.03175%
 79                      49.0%                  N/A       N/A             596,321            572,286       1.70         0.03175%
 80                      46.0%              599,010      1.39             541,227            507,527       1.32         0.05175%
 81                      66.8%              569,041      1.64             521,334            469,373       1.48         0.03175%
 82                      62.0%              505,609      1.44             472,215            438,773       1.34         0.11175%
 83                      61.9%              478,114      1.34             498,177            449,781       1.41         0.03175%
 84                      67.0%              529,615      1.68             531,326            501,950       1.69         0.03175%
 85                      66.8%              525,761      1.61             465,222            417,472       1.41         0.03175%
 86                      45.4%              784,798      2.34             605,607            453,049       1.55         0.05175%
 87                      58.0%                  N/A       N/A             504,671            441,479       1.52         0.03175%
 88                      59.5%              384,287      1.14             483,992            435,992       1.47         0.03175%
 89                      60.6%              519,971      1.86             430,882            411,582       1.53         0.03175%
 90                      58.6%              615,561      1.75             512,485            423,488       1.40         0.03175%
 91                      63.1%              473,590      1.52             453,714            393,728       1.45         0.08175%
 92                      62.9%              421,234      1.49             434,544            398,544       1.54         0.03175%
 93                      60.0%              386,283      1.32             476,270            428,667       1.68         0.03175%
 94                      50.6%              877,332      2.79             585,093            521,482       1.79         0.03175%
 95                      67.0%              470,885      1.59             464,421            404,899       1.57         0.11175%
 96                      45.8%                  N/A       N/A             501,451            499,196       1.90         0.05175%
 97                      61.9%              369,808      1.52             368,390            366,216       1.50         0.05175%
 98                      59.9%                  N/A       N/A             372,480            370,212       1.55         0.05175%
 99                      64.5%                  N/A       N/A             334,650            332,602       1.33         0.05175%
100                      66.6%              368,565      1.53             355,818            339,133       1.48         0.03175%
101                      65.2%              335,274      1.35             332,439            304,299       1.34         0.03175%
102                      61.1%              456,240      1.59             328,781            326,214       1.47         0.05175%
103                      67.6%              414,133      1.78             359,061            350,311       1.54         0.03175%
104                      58.5%                  N/A       N/A             338,530            336,262       1.55         0.05175%
105                      11.5%            1,542,531      7.54           1,333,914          1,224,914       5.99         0.05175%
106                      57.5%                  N/A       N/A             304,460            302,192       1.26         0.05175%
107                      66.3%              376,392      1.60             341,276            306,076       1.49         0.10175%
108                      65.2%              331,877      1.52             305,231            283,231       1.39         0.03175%
109                      64.9%              316,020      1.49             295,376            270,376       1.38         0.03175%
110                      63.2%              478,336      2.06x            412,180            345,249       1.73x        0.03175%
111                      66.8%              366,883      1.77             329,160            300,160       1.57         0.03175%
112                      65.4%              269,755      1.19             294,898            267,898       1.32         0.03175%
113                      46.8%              281,999      1.85             254,596            247,496       1.68         0.03175%
114                      46.8%              178,243      1.85             164,419            158,719       1.68         0.03175%
115                      72.4%              377,229      2.29             232,199            232,200       1.41         0.05175%
116                      59.6%              317,779      1.54             316,479            286,429       1.54         0.03175%
117                      63.0%                  N/A       N/A             270,391            247,411       1.40         0.03175%
118                      65.5%              293,209      1.62             266,940            261,376       1.47         0.03175%
119                      64.3%              323,577      1.61             293,089            276,002       1.45         0.03175%
120                      63.1%              288,479      1.58             256,201            241,951       1.40         0.03175%
121                      57.4%              238,462      1.17             246,244            230,977       1.40         0.15175%
122                      62.4%              294,160      1.62             266,935            237,020       1.31         0.05175%
123                      57.6%              264,810      1.43             279,552            271,552       1.51         0.03175%
124                      67.2%              272,770      1.56             250,325            228,693       1.42         0.03175%
125                      63.6%              287,601      1.60             278,958            259,358       1.55         0.03175%
126                      54.7%              338,978      1.75             307,718            292,013       1.58         0.03175%
127                      58.1%              237,968      1.55             241,507            239,459       1.57         0.05175%
128                      55.1%                  N/A       N/A             193,506            192,106       1.32         0.05175%
129                      61.1%              244,766      1.48             243,007            236,007       1.47         0.03175%
130                      67.5%              203,592      1.38             215,906            201,906       1.47         0.03175%
131                      58.0%              216,676      1.39             221,076            199,326       1.43         0.03175%
132                      63.6%              221,605      1.44             204,847            186,097       1.33         0.03175%
133                      56.6%              203,237      1.39             185,107            182,857       1.27         0.03175%
134                      71.9%              306,069      2.04             253,071            239,821       1.67         0.03175%
135                      38.6%              297,781      1.47             299,694            241,989       1.49         0.03175%
136                      58.4%              260,936      1.62             242,568            210,597       1.49         0.03175%
137                       0.4%              383,674      2.11             362,404            351,504       1.99         0.03175%
138                      48.7%              188,141      1.47             187,913            180,351       1.41         0.05175%
139                      46.2%              278,794      2.06             243,750            234,381       1.79         0.03175%
140                      59.0%              169,605      1.31             182,134            174,134       1.41         0.03175%
141                      65.0%              184,807      1.44             210,114            196,114       1.65         0.03175%
142                      59.3%              231,583      1.51             233,988            204,834       1.53         0.03175%
143                      63.2%              173,312      1.32             189,016            175,392       1.45         0.03175%
144                      51.1%              196,910      1.25             210,907            190,507       1.35         0.03175%
145                      48.1%              301,334      2.15             254,789            225,938       1.78         0.03175%
146                      55.7%              174,856      1.39             179,872            167,357       1.43         0.03175%
147                      54.7%              197,789      1.67             198,068            174,068       1.68         0.03175%
148                      26.9%              382,284      2.50             398,156            316,234       2.76         0.03175%
149                       1.3%              234,345      1.31             246,578            210,024       1.39         0.08175%
150                      60.5%              189,718      1.64             160,767            152,267       1.37         0.03175%
151                      62.9%              147,318      1.43             142,650            134,150       1.39         0.03175%
152                      64.1%              188,028      1.70             164,179            154,179       1.47         0.03175%
153                      58.3%              156,430      1.41             158,368            148,368       1.43         0.03175%
154                       0.8%              141,696       N/A             192,171            164,715       1.24         0.03175%
155                      59.6%              142,013      1.41             158,407            153,407       1.58         0.03175%
156                      72.2%              216,555      2.08             139,397            123,147       1.28         0.03175%
157                      62.1%              119,965      1.22             165,423            158,923       1.71         0.03175%
158                      46.4%              165,065      1.41             156,641            141,385       1.33         0.03175%
159                      21.7%              370,642      3.16             342,934            268,878       2.86         0.03175%
160                      62.4%              133,731      1.34             123,068            117,068       1.23         0.03175%
161                       0.7%              236,283      1.79             207,805            190,805       1.56         0.03175%
162                      56.1%              163,967      2.03             182,640            166,640       2.29         0.03175%
163                      40.5%              192,031      2.06             197,930            179,930       2.13         0.03175%
164                      48.4%              169,082      2.00             152,854            138,604       1.79         0.03175%
165                      64.2%              102,538      1.42x             96,541             95,041       1.33x        0.03175%
166                      54.7%              139,276      1.60             143,002            129,675       1.65         0.03175%
167                      54.0%              102,788      1.30             114,069            104,069       1.46         0.03175%
168                      61.2%               89,697      1.40              89,145             84,145       1.39         0.03175%
169                      59.2%              116,060      1.89              96,359             93,309       1.56         0.03175%
170                      60.8%               71,426      1.54              68,447             66,947       1.47         0.03175%
171                      45.0%               96,942      1.92              80,274             72,393       1.56         0.03175%
                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  59.1%        $ 168,482,452      1.76x      $ 186,495,642      $ 171,562,979       1.71x
                        =========================================================================================
                         79.8%          $23,811,052      7.54x       $ 25,124,290       $ 24,443,592       5.99x
                         11.5%              $71,426      1.14x           $ 68,447           $ 66,947       1.23x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKET CENTER WEST AND MIRA MESA MARKET CENTER EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PCCP - COMMERCE CENTRE, PCCP - PARAMOUNT DISTRIBUTION CENTER AND PCCP - 301 WALNUT ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY RED LION: PORT ANGELES, YAKIMA CENTER, EUREKA, TWIN FALLS AND KENNEWICK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RAMEY'S MOBILE HOME PARK AND BEXLEY MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003 AND EXCLUDES THE CUT-OFF DATE PRINCIPAL BALANCE FOR THE MAYFAIR MALL JUNIOR PORTION.
(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED REAL PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(6) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7) THE MAYFAIR MALL MORTGAGE LOAN IS SECURED, ON A PARI PASSU BASIS, WITH THE MAYFAIR MALL COMPANION LOANS. THE MAYFAIR MALL COMPANION LOANS HAVE AN OUTSTANDING PRINCIPAL BALANCE OF $149,519,905 AND ARE NOT INCLUDED IN THE TRUST FUND. THE MAYFAIR MALL MORTGAGE LOAN, WHICH HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $49,839,968 IS, FOR PURPOSED OF ALLOCATING PAYMENTS ON THE SERIES 2003-C4 CERTIFICATES, DEEMED TO BE COMPRISED ON TWO (2) COMPONENTS: (A) THE MAYFAIR MALL SENIOR PORTION, WITH A CUT-OFF DATE PRINCIPAL BALANCE OF $47,347,970; AND (B) THE MAYFAIR MALL JUNIOR PORTION, WITH A CUT-OFF DATE PRINCIPAL BALANCE OF $2,491,998. THE MAYFAIR MALL JUNIOR PORTION IS SUBORDINATE TO THE MAYFAIR MALL SENIOR PORTION. DSCR AND LTV CALCULATIONS ARE BASED ON THE MAYFAIR MALL SENIOR PORTION AND MAYFAIR MALL COMPANION LOANS. THE BORROWER IS REQUIRED TO MAKE LEVEL MONTHLY DEBT SERVICE PAYMENTS WITH RESPECT TO THE MAYFAIR MALL TOTAL LOAN BASED UPON AN INTEREST RATE OF 3.108%.
(8) THE 540 MADISON MORTGAGE LOAN IS STRUCTURED WITH INTEREST ONLY PAYMENTS FOR THE FIRST 59 MONTHS. DURING THE SUBSEQUENT 61 MONTHS THE LOAN PAYS PRINCIPAL AND INTEREST PAYMENTS BASED ON A FIXED AMORTIZATION OF $400,000 PER YEAR. FOR PRESENTATION PURPOSES THE AMORTIZATION OF THE 540 MADISON MORTGAGE LOAN IS PRESENTED AS 461 MONTHS IN ORDER TO ARRIVE AT A MATURITY BALANCE OF $42,966,666.87.
(9) THE RESPECTIVE APPRAISED VALUE IS COMPRISED OF THE AS-IS APPRAISED VALUE FOR THE REAL ESTATE AS SUPPLEMENTED BY A $3,000,000 UPFRONT RESERVE.
(10) THE RESPECTIVE APPRAISED VALUE IS COMPRISED OF THE AS-IS APPRAISED VALUE FOR THE REAL ESTATE AS SUPPLEMENTED BY A $1,000,000 UPFRONT RESERVE.
(11) U/W NET CASH FLOW AND U/W DSCR ARE BASED OFF OF PAYMENTS BY SUBTENANTS. ACTUAL DSCR FROM GROUND LEASE PAYMENT IS 1.10X.

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                                                  CONTRACTUAL
                                                                                             ENGINEERING           RECURRING
                       LOAN                                                                  RESERVE AT           REPLACEMENT
  #       CROSSED      GROUP    LOAN NAME                                                    ORIGINATION          RESERVE/FF&E
  -       -------      -----    ---------                                                    -----------          ------------
  1                      1      Circle Centre Mall                                               N/A                  N/A
  2                      1      Wanamaker Building - Office                                    $60,875              $184,986
  3                      1      Jefferson Pointe Shopping Center                               $57,300                N/A
  4         (A)          1      Mira Mesa Market Center West                                     N/A                  N/A
  5         (A)          1      Mira Mesa Market Center East                                     N/A                  N/A
  6         (B)          1      PCCP - Commerce Centre                                         $12,500              $88,600
  7         (B)          1      PCCP - Paramount Distribution Center                          $422,000              $26,356
  8         (B)          1      PCCP - 301 Walnut                                             $435,187              $21,531
  9                      1      Mayfair Mall                                                     N/A                  N/A
  10                     1      540 Madison Avenue                                               N/A                  N/A
  11                     2      Town & Country Apartments - Urbana                             $14,590              $154,500
  12                     1      Shadle Center                                                    N/A                $18,300
  13                     1      Blackbaud Plaza                                                  N/A                  N/A
  14                     1      Brooks A Portfolio                                               N/A                  N/A
  15                     2      Harbor Pointe Apartments                                     $1,750,000             $208,250
  16        (C)          1      Red Lion Hotel Port Angeles                                    $80,913                5.0%
  17        (C)          1      Red Lion Hotel Yakima Center                                   $50,075                5.0%
  18        (C)          1      Red Lion Hotel Eureka                                          $24,375                5.0%
  19        (C)          1      Red Lion Hotel Twin Falls                                      $29,813                5.0%
  20        (C)          1      Red Lion Hotel Kennewick                                       $41,250                5.0%
  21                     1      Arlington & Bradley Office Center                              $16,129              $22,704
  22                     1      Sugarloaf Shopping Center                                     $105,000              $14,880
  23                     1      780 James P. Casey Road                                       $436,312              $420,333
  24                     1      800 Apollo                                                     $62,763              $43,370
  25                     1      Regent Industrial Center                                       $4,500                 N/A
  26                     1      Sarasota Gateway                                                 N/A                $19,813
  27                     2      Bristol Farms Apartments                                       $2,500               $48,250
  28                     2      Country View Mobile Home Park                                  $4,375                 N/A
  29                     2      University Commons                                             $8,812               $176,400
  30                     2      Princeton Square Apartments                                    $22,500              $72,000
  31                     1      Burlington Center Mall                                         $87,450              $36,300
  32                     2      Club at Tranquility Lake                                         N/A                $53,000
  33                     1      Warner Center Business Park                                    $5,750               $18,297
  34                     1      Expressway Mall                                                $17,000              $22,200
  35                     1      Airline Shopping Center                                          N/A                 $7,697
  36                     1      Windward Village Shopping Center                                 N/A                 $8,400
  37                     2      Playa Blanca Apartments                                        $44,829              $40,250
  38                     1      Torrey View Corporate Center                                     N/A                $10,768
  39                     1      Lantana Shopping Center                                          N/A                $18,377
  40                     1      Crossroads Plaza Shopping Center                                 N/A                $37,044
  41                     2      The Moorings Apartments                                          N/A                $50,250
  42                     1      5th & Lamar Retail/Office Development                            N/A                $11,095
  43                     2      American Village on the Lake Apartments                          N/A                $116,000
  44                     2      Ryan's Pointe Apartments                                       $51,125              $70,000
  45                     1      Cleveland Street Square                                          N/A                $10,706
  46                     1      306 Belmont Street                                               N/A                  N/A
  47                     2      Rivermont Apartments                                           $12,500              $50,000
  48                     2      Canterbury Woods Apartments                                      N/A                $100,000
  49                     2      Oakbrook Village                                              $140,875              $96,600
  50                     1      Westover Gallery Shopping Center                                 N/A                  N/A
  51                     1      Concord Self Storage                                             N/A                  N/A
  52                     1      Chatsworth Industrial                                         $201,105              $21,395
  53                     2      Trestles of Houston Apartments                                 $31,250              $68,000
  54                     1      Pemstar, Inc. Headquarters                                       N/A                  N/A
  55                     1      8520 Tyco Road                                                $255,750                N/A
  56                     2      Riverbend Apartments                                             N/A                $27,200
  57                     2      D'Adrian Meadows Apartments                                   $123,750              $58,008
  58                     1      Park Place                                                     $14,175                N/A
  59                     2      Millstone Lakes Apartments                                       N/A                $36,000
  60                     1      Corona del Sol Plaza                                             N/A                 $9,079
  61                     2      Aspen Woods                                                   $159,250              $57,000
  62                     1      Iliff Commons Shopping Center                                    N/A                  N/A
  63                     1      Atlantic Boulevard Shopping Center                               N/A                  N/A
  64                     1      Shoppes at Brandon Farms                                         N/A                 $8,459
  65                     1      Court Street Plaza Shopping Center                             $55,250              $17,555
  66                     1      Shurgard Rivergate - Franklin                                    N/A                  N/A
  67                     1      300 Alexander Park                                               N/A                 $7,220
  68                     1      4861 & 4891 Telsa Drive                                          N/A                 $6,112
  69                     2      Longview Meadow Apartments                                       N/A                $27,000
  70                     1      8501 LaSalle Road                                              $55,438              $15,348
  71                     2      Trestles of Baytown Apartments                                 $55,938              $55,000
  72                     2      Santa Fe Place Apartments                                      $12,500              $81,750
  73                     1      Plumtree Professional Center                                   $77,500               $7,689
  74                     1      Park Square Center                                               N/A                 $8,282
  75                     2      Canyon Woods Apartments                                        $2,437               $56,000
  76                     1      Grove Street                                                  $172,000              $13,524
  77                     1      Harbor Park                                                    $18,750              $22,716
  78                     2      Ashley Park Apartments                                         $31,000              $50,000
  79                     1      Rosemont Retail Center                                           N/A                  N/A
  80                     1      San Carlos Marketplace                                           N/A                $10,356
  81                     1      Cardinal Shopping Center                                         N/A                  N/A
  82                     1      Grogan's Mill Village Center                                     N/A                  N/A
  83                     1      Atlas Valley Shopping Center                                     N/A                  N/A
  84                     2      Heights Garden Apartments                                     $150,000              $29,376
  85                     2      Radnor Towers Apartments                                      $105,026              $47,750
  86                     1      Onyx Office Building                                             N/A                  N/A
  87                     1      10 Canebrake Boulevard                                           N/A                 $7,954
  88                     2      The Forest Apartments                                         $143,094              $48,000
  89                     1      Gristedes - 3rd Ave. and 36th Street                             N/A                 $1,800
  90                     1      111 & 121 Roberts Street                                         N/A                $13,020
  91                     1      Richland Village Shopping Center                               $1,875                 N/A
  92                     2      Pacific West Apartments                                        $21,875              $36,000
  93                     1      Atrium Medical Office Building                                   N/A                  N/A
  94                     1      Wingate Inn Fayetteville                                         N/A                  4.0%
  95                     1      Millside Building                                              $66,671                N/A
  96                     1      Walgreens - Reseda, CA                                           N/A                 $2,262
  97                     1      Walgreens - State & Wells                                        N/A                  N/A
  98                     1      Walgreens - Vista                                                N/A                 $2,268
  99                     1      Walgreens - Lebanon, OH                                          N/A                 $2,100
 100                     1      Market at Southern Pines                                         N/A                 $3,564
 101                     2      Palm Shadows MH & RV Park                                        N/A                  N/A
 102                     1      Walgreens - Adams & Hamilton                                     N/A                  N/A
 103                     2      Anderson Oaks Mobile Home Park                                 $20,375               $8,750
 104                     1      Walgreens - Modesto                                              N/A                 $2,268
 105                     2      Carlton Club Apartments                                          N/A                  N/A
 106                     1      Walgreens - Omaha                                                N/A                  N/A
 107                     2      Forest Heights Apartments                                        N/A                $35,200
 108                     1      Magic Valley Park                                                N/A                  N/A
 109                     2      River Park Apartments                                            N/A                $25,000
 110                     1      Portway Plaza Office Building                                  $36,312              $10,068
 111                     2      Marigold Apartments                                            $23,931              $29,000
 112                     2      Carlton Apartments                                            $100,375              $27,000
 113        (D)          2      Ramey's Mobile Home Park                                       $62,500               $7,100
 114        (D)          2      Bexley Mobile Home Park                                        $20,625               $5,700
 115                     2      Town Creek                                                       N/A                $21,000
 116                     2      El Valle del Sol & El Valle de la Luna                         $34,375                N/A
 117                     1      Lincoln Professional Plaza                                       N/A                  N/A
 118                     2      Santa Grande Mobile Home Park                                  $60,163               $5,564
 119                     1      301 N. Brand Blvd.                                             $5,000                 N/A
 120                     2      Tropicana Del Este Apartments                                    N/A                $14,250
 121                     1      Shoppes at Thoroughbred Village                                 $375                  N/A
 122                     1      Zachary Shopping Center                                          N/A                  N/A
 123                     1      Sundance Village MHP                                          $558,810               $8,000
 124                     1      University Plaza                                                 N/A                  N/A
 125                     1      Campbell Station Shopping Center                                 N/A                  N/A
 126                     1      Southwest Storage                                               $625                  N/A
 127                     1      Walgreens - Scott & Illinois                                     N/A                  N/A
 128                     1      West Sunset Blvd                                                 N/A                 $1,404
 129                     1      Greenbriar MHP                                                  $625                 $7,000
 130                     2      Trafalgar Square Apartments                                      N/A                $11,200
 131                     2      Queens Lane Apartments                                         $92,500              $21,750
 132                     2      Friendly Village/San Juan Gardens                              $7,188                 N/A
 133                     1      327 East 52nd Street                                           $6,000                $2,250
 134                     2      Naples Place IV                                               $112,650              $13,250
 135                     1      Park City Shopping Center                                      $10,618              $10,055
 136                     1      Kennesaw Promenade                                             $11,375                N/A
 137                     1      Lakewood Village - FL                                            N/A                  N/A
 138                     1      Shurgard of Hickory Hollow                                       N/A                  N/A
 139                     1      2317-2335 Market Street                                        $9,625                $1,250
 140                     2      Gloucester Apartments                                          $2,625                $8,000
 141                     2      Bayou Villa Apartments                                           N/A                $14,000
 142                     1      South Michigan Avenue Office Building                          $1,375                 N/A
 143                     1      Gateway Retail Center                                            N/A                  N/A
 144                     1      Murphy Retail Center                                             N/A                 $3,434
 145                     1      Anaheim Street Retail Center                                   $5,875                 N/A
 146                     1      Park Street Retail                                               N/A                  N/A
 147                     2      Sprinkle Ridge Apartments                                      $6,371               $24,000
 148                     1      Melonie Square                                                 $26,563              $12,634
 149                     1      7000 North Freeway                                               N/A                  N/A
 150                     2      Sunny Isle Apartments                                          $14,156               $8,500
 151                     2      Nichols Station I Apartments                                   $3,750                $8,496
 152                     2      Biddeford Apartments                                          $149,634              $10,000
 153                     2      Mount Vernon Apartments                                          N/A                $10,000
 154                     1      Cambridge Estates Apts (Phase III)                             $1,250               $27,456
 155                     2      South Ynez Apartments                                          $3,125                $5,000
 156                     2      Colorado Square / Medlin Place Apartments                      $15,470              $16,250
 157                     1      Country Oaks Mobile Home Park                                  $10,438               $6,500
 158                     1      Greenville Retail Center                                         N/A                 $2,310
 159                     1      Cliffview Crossing                                             $6,763               $14,515
 160                     2      Grove Apartments                                               $1,350                $6,000
 161                     1      Greentree Apartments                                             N/A                $17,000
 162                     2      Coachlite Apartments                                           $9,725               $16,000
 163                     2      Northgate Terrace I Apartments                                 $2,500               $18,000
 164                     1      150 Broad Street                                               $7,687                 N/A
 165                     1      Sunset Avenue Apartments                                         N/A                 $1,500
 166                     1      Classic Village                                                $9,313                 N/A
 167                     2      Knox Landing Apartments                                        $27,469              $10,000
 168                     2      1013 West Linden Street                                        $37,693               $5,000
 169                     1      Ledgewood Mobile Home Park                                     $16,875               $3,050
 170                     2      83 Elizabeth Street                                            $1,500                $1,500
 171                     1      1235 Elm Street                                                $13,188               $3,637

                      U/W
                   RECURRING                   LC & TI                    CONTRACTUAL                                   TAX &
                  REPLACEMENT                RESERVE AT                    RECURRING                U/W               INSURANCE
  #              RESERVE/FF&E                ORIGINATION                    LC & TI               LC & TI              ESCROWS
  -              ------------                -----------                    -------               -------              -------
  1                $118,576                      N/A                          N/A                 $551,561               None
  2                $194,722                      N/A                        $243,402             $1,210,614              Both
  3                 $61,452                      N/A                          N/A                 $403,661               None
  4                 $3,871                       N/A                          N/A                 $35,273                None
  5                 $12,194                      N/A                          N/A                 $97,393                None
  6                $132,900                  $1,152,500                     $78,000               $78,000                Both
  7                 $31,628                    $28,500                      $22,800               $79,070                Both
  8                 $32,297                    $24,000                      $19,200               $64,595                Both
  9                $255,497                      N/A                          N/A                 $425,201               None
  10                $95,426                      N/A                          N/A                $1,024,376              None
  11               $154,500                      N/A                          N/A                   N/A                  Both
  12                $18,243                      N/A                          N/A                 $60,534                Both
  13                $56,000                      N/A                          N/A                 $481,189               None
  14               $162,918                   $420,000                        N/A                 $290,832               Both
  15               $208,250                      N/A                          N/A                   N/A                  Both
  16                 4.0%                        N/A                          N/A                   N/A                  Both
  17                 4.0%                        N/A                          N/A                   N/A                  Both
  18                 4.0%                        N/A                          N/A                   N/A                  Both
  19                 4.0%                        N/A                          N/A                   N/A                  Both
  20                 4.0%                        N/A                          N/A                   N/A                  Both
  21                $2,775                       N/A                        $80,004               $160,832               Both
  22                $22,314                    $3,125                       $37,500               $109,539               Both
  23               $174,393                      N/A                        $175,000              $74,497                Both
  24                $43,736                  $1,000,000                     $500,000              $500,000               Both
  25                $79,718                   $300,000                      $144,000              $149,369               Both
  26                $20,094                      N/A                        $132,086              $133,961               Both
  27                $48,250                      N/A                          N/A                   N/A                  Both
  28                $38,000                      N/A                          N/A                   N/A                  Both
  29               $176,400                      N/A                          N/A                   N/A                  Both
  30                $72,000                      N/A                          N/A                   N/A                  Both
  31                $60,438                      N/A                        $50,000               $188,888               Both
  32                $53,000                      N/A                          N/A                   N/A                  Both
  33                $18,297                      N/A                        $75,000               $132,958               Both
  34                $22,202                   $200,000                      $88,812               $107,103               Both
  35                $11,546                      N/A                        $10,000               $36,620                Both
  36                $12,636                      N/A                        $30,168               $30,168                Both
  37                $40,250                      N/A                          N/A                   N/A                  Both
  38                $10,768                      N/A                          N/A                 $118,987               Both
  39                $18,377                     $833                         $9,996               $58,416                Both
  40                $37,045                    $4,000                       $48,000               $132,251               Tax
  41                $50,250                      N/A                          N/A                   N/A                  Both
  42                $11,095                   $100,000                      $30,000               $36,806             Insurance
  43               $116,000                      N/A                          N/A                   N/A                  Both
  44                $70,000                      N/A                          N/A                   N/A                  Both
  45                $10,706                   $300,000                        N/A                 $46,595                Both
  46                $17,948                    $1,870                       $22,440               $181,646               Both
  47                $50,000                      N/A                          N/A                   N/A                  Both
  48               $106,087                      N/A                          N/A                   N/A                  Tax
  49                $96,600                      N/A                          N/A                   N/A                  Both
  50                $9,396                       N/A                        $50,004               $49,943                Both
  51                $23,233                      N/A                          N/A                   N/A                  Both
  52                $21,395                   $150,000                      $74,573               $85,553                Both
  53                $68,000                      N/A                          N/A                   N/A                  Both
  54                $39,043                   $639,000                        N/A                 $110,556               None
  55                $13,447                    $4,400                       $52,800               $58,483                Both
  56                $34,000                      N/A                          N/A                   N/A                  Both
  57                $58,000                      N/A                          N/A                   N/A                  Both
  58                $14,132                      N/A                        $50,400               $52,309                Both
  59                $36,250                      N/A                          N/A                   N/A                  Both
  60                $9,079                     $2,500                       $30,000               $47,391                Both
  61                $57,000                      N/A                          N/A                   N/A                  Both
  62                $10,949                      N/A                          N/A                 $72,323                Both
  63                $9,739                     $30,000                      $60,000               $37,969                Both
  64                $8,819                       N/A                        $18,000               $39,289                Both
  65                $17,555                      N/A                          N/A                 $69,449                Both
  66                $17,742                      N/A                          N/A                   N/A                  None
  67                $7,364                       N/A                        $50,000               $92,077                Tax
  68                $9,779                       N/A                          N/A                 $60,673                Both
  69                $33,750                      N/A                          N/A                   N/A                  Both
  70                $15,345                      N/A                        $50,004               $70,488                Both
  71                $54,750                      N/A                          N/A                   N/A                  Both
  72                $82,000                      N/A                          N/A                   N/A                  Both
  73                $10,698                      N/A                        $39,996               $50,617                Both
  74                $8,282                    $100,000                      $36,000               $37,799                Both
  75                $56,000                      N/A                          N/A                   N/A                  Both
  76                $13,524                      N/A                        $45,072               $45,585                Both
  77                $22,715                    $5,122                       $61,464               $93,152                Both
  78                $50,000                      N/A                          N/A                   N/A                  Both
  79                $2,373                     $93,010                       $7,800               $21,662                Both
  80                $10,343                      N/A                          N/A                 $23,357                Both
  81                $8,792                       N/A                        $12,000               $43,169                Both
  82                $5,744                     $50,000                      $24,000               $27,698                Both
  83                $6,144                       N/A                        $12,000               $42,252                Both
  84                $29,376                      N/A                          N/A                   N/A                  Both
  85                $47,750                      N/A                          N/A                   N/A                  Both
  86                $35,771                      N/A                          N/A                 $116,787               Both
  87                $7,721                       N/A                        $52,000               $55,471                Both
  88                $48,000                      N/A                          N/A                   N/A                  Both
  89                $1,800                       N/A                          N/A                 $17,500                Both
  90                $14,833                      N/A                        $43,800               $74,164                Both
  91                $10,007                      N/A                        $48,000               $49,979                Both
  92                $36,000                      N/A                          N/A                   N/A                  Both
  93                $5,401                       N/A                        $35,004               $42,202                Both
  94                 4.0%                        N/A                          N/A                   N/A                  Both
  95                $7,770                     $50,000                      $43,992               $51,752                Both
  96                $2,255                       N/A                          N/A                   N/A                  None
  97                $2,174                       N/A                          N/A                   N/A                  None
  98                $2,268                       N/A                          N/A                   N/A                  None
  99                $2,048                       N/A                          N/A                   N/A                  None
 100                $4,407                       N/A                        $12,000               $12,278                Both
 101                $28,140                      N/A                          N/A                   N/A                  Both
 102                $2,567                       N/A                          N/A                   N/A                  None
 103                $8,750                       N/A                          N/A                   N/A                  Both
 104                $2,268                       N/A                          N/A                   N/A                  None
 105               $109,000                      N/A                          N/A                   N/A                  None
 106                $2,268                       N/A                          N/A                   N/A                  None
 107                $35,200                      N/A                          N/A                   N/A                  Both
 108                $22,000                      N/A                          N/A                   N/A                  Both
 109                $25,000                      N/A                          N/A                   N/A                  Both
 110                $10,068                   $125,000                      $57,054               $56,863                Both
 111                $29,000                      N/A                          N/A                   N/A                  Both
 112                $27,000                      N/A                          N/A                   N/A                  Both
 113                $7,100                       N/A                          N/A                   N/A                  Both
 114                $5,700                       N/A                          N/A                   N/A                  Both
 115                  N/A                        N/A                          N/A                   N/A                  Both
 116                $30,050                      N/A                          N/A                   N/A                  Both
 117                $2,501                       N/A                        $18,000               $20,479                Both
 118                $5,564                       N/A                          N/A                   N/A                  Both
 119                $2,425                       N/A                        $20,000               $14,662                Both
 120                $14,250                      N/A                          N/A                   N/A                  Both
 121                $1,776                     $25,000                        N/A                 $13,491                Both
 122                $4,440                     $1,667                       $20,004               $25,475                Both
 123                $8,000                       N/A                          N/A                   N/A                  Both
 124                $5,790                       N/A                          N/A                 $15,842                Both
 125                $2,940                       N/A                        $14,700               $16,660                Both
 126                $15,705                      N/A                          N/A                   N/A                  Both
 127                $2,048                       N/A                          N/A                   N/A                  None
 128                $1,400                       N/A                          N/A                   N/A                  Both
 129                $7,000                       N/A                          N/A                   N/A                  Both
 130                $14,000                      N/A                          N/A                   N/A                  Both
 131                $21,750                      N/A                          N/A                   N/A                  Both
 132                $18,750                      N/A                          N/A                   N/A                  Both
 133                $2,250                       N/A                          N/A                   N/A                  Both
 134                $13,250                      N/A                          N/A                   N/A                  Both
 135                $10,055                    $30,000                      $46,921               $47,650                Both
 136                $4,170                       N/A                        $27,804               $27,801                Both
 137                $10,900                      N/A                          N/A                   N/A                  Both
 138                $7,562                       N/A                          N/A                   N/A                  None
 139                $2,194                       N/A                          N/A                  $7,175                Both
 140                $8,000                       N/A                          N/A                   N/A                  Both
 141                $14,000                      N/A                          N/A                   N/A                  Both
 142                $6,554                       N/A                          N/A                 $22,600                Both
 143                $2,400                     $25,000                        N/A                 $11,224                Both
 144                $3,434                       N/A                        $11,445               $16,966                Both
 145                $3,763                       N/A                        $34,667               $25,088                Both
 146                $1,632                     $35,000                      $35,000               $10,883                Both
 147                $24,000                      N/A                          N/A                   N/A                  Both
 148                $12,561                      N/A                          N/A                 $69,361                Both
 149                $8,546                       N/A                          N/A                 $28,008                Both
 150                $8,500                       N/A                          N/A                   N/A                  Both
 151                $8,500                       N/A                          N/A                   N/A                  Both
 152                $10,000                      N/A                          N/A                   N/A                  Both
 153                $10,000                      N/A                          N/A                   N/A                  Both
 154                $27,456                      N/A                          N/A                   N/A                  Both
 155                $5,000                       N/A                          N/A                   N/A                  Both
 156                $16,250                      N/A                          N/A                   N/A                  Both
 157                $6,500                       N/A                          N/A                   N/A                  Both
 158                $2,310                       N/A                         $7,700               $12,946                Both
 159                $13,533                      N/A                        $49,806               $60,523                Both
 160                $6,000                       N/A                          N/A                   N/A                  Both
 161                $17,000                      N/A                          N/A                   N/A                  Both
 162                $16,000                      N/A                          N/A                   N/A                  Both
 163                $18,000                      N/A                          N/A                   N/A                  Both
 164                $2,570                     $60,000                        N/A                 $11,680                Both
 165                $1,500                       N/A                          N/A                   N/A                  Both
 166                $2,313                     $14,000                      $25,846               $11,014                Both
 167                $10,000                      N/A                          N/A                   N/A                  Both
 168                $5,000                       N/A                          N/A                   N/A                  Both
 169                $3,050                       N/A                          N/A                   N/A                  Both
 170                $1,500                       N/A                          N/A                   N/A                  Both
 171                $3,637                       N/A                          N/A                  $4,244                Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKET CENTER WEST AND MIRA MESA MARKET CENTER EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PCCP - COMMERCE CENTRE, PCCP - PARAMOUNT DISTRIBUTION CENTER AND PCCP - 301 WALNUT ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY RED LION: PORT ANGELES, YAKIMA CENTER, EUREKA, TWIN FALLS AND KENNEWICK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RAMEY'S MOBILE HOME PARK AND BEXLEY MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                                 CUT-OFF
                      LOAN                                                   DATE PRINCIPAL
   #       CROSSED    GROUP   PROPERTY NAME                                    BALANCE (1)    PROPERTY TYPE      SQ. FT.
   -       -------    -----   -------------                                    -----------    -------------      -------
   1                    1     Circle Centre Mall                                $ 79,550,681  Retail             790,505
   2                    1     Wanamaker Building - Office                         65,000,000  Office             973,610
   3                    1     Jefferson Pointe Shopping Center                    63,000,000  Retail             409,680
   4         (A)        1     Mira Mesa Market Center West                        34,402,676  Retail             214,678
   5         (A)        1     Mira Mesa Market Center East                        28,419,602  Retail             249,207
   6         (B)        1     PCCP - Commerce Centre                              38,500,000  Industrial         886,000
   7         (B)        1     PCCP - Paramount Distribution Center                 9,600,000  Industrial         263,568
   8         (B)        1     PCCP - 301 Walnut                                    6,400,000  Industrial         215,316
  9A                    1     Mayfair Mall - Retail                               37,219,884  Retail             858,165
  9B                    1     Mayfair Mall - Office Complex                       10,128,086  Office             419,318
  10                    1     540 Madison Avenue                                  45,000,000  Office             280,666
  12                    1     Shadle Center                                       24,473,658  Retail             277,824   (3)
  13                    1     Blackbaud Plaza                                     24,226,534  Office             280,000
  14A                   1     94-104 Glenn                                         9,758,312  Industrial         207,000
  14B                   1     8 A-E Industrial Way                                 7,310,044  Industrial         150,725
  14C                   1     13 Branch                                            4,320,474  Office             78,812
  14D                   1     90 Glenn                                             1,415,328  Industrial         36,000
  14E                   1     1 Branch                                             1,032,941  Office             12,994
  21                    1     Arlington & Bradley Office Center                   20,880,000  Mixed Use          151,345
  22                    1     Sugarloaf Shopping Center                           20,080,000  Retail             145,897
  23                    1     780 James P. Casey Road                             19,964,899  Industrial        1,162,617
  24                    1     800 Apollo                                          19,639,499  Office             190,155
  25                    1     Regent Industrial Center                            18,385,981  Industrial         531,456
  26                    1     Sarasota Gateway                                    16,101,664  Office             133,961
  31                    1     Burlington Center Mall                              13,960,688  Retail             241,751
  33                    1     Warner Center Business Park                         13,707,100  Office             114,358
  34                    1     Expressway Mall                                     12,440,396  Retail             148,014   (4)
  35                    1     Airline Shopping Center                             11,963,270  Retail             76,975
  36                    1     Windward Village Shopping Center                    11,456,352  Retail             84,239
  38                    1     Torrey View Corporate Center                        11,000,000  Office             71,788
  39                    1     Lantana Shopping Center                             10,987,640  Retail             122,513
  40                    1     Crossroads Plaza Shopping Center                    10,500,000  Retail             142,480
  42                    1     5th & Lamar Retail/Office Development                9,927,668  Retail             68,568
  45                    1     Cleveland Street Square                              9,704,446  Retail             71,376
  46                    1     306 Belmont Street                                   9,600,000  Office             90,311
  50                    1     Westover Gallery Shopping Center                     8,200,383  Retail             62,642
  52                    1     Chatsworth Industrial                                7,644,150  Industrial         153,256
  54                    1     Pemstar, Inc. Headquarters                           7,425,395  Industrial         260,287
  55                    1     8520 Tyco Road                                       6,980,471  Mixed Use          89,647
  58                    1     Park Place                                           6,480,851  Office             70,661
  60                    1     Corona del Sol Plaza                                 6,137,953  Retail             45,395
  62                    1     Iliff Commons Shopping Center                        5,970,416  Retail             72,991
  63                    1     Atlantic Boulevard Shopping Center                   5,689,894  Retail             64,925
  64                    1     Shoppes at Brandon Farms                             5,523,118  Retail             58,794
  65                    1     Court Street Plaza Shopping Center                   5,474,535  Retail             117,030
  67                    1     300 Alexander Park                                   5,225,526  Office             36,818
  68                    1     4861 & 4891 Telsa Drive                              5,210,154  Mixed Use          61,120
  70                    1     8501 LaSalle Road                                    5,175,094  Office             56,835
  73                    1     Plumtree Professional Center                         5,050,000  Office             33,431
  74                    1     Park Square Center                                   5,000,000  Retail             55,211
  76                    1     Grove Street                                         4,880,209  Industrial         90,134
  77                    1     Harbor Park                                          4,845,852  Office             62,864
  79                    1     Rosemont Retail Center                               4,742,602  Retail             15,823
  80                    1     San Carlos Marketplace                               4,679,531  Retail             68,950
  81                    1     Cardinal Shopping Center                             4,626,113  Retail             58,615
  82                    1     Grogan's Mill Village Center                         4,500,902  Retail             38,290
  83                    1     Atlas Valley Shopping Center                         4,327,695  Mixed Use          40,957
  86                    1     Onyx Office Building                                 4,193,448  Office             64,435
  87                    1     10 Canebrake Boulevard                               4,117,779  Office             51,472
  89                    1     Gristedes - 3rd Ave. and 36th Street                 3,992,241  Retail             12,000
  90                    1     111 & 121 Roberts Street                             3,917,276  Industrial         74,164
  91                    1     Richland Village Shopping Center                     3,680,937  Retail             50,035
  93                    1     Atrium Medical Office Building                       3,669,598  Office             36,007
  95                    1     Millside Building                                    3,555,961  Office             51,803
  96                    1     Walgreens - Reseda, CA                               3,500,000  Retail             15,035
  97                    1     Walgreens - State & Wells                            3,493,715  Retail             14,490
  98                    1     Walgreens - Vista                                    3,464,624  Retail             15,120
  99                    1     Walgreens - Lebanon, OH                              3,400,000  Retail             13,650
  100                   1     Market at Southern Pines                             3,330,182  Retail             29,383
  102                   1     Walgreens - Adams & Hamilton                         3,194,239  Retail             17,110
  104                   1     Walgreens - Modesto                                  3,146,210  Retail             15,120
  106                   1     Walgreens - Omaha                                    3,089,874  Retail             15,120
  110                   1     Portway Plaza Office Building                        2,833,767  Office             67,122
  117                   1     Lincoln Professional Plaza                           2,540,276  Office             16,670
  119                   1     301 N. Brand Blvd.                                   2,488,166  Retail             12,127
  121                   1     Shoppes at Thoroughbred Village                      2,395,536  Retail             11,841
  122                   1     Zachary Shopping Center                              2,375,000  Retail             29,600
  124                   1     University Plaza                                     2,311,236  Retail             38,600
  125                   1     Campbell Station Shopping Center                     2,309,348  Retail             19,600
  127                   1     Walgreens - Scott & Illinois                       $ 2,213,445  Retail             13,650
  135                   1     Park City Shopping Center                            1,852,001  Retail             67,030
  136                   1     Kennesaw Promenade                                   1,790,714  Retail             27,801
  139                   1     2317-2335 Market Street                              1,741,386  Mixed Use          11,955
  142                   1     South Michigan Avenue Office Building                1,683,691  Office             22,600
  143                   1     Gateway Retail Center                                1,619,701  Retail             12,000
  144                   1     Murphy Retail Center                                 1,605,120  Retail             22,891
  145                   1     Anaheim Street Retail Center                         1,591,927  Retail             25,088
  146                   1     Park Street Retail                                   1,503,934  Retail             10,883
  148                   1     Melonie Square                                       1,489,568  Retail             84,238
  149                   1     7000 North Freeway                                   1,482,842  Retail             56,976
  158                   1     Greenville Retail Center                             1,210,014  Retail             15,400
  159                   1     Cliffview Crossing                                   1,193,775  Retail             60,480
  164                   1     150 Broad Street                                       995,990  Retail             11,680
  166                   1     Classic Village                                        970,217  Retail             11,014
  171                   1     1235 Elm Street                                        520,890  Mixed Use          12,929

                          MAJOR                       MAJOR               MAJOR                         MAJOR
                        TENANT # 1                  TENANT # 1       TENANT # 1 LEASE                 TENANT # 2
   #                       NAME                      SQ. FT.         EXPIRATION DATE                     NAME
   -                       ----                      -------        ----------------                     ----
   1                    Nordstrom                    206,000            2/28/2026                      Parisian
   2       American Business Financial Services      234,807            6/30/2014           GSA - Army Corps of Engineers
   3               Rave Motion Pictures               79,080           11/30/2021                Bed, Bath, & Beyond
   4                    Home Depot                   105,764            1/31/2021                    Albertson's
   5             Edwards Theatres Circuit             94,041            6/30/2020                    Ross Stores
   6                  Service Craft                  661,400            2/28/2013                    Senor Felix
   7               AM Castle & Company               263,568    (2)     6/30/2013                        N/A
   8            South Bay Public Warehouse           171,776            1/31/2008                Howard Organization
  9A                 Marshall Field's                288,596            1/31/2007                    AMC Theater
  9B                   St Joseph's                    54,932            9/30/2008                 Aurora Health Care
  10              SAC Capital Management              41,400            9/30/2007                      Wachovia
  12             Wal-Mart (Ground Lease)             147,498            4/6/2024                       Safeway
  13                 Blackbaud, Inc.                 280,000            7/31/2010                        N/A
  14A                      EFTC                       73,000            3/31/2011         Freudenberg Building Systems, Inc.
  14B                 Omtool Limited                  30,000           12/31/2005                      Alicare
  14C     Little Sprouts Child Enrichment Center      15,900            1/31/2011                      NE HIDTA
  14D               Contract Assembly                 36,000            1/31/2008                        N/A
  14E       Massachusetts Eye & Ear Infirmary         4,284             7/31/2006               Struffalino & Zappala
  21            Cystic Fibrosis Foundation            32,250            2/28/2011                   Theracom, Inc.
  22                      Publix                      54,379            3/31/2023                  Hollywood Video
  23           Firestone Building Products           401,617           10/31/2010              Arrett Sales Corporation
  24                 Raytheon Company                190,155            8/31/2007                        N/A
  25            World Distribution Service            63,000           10/31/2003                 Global Mail, Ltd.
  26               Pinnacle Towers Inc.               32,946            4/30/2010                    Centex Homes
  31              Burlington Lot Stores               9,531             4/31/2011                   The GAP, Inc.
  33                 In His Presence                  41,477           12/31/2012         The University of West Los Angeles
  34                   Food 4 Less                    53,950            11/5/2006                   Sears HomeLife
  35                  Save A Center                   52,655           11/30/2020                 Hallmark Card Shop
  36                      Kroger                      54,139            6/23/2022             Washington Mutual Bank, FA
  38                  Santarus, Inc.                  24,090            3/31/2008                 eHelp Corporation
  39                      Publix                      61,166            9/30/2022                   Beall's Outlet
  40                    Home Depot                   100,000            5/31/2009                    Sav On Drug
  42                    OfficeMax                     30,000            2/28/2025                   Powerhouse Gym
  45                  John L. Scott                   7,023            12/31/2009                 Godfather's Pizza
  46          UMass Memorial Medical Center           67,156            1/31/2006                     Legg Mason
  50                 Printer's Alley                  8,400            11/30/2009                 Leatherland, Inc.
  52            Gilmore Enterprises, Inc.             37,538           10/31/2004             R.N.C. Entertainment, Inc.
  54                  Pemstar, Inc.                  260,287            4/30/2023                        N/A
  55                  Vie de France                   30,930            2/28/2006                 DHL Airways, Inc.
  58                     Tenaska                      36,262            3/31/2014                Schemmer Associates
  60           Tempe St. Lukes Hospital, LP           10,985            9/30/2008                  Hollywood Video
  62         Elizabeth Cook & Mitchell Gilla          8,152             5/31/2006               Lloyd & Kathleen O'nan
  63              Sneakers Sports Grille              12,000           11/30/2004                   Family Dollar
  64                  Kash N' Karry                   40,794           12/31/2021                   Beef O' Brady
  65                   Albertson's                    53,637            4/30/2015                      Rite-Aid
  67                 Pepper Hamilton                  24,000           12/31/2006              Health Talk Interactive
  68                Vending Plus, Inc.                11,760            5/31/2007                 C&C Dance Company
  70                MEDEX Global Group                11,652            7/31/2007             Baltimore County Maryland
  73            Advanced Imaging Partners             11,975           12/31/2010                CSF HealthGroup Inc.
  74                  Sears Hardware                  20,995            12/5/2005                    G.C. Rackums
  76      Tri-State Hospital Supply Corporation       27,731            8/30/2008                Rent-A-Center, Inc.
  77        Tropical Realty Investments, Inc.         6,576             9/30/2007            Comprehensive Wellness, Inc.
  79        Baja Fresh Westlake Village, Inc.         3,361             6/17/2013                   Kinko's, Inc.
  80                    Winn Dixie                    44,000            8/17/2018                Suncoast Enter Corp.
  81             Lowe's Food Store, Inc.              45,087            2/29/2016         Cardinal Child Care & Development
  82             Woodforest National Bank             3,594             5/31/2007             Chef Chan - The Woodlands
  83             Meridian Wine & Spirits              11,325           10/31/2009              Brick Oven Pizza & Subs
  86                  Merrill Lynch                   8,540             1/31/2006           Coats, Rose, Yale, Ryman & Lee
  87            Page Kruger Holland, P.A.             18,878            6/30/2008             Safeway Insurance Company
  89              Gristedes Foods, Inc.               12,000            4/30/2022                        N/A
  90          Kelser/New Technology Systems           17,230            1/31/2006                  CBIA Print Shop
  91                   Pho Pasteur                    4,594             6/30/2009                   Rent A Center
  93          Atrium Obstetrics & Gynecology          9,400             9/30/2010              Raleigh Endoscopy Center
  95             The Benchmark Management             15,315           12/31/2005                Woodlands Religious
  96                    Walgreens                     15,035            8/31/2023                        N/A
  97                    Walgreens                     14,490           10/31/2027                        N/A
  98                    Walgreens                     15,120           12/31/2021                        N/A
  99                    Walgreen's                    13,650            7/31/2028                        N/A
  100                The Fresh Market                 18,120           12/31/2019                 The Clothes Horse
  102                   Walgreens                     17,110            3/31/2028                        N/A
  104                   Walgreens                     15,120           12/31/2021                        N/A
  106                   Walgreens                     15,120            6/30/2028                        N/A
  110     Harris County Department of Education       10,968            7/31/2004                 West Gulf Maritime
  117       Lighthouse Diagnostic Imaging, LLC        8,210             2/28/2013                 Donald F. Almeida
  119                     Sprint                      3,478             8/31/2006                  Dave Willardson
  121           HI's Birkenstock/Multiline            2,950            10/31/2012           Aveda Lifestyle Store & Salon
  122                  Dollar Tree                    6,000             1/31/2008                De Angelo's Pizzeria
  124                   Food Lion                     29,000            3/31/2018                  Videos Unlimited
  125         La Hacienda Mexican Restaurant          4,280            10/31/2008              Campbell Station Dentist
  127                   Walgreens                     13,650            1/31/2028                        N/A
  135             Stage Department Store              14,960            3/31/2007                   Dollar General
  136               Kennesaw Billards                 8,910             5/31/2013                    Lucky China
  139                Sun Shade Optic                  1,250             9/30/2009                    IXIA Florist
  142             Bonaparte Corporation               11,305           12/31/2014                Cosmopolitan Chamber
  143             Tom's Gateway Liquors               2,865             1/31/2011                  Java Connection
  144               Dollar Tree Stores                5,975             9/30/2006                     Shoe Dept
  145              Kim Heng Supermarket               14,000            5/31/2011                    Thai Beaches
  146                  Rugged Bear                    5,000             2/28/2006                  Lillian Montalto
  148             LPMR Management, Inc.               10,859            9/30/2004                   Dollar General
  149               Best Buy Furniture                12,775            1/31/2007                   Cameo Carpets
  158              The Cato Corporation               5,390             1/31/2012                    Radio Shack
  159       Texas Department of Human Services        22,230            7/31/2012               National Medical Care
  164            GMAC Carlson Real Estate             4,000            12/31/2005              You You Japanese Bistro
  166         Ruscin Schreier Dental Assoc.           4,120            10/31/2004                 Bob's Carpet Mart
  171                 Breezeway Pub                   1,923             7/31/2005                North End Laundromat

              MAJOR            MAJOR                          MAJOR                        MAJOR              MAJOR
            TENANT # 2   TENANT # 2 LEASE                   TENANT # 3                   TENANT # 3      TENANT # 3 LEASE
   #        SQ. FT.       EXPIRATION DATE                      NAME                       SQ. FT.        EXPIRATION DATE
   -        --------      ---------------                      ----                       -------        ---------------
   1        144,000          9/30/2010                United Artists Theatre               44,398           12/31/2015
   2        113,446         11/30/2012                  GSA - Dept of HUD                 105,945           11/30/2004
   3         30,439          1/31/2012                    Barnes & Noble                   25,000           8/31/2011
   4         55,489          9/30/2020            Long's Drug Stores California            21,018           2/28/2021
   5         30,187          1/31/2011                    Barnes & Noble                   26,566           7/31/2015
   6        140,000          4/30/2011                  Legacy Farms, LLC                  84,600           9/30/2007
   7          N/A               N/A                            N/A                          N/A                N/A
   8         43,540          6/30/2005                         N/A                          N/A                N/A
  9A         89,149          4/30/2019                    Barnes & Noble                   30,925           1/31/2014
  9B         37,447         11/30/2011              Firstar Bank Milwaukee NA              11,512           12/31/2005
  10         32,000         12/31/2013                        Oracle                       20,700           11/30/2007
  12         55,861         11/30/2026                       Rite Aid                      13,230           12/14/2010
  13          N/A               N/A                            N/A                          N/A                N/A
  14A        60,000          5/31/2007               MicroTouch Systems, Inc.              44,000           9/30/2003
  14B        15,000          7/31/2003                         LNX                         12,000           3/31/2006
  14C        10,400          6/30/2005                 LHS Associates, Inc.                3,800            3/31/2004
  14D         N/A               N/A                            N/A                          N/A                N/A
  14E        3,000           7/31/2006                   Shack Law Office                  1,770               MTM
  21         24,651          2/28/2009                     CVS Pharmacy                    14,200           11/30/2005
  22         6,000           8/1/2013                   Dollar Dayz, Inc.                  6,000             5/8/2010
  23        227,000          4/30/2011                  MDF Systems, Inc.                  65,000           1/31/2011
  24          N/A               N/A                            N/A                          N/A                N/A
  25         60,000         11/30/2010                      Honeywell                      39,720           7/31/2007
  26         18,288          8/31/2004                    Mini Vacations                   15,419           11/30/2009
  31         8,330           4/30/2004                   Deb Shops, Inc.                   7,394            4/30/2008
  33         34,240          8/31/2007            Science and Applied Technology           27,795           7/31/2012
  34         29,250         12/11/2007                       Petsmart                      25,020           10/31/2007
  35         3,865           6/30/2006                   McAlister's Deli                  3,840            9/30/2012
  36         3,500           9/30/2007                   Yoga Body & Mind                  2,122            9/30/2007
  38         23,774          3/31/2008               SOLA International, Inc.              13,900           11/30/2006
  39         11,832          4/30/2006                       Eckerd's                      10,000           9/12/2009
  40         8,400           1/31/2004                 Alma Family Services                4,715            10/31/2005
  42         19,243          4/30/2007            Graeber, Simmons & Cowan, Inc.           7,198            9/30/2010
  45         4,725           8/31/2004                    HobbyTown USA                    4,480            12/31/2007
  46         11,760          3/1/2009                          N/A                          N/A                N/A
  50         6,768          11/30/2008                  Haven's Gate, LLC                  6,495            12/31/2005
  52         24,786          4/30/2005                      ACH Supply                     17,642           1/31/2004
  54          N/A               N/A                            N/A                          N/A                N/A
  55         13,050          7/31/2004              VA Alcoholic Beverage Co.              10,917           1/31/2007
  58         17,486          3/31/2007                    Merrill Lynch                    12,975           12/31/2007
  60         8,400           8/31/2005                   Paper Warehouse                   5,600            11/30/2005
  62         7,554           1/31/2004                  The Douglas Corp.                  5,400            7/28/2007
  63         8,840          12/31/2006                  Blockbuster Video                  7,200            10/31/2003
  64         3,000           6/30/2007                    Chen's Garden                    2,400            7/31/2007
  65         20,100          5/31/2004                  Fatory 2-U Stores                  12,000           2/28/2007
  67         3,760           1/31/2006                       Web401k                       2,635            1/31/2008
  68         9,000           5/31/2012              Valcourt Exterior Building             7,800            6/30/2007
  70         7,406           2/28/2006                 The McNor Group Inc                 5,510            6/30/2007
  73         11,950          9/30/2007                Plumtree Family Health               3,980            12/31/2011
  74         5,510           1/31/2007                   Complete Petmart                  5,489            11/30/2004
  76         20,848         11/30/2007                 Cutler-Hammer, Inc.                 13,899           2/28/2008
  77         5,878           6/30/2006        Mediq PRN Life Support Services, Inc.        5,876            3/31/2007
  79         2,694           5/7/2013                 Starbucks Corporation                1,500             4/7/2013
  80         4,550           8/31/2003                 R&T Cape Development                3,150            10/31/2005
  81         7,528           2/28/2010                 Oriental Restaurant                 2,400            4/30/2008
  82         3,414           9/30/2010                   Dr. John Taylor                   2,660            10/31/2007
  83         3,075           1/31/2008                    House of Hunan                   2,973            4/30/2007
  86         5,972           3/31/2006                  Metropolitan Life                  4,669            11/30/2008
  87         9,500           6/30/2006                New England Financial                7,280            7/31/2006
  89          N/A               N/A                            N/A                          N/A                N/A
  90         8,835           3/31/2005                    HTS Biosystems                   7,945            6/30/2006
  91         4,386           9/30/2004                  One Price Clothing                 4,000            10/31/2007
  93         10,372         10/31/2010                 Digestive Healthcare                10,094           10/31/2010
  95         7,747           4/30/2006                Modular Environmental                4,925            3/31/2004
  96          N/A               N/A                            N/A                          N/A                N/A
  97          N/A               N/A                            N/A                          N/A                N/A
  98          N/A               N/A                            N/A                          N/A                N/A
  99          N/A               N/A                            N/A                          N/A                N/A
  100        3,200           2/28/2005                  The Cook's Choice                  2,200            7/31/2004
  102         N/A               N/A                            N/A                          N/A                N/A
  104         N/A               N/A                            N/A                          N/A                N/A
  106         N/A               N/A                            N/A                          N/A                N/A
  110        10,593         10/31/2007                 Safety Advantage LLC                2,593            10/31/2003
  117        4,168          11/11/2016                    Michael Huber                    1,972            12/8/2012
  119        1,940           9/30/2006              Amlan Moran Chuengman Kong             1,368            5/31/2008
  121        2,589           2/28/2013                     Plaid Rabbit                    2,085            12/31/2007
  122        5,000           1/31/2008                      Shoe Show                      5,000            10/31/2007
  124        4,800           7/31/2004        Deese and Locklear Chiropractic Center       1,800            5/31/2004
  125        2,100           7/31/2006                      H&R Block                      1,400            12/31/2006
  127         N/A               N/A                            N/A                          N/A                N/A
  135        9,700          10/31/2003                        Eckerd                       7,926            3/31/2007
  136        1,952           6/30/2003                       Dolphins                      1,920            6/30/2006
  139        1,250           9/30/2011                     Crystal Way                     1,250            9/30/2007
  142        3,281          12/31/2003                    Jones Training                   2,260            11/30/2003
  143        2,836           3/15/2008             ZRC Operations Company, Inc.            2,200            12/31/2010
  144        5,264           8/31/2006                 The Cato Corporation                5,040            1/31/2011
  145        3,853          10/31/2006                   Cung Hong Vu MD                    964             5/31/2007
  146        3,173           3/31/2006                Fashion Ventures, Inc.               2,710            7/31/2004
  148        7,150           3/31/2007            Primewest Mortgage Corporation           6,015            4/30/2008
  149        6,700           7/31/2007                       EZ Pawn                       6,400            12/31/2004
  158        2,590           2/4/2012                        Lendmark                      1,715            3/31/2007
  159        10,977          3/31/2004                      Century 21                     4,896            1/31/2005
  164        3,736          10/31/2003           Paul H. Phenix (Pet Care Clinic)          2,000            2/28/2004
  166        4,021           2/28/2008                 The Medicine Shoppe                 1,733            7/31/2005
  171        1,221           2/28/2009                       Hairloom                      1,100            8/30/2004

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKET CENTER WEST AND MIRA MESA MARKET CENTER EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PCCP - COMMERCE CENTRE, PCCP - PARAMOUNT DISTRIBUTION CENTER AND PCCP - 301 WALNUT ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003 AND EXCLUDES THE CUT-OFF DATE PRINCIPAL BALANCE FOR THE MAYFAIR MALL JUNIOR PORTION.
(2) PCCP - PARAMOUNT DISTRIBUTION CENTER; TENANT AM CASTLE & COMPANY HAS TWO LEASES IN PLACE. THE FIRST EXPIRES 10/31/2004 AND THE SECOND EXPIRES 6/30/2013.
(3) SHADLE CENTER SQUARE FOOTAGE INCLUDES 147,498 SF OF SPACE GROUND LEASED TO WAL-MART.
(4) EXPRESSWAY MALL SQUARE FOOTAGE INCLUDES 4,000 SF OF SPACE GROUND LEASED TO FOOD FOR LESS.

                              MULTIFAMILY SCHEDULE

                                                                                                                   UTILITIES
                      LOAN                                                                                          TENANT
   #       CROSSED    GROUP     PROPERTY NAME                                     PROPERTY SUBTYPE                   PAYS
   -       -------    -----     -------------                                     ----------------                   ----
  11                    2       Town & Country Apartments - Urbana                  Conventional                 Electric/Gas
  15                    2       Harbor Pointe Apartments                            Conventional                 Electric/Gas
  27                    2       Bristol Farms Apartments                            Conventional             Electric/Water/Sewer
  28                    2       Country View Mobile Home Park                   Manufactured Housing                  N/A
  29                    2       University Commons                                  Conventional                   Electric
  30                    2       Princeton Square Apartments                         Conventional             Electric/Water/Sewer
  32                    2       Club at Tranquility Lake                            Conventional             Electric/Water/Sewer
  37                    2       Playa Blanca Apartments                             Conventional                 Electric/Gas
  41                    2       The Moorings Apartments                             Conventional             Electric/Water/Sewer
  43                    2       American Village on the Lake Apartments             Conventional                  Water/Sewer
  44                    2       Ryan's Pointe Apartments                            Conventional                Electric/Water
  47                    2       Rivermont Apartments                                Conventional           Electric/Gas/Water/Sewer
  48                    2       Canterbury Woods Apartments                         Conventional           Electric/Gas/Water/Sewer
  49                    2       Oakbrook Village                                    Conventional             Electric/Water/Sewer
  53                    2       Trestles of Houston Apartments                      Conventional                Electric/Water
  56                    2       Riverbend Apartments                                Conventional                   Electric
  57                    2       D'Adrian Meadows Apartments                         Conventional                   Electric
  59                    2       Millstone Lakes Apartments                          Conventional                 Electric/Gas
  61                    2       Aspen Woods                                         Conventional                   Electric
  69                    2       Longview Meadow Apartments                          Conventional                   Electric
  71                    2       Trestles of Baytown Apartments                      Conventional                Electric/Water
  72                    2       Santa Fe Place Apartments                           Conventional                   Electric
  75                    2       Canyon Woods Apartments                             Conventional                   Electric
  78                    2       Ashley Park Apartments                              Conventional                   Electric
  84                    2       Heights Garden Apartments                           Conventional                 Electric/Gas
  85                    2       Radnor Towers Apartments                            Conventional                     None
  88                    2       The Forest Apartments                               Conventional             Electric/Water/Sewer
  92                    2       Pacific West Apartments                             Conventional                 Electric/Gas
  101                   2       Palm Shadows MH & RV Park                       Manufactured Housing                  N/A
  103                   2       Anderson Oaks Mobile Home Park                  Manufactured Housing                  N/A
  105                   2       Carlton Club Apartments                             Conventional                   Electric
  107                   2       Forest Heights Apartments                           Conventional                     None
  108                   1       Magic Valley Park                               Manufactured Housing                  N/A
  109                   2       River Park Apartments                               Conventional                   Electric
  111                   2       Marigold Apartments                                 Conventional                   Electric
  112                   2       Carlton Apartments                                  Conventional                   Electric
  113        (D)        2       Ramey's Mobile Home Park                        Manufactured Housing                  N/A
  114        (D)        2       Bexley Mobile Home Park                         Manufactured Housing                  N/A
  115                   2       Town Creek                                          Conventional                   Electric
 116A                   2       El Valle del Sol                                Manufactured Housing                  N/A
 116B                   2       El Valle de la Luna                             Manufactured Housing                  N/A
  118                   2       Santa Grande Mobile Home Park                   Manufactured Housing                  N/A
  120                   2       Tropicana Del Este Apartments                       Conventional                   Electric
  123                   1       Sundance Village MHP                            Manufactured Housing                  N/A
  128                   1       West Sunset Blvd                                    Conventional              Electric/Gas/Water
  129                   1       Greenbriar MHP                                  Manufactured Housing                  N/A
  130                   2       Trafalgar Square Apartments                         Conventional                   Electric
  131                   2       Queens Lane Apartments                              Conventional               Electricity/Water
 132A                   2       San Juan Gardens                                Manufactured Housing                  N/A
 132B                   2       Friendly Village                                Manufactured Housing                  N/A
  133                   1       327 East 52nd Street                                Conventional                 Electric/Gas
  134                   2       Naples Place IV                                     Conventional                   Electric
  137                   1       Lakewood Village - FL                           Manufactured Housing                  N/A
  139                   1       2317-2335 Market Street                      Retail/Multifamily/Office                N/A
  140                   2       Gloucester Apartments                               Conventional                   Electric
  141                   2       Bayou Villa Apartments                              Conventional             Electric/Water/Sewer
  147                   2       Sprinkle Ridge Apartments                           Conventional                   Electric
  150                   2       Sunny Isle Apartments                               Conventional                   Electric
  151                   2       Nichols Station I Apartments                        Conventional                   Electric
  152                   2       Biddeford Apartments                                Conventional                   Electric
  153                   2       Mount Vernon Apartments                             Conventional                   Electric
  154                   1       Cambridge Estates Apts (Phase III)                  Conventional                   Electric
  155                   2       South Ynez Apartments                               Conventional                 Electric/Gas
  156                   2       Colorado Square / Medlin Place Apartments           Conventional                   Electric
  157                   1       Country Oaks Mobile Home Park                   Manufactured Housing                  N/A
  160                   2       Grove Apartments                                    Conventional                 Electric/Gas
  161                   1       Greentree Apartments                                Conventional                   Electric
  162                   2       Coachlite Apartments                                Conventional                   Electric
  163                   2       Northgate Terrace I Apartments                      Conventional                   Electric
  165                   1       Sunset Avenue Apartments                            Conventional                 Electric/Gas
  167                   2       Knox Landing Apartments                             Conventional             Electric/Water/Sewer
  168                   2       1013 West Linden Street                             Conventional             Electric/Water/Sewer
  169                   1       Ledgewood Mobile Home Park                      Manufactured Housing                  N/A
  170                   2       83 Elizabeth Street                                 Conventional                 Electric/Gas
  171                   1       1235 Elm Street                                  Multifamily/Retail                   N/A

                     SUBJECT     SUBJECT     SUBJECT     SUBJECT   SUBJECT      SUBJECT    SUBJECT     SUBJECT     SUBJECT
            #         STUDIO      STUDIO      STUDIO      1 BR       1 BR         1 BR       2 BR       2 BR         2 BR
   #    ELEVATORS     UNITS     AVG. RENT   MAX. RENT     UNITS   AVG. RENT    MAX. RENT    UNITS     AVG. RENT   MAX. RENT
   -    ---------     -----     ---------   ---------     -----   ---------    ---------    -----     ---------   ---------
  11        0          N/A         N/A         N/A         384       $530         $566       234        $616         $649
  15        3           36         $549        $590        303       $569         $675       146        $738         $890
  27        0          N/A         N/A         N/A         72        $837        $1,000      121       $1,007       $1,325
  28       N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  29        0          N/A         N/A         N/A         24        $585         $584       120        $890         $808
  30        0          N/A         N/A         N/A         192       $571         $670        96        $727         $785
  32        0          N/A         N/A         N/A         76        $735         $785        92        $955        $1,005
  37        0          N/A         N/A         N/A         64        $899        $1,770       97       $1,098       $1,200
  41        1          N/A         N/A         N/A         153       $818         $955        48       $1,164       $1,205
  43        0           24         $340        $395        232       $419         $660       192        $546         $755
  44        0          N/A         N/A         N/A         192       $537         $639        88        $725         $809
  47        0          N/A         N/A         N/A         72        $539         $575        96        $661         $785
  48        0          N/A         N/A         N/A         180       $552         $568       220        $663         $688
  49        0           35         $448        $480        60        $560         $615       181        $649         $750
  53        0          N/A         N/A         N/A         192       $488         $529        80        $663         $729
  56        0          N/A         N/A         N/A         64        $611         $695        72        $781         $915
  57        0          N/A         N/A         N/A         N/A       N/A          N/A        232        $478         $725
  59        0          N/A         N/A         N/A         N/A       N/A          N/A         70        $586         $630
  61        0          N/A         N/A         N/A         72        $453         $490       100        $620         $625
  69        0          N/A         N/A         N/A          3        $525         $525       120        $584         $655
  71        0          N/A         N/A         N/A         136       $427         $479        83        $645         $699
  72        0          246         $347        $399        78        $394         $446        3         $503         $550
  75        0          N/A         N/A         N/A         160       $447         $469        64        $575         $599
  78        0           21         $309        $350        21        $414         $449       100        $506         $575
  84        0          N/A         N/A         N/A         40        $575         $575        96        $640         $670
  85        2          N/A         N/A         N/A         163       $218         $530        28        $255         $598
  88        0          N/A         N/A         N/A         144       $452         $579        40        $585         $639
  92        0           48         $422        $435        47        $490         $530        49        $590         $685
  101      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  103      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  105       0          N/A         N/A         N/A         328       $720         $850       108        $849         $885
  107       0          N/A         N/A         N/A         12        $692         $735        76        $780         $840
  108      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  109       0          N/A         N/A         N/A         60        $517         $600        40        $616         $650
  111       0           2          $375        $375        72        $431         $445        42        $550         $600
  112       0           1          $384        $384        28        $458         $479        57        $603         $669
  113      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  114      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  115       0          N/A         N/A         N/A         51        $604         $695        19        $815         $900
 116A      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
 116B      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  118      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  120       0          N/A         N/A         N/A         16        $519         $530        41        $615         $630
  123      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  128       0          N/A         N/A         N/A         N/A       N/A          N/A         7        $3,193       $3,350
  129      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  130       0          N/A         N/A         N/A         36        $469         $550        20        $603         $615
  131       0           1          $450        $450        37        $485         $510        48        $585         $660
 132A      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
 132B      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  133       0          N/A         N/A         N/A          9       $2,289       $3,600      N/A         N/A         N/A
  134       0          N/A         N/A         N/A          1        $650         $650        52        $721         $770
  137      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  139      N/A         N/A         N/A         N/A         N/A       N/A          N/A         4        $1,037       $1,093
  140       0          N/A         N/A         N/A         11        $848        $1,000       21        $972        $1,100
  141       0           4          $470        $535        20        $569         $715        30        $696         $990
  147       0          N/A         N/A         N/A         96        $428         $496       N/A         N/A         N/A
  150       0          N/A         N/A         N/A         N/A       N/A          N/A         34        $685         $750
  151       2          N/A         N/A         N/A         20        $714         $790        14        $900         $960
  152       0          N/A         N/A         N/A         N/A       N/A          N/A         10        $759         $759
  153       0          N/A         N/A         N/A         N/A       N/A          N/A         40        $550         $550
  154       0          N/A         N/A         N/A         56        $441         $490        48        $532         $615
  155       0          N/A         N/A         N/A         16        $855         $875        4        $1,063       $1,075
  156       0          N/A         N/A         N/A         35        $404         $419        30        $493         $525
  157      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  160       0          N/A         N/A         N/A         N/A       N/A          N/A         24        $660         $695
  161       0          N/A         N/A         N/A         24        $502         $530        44        $581         $600
  162       0          N/A         N/A         N/A         32        $442         $860        32        $467         $500
  163       0           6          $400        $415        54        $461         $495        11        $577         $605
  165       0          N/A         N/A         N/A          5       $1,713       $1,825       1        $1,995       $1,995
  167       0          N/A         N/A         N/A         16        $467         $489        24        $527         $589
  168       0          N/A         N/A         N/A          1        $510         $510        18        $687         $800
  169      N/A         N/A         N/A         N/A         N/A       N/A          N/A        N/A         N/A         N/A
  170       0          N/A         N/A         N/A         N/A       N/A          N/A         6        $1,406       $1,450
  171      N/A          1          $375        $375         6        $566         $650        3         $660         $700

         SUBJECT     SUBJECT      SUBJECT    SUBJECT     SUBJECT       SUBJECT      SUBJECT     SUBJECT       SUBJECT
           3 BR        3 BR        3 BR        4 BR        4 BR          4 BR        5 BR        5 BR          5 BR
   #      UNITS     AVG. RENT    MAX. RENT    UNITS     AVG. RENT     MAX. RENT      UNITS     AVG. RENT     MAX. RENT
   -      -----     ---------    ---------    -----     ---------     ---------      -----     ---------     ---------
  11       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  15       110         $911        $969        N/A         N/A           N/A          N/A         N/A           N/A
  27       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  28       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  29       N/A         N/A          N/A        108        $1,460        $1,349        N/A         N/A           N/A
  30       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  32        44        $1,204      $1,225       N/A         N/A           N/A          N/A         N/A           N/A
  37       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  41       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  43        16         $611        $660        N/A         N/A           N/A          N/A         N/A           N/A
  44       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  47        32         $818        $855        N/A         N/A           N/A          N/A         N/A           N/A
  48       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  49       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  53       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  56       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  57       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  59        74         $703        $720        N/A         N/A           N/A          N/A         N/A           N/A
  61        56         $819        $825        N/A         N/A           N/A          N/A         N/A           N/A
  69        12         $702        $725        N/A         N/A           N/A          N/A         N/A           N/A
  71       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  72       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  75       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  78        48         $614        $670         10         $744          $770         N/A         N/A           N/A
  84       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  85       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  88        8          $741        $779        N/A         N/A           N/A          N/A         N/A           N/A
  92       N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  101      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  103      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  105      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  107      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  108      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  109      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  111      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  112       22         $684        $749        N/A         N/A           N/A          N/A         N/A           N/A
  113      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  114      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  115      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
 116A      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
 116B      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  118      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  120      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  123      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  128      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  129      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  130      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  131       1          $685        $685        N/A         N/A           N/A          N/A         N/A           N/A
 132A      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
 132B      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  133      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  134      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  137      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  139      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  140      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  141       2          $895        $895        N/A         N/A           N/A          N/A         N/A           N/A
  147      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  150      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  151      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  152       20         $872        $872         10         $986          $986         N/A         N/A           N/A
  153      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  154      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  155      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  156      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  157      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  160      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  161      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  162      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  163       1          $710        $710        N/A         N/A           N/A          N/A         N/A           N/A
  165      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  167      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  168       1          $755        $755        N/A         N/A           N/A          N/A         N/A           N/A
  169      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  170      N/A         N/A          N/A        N/A         N/A           N/A          N/A         N/A           N/A
  171       2          $820        $840        N/A         N/A           N/A          N/A         N/A           N/A

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RAMEY'S MOBILE HOME PARK AND BEXLEY MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                        RECURRING RESERVE CAP INFORMATION

                                                                                               CONTRACTUAL
                                                                         CUT-OFF DATE           RECURRING
                                                                          PRINCIPAL            REPLACEMENT
   #      CROSSED   LOAN NAME                                            BALANCE (1)             RESERVE
   -      -------   ---------                                            -----------             -------
   2                Wanamaker Building - Office                          $ 65,000,000            $184,986
   6        (B)     PCCP - Commerce Centre                                 38,500,000             $88,600
   7        (B)     PCCP - Paramount Distribution Center                    9,600,000             $26,356
   8        (B)     PCCP - 301 Walnut                                       6,400,000             $21,531
  15                Harbor Pointe Apartments                               23,739,535            $208,250
  21                Arlington & Bradley Office Center                      20,880,000             $22,704
  22                Sugarloaf Shopping Center                              20,080,000             $14,880
  24                800 Apollo                                             19,639,499             $43,370
  25                Regent Industrial Center                               18,385,981                  $0
  26                Sarasota Gateway                                       16,101,664             $19,813
  31                Burlington Center Mall                                 13,960,688             $36,300
  33                Warner Center Business Park                            13,707,100             $18,297
  34                Expressway Mall                                        12,440,396             $22,200
  35                Airline Shopping Center                                11,963,270              $7,697
  36                Windward Village Shopping Center                       11,456,352              $8,400
  39                Lantana Shopping Center                                10,987,640             $18,377
  42                5th & Lamar Retail/Office Development                   9,927,668             $11,095
  50                Westover Gallery Shopping Center                        8,200,383                  $0
  52                Chatsworth Industrial                                   7,644,150             $21,395
  55                8520 Tyco Road                                          6,980,471                  $0
  58                Park Place                                              6,480,851                  $0
  59                Millstone Lakes Apartments                              6,174,031             $36,000
  60                Corona del Sol Plaza                                    6,137,953              $9,079
  63                Atlantic Boulevard Shopping Center                      5,689,894                  $0
  64                Shoppes at Brandon Farms                                5,523,118              $8,459
  65                Court Street Plaza Shopping Center                      5,474,535             $17,555
  67                300 Alexander Park                                      5,225,526              $7,220
  68                4861 & 4891 Telsa Drive                                 5,210,154              $6,112
  69                Longview Meadow Apartments                              5,180,218             $27,000
  70                8501 LaSalle Road                                       5,175,094             $15,348
  73                Plumtree Professional Center                            5,050,000              $7,689
  74                Park Square Center                                      5,000,000              $8,282
  76                Grove Street                                            4,880,209             $13,524
  77                Harbor Park                                             4,845,852             $22,716
  81                Cardinal Shopping Center                                4,626,113                  $0
  82                Grogan's Mill Village Center                            4,500,902                  $0
  83                Atlas Valley Shopping Center                            4,327,695                  $0
  87                10 Canebrake Boulevard                                  4,117,779              $7,954
  90                111 & 121 Roberts Street                                3,917,276             $13,020
  91                Richland Village Shopping Center                        3,680,937                  $0
  93                Atrium Medical Office Building                          3,669,598                  $0
  95                Millside Building                                       3,555,961                  $0
  100               Market at Southern Pines                                3,330,182              $3,564
  122               Zachary Shopping Center                                 2,375,000                  $0
  125               Campbell Station Shopping Center                        2,309,348                  $0
  135               Park City Shopping Center                               1,852,001             $10,055
  136               Kennesaw Promenade                                      1,790,714                  $0
  143               Gateway Retail Center                                   1,619,701                  $0
  144               Murphy Retail Center                                    1,605,120              $3,434
  146               Park Street Retail                                      1,503,934                  $0
  158               Greenville Retail Center                                1,210,014              $2,310
  159               Cliffview Crossing                                      1,193,775             $14,515
  166               Classic Village                                           970,217                  $0

                  CONTRACTUAL                     CONTRACTUAL       CONTRACTUAL
                   RECURRING                       RECURRING         RECURRING                         CONTRACTUAL      CONTRACTUAL
                  REPLACEMENT                       LC & TI           LC & TI        CONTRACTUAL     OTHER RESERVE     OTHER RESERVE
 #                RESERVE CAP                       RESERVE         RESERVE CAP     OTHER RESERVE     DESCRIPTION          CAP
 -                -----------                       -------         -----------     -------------     -----------          ---
 2    Capped at $1,000,000                          $243,402   N/A                    $1,427,581   Subordinate Lender       N/A
                                                                                                   Reserve
 6    N/A                                            $78,000   Capped at $390,000             $0   N/A                      N/A
 7    N/A                                            $22,800   Capped at $114,000             $0   N/A                      N/A
 8    N/A                                            $19,200   Capped at $96,000              $0   N/A                      N/A
15    Capped at $500,000                                  $0   N/A                            $0   N/A                      N/A
21    N/A                                            $80,004   Capped at $275,000             $0   N/A                      N/A
22    N/A                                            $37,500   Capped at $150,000             $0   N/A                      N/A
24    N/A                                           $500,000   Capped at $4,500,000           $0   N/A                      N/A
25    Commencing upon Rollover Reserve  achieving   $144,000   Capped at $500,000             $0   N/A                      N/A
      balance of $500,000, $23,800 monthly deposit
      begins and upon achieving balance of
      $800,000, monthly deposit becomes $4,600
26    Capped at $19,812.96                          $132,086   Capped at $264,172             $0   N/A                      N/A
31    N/A                                            $50,000   Capped at $200,000             $0   N/A                      N/A
33    N/A                                            $75,000   Capped at $300,000             $0   N/A                      N/A
34    N/A                                            $88,812   Capped at $325,000             $0   N/A                      N/A
35    N/A                                            $10,000   Capped at $40,000              $0   N/A                      N/A
36    N/A                                            $30,168   Capped at $90,000              $0   N/A                      N/A
39    Capped at $55,131                               $9,996   Capped at $50,000              $0   N/A                      N/A
42    N/A                                            $30,000   Capped at $130,000             $0   N/A                      N/A
50    N/A                                            $50,004   Capped at $100,000             $0   N/A                      N/A
52    N/A                                            $74,573   Capped at $251,859             $0   N/A                      N/A
55    N/A                                            $52,800   Capped at $100,000             $0   N/A                      N/A
58    N/A                                            $50,400   Capped at $250,000             $0   N/A                      N/A
59    Capped at $72,000                                   $0   N/A                            $0   N/A                      N/A
60    N/A                                            $30,000   Capped at $75,000              $0   N/A                      N/A
63    N/A                                            $60,000   Capped at $120,000             $0   N/A                      N/A
64    N/A                                            $18,000   Capped at $20,000              $0   N/A                      N/A
65    Capped at $17,555                                   $0   N/A                            $0   N/A                      N/A
67    N/A                                            $50,000   Capped at $400,000             $0   N/A                      N/A
68    Capped at $20,000                                   $0   N/A                            $0   N/A                      N/A
69    Capped at $54,000                                   $0   N/A                            $0   N/A                      N/A
70    Capped at $50,000                              $50,004   Capped at $200,000             $0   N/A                      N/A
73    Capped at $30,000                              $39,996   Capped at $120,000             $0   N/A                      N/A
74    Capped at $40,000                              $36,000   Capped at $180,000             $0   N/A                      N/A
76    Capped at $30,000                              $45,072   Capped at $200,000             $0   N/A                      N/A
77    N/A                                            $61,464   Capped at $123,000             $0   N/A                      N/A
81    N/A                                            $12,000   Capped at $36,000              $0   N/A                      N/A
82    N/A                                            $24,000   Capped $100,000                $0   N/A                      N/A
83    N/A                                            $12,000   Capped at $75,000              $0   N/A                      N/A
87    Capped at $15,908                              $52,000   Capped at $155,999             $0   N/A                      N/A
90    Capped at $45,000                              $43,800   Capped at $170,000             $0   N/A                      N/A
91    N/A                                            $48,000   Capped at $100,000             $0   N/A                      N/A
93    N/A                                            $35,004   Capped at $140,000             $0   N/A                      N/A
95    N/A                                            $43,992   Capped at $100,000             $0   N/A                      N/A
100   N/A                                            $12,000   Capped at $24,000              $0   N/A                      N/A
122   N/A                                            $20,004   Capped at $100,000             $0   N/A                      N/A
125   N/A                                            $14,700   Capped at $60,000              $0   N/A                      N/A
135   N/A                                            $46,921   Capped at $175,000             $0   N/A                      N/A
136   N/A                                            $27,804   Capped at $70,000              $0   N/A                      N/A
143   N/A                                                 $0   Capped at $25,000              $0   N/A                      N/A
144   N/A                                            $11,445   Capped at $46,000              $0   N/A                      N/A
146   N/A                                            $35,000   Capped at $70,000              $0   N/A                      N/A
158   N/A                                             $7,700   Capped at $31,000              $0   N/A                      N/A
159   N/A                                            $49,806   Capped at $149,418             $0   N/A                      N/A
166   N/A                                            $25,846   Capped at $28,000              $0   N/A                      N/A

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PCCP - COMMERCE CENTRE, PCCP - PARAMOUNT DISTRIBUTION CENTER AND PCCP - 301 WALNUT ARE
         CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003 AND EXCLUDES THE CUT-OFF DATE PRINCIPAL BALANCE FOR THE MAYFAIR MALL JUNIOR PORTION.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

           Underlying Mortgaged Real Properties by Ownership Interest





Note 1: Information regarding principal balances, interest rates, loan-to-value ratios and debt service coverage ratios in this Exhibit A-2, insofar as it relates to the Mayfair Mall Mortgage Loan, reflects the Mayfair Mall Senior Portion.

Note 2: The above-referenced tables in this Exhibit A-2 are presented in respect of each of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.


                                     A-2-1

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                     WEIGHTED
                       NUMBER OF                     PERCENTAGE OF   AVERAGE                  WEIGHTED
                       UNDERLYING   CUT-OFF DATE     INITIAL NET     MORTGAGE    WEIGHTED     AVERAGE
                       MORTGAGE     NET PRINCIPAL    MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER    LOANS        BALANCE(1)        BALANCE         RATE      U/W DSCR   LTV RATIO(1)
--------------------------------------------------------------------------------------------------------
Column                   136       $ 1,013,282,258      75.79%        5.497%      1.77x        68.3%
KeyBank                   35           323,599,438      24.21%        5.301%       1.53        71.9%
                       ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  171        $1,336,881,696     100.00%        5.449%      1.71X        69.1%
                       =================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                            MORTGAGE INTEREST RATES

                                                                                  WEIGHTED
                                NUMBER OF                          PERCENTAGE OF   AVERAGE                 WEIGHTED
                                UNDERLYING       CUT-OFF DATE      INITIAL NET    MORTGAGE    WEIGHTED      AVERAGE
       RANGE OF                  MORTGAGE       NET PRINCIPAL      MORTGAGE POOL  INTEREST     AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES           LOANS          BALANCE (1)         BALANCE        RATE      U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
3.108%    -    5.000%               11             $ 232,956,279      17.43%       4.476%       2.22x        62.8%
5.001%    -    5.250%               10               219,751,644      16.44%       5.124%       1.83         69.3%
5.260%    -    5.500%               24               244,550,949      18.29%       5.403%       1.60         68.1%
5.501%    -    5.750%               43               182,325,439      13.64%       5.663%       1.45         75.1%
5.751%    -    6.000%               35               274,604,232      20.54%       5.846%       1.56         71.2%
6.001%    -    6.500%               38               128,073,438      9.58%        6.207%       1.51         69.5%
6.501%    -    6.710%               10                54,619,713      4.09%        6.637%       1.60         69.7%
                                --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            171           $ 1,336,881,696     100.00%       5.449%       1.71X        69.1%
                                ======================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                     6.710%
MINIMUM MORTGAGE INTEREST RATE:                     3.108%
WTD. AVG. MORTGAGE INTEREST RATE:                   5.449%


(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.



                      CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                     WEIGHTED
                                NUMBER OF                             PERCENTAGE OF   AVERAGE                 WEIGHTED
                                UNDERLYING          CUT-OFF DATE      INITIAL NET    MORTGAGE    WEIGHTED      AVERAGE
RANGE OF NET CUT-OFF DATE        MORTGAGE          NET PRINCIPAL      MORTGAGE POOL  INTEREST     AVERAGE    CUT-OFF DATE
PRINCIPAL BALANCES                LOANS             BALANCE (1)         BALANCE        RATE      U/W DSCR    LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
     $520,890   -    1,000,000      8                   $ 6,573,517      0.49%        6.088%       1.53x        71.0%
    1,000,000   -    1,250,000      8                     9,302,168      0.70%        5.968%       1.84         61.1%
    1,250,001   -    1,500,000      10                   13,930,638      1.04%        5.902%       1.57         68.3%
    1,500,001   -    2,000,000      18                   31,785,709      2.38%        5.918%       1.53         68.3%
    2,000,001   -    2,500,000      12                   27,855,611      2.08%        5.968%       1.48         72.0%
    2,500,001   -    3,000,000      11                   30,405,997      2.27%        5.852%       1.52         73.5%
    3,000,001   -    4,000,000      19                   65,262,172      4.88%        5.797%       1.74         70.4%
    4,000,001   -    5,000,000      15                   68,178,381      5.10%        5.742%       1.45         72.7%
    5,000,001   -    6,250,000      16                   87,642,957      6.56%        5.743%       1.53         75.4%
    6,250,001   -    7,500,000      6                    40,732,658      3.05%        5.620%       1.51         70.9%
    7,500,001   -    8,000,000      3                    23,196,229      1.74%        6.164%       1.69         63.8%
    8,000,000   -   10,000,000      11                  102,644,381      7.68%        5.648%       1.59         73.2%
   10,000,000   -   12,500,000      8                    89,796,687      6.72%        5.511%       1.42         74.5%
   12,500,001   -   15,000,000      5                    70,399,793      5.27%        5.880%       1.71         72.8%
   15,000,001   -   18,000,000      3                    47,526,664      3.56%        5.524%       1.40         78.6%
   18,000,001   -   23,000,000      5                    98,950,379      7.40%        5.636%       1.51         72.7%
   23,000,001   -   27,500,000      5                   121,476,825      9.09%        5.112%       1.50         72.0%
   27,500,001   -   35,000,000      2                    62,822,278      4.70%        5.760%       1.44         71.4%
   35,000,001   -   50,000,000      3                   130,847,970      9.79%        4.271%       2.76         52.1%
   50,000,001   -   70,000,000      2                   128,000,000      9.57%        5.316%       1.64         67.7%
   70,000,001   -   $79,550,681     1                    79,550,681      5.95%        5.020%       2.25         57.2%
                                -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            171              $ 1,336,881,696     100.00%       5.449%       1.71X        69.1%
                                =========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                    $79,550,681
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                       $520,890
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):                     $7,818,022

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                      ORIGINAL AMORTIZATION TERMS (1) (2)

                                                                              WEIGHTED
                        NUMBER OF                             PERCENTAGE OF   AVERAGE                 WEIGHTED
RANGE OF                UNDERLYING         CUT-OFF DATE        INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
ORIGINAL AMORTIZATION    MORTGAGE         NET PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
TERMS (MONTHS)            LOANS            BALANCE (3)           BALANCE        RATE     U/W DSCR    LTV RATIO (3)
-----------------------------------------------------------------------------------------------------------------
Interest Only               4                  $ 64,000,000       4.79%        5.066%      2.04x        69.4%
  180    -    300           52                  141,821,111      10.61%        5.974%      1.59         66.0%
  301    -    360          114                1,086,060,585      81.24%        5.427%      1.63         71.0%
                       ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    170              $ 1,291,881,696      96.63%        5.469%      1.64X        70.4%
                       ==========================================================================================


MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (4):            360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (4):            180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (4):          350


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) THE 540 MADISON MORTGAGE LOAN IS STRUCTURED WITH INTEREST ONLY PAYMENTS FOR THE FIRST 59 MONTHS. DURING THE SUBSEQUENT 61 MONTHS THE LOAN PAYS PRINCIPAL AND INTEREST PAYMENTS BASED ON A FIXED AMORTIZATION OF $400,000 PER YEAR. THE 540 MADISON MORTGAGE LOAN IS EXCLUDED FROM THIS PRESENTATION.
(3)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(4) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.



                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                             WEIGHTED
                             NUMBER OF                       PERCENTAGE OF   AVERAGE                 WEIGHTED
RANGE OF                     UNDERLYING      CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
ORIGINAL TERMS                MORTGAGE      NET PRINCIPAL    MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS)    LOANS         BALANCE (2)        BALANCE        RATE     U/W DSCR    LTV RATIO(2)
-----------------------------------------------------------------------------------------------------------------
   60    -     84                  18        $ 218,226,063      16.32%        4.796%      1.83x        70.1%
   85    -    120                 146        1,087,530,075      81.35%        5.558%      1.69         69.2%
  121    -    240                  7            31,125,558       2.33%        6.254%      1.61         61.2%
                       -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           171      $ 1,336,881,696      100.00%       5.449%      1.71X        69.1%
                       =========================================================================================


MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):       60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    113


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                    REMAINING AMORTIZATION TERMS (1) (2) (3)


                                                                                     WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
 RANGE OF                          UNDERLYING    CUT-OFF DATE        INITIAL NET     MORTGAGE      WEIGHTED      AVERAGE
REMAINING AMORTIZATION              MORTGAGE     NET PRINCIPAL      MORTGAGE POOL    INTEREST      AVERAGE     CUT-OFF DATE
TERMS (MONTHS) (3)                   LOANS        BALANCE (3)          BALANCE         RATES       U/W DSCR    LTV RATIO (3)
---------------------------------------------------------------------------------------------------------------------------
Interest Only                          4             $ 64,000,000       4.79%         5.066%        2.04x         69.4%
    176      -        250              13              33,826,988       2.53%         5.979%         1.61         58.8%
    251      -        300              39             107,994,122       8.08%         5.972%         1.58         68.3%
    301      -        355              47             379,054,742       28.35%        5.708%         1.64         70.8%
    356      -        360              67             707,005,843       52.88%        5.277%         1.62         71.1%
                                   ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               170         $ 1,291,881,696       96.63%        5.469%        1.64X         70.4%
                                   ========================================================================================


MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (3) (4):                       360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (3) (4):                       176
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (3) (4):                     348


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) THE 540 MADISON MORTGAGE LOAN IS STRUCTURED WITH INTEREST ONLY PAYMENTS FOR THE FIRST 59 MONTHS. DURING THE SUBSEQUENT 61 MONTHS THE LOAN PAYS PRINCIPAL AND INTEREST PAYMENTS BASED ON A FIXED AMORTIZATION OF $400,000 PER YEAR. THE 540 MADISON MORTGAGE LOAN IS EXCLUDED FROM THIS PRESENTATION.
(3)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(4) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.




                   REMAINING TERMS TO STATED MATURITY (1) (2)

                                                                                        WEIGHTED
                                     NUMBER OF                         PERCENTAGE OF     AVERAGE                   WEIGHTED
RANGE OF                             UNDERLYING     CUT-OFF DATE        INITIAL NET     MORTGAGE      WEIGHTED      AVERAGE
REMAINING TERMS                       MORTGAGE      NET PRINCIPAL      MORTGAGE POOL    INTEREST      AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1) (2)    LOANS         BALANCE (2)          BALANCE         RATES       U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
    52       -         84              18              $ 218,226,063       16.32%        4.796%        1.83x         70.1%
    85       -        117             110                750,818,646       56.16%        5.642%         1.62         70.5%
    118      -        235              43                367,836,987       27.51%        5.444%         1.81         65.9%
                                   -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               171            $ 1,336,881,696      100.00%        5.449%        1.71X         69.1%
                                   ===========================================================================================


MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):           235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):           52
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):         109


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                        YEARS BUILT/YEARS RENOVATED (1)

                                                                                 WEIGHTED
                                 NUMBER OF                        PERCENTAGE OF  AVERAGE                   WEIGHTED
                                 MORTGAGED      CUT-OFF DATE      INITIAL NET    MORTGAGE    WEIGHTED      AVERAGE
RANGE OF YEARS                     REAL         NET PRINCIPAL     MORTGAGE POOL  INTEREST     AVERAGE     CUT-OFF DATE
BUILT/RENOVATED (1)             PROPERTIES       BALANCE (2)        BALANCE        RATE      U/W DSCR     LTV RATIO(2)
---------------------------------------------------------------------------------------------------------------------
   1910    -     1980               18             $ 92,455,062      6.92%        5.698%       1.56x        73.0%
   1981    -     1985               17               78,069,272      5.84%        5.630%       1.72         70.8%
   1986    -     1995               19              166,626,158      12.46%       5.173%       1.86         65.4%
   1996    -     1999               33              203,051,263      15.19%       5.533%       2.07         64.1%
   2000    -     2001               42              448,373,567      33.54%       5.657%       1.55         70.3%
   2002    -     2003               50              348,306,375      26.05%       5.160%       1.67         71.1%
                              ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             179         $ 1,336,881,696     100.00%       5.449%       1.71X        69.1%
                              =======================================================================================


MOST RECENT YEAR BUILT/RENOVATED (1):          2003
OLDEST YEAR BUILT/RENOVATED (1):               1910
WTD. AVG. YEAR BUILT/RENOVATED (1):            1997

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT, OR THE YEAR RENOVATED.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.



                      OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                           WEIGHTED
                              NUMBER OF                                     PERCENTAGE OF  AVERAGE                   WEIGHTED
                              MORTGAGED                   CUT-OFF DATE      INITIAL NET    MORTGAGE    WEIGHTED      AVERAGE
RANGE OF                        REAL                      NET PRINCIPAL     MORTGAGE POOL  INTEREST     AVERAGE     CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)   PROPERTIES                    BALANCE (2)        BALANCE        RATE      U/W DSCR     LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------------
   59%     -     85%             19                         $ 142,175,925      10.63%       5.506%       1.50x        75.4%
   85%     -     90%             24                           162,642,430      12.17%       5.441%       1.55         72.9%
   90%     -     93%             13                            69,025,390      5.16%        5.814%       1.75         69.8%
   93%     -     95%             16                           109,692,156      8.21%        5.466%       1.43         77.3%
   95%     -     97%             23                           393,714,798      29.45%       5.062%       2.02         62.1%
   97%     -     100%            78                           433,394,626      32.42%       5.650%       1.61         70.4%
                           ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          173                      $ 1,310,645,325      98.04%       5.425%       1.71X        69.3%
                           ====================================================================================================


MAXIMUM OCCUPANCY RATE AT U/W (1):             100%
MINIMUM OCCUPANCY RATE AT U/W (1):              59%
WTD. AVG. OCCUPANCY RATE AT U/W (1):            94%


(1)      EXCLUDES THE HOSPITALITY PROPERTIES.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                   UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED
                              NUMBER OF                                 PERCENTAGE OF  AVERAGE                  WEIGHTED
                             UNDERLYING                CUT-OFF DATE      INITIAL NET   MORTGAGE    WEIGHTED     AVERAGE
RANGE OF                      MORTGAGE                 NET PRINCIPAL    MORTGAGE POOL  INTEREST     AVERAGE    CUT-OFF DATE
U/W DSCRS                      LOANS                    BALANCE (1)       BALANCE        RATE      U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
  1.23x    -   1.25              4                        $ 22,704,536     1.70%        5.768%       1.25x       78.1%
  1.26     -   1.30              7                          45,149,754     3.38%        5.538%       1.28        77.4%
  1.31     -   1.35              15                         75,706,151     5.66%        5.578%       1.34        76.6%
  1.36     -   1.40              20                        142,793,843     10.68%       5.447%       1.38        76.5%
  1.41     -   1.45              28                        198,787,409     14.87%       5.704%       1.43        74.3%
  1.46     -   1.50              23                        204,869,030     15.32%       5.526%       1.49        76.0%
  1.51     -   1.60              28                        160,501,516     12.01%       5.671%       1.54        72.7%
  1.61     -   2.00              33                        230,056,007     17.21%       5.731%       1.74        63.5%
  2.01     -   2.50              7                         144,224,582     10.79%       5.063%       2.19        60.6%
  2.51     -   3.00              4                          63,992,001     4.79%        3.811%       2.58        55.6%
  3.00     -   4.00              1                          45,000,000     3.37%        4.880%       3.59        33.3%
  4.01     -  5.99x              1                           3,096,866     0.23%        5.210%       5.99        13.9%
                              --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         171                    $ 1,336,881,696    100.00%       5.449%       1.71X       69.1%
                              ============================================================================================


MAXIMUM U/W DSCR:              5.99X
MINIMUM U/W DSCR:              1.23X
WTD. AVG. U/W DSCR:            1.71X

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.



                     CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                       WEIGHTED
                              NUMBER OF                                 PERCENTAGE OF  AVERAGE                  WEIGHTED
                             UNDERLYING                CUT-OFF DATE      INITIAL NET   MORTGAGE    WEIGHTED     AVERAGE
RANGE OF CUT-OFF DATE         MORTGAGE                 NET PRINCIPAL    MORTGAGE POOL  INTEREST     AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)       LOANS                    BALANCE (1)       BALANCE        RATE      U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
  13.9%    -  50.0%              7                        $ 61,729,069     4.62%        5.110%       3.40x       34.3%
  50.1%    -  60.0%              12                        251,780,506     18.83%       4.930%       2.11        56.7%
  60.1%    -  70.0%              36                        188,228,883     14.08%       5.729%       1.74        66.2%
  70.1%    -  72.5%              18                        168,834,748     12.63%       5.671%       1.52        71.6%
  72.6%    -  74.5%              23                        109,584,797     8.20%        5.772%       1.49        73.3%
  74.6%    -  75.0%              10                         63,191,248     4.73%        5.926%       1.49        74.7%
  75.1%    -  76.0%              7                          18,508,213     1.38%        5.753%       1.41        75.4%
  76.1%    -  77.5%              12                         74,044,765     5.54%        5.330%       1.39        77.0%
  77.6%    -  78.5%              8                         117,528,801     8.79%        5.519%       1.47        78.0%
  78.6%    -  79.5%              25                        177,941,521     13.31%       5.437%       1.39        79.0%
  79.6%    -  80.0%              13                        105,509,145     7.89%        5.391%       1.46        79.8%
                              --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         171                    $ 1,336,881,696    100.00%       5.449%       1.71X       69.1%
                              ============================================================================================


MAXIMUM CUT-OFF DATE LTV RATIO (1):        80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):        13.9%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):      69.1%

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                        WEIGHTED
                                  NUMBER OF                             PERCENTAGE OF    AVERAGE                  WEIGHTED
                                  MORTGAGED      CUT-OFF DATE           INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
                                    REAL        NET PRINCIPAL           MORTGAGE POOL   INTEREST      AVERAGE    CUT-OFF DATE
STATE                             PROPERTIES     BALANCE (1)              BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
California                           23         $ 234,498,480              17.54%        5.665%        1.66x        68.5%
   Southern California (2)           18           206,193,504              15.42%        5.632%        1.66         69.0%
   Northern California (2)            5            28,304,977              2.12%         5.907%        1.68         64.5%
Indiana                               5           149,598,634              11.19%        5.146%        1.89         66.5%
Texas                                33           128,254,419              9.59%         5.942%        1.44         75.1%
Florida                              16            88,916,088              6.65%         5.417%        1.51         76.0%
Wisconsin                             5            73,705,960              5.51%         3.562%        2.10         64.5%
Washington                            7            72,340,520              5.41%         5.698%        1.52         73.7%
Pennsylvania                          2            65,761,097              4.92%         5.390%        1.80         58.2%
Illinois                              6            57,788,649              4.32%         5.295%        1.49         73.9%
New York                              4            51,551,683              3.86%         4.961%        3.32         38.3%
Maryland                              4            36,315,248              2.72%         5.844%        1.46         76.5%
North Carolina                       10            35,716,004              2.67%         5.715%        1.56         75.0%
Georgia                               4            34,273,040              2.56%         5.210%        1.37         78.4%
Massachusetts                         8            34,251,344              2.56%         5.789%        1.40         72.9%
Tennessee                             8            26,466,904              1.98%         5.452%        1.48         72.4%
South Carolina                        1            24,226,534              1.81%         5.390%        1.75         51.5%
Ohio                                  7            24,006,994              1.80%         5.637%        1.51         75.2%
Connecticut                           2            23,882,176              1.79%         5.803%        1.52         74.0%
New Jersey                            3            22,283,080              1.67%         5.722%        2.96         54.4%
Arizona                               4            16,569,194              1.24%         5.423%        1.42         77.2%
Louisiana                             3            16,190,271              1.21%         5.550%        1.43         76.2%
South Dakota                          1            15,400,000              1.15%         5.440%        1.36         78.6%
Oklahoma                              2            14,733,278              1.10%         5.546%        1.65         72.6%
Oregon                                1            14,484,667              1.08%         6.550%        1.52         74.7%
Colorado                              4            14,458,088              1.08%         5.875%        1.54         73.5%
Nebraska                              3            13,249,554              0.99%         5.621%        1.41         75.0%
Virginia                              3             9,742,013              0.73%         5.717%        1.49         71.5%
Alabama                               1             9,500,000              0.71%         5.500%        1.67         79.8%
New Hampshire                         3             8,826,924              0.66%         5.998%        1.54         70.4%
Minnesota                             1             7,425,395              0.56%         6.360%        1.37         58.9%
Mississippi                           1             4,117,779              0.31%         5.800%        1.52         68.6%
Idaho                                 1             2,993,332              0.22%         6.700%        1.75         62.6%
Nevada                                1             2,463,146              0.18%         5.750%        1.40         74.6%
Michigan                              1             1,495,661              0.11%         5.650%        1.68         65.0%
Maine                                 1             1,395,537              0.10%         6.390%        1.47         74.4%
                                  -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              179      $ 1,336,881,696             100.00%        5.449%        1.71X        69.1%
                                  ===========================================================================================


(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.



                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                      WEIGHTED
                                  NUMBER OF                           PERCENTAGE OF    AVERAGE                  WEIGHTED
                                  UNDERLYING     CUT-OFF DATE         INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
                                  MORTGAGE      NET PRINCIPAL         MORTGAGE POOL   INTEREST      AVERAGE    CUT-OFF DATE
LOAN TYPE                           LOANS        BALANCE (1)            BALANCE         RATE       U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
Balloon                              144         $ 1,084,510,202         81.12%        5.449%        1.63x        71.1%
ARD                                  18              175,157,255         13.10%        5.538%        2.08         57.8%
Interest Only                         4               64,000,000         4.79%         5.066%        2.04         69.4%
Fully Amortizing                      5               13,214,238         0.99%         6.161%        1.46         56.2%
                                  -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              171         $ 1,336,881,696        100.00%        5.449%        1.71X        69.1%
                                  =========================================================================================


(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                     WEIGHTED
                                 NUMBER OF                            PERCENTAGE OF  AVERAGE                WEIGHTED
                                 MORTGAGED           CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED    AVERAGE
                                    REAL            NET PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES          BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
Retail                               54               $ 504,322,963      37.72%       5.301%     1.71x       69.8%
Multifamily                          73                 344,897,642      25.80%       5.529%      1.49       75.8%
Office                               23                 269,128,141      20.13%       5.396%      1.99       59.9%
Industrial                           12                 135,201,595      10.11%       5.508%      1.74       69.8%
Mixed Use                            6                   39,660,596      2.97%        5.894%      1.49       73.5%
Hotel                                6                   26,236,371      1.96%        6.674%      1.76       62.8%
Self Storage                         5                   17,434,388      1.30%        5.689%      1.79       58.2%
                                 -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             179             $ 1,336,881,696     100.00%       5.449%     1.71X       69.1%
                                 =====================================================================================


(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.



                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                WEIGHTED
                                 NUMBER OF                       PERCENTAGE OF  AVERAGE                WEIGHTED
                                 MORTGAGED      CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED    AVERAGE
PROPERTY     PROPERTY               REAL       NET PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE    CUT-OFF DATE
  TYPE       SUB-TYPE            PROPERTIES     BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Retail
             Anchored         (2)    35          $ 441,524,366      33.03%       5.217%     1.72x       70.0%
             Unanchored              19             62,798,597      4.70%        5.895%      1.66       68.3%
                                 --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              54          $ 504,322,963      37.72%       5.301%     1.71X       69.8%
                                 ================================================================================

Multifamily
             Conventional            57          $ 302,177,859      22.60%       5.503%     1.49x       75.9%
             Manufactured Housing    16             42,719,783      3.20%        5.715%      1.46       74.9%
                                 --------------------------------------------------------------------------------
Total/Weighted Average:              73          $ 344,897,642      25.80%       5.529%     1.49X       75.8%
                                 ================================================================================

Hotel
             Full Service            5            $ 22,649,546      1.69%        6.700%     1.75x       62.6%
             Limited Service         1               3,586,825      0.27%        6.510%      1.79       64.1%
                                 --------------------------------------------------------------------------------
Total/Weighted Average:              6            $ 26,236,371      1.96%        6.674%     1.76X       62.8%
                                 ================================================================================

(1)      Assumes a Cut-off Date in September 2003.
(2)      Includes shadow anchored properties.

                  PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                    WEIGHTED        WEIGHTED         WEIGHTED
                                                                    AVERAGE         AVERAGE           AVERAGE         WEIGHTED
                                                    PERCENTAGE OF  REMAINING       REMAINING         REMAINING         AVERAGE
Range of                  NUMBER OF  CUT-OFF DATE    INITIAL NET    LOCKOUT         LOCKOUT       LOCKOUT PLUS YM     REMAINING
Remaining Terms to        MORTGAGE   NET PRINCIPAL  MORTGAGE POOL    PERIOD      PLUS YM PERIOD PLUS PREMIUM PERIOD   MATURITY
Stated Maturity (Months)    LOANS      BALANCE(1)      BALANCE     (MONTHS)(1)     (MONTHS)(1)      (MONTHS)(1)     (MONTHS)(1)(2)
--------------------------------------------------------------------------------------------------------------------------------
   52       -       76       13       $ 184,608,833    13.81%          51              52               52               58
   77       -       99        5          33,617,229     2.51%          48              76               76               81
   100      -      112        7          53,362,064     3.99%         108             108               108              112
   113      -      117       103        697,456,581    52.17%         108             112               112              116
   118      -      120       36         336,711,429    25.19%         107             115               115              119
   121      -      180        5          22,217,321     1.66%         174             174               174              178
   181      -      235        2           8,908,238     0.67%         223             223               223              227
                          ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      171    $ 1,336,881,696    100.00%        100             105               105              109
                          ======================================================================================================


(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.



                               PREPAYMENT OPTION

                                                                       WEIGHTED        WEIGHTED         WEIGHTED
                                                                       AVERAGE         AVERAGE           AVERAGE         WEIGHTED
                                                       PERCENTAGE OF  REMAINING       REMAINING         REMAINING         AVERAGE
                             NUMBER OF  CUT-OFF DATE    INITIAL NET    LOCKOUT         LOCKOUT       LOCKOUT PLUS YM     REMAINING
                             MORTGAGE   NET PRINCIPAL  MORTGAGE POOL    PERIOD      PLUS YM PERIOD PLUS PREMIUM PERIOD   MATURITY
Prepayment Option              LOANS     BALANCE (1)      BALANCE    (MONTHS)(1)     (MONTHS)(1)      (MONTHS)(1)     (MONTHS)(1)(2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance            160    $ 1,264,879,151    94.61%         105             105               105              109
Yield Maintenance                4          39,484,317     2.95%          0              104               104              108
Lockout / Yield Maintenance      7          32,518,228     2.43%          36             106               106              112
                             ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         171    $ 1,336,881,696    100.00%        100             105               105              109
                             ======================================================================================================


(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                            MORTGAGE POOL PREPAYMENT PROFILE (1)

                          NUMBER OF                                        % OF NET POOL
           MONTHS SINCE   MORTGAGE   NET OUTSTANDING   % OF NET POOL           YIELD      % OF NET POOL
DATE       CUT-OFF DATE    LOANS        BALANCE (MM)      LOCKOUT           MAINTENANCE       OPEN          TOTAL
-------------------------------------------------------------------------------------------------------------------
SEP-03          0            171        $ 1,336.9         97.05%               2.95%          0.00%         100.0%

SEP-04          12           171        $ 1,322.6         97.06%               2.94%          0.00%         100.0%

SEP-05          24           171        $ 1,305.2         97.06%               2.94%          0.00%         100.0%

SEP-06          36           171        $ 1,286.3         95.57%               2.93%          1.49%         100.0%

SEP-07          48           171        $ 1,266.4         92.66%               5.39%          1.95%         100.0%

SEP-08          60           158        $ 1,071.4         93.87%               6.13%          0.00%         100.0%

SEP-09          72           158        $ 1,051.0         93.87%               6.13%          0.00%         100.0%

SEP-10          84           153        $ 999.5           94.74%               5.26%          0.00%         100.0%

SEP-11          96           153        $ 977.3           94.73%               5.27%          0.00%         100.0%

SEP-12          108          153        $ 954.1           92.94%               5.28%          1.78%         100.0%

SEP-13          120          7          $ 21.2            100.00%              0.00%          0.00%         100.0%

SEP-14          132          7          $ 19.8            100.00%              0.00%          0.00%         100.0%

SEP-15          144          7          $ 18.3            100.00%              0.00%          0.00%         100.0%

SEP-16          156          7          $ 16.8            100.00%              0.00%          0.00%         100.0%

SEP-17          168          7          $ 15.1            100.00%              0.00%          0.00%         100.0%

SEP-18          180          2          $ 2.9             100.00%              0.00%          0.00%         100.0%

SEP-19          192          1          $ 2.3             100.00%              0.00%          0.00%         100.0%

SEP-20          204          1          $ 1.7             100.00%              0.00%          0.00%         100.0%

SEP-21          216          1          $ 1.2             100.00%              0.00%          0.00%         100.0%

SEP-22          228          1          $ 0.6             100.00%              0.00%          0.00%         100.0%
-------------------------------------------------------------------------------------------------------------------


(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST


                      NUMBER OF                                   WEIGHTED
                      UNDERLYING                   PERCENTAGE OF  AVERAGE                 WEIGHTED
                      MORTGAGED    CUT-OFF DATE    INITIAL NET    MORTGAGE   WEIGHTED     AVERAGE
                        REAL      NET PRINCIPAL    MORTGAGE POOL  INTEREST    AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST    PROPERTIES   BALANCE (1)       BALANCE       RATES     U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------
Fee                      174      $ 1,182,679,655     88.47%       5.479%      1.67x       70.5%
Leasehold                 2            84,776,208      6.34%       5.072%      2.21        58.6%
Fee/Leasehold             3            69,425,833      5.19%       5.412%      1.78        59.2%
                      ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  179      $ 1,336,881,696     100.0%       5.449%      1.71X       69.1%
                      ==============================================================================


(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                LOAN GROUP NO. 1 UNDERLYING MORTGAGE LOAN SELLER

                                                                                         WEIGHTED
                              NUMBER OF                               PERCENTAGE OF       AVERAGE                        WEIGHTED
                             UNDERLYING       CUT-OFF DATE             INITIAL NET       MORTGAGE         WEIGHTED       AVERAGE
                              MORTGAGE       NET PRINCIPAL          LOAN GROUP NO. 1     INTEREST         AVERAGE      CUT-OFF DATE
MORTGAGE LOAN SELLER            LOANS         BALANCE (1)                BALANCE           RATE           U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
Column                           82             $ 736,877,608            72.92%           5.438%           1.88x          65.1%
KeyBank                          29               273,701,841            27.08%           5.405%            1.50          71.7%
                           ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          111          $ 1,010,579,449            100.00%          5.429%           1.78X          66.9%
                           =========================================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                    LOAN GROUP NO. 1 MORTGAGE INTEREST RATES

                                                                                       WEIGHTED
                             NUMBER OF                             PERCENTAGE OF        AVERAGE                    WEIGHTED
                            UNDERLYING     CUT-OFF DATE             INITIAL NET        MORTGAGE   WEIGHTED          AVERAGE
       RANGE OF              MORTGAGE      NET PRINCIPAL          LOAN GROUP NO. 1     INTEREST   AVERAGE        CUT-OFF DATE
MORTGAGE INTEREST RATES        LOANS        BALANCE (1)               BALANCE            RATE     U/W DSCR       LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
3.108%   -   5.000%              9            $ 206,582,716            20.44%           4.502%     2.33x             60.9%
5.001%   -   5.250%              2              142,550,681            14.11%           5.122%      1.91             66.3%
5.260%   -   5.500%             14              181,859,999            18.00%           5.400%      1.64             65.1%
5.501%   -   5.750%             27              115,302,312            11.41%           5.656%      1.48             73.6%
5.751%   -   6.000%             23              228,480,898            22.61%           5.832%      1.59             70.0%
6.001%   -   6.500%             27               95,667,796            9.47%            6.188%      1.53             67.9%
6.501%   -   6.710%              9               40,135,047            3.97%            6.668%      1.63             67.9%
                          --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         111         $ 1,010,579,449           100.00%           5.429%     1.78X             66.9%
                          ========================================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                              6.710%
MINIMUM MORTGAGE INTEREST RATE:                              3.108%
WTD. AVG. MORTGAGE INTEREST RATE:                            5.429%


(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.



              LOAN GROUP NO. 1 CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                         WEIGHTED
                                  NUMBER OF                         PERCENTAGE OF         AVERAGE                      WEIGHTED
                                 UNDERLYING       CUT-OFF DATE       INITIAL NET         MORTGAGE       WEIGHTED        AVERAGE
RANGE OF NET CUT-OFF DATE         MORTGAGE        NET PRINCIPAL    LOAN GROUP NO. 1      INTEREST       AVERAGE      CUT-OFF DATE
  PRINCIPAL BALANCES (1)            LOANS          BALANCE (1)         BALANCE             RATE         U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
  $520,890     -      1,000,000       5             $ 4,218,867         0.42%             6.203%         1.58x           69.8%
 1,000,000     -      1,250,000       4               4,824,546         0.48%             6.017%          1.86           55.0%
 1,250,001     -      1,500,000       3               4,313,203         0.43%             6.003%          1.82           54.2%
 1,500,001     -      2,000,000      11              18,846,357         1.86%             5.999%          1.54           64.1%
 2,000,001     -      2,500,000      11              25,392,466         2.51%             5.989%          1.49           71.7%
 2,500,001     -      3,000,000       5              14,250,032         1.41%             6.141%          1.61           70.1%
 3,000,001     -      4,000,000      14              49,021,683         4.85%             5.861%          1.54           72.1%
 4,000,001     -      5,000,000      10              45,914,131         4.54%             5.714%          1.44           71.1%
 5,000,001     -      6,250,000      11              59,945,666         5.93%             5.749%          1.55           74.7%
 6,250,001     -      7,500,000       4              27,286,717         2.70%             5.644%          1.57           67.7%
 7,500,001     -      8,000,000       2              15,627,802         1.55%             6.065%          1.81           57.4%
 8,000,000     -     10,000,000       6              56,112,270         5.55%             5.858%          1.65           70.3%
10,000,000     -     12,500,000       6              68,347,659         6.76%             5.514%          1.43           74.2%
12,500,001     -     15,000,000       2              27,667,788         2.74%             5.894%          2.11           66.0%
15,000,001     -     18,000,000       1              16,101,664         1.59%             5.500%          1.58           78.5%
18,000,001     -     23,000,000       5              98,950,379         9.79%             5.636%          1.51           72.7%
23,000,001     -     27,500,000       3              72,537,290         7.18%             5.432%          1.58           67.7%
27,500,001     -     35,000,000       2              62,822,278         6.22%             5.760%          1.44           71.4%
35,000,001     -     50,000,000       3             130,847,970         12.95%            4.271%          2.76           52.1%
50,000,001     -    $79,550,681       3             207,550,681         20.54%            5.203%          1.88           63.7%
                                 --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              111        $ 1,010,579,449        100.00%            5.429%         1.78X           66.9%
                                 ==================================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):               $79,550,681
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                  $520,890
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):                $9,104,319


(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

              LOAN GROUP NO. 1 ORIGINAL AMORTIZATION TERMS (1) (2)

                                                                                        WEIGHTED
                            NUMBER OF                               PERCENTAGE OF       AVERAGE                    WEIGHTED
      RANGE OF             UNDERLYING      CUT-OFF DATE              INITIAL NET        MORTGAGE    WEIGHTED        AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE       NET PRINCIPAL          LOAN GROUP NO. 1      INTEREST     AVERAGE     CUT-OFF DATE
    TERMS (MONTHS)            LOANS         BALANCE (3)                BALANCE            RATE      U/W DSCR     LTV RATIO (3)
----------------------------------------------------------------------------------------------------------------------------------
Interest Only                   3              $ 54,500,000             5.39%            4.990%       2.11x          67.6%
 180   -    300                40               122,739,076            12.15%            6.000%       1.59           64.7%
 301   -    360                67               788,340,373            78.01%            5.401%       1.68           69.1%
                          --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        110            $ 965,579,449            95.55%            5.454%       1.69X          68.4%
                          ========================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (4):                         360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (4):                         180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (4):                       349


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) THE 540 MADISON MORTGAGE LOAN IS STRUCTURED WITH INTEREST ONLY PAYMENTS FOR THE FIRST 59 MONTHS. DURING THE SUBSEQUENT 61 MONTHS THE LOAN PAYS PRINCIPAL AND INTEREST PAYMENTS BASED ON A FIXED AMORTIZATION OF $400,000 PER YEAR. THE 540 MADISON MORTGAGE LOAN IS EXCLUDED FROM THIS PRESENTATION.
(3)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(4) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.



             LOAN GROUP NO. 1 ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                        WEIGHTED
                                 NUMBER OF                            PERCENTAGE OF     AVERAGE                      WEIGHTED
         RANGE OF               UNDERLYING      CUT-OFF DATE           INITIAL NET      MORTGAGE     WEIGHTED         AVERAGE
      ORIGINAL TERMS             MORTGAGE       NET PRINCIPAL       LOAN GROUP NO. 1    INTEREST      AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS)        LOANS         BALANCE (2)             BALANCE          RATE       U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------
 60   -    84                       10             $ 143,189,049         14.17%          4.564%        2.05x           65.8%
 85   -    120                      94               836,264,842         82.75%          5.546%        1.74            67.3%
121   -    240                       7                31,125,558          3.08%          6.254%        1.61            61.2%
                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             111          $ 1,010,579,449         100.00%         5.429%        1.78X           66.9%
                            ========================================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                   240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                   60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                 114


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

            LOAN GROUP NO. 1 REMAINING AMORTIZATION TERMS (1) (2) (3)

                                                                               WEIGHTED
                            NUMBER OF                      PERCENTAGE OF        AVERAGE                    WEIGHTED
     RANGE OF               UNDERLYING    CUT-OFF DATE      INITIAL NET        MORTGAGE      WEIGHTED       AVERAGE
REMAINING AMORTIZATION       MORTGAGE    NET PRINCIPAL    LOAN GROUP NO. 1     INTEREST       AVERAGE    CUT-OFF DATE
  TERMS (MONTHS) (3)          LOANS       BALANCE (3)         BALANCE            RATES       U/W DSCR    LTV RATIO (3)
--------------------------------------------------------------------------------------------------------------------------
Interest Only                   3         $ 54,500,000         5.39%            4.990%         2.11x         67.6%
176   -    250                  11          31,065,446         3.07%            5.964%         1.61          57.8%
251   -    300                  29          91,673,630         9.07%            6.012%         1.59          67.1%
301   -    355                  24         244,927,482         24.24%           5.600%         1.76          67.6%
356   -    360                  43         543,412,892         53.77%           5.312%         1.65          69.7%
                         -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        110       $ 965,579,449         95.55%           5.454%         1.69X         68.4%
                         =================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)   (3) (4):                      360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)   (3) (4):                      176
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)   (3) (4):                    346


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) THE 540 MADISON MORTGAGE LOAN IS STRUCTURED WITH INTEREST ONLY PAYMENTS FOR THE FIRST 59 MONTHS. DURING THE SUBSEQUENT 61 MONTHS THE LOAN PAYS PRINCIPAL AND INTEREST PAYMENTS BASED ON A FIXED AMORTIZATION OF $400,000 PER YEAR. THE 540 MADISON MORTGAGE LOAN IS EXCLUDED FROM THIS PRESENTATION.
(3)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(4) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.



           LOAN GROUP NO. 1 REMAINING TERMS TO STATED MATURITY (1) (2)

                                                                                           WEIGHTED
                                     NUMBER OF                         PERCENTAGE OF        AVERAGE                     WEIGHTED
           RANGE OF                  UNDERLYING    CUT-OFF DATE         INITIAL NET        MORTGAGE      WEIGHTED        AVERAGE
        REMAINING TERMS               MORTGAGE    NET PRINCIPAL       LOAN GROUP NO. 1     INTEREST       AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1) (2)    LOANS       BALANCE (2)            BALANCE            RATES       U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------
 53    -      84                         10           $ 143,189,049        14.17%           4.564%         2.05x          65.8%
 85    -     117                         64             536,381,948        53.08%           5.640%         1.69           68.0%
118    -     235                         37             331,008,452        32.75%           5.460%         1.81           65.5%
                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 111          $1,010,579,449       100.00%           5.429%         1.78X          66.9%
                                    ================================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1) (2):                 235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1) (2):                  53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)  (1) (2):               111


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                LOAN GROUP NO. 1 YEARS BUILT/YEARS RENOVATED (1)

                                                                                         WEIGHTED
                         NUMBER OF                              PERCENTAGE OF             AVERAGE                      WEIGHTED
                         MORTGAGED     CUT-OFF DATE              INITIAL NET             MORTGAGE        WEIGHTED       AVERAGE
    RANGE OF YEARS         REAL       NET PRINCIPAL            LOAN GROUP NO. 1          INTEREST         AVERAGE    CUT-OFF DATE
  BUILT/RENOVATED (1)   PROPERTIES     BALANCE (2)                 BALANCE                 RATE          U/W DSCR    LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------------
1910      -     1980        12             $ 74,366,035             7.36%                 5.691%           1.57x         72.6%
1981      -     1985         9               43,035,482             4.26%                 5.793%           1.95          66.0%
1986      -     1995        10              115,782,201             11.46%                5.238%           2.04          61.1%
1996      -     1999        18              125,741,654             12.44%                5.368%           2.33          57.3%
2000      -     2001        29              394,627,220             39.05%                5.621%           1.57          69.3%
2002      -     2003        39              257,026,858             25.43%                5.113%           1.75          68.9%
                        -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     117         $ 1,010,579,449            100.00%                5.429%           1.78X         66.9%
                        ===========================================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):                 2003
OLDEST YEAR BUILT/RENOVATED (1):                      1910
WTD. AVG. YEAR BUILT/RENOVATED (1):                   1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT, OR THE YEAR RENOVATED.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.



              LOAN GROUP NO. 1 OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                        WEIGHTED
                              NUMBER OF                              PERCENTAGE OF       AVERAGE                      WEIGHTED
                              MORTGAGED     CUT-OFF DATE              INITIAL NET       MORTGAGE     WEIGHTED         AVERAGE
        RANGE OF                REAL       NET PRINCIPAL            LOAN GROUP NO. 1    INTEREST      AVERAGE      CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)   PROPERTIES     BALANCE (2)                 BALANCE           RATE       U/W DSCR      LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------------
63%       -        85%            9            $ 103,421,688             10.23%          5.490%        1.50x           75.6%
85%       -        90%           15              113,186,145             11.20%          5.338%        1.60            71.2%
90%       -        93%            6               32,318,041             3.20%           5.643%        2.11            62.3%
93%       -        95%           10               61,464,846             6.08%           5.877%        1.47            77.6%
95%       -        97%           14              304,063,507             30.09%          4.995%        2.20            57.4%
97%       -       100%           57              369,888,850             36.60%          5.614%        1.59            69.8%
                           -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          111           $ 984,343,078             97.40%          5.396%        1.78X           67.0%
                           =======================================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):                    100%
MINIMUM OCCUPANCY RATE AT U/W (1):                     63%
WTD. AVG. OCCUPANCY RATE AT U/W (1):                   95%


(1)      EXCLUDES THE HOSPITALITY PROPERTIES.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

           LOAN GROUP NO. 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                   WEIGHTED
                            NUMBER OF                            PERCENTAGE OF      AVERAGE                            WEIGHTED
                           UNDERLYING     CUT-OFF DATE            INITIAL NET      MORTGAGE             WEIGHTED        AVERAGE
   RANGE OF                 MORTGAGE      NET PRINCIPAL         LOAN GROUP NO. 1   INTEREST             AVERAGE      CUT-OFF DATE
   U/W DSCRS                  LOANS        BALANCE (1)              BALANCE          RATE               U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
1.24x        -       1.25       1              $ 1,340,793           0.13%          5.600%               1.24x           59.6%
1.26         -       1.30       4               19,481,948           1.93%          5.579%                1.28           75.3%
1.31         -       1.35      10               47,058,162           4.66%          5.369%                1.34           76.0%
1.36         -       1.40      11               64,700,160           6.40%          5.967%                1.38           74.9%
1.41         -       1.45      18              156,458,598           15.48%         5.701%                1.43           73.5%
1.46         -       1.50      14              170,820,931           16.90%         5.512%                1.49           75.9%
1.51         -       1.60      18              101,213,125           10.02%         5.648%                1.54           71.7%
1.61         -       2.00      25              198,479,397           19.64%         5.767%                1.75           61.6%
2.01         -       2.50       5              142,034,334           14.05%         5.055%                2.19           60.6%
2.51         -       3.00       4               63,992,001           6.33%          3.811%                2.58           55.6%
3.01         -      3.59x       1               45,000,000           4.45%          4.880%                3.59           33.3%
                           -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        111         $ 1,010,579,449          100.00%         5.429%               1.78X           66.9%
                           =======================================================================================================

MAXIMUM U/W DSCR:                               3.59X
MINIMUM U/W DSCR:                               1.24X
WTD. AVG. U/W DSCR:                             1.78X


(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.



             LOAN GROUP NO. 1 CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                     WEIGHTED
                             NUMBER OF                            PERCENTAGE OF       AVERAGE                        WEIGHTED
                            UNDERLYING     CUT-OFF DATE            INITIAL NET       MORTGAGE         WEIGHTED        AVERAGE
 RANGE OF CUT-OFF DATE       MORTGAGE      NET PRINCIPAL         LOAN GROUP NO. 1    INTEREST         AVERAGE      CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)       LOANS        BALANCE (1)              BALANCE           RATE           U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
27.8%        -      50.0%        6             $ 58,632,203           5.80%           5.105%           3.27x           35.4%
50.1%        -      60.0%       11              250,688,049           24.81%          4.925%            2.11           56.7%
60.1%        -      70.0%       30              175,291,156           17.35%          5.719%            1.75           66.0%
70.1%        -      72.5%       12              143,561,486           14.21%          5.720%            1.49           71.6%
72.6%        -      74.5%       18               85,525,125           8.46%           5.753%            1.48           73.3%
74.6%        -      75.0%        6               39,182,710           3.88%           5.771%            1.48           74.7%
75.1%        -      76.0%        4                9,049,046           0.90%           6.050%            1.38           75.4%
76.1%        -      77.5%        4               28,391,193           2.81%           5.754%            1.38           76.8%
77.6%        -      78.5%        5              101,414,725           10.04%          5.442%            1.48           78.0%
78.6%        -      79.5%        8               40,286,717           3.99%           5.524%            1.43           79.2%
79.6%        -      80.0%        7               78,557,038           7.77%           5.320%            1.42           79.8%
                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         111         $ 1,010,579,449          100.00%          5.429%           1.78X           66.9%
                            ========================================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):             80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):             27.8%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):           66.9%


(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

               LOAN GROUP NO. 1 MORTGAGED REAL PROPERTIES BY STATE

                                                                                      WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF    AVERAGE                     WEIGHTED
                                    MORTGAGED    CUT-OFF DATE         INITIAL NET     MORTGAGE     WEIGHTED        AVERAGE
                                       REAL     NET PRINCIPAL      LOAN GROUP NO. 1   INTEREST     AVERAGE      CUT-OFF DATE
STATE                               PROPERTIES   BALANCE (1)            BALANCE         RATE       U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
California                              21         $ 222,232,363        21.99%         5.681%       1.67x           68.3%
      Southern California (2)           16           193,927,386        19.19%         5.648%        1.66           68.9%
      Northern California (2)           5             28,304,977         2.80%         5.907%        1.68           64.5%
Indiana                                 5            149,598,634        14.80%         5.146%        1.89           66.5%
Pennsylvania                            1             65,000,000         6.43%         5.380%        1.80           58.0%
Washington                              6             56,315,520         5.57%         5.717%        1.60           72.3%
Florida                                 10            55,004,836         5.44%         5.470%        1.54           74.6%
New York                                3             50,904,105         5.04%         4.951%        3.34           37.9%
Wisconsin                               2             47,347,970         4.69%         3.108%        2.51           57.4%
Texas                                   12            39,270,323         3.89%         6.090%        1.56           71.1%
Maryland                                4             36,315,248         3.59%         5.844%        1.46           76.5%
Georgia                                 3             33,327,066         3.30%         5.196%        1.36           78.6%
Massachusetts                           7             32,511,198         3.22%         5.788%        1.40           73.1%
North Carolina                          8             28,539,470         2.82%         5.732%        1.59           73.8%
Illinois                                3             24,812,274         2.46%         5.537%        1.56           68.4%
South Carolina                          1             24,226,534         2.40%         5.390%        1.75           51.5%
Connecticut                             2             23,882,176         2.36%         5.803%        1.52           74.0%
New Jersey                              2             19,186,214         1.90%         5.805%        2.47           60.9%
Louisiana                               3             16,190,271         1.60%         5.550%        1.43           76.2%
Colorado                                4             14,458,088         1.43%         5.875%        1.54           73.5%
Ohio                                    5             13,534,453         1.34%         5.836%        1.43           72.2%
Tennessee                               5             11,870,128         1.17%         5.485%        1.46           69.3%
Nebraska                                2              9,570,725         0.95%         5.580%        1.36           75.2%
New Hampshire                           3              8,826,924         0.87%         5.998%        1.54           70.4%
Minnesota                               1              7,425,395         0.73%         6.360%        1.37           58.9%
Virginia                                1              6,980,471         0.69%         5.550%        1.42           72.0%
Arizona                                 1              6,137,953         0.61%         5.350%        1.35           74.9%
Mississippi                             1              4,117,779         0.41%         5.800%        1.52           68.6%
Idaho                                   1              2,993,332         0.30%         6.700%        1.75           62.6%
                                 ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                117       $ 1,010,579,449        100.00%        5.429%       1.78X           66.9%
                                 ================================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.



         LOAN GROUP NO. 1 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                WEIGHTED
                        NUMBER OF                             PERCENTAGE OF     AVERAGE                            WEIGHTED
                        UNDERLYING    CUT-OFF DATE             INITIAL NET      MORTGAGE             WEIGHTED       AVERAGE
                         MORTGAGE    NET PRINCIPAL          LOAN GROUP NO. 1    INTEREST             AVERAGE     CUT-OFF DATE
LOAN TYPE                 LOANS       BALANCE (1)                BALANCE          RATE               U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
Balloon                     85          $ 767,707,956            75.97%          5.422%               1.69x          69.1%
ARD                         18            175,157,255            17.33%          5.538%                2.08          57.8%
Interest Only               3              54,500,000             5.39%          4.990%                2.11          67.6%
Fully Amortizing            5              13,214,238             1.31%          6.161%                1.46          56.2%
                        ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    111        $ 1,010,579,449            100.00%         5.429%               1.78X          66.9%
                        ==========================================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

           LOAN GROUP NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                          NUMBER OF                                PERCENTAGE OF       AVERAGE                      WEIGHTED
                          MORTGAGED       CUT-OFF DATE              INITIAL NET        MORTGAGE     WEIGHTED        AVERAGE
                            REAL          NET PRINCIPAL          LOAN GROUP NO. 1      INTEREST      AVERAGE      CUT-OFF DATE
PROPERTY TYPE            PROPERTIES        BALANCE (1)                BALANCE            RATE       U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
Retail                       54              $ 504,322,963            49.90%            5.301%        1.71x          69.8%
Office                       23                269,128,141            26.63%            5.396%        1.99           59.9%
Industrial                   12                135,201,595            13.38%            5.508%        1.74           69.8%
Mixed Use                     6                 39,660,596             3.92%            5.894%        1.49           73.5%
Hotel                         6                 26,236,371             2.60%            6.674%        1.76           62.8%
Multifamily                  11                 18,595,396             1.84%            5.796%        1.48           67.8%
Self Storage                  5                 17,434,388             1.73%            5.689%        1.79           58.2%
                        ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      117            $1,010,579,449            100.00%           5.429%        1.78X          66.9%
                        ==========================================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.



         LOAN GROUP NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                               WEIGHTED
                                              NUMBER OF                       PERCENTAGE OF    AVERAGE                  WEIGHTED
                                              MORTGAGED   CUT-OFF DATE         INITIAL NET     MORTGAGE   WEIGHTED      AVERAGE
                     PROPERTY                   REAL      NET PRINCIPAL     LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE        SUB-TYPE                PROPERTIES    BALANCE (1)           BALANCE         RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
Retail
                     Anchored           (2)      35          $ 441,524,366       43.69%         5.217%      1.72x        70.0%
                     Unanchored                  19             62,798,597        6.21%         5.895%      1.66         68.3%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          54          $ 504,322,963       49.90%         5.301%      1.71X        69.8%
                                             =======================================================================================

Multifamily
                     Manufactured Housing         6           $ 11,088,976        1.10%         5.799%      1.57x        69.6%
                     Conventional                 5              7,506,420        0.74%         5.793%      1.33         65.1%
                                             ---------------------------------------------------------------------------------------
Total/Weighted Average:                          11           $ 18,595,396        1.84%         5.796%      1.48X        67.8%
                                             =======================================================================================

Hotel
                     Full Service                 5           $ 22,649,546        2.24%         6.700%      1.75x        62.6%
                     Limited Service              1              3,586,825        0.35%         6.510%      1.79         64.1%
                                             ---------------------------------------------------------------------------------------
Total/Weighted Average:                           6           $ 26,236,371        2.60%         6.674%      1.76X        62.8%
                                             =======================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(2)      INCLUDES SHADOW ANCHORED PROPERTIES.

          LOAN GROUP NO. 1 PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                        WEIGHTED      WEIGHTED          WEIGHTED
                                                                        AVERAGE        AVERAGE           AVERAGE         WEIGHTED
                                                       PERCENTAGE OF   REMAINING      REMAINING         REMAINING        AVERAGE
         RANGE OF           NUMBER OF  CUT-OFF DATE     INITIAL NET     LOCKOUT        LOCKOUT       LOCKOUT PLUS YM    REMAINING
    REMAINING TERMS TO      MORTGAGE   NET PRINCIPAL LOAN GROUP NO. 1    PERIOD    PLUS YM PERIOD  PLUS PREMIUM PERIOD   MATURITY
STATED MATURITY (MONTHS)(1)   LOANS     BALANCE(1)        BALANCE      (MONTHS)(1)   (MONTHS)(1)       (MONTHS)(1)    (MONTHS)(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
 53       -         77          6      $ 123,496,560      12.22%           51            51                51               58
 78       -        100          4         19,692,488       1.95%           30            79                79               83
101       -        113          5         63,162,643       6.25%          109            109               109             112
114       -        118         78        596,250,917      59.00%          109            112               112             116
119       -        121         11        176,851,282      17.50%          100            116               116             119
122       -        180          5         22,217,321       2.20%          174            174               174             178
181       -        235          2          8,908,238       0.88%          223            223               223             227
                           ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        111    $1,010,579,449      100.00%         101            107               107             111
                           =========================================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.



                       LOAN GROUP NO. 1 PREPAYMENT OPTION

                                                                        WEIGHTED     WEIGHTED          WEIGHTED
                                                                        AVERAGE       AVERAGE           AVERAGE          WEIGHTED
                                                       PERCENTAGE OF   REMAINING     REMAINING         REMAINING         AVERAGE
                           NUMBER OF  CUT-OFF DATE      INITIAL NET     LOCKOUT       LOCKOUT       LOCKOUT PLUS YM     REMAINING
                           MORTGAGE   NET PRINCIPAL  LOAN GROUP NO. 1    PERIOD   PLUS YM PERIOD  PLUS PREMIUM PERIOD    MATURITY
    PREPAYMENT OPTION        LOANS     BALANCE (1)        BALANCE     (MONTHS)(1)   (MONTHS)(1)       (MONTHS)(1)     (MONTHS)(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance          102     $ 942,558,538       93.27%          107           107               107              111
Yield Maintenance              3         36,448,658        3.61%           0            103               103              108
Lockout / Yield Maintenance    6         31,572,254        3.12%           36           106               106              112
                           ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       111    $1,010,579,449       100.00%         101           107               107              111
                           =========================================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

              LOAN GROUP NO. 1 MORTGAGE POOL PREPAYMENT PROFILE (1)

                                 NUMBER OF       NET                         % OF NET
              MONTHS SINCE        MORTGAGE    OUTSTANDING    % OF NET POOL   POOL YIELD   % OF NET POOL
DATE          CUT-OFF DATE         LOANS      BALANCE (MM)       LOCKOUT     MAINTENANCE      OPEN          TOTAL
------------------------------------------------------------------------------------------------------------------
SEP-03             0               111          $  1,010.6        96.39%        3.61%        0.00%          100.0%

SEP-04             12              111          $  999.7          96.41%        3.59%        0.00%          100.0%

SEP-05             24              111          $  986.4          96.41%        3.59%        0.00%          100.0%

SEP-06             36              111          $  972.2          94.44%        3.58%        1.98%          100.0%

SEP-07             48              111          $  957.0          91.28%        6.75%        1.98%          100.0%

SEP-08             60              105          $  824.2          92.48%        7.52%        0.00%          100.0%

SEP-09             72              105          $  808.4          92.47%        7.53%        0.00%          100.0%

SEP-10             84              101          $  774.3          93.66%        6.34%        0.00%          100.0%

SEP-11             96              101          $  757.0          93.65%        6.35%        0.00%          100.0%

SEP-12             108             101          $  738.9          91.34%        6.36%        2.30%          100.0%

SEP-13             120             7            $  21.2           100.00%       0.00%        0.00%          100.0%

SEP-14             132             7            $  19.8           100.00%       0.00%        0.00%          100.0%

SEP-15             144             7            $  18.3           100.00%       0.00%        0.00%          100.0%

SEP-16             156             7            $  16.8           100.00%       0.00%        0.00%          100.0%

SEP-17             168             7            $  15.1           100.00%       0.00%        0.00%          100.0%

SEP-18             180             2            $  2.9            100.00%       0.00%        0.00%          100.0%

SEP-19             192             1            $  2.3            100.00%       0.00%        0.00%          100.0%

SEP-20             204             1            $  1.7            100.00%       0.00%        0.00%          100.0%

SEP-21             216             1            $  1.2            100.00%       0.00%        0.00%          100.0%

SEP-22             228             1            $  0.6            100.00%       0.00%        0.00%          100.0%
------------------------------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

  LOAN GROUP NO. 1 UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                           NUMBER OF                                         WEIGHTED
                                           UNDERLYING                     PERCENTAGE OF      AVERAGE                 WEIGHTED
                                           MORTGAGED   CUT-OFF DATE       INITIAL NET        MORTGAGE   WEIGHTED     AVERAGE
                                             REAL      NET PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST                         PROPERTIES  BALANCE (1)          BALANCE           RATES     U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
Fee                                           112      $   856,377,408       84.74%           5.465%       1.74x       68.3%
Leasehold                                      2            84,776,208        8.39%           5.072%       2.21        58.6%
Fee/Leasehold                                  3            69,425,833        6.87%           5.412%       1.78        59.2%
                                           ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       117      $ 1,010,579,449       100.0%           5.429%       1.78X       66.9%
                                           =======================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER 2003.

                LOAN GROUP NO. 2 UNDERLYING MORTGAGE LOAN SELLER

                                                                                WEIGHTED
                                  NUMBER OF                   PERCENTAGE OF      AVERAGE                  WEIGHTED
                                  UNDERLYING  CUT-OFF DATE      INITIAL         MORTGAGE     WEIGHTED     AVERAGE
                                  MORTGAGE     PRINCIPAL      LOAN GOUP NO.2    INTEREST     AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER                LOANS     BALANCE (1)        BALANCE          RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Column                               54       $ 276,404,650      84.71%          5.655%       1.45x       76.8%
KeyBank                               6          49,897,597      15.29%          4.729%       1.69        73.1%
                                  -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              60       $ 326,302,247     100.00%          5.514%       1.49X       76.2%
                                  =====================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.

                    LOAN GROUP NO. 2 MORTGAGE INTEREST RATES

                                                                                        WEIGHTED
                                           NUMBER OF                  PERCENTAGE OF      AVERAGE                 WEIGHTED
                                           UNDERLYING   CUT-OFF DATE    INITIAL         MORTGAGE    WEIGHTED      AVERAGE
 RANGE OF                                   MORTGAGE     PRINCIPAL    LOAN GOUP NO.2    INTEREST     AVERAGE    CUT-OFF DATE
 MORTGAGE INTEREST RATES                     LOANS      BALANCE (1)     BALANCE           RATE      U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
  4.220%    -     5.000%                       2        $ 26,373,563     8.08%           4.272%       1.38x        77.4%
  5.001%    -     5.250%                       8         77,200,963      23.66%          5.127%       1.68         74.8%
  5.260%    -     5.500%                       10        62,690,950      19.21%          5.414%       1.49         76.8%
  5.501%    -     5.750%                       16        67,023,127      20.54%          5.677%       1.39         77.8%
  5.751%    -     6.000%                       12        46,123,334      14.14%          5.915%       1.40         76.8%
  6.001%    -     6.500%                       11        32,405,643      9.93%           6.265%       1.44         74.0%
  6.501%    -     6.550%                       1         14,484,667      4.44%           6.550%       1.52         74.7%
                                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        60       $ 326,302,247   100.00%          5.514%       1.49X        76.2%
                                           =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                           6.550%
MINIMUM MORTGAGE INTEREST RATE:                           4.220%
WTD. AVG. MORTGAGE INTEREST RATE:                         5.514%

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.



              LOAN GROUP NO. 2 CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                        WEIGHTED
                                           NUMBER OF                  PERCENTAGE OF      AVERAGE                 WEIGHTED
                                           UNDERLYING   CUT-OFF DATE    INITIAL         MORTGAGE    WEIGHTED      AVERAGE
RANGE OF CUT-OFF DATE                       MORTGAGE     PRINCIPAL    LOAN GOUP NO.2    INTEREST     AVERAGE    CUT-OFF DATE
PRINCIPAL BALANCES (1)                       LOANS      BALANCE (1)     BALANCE           RATE      U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
  $647,579  -    1,000,000                     3        $ 2,354,650      0.72%           5.882%       1.44x        73.2%
 1,000,000  -    1,250,000                     4          4,477,622      1.37%           5.916%       1.82         67.6%
 1,250,001  -    1,500,000                     7          9,617,435      2.95%           5.856%       1.46         74.6%
 1,500,001  -    2,000,000                     7         12,939,353      3.97%           5.799%       1.51         74.3%
 2,000,001  -    2,500,000                     1          2,463,146      0.75%           5.750%       1.40         74.6%
 2,500,001  -    3,000,000                     6         16,155,965      4.95%           5.598%       1.45         76.6%
 3,000,001  -    4,000,000                     5         16,240,489      4.98%           5.603%       2.34         65.4%
 4,000,001  -    5,000,000                     5         22,264,249      6.82%           5.798%       1.48         76.1%
 5,000,001  -    6,250,000                     5         27,697,291      8.49%           5.731%       1.49         77.0%
 6,250,001  -    7,500,000                     2         13,445,941      4.12%           5.571%       1.39         77.5%
 7,500,001  -    8,000,000                     1          7,568,426      2.32%           6.367%       1.43         77.2%
 8,000,000  -   10,000,000                     5         46,532,110      14.26%          5.396%       1.52         76.7%
10,000,000  -   12,500,000                     2         21,449,029      6.57%           5.500%       1.40         75.1%
12,500,001  -   15,000,000                     3         42,732,006      13.10%          5.871%       1.46         77.2%
15,000,001  -   18,000,000                     2         31,425,000      9.63%           5.537%       1.31         78.6%
18,000,001  -   $25,200,000                    2         48,939,535      15.00%          4.637%       1.39         78.3%
                                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        60       $ 326,302,247   100.00%          5.514%       1.49X        76.2%
                                           =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):             $25,200,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                $647,579
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):              $5,438,371

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.

                LOAN GROUP NO. 2 ORIGINAL AMORTIZATION TERMS (1)

                                                                                        WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF      AVERAGE                  WEIGHTED
RANGE OF                               UNDERLYING     CUT-OFF DATE     INITIAL          MORTGAGE    WEIGHTED     AVERAGE
ORIGINAL AMORTIZATION                   MORTGAGE       PRINCIPAL     LOAN GOUP NO.2     INTEREST    AVERAGE     CUT-OFF DATE
TERMS (MONTHS)                           LOANS        BALANCE (2)      BALANCE            RATE      U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------
Interest Only                              1           $ 9,500,000      2.91%            5.500%      1.67x        79.8%
  240     -    300                         12           19,082,035      5.85%            5.802%       1.56        74.1%
  301     -    360                         47          297,720,212      91.24%           5.496%       1.48        76.2%
                                      -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60         $ 326,302,247    100.00%           5.514%      1.49X        76.2%
                                      =====================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):          360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):          240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):        354

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.
(3) DOES NOT INCLUDE THE UNDERLYING MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL MATURITY DATE.



             LOAN GROUP NO. 2 ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF     AVERAGE                  WEIGHTED
RANGE OF                               UNDERLYING     CUT-OFF DATE     INITIAL         MORTGAGE    WEIGHTED     AVERAGE
ORIGINAL TERMS                          MORTGAGE       PRINCIPAL     LOAN GOUP NO.2    INTEREST    AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)          LOANS        BALANCE (2)      BALANCE           RATE      U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------
   60     -    84                          8          $ 75,037,014      23.00%          5.237%      1.40x        78.2%
   85     -    120                         52          251,265,233      77.00%          5.596%       1.52        75.6%
                                      ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60         $ 326,302,247    100.00%          5.514%      1.49X        76.2%
                                      ====================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    120
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):  107

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.

             LOAN GROUP NO. 2 REMAINING AMORTIZATION TERMS (1) (2)

                                                                                             WEIGHTED
                                                 NUMBER OF                  PERCENTAGE OF    AVERAGE                    WEIGHTED
RANGE OF                                         UNDERLYING   CUT-OFF DATE     INITIAL       MORTGAGE     WEIGHTED      AVERAGE
REMAINING AMORTIZATION                            MORTGAGE    PRINCIPAL     LOAN GOUP NO.2   INTEREST     AVERAGE      CUT-OFF DATE
TERMS (MONTHS)                                     LOANS      BALANCE (2)      BALANCE         RATE       U/W DSCR     LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------------
Interest Only                                        1        $ 9,500,000       2.91%         5.500%       1.67x         79.8%
    236      -     250                               2         2,761,542        0.85%         6.140%        1.68         70.4%
    251      -     300                               10       16,320,493        5.00%         5.745%        1.54         74.7%
    301      -     355                               23       134,127,260      41.11%         5.906%        1.41         76.7%
    356      -     360                               24       163,592,952      50.14%         5.159%        1.54         75.8%
                                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              60       $ 326,302,247    100.00%        5.514%       1.49X         76.2%
                                                 =================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)   (2) (3):          360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)   (2) (3):          236
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)   (2) (3):        351

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.
(3) DOES NOT INCLUDE THE UNDERLYING MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL MATURITY DATE.



          LOAN GROUP NO. 2 REMAINING TERMS TO STATED MATURITY (1) (2)

                                                                                             WEIGHTED
                                                 NUMBER OF                  PERCENTAGE OF    AVERAGE                    WEIGHTED
RANGE OF                                         UNDERLYING   CUT-OFF DATE     INITIAL       MORTGAGE     WEIGHTED      AVERAGE
REMAINING TERMS                                   MORTGAGE    PRINCIPAL     LOAN GOUP NO.2   INTEREST     AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1) (2)                LOANS      BALANCE (2)      BALANCE        RATES       U/W DSCR     LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------------
    52       -     84                                8        $ 75,037,014     23.00%         5.237%       1.40x         78.2%
    85       -     117                               46       214,436,698      65.72%         5.646%        1.46         76.7%
    118      -     119                               6        36,828,535       11.29%         5.305%        1.87         69.5%
                                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              60       $ 326,302,247    100.00%        5.514%       1.49X         76.2%
                                                 =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1) (2):     119
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1) (2):      52
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)  (1) (2):   103

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.

                LOAN GROUP NO. 2 YEARS BUILT/YEARS RENOVATED (1)

                                                                                 WEIGHTED
                                     NUMBER OF                 PERCENTAGE OF     AVERAGE                   WEIGHTED
                                     MORTGAGED  CUT-OFF DATE     INITIAL         MORTGAGE    WEIGHTED       AVERAGE
RANGE OF YEARS                         REAL      PRINCIPAL     LOAN GOUP NO.2    INTEREST     AVERAGE     CUT-OFF DATE
BUILT/RENOVATED (1)                  PROPERTIES BALANCE (2)      BALANCE           RATE      U/W DSCR     LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   1967     -    1980                   6       $ 18,089,027      5.54%           5.726%       1.55x         74.2%
   1981     -    1985                   8         35,033,789      10.74%          5.430%       1.43          76.7%
   1986     -    1995                   9         50,843,957      15.58%          5.024%       1.44          75.2%
   1996     -    1999                   15        77,309,609      23.69%          5.801%       1.64          75.2%
   2000     -    2001                   13        53,746,347      16.47%          5.927%       1.40          77.2%
   2002     -    2002                   11        91,279,517      27.97%          5.290%       1.45          77.3%
                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 62      $ 326,302,247    100.00%          5.514%       1.49X         76.2%
                                     =================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):  2002
OLDEST YEAR BUILT/RENOVATED (1):       1967
WTD. AVG. YEAR BUILT/RENOVATED (1):    1996

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT, OR THE YEAR RENOVATED.
(2)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.



                LOAN GROUP NO. 2 OCCUPANCY RATES AT UNDERWRITING

                                                                                 WEIGHTED
                                     NUMBER OF                 PERCENTAGE OF     AVERAGE                   WEIGHTED
                                     MORTGAGED  CUT-OFF DATE     INITIAL         MORTGAGE    WEIGHTED       AVERAGE
 RANGE OF                              REAL      PRINCIPAL     LOAN GOUP NO.2    INTEREST     AVERAGE     CUT-OFF DATE
 OCCUPANCY RATES AT U/W              PROPERTIES BALANCE (1)      BALANCE           RATE      U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
   59%      -     85%                   10      $ 38,754,237      11.88%          5.547%       1.50x         74.7%
   85%      -     90%                   9         49,456,285      15.16%          5.675%       1.42          76.7%
   90%      -     93%                   7         36,707,348      11.25%          5.965%       1.43          76.4%
   93%      -     95%                   6         48,227,310      14.78%          4.943%       1.39          76.9%
   95%      -     97%                   9         89,651,291      27.47%          5.288%       1.42          77.8%
   97%      -    100%                   21        63,505,776      19.46%          5.858%       1.74          73.9%
                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 62      $ 326,302,247    100.00%          5.514%       1.49X         76.2%
                                     =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:         100%
MINIMUM OCCUPANCY RATE AT U/W:         59%
WTD. AVG. OCCUPANCY RATE AT U/W:       93%

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.

           LOAN GROUP NO. 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                                     NUMBER OF                PERCENTAGE OF     AVERAGE                 WEIGHTED
                                     UNDERLYING  CUT-OFF DATE  INITIAL         MORTGAGE    WEIGHTED     AVERAGE
RANGE OF                             MORTGAGE    PRINCIPAL    LOAN GOUP NO.2   INTEREST     AVERAGE    CUT-OFF DATE
U/W DSCRS                              LOANS     BALANCE (1)   BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
  1.23x    -   1.25                      3       $ 21,363,743   6.55%           5.779%       1.25x       79.3%
  1.26     -   1.30                      3       25,667,807     7.87%           5.506%       1.28        78.9%
  1.31     -   1.35                      5       28,647,989     8.78%           5.921%       1.34        77.7%
  1.36     -   1.40                      9       78,093,683     23.93%          5.015%       1.38        77.8%
  1.41     -   1.45                     10       42,328,811     12.97%          5.715%       1.43        77.1%
  1.46     -   1.50                      9       34,048,099     10.43%          5.597%       1.49        76.3%
  1.51     -   1.60                     10       59,288,391     18.17%          5.710%       1.54        74.5%
  1.61     -   2.00                      8       31,576,610     9.68%           5.500%       1.71        75.8%
  2.01     -   2.50                      2        2,190,249     0.67%           5.594%       2.21        59.8%
  2.51     -  5.99x                      1        3,096,866     0.95%           5.210%       5.99        13.9%
                                     -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 60       $ 326,302,247 100.00%          5.514%       1.49X       76.2%
                                     =============================================================================

MAXIMUM U/W DSCR:                      5.99X
MINIMUM U/W DSCR:                      1.23X
WTD. AVG. U/W DSCR:                    1.49X

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.



             LOAN GROUP NO. 2 CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                               WEIGHTED
                                     NUMBER OF                PERCENTAGE OF     AVERAGE                 WEIGHTED
                                     UNDERLYING  CUT-OFF DATE  INITIAL         MORTGAGE    WEIGHTED     AVERAGE
RANGE OF CUT-OFF DATE                MORTGAGE    PRINCIPAL    LOAN GOUP NO.2   INTEREST     AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)               LOANS     BALANCE (1)   BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
  13.9%    -  50.0%                      1       $ 3,096,866    0.95%           5.210%       5.99x       13.9%
  50.1%    -  60.0%                      1        1,092,456     0.33%           5.940%       2.13        52.0%
  60.1%    -  70.0%                      6       12,937,726     3.96%           5.865%       1.56        68.8%
  70.1%    -  72.5%                      6       25,273,262     7.75%           5.388%       1.64        71.5%
  72.6%    -  74.5%                      5       24,059,671     7.37%           5.839%       1.50        73.2%
  74.6%    -  75.0%                      4       24,008,538     7.36%           6.179%       1.51        74.7%
  75.1%    -  76.0%                      3        9,459,167     2.90%           5.469%       1.44        75.4%
  76.1%    -  77.5%                      8       45,653,573     13.99%          5.066%       1.40        77.2%
  77.6%    -  78.5%                      3       16,114,076     4.94%           6.006%       1.35        77.8%
  78.6%    -  79.5%                     17       137,654,804    42.19%          5.412%       1.37        79.0%
  79.6%    -  79.9%                      6       26,952,107     8.26%           5.597%       1.58        79.7%
                                     -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 60       $ 326,302,247 100.00%          5.514%       1.49X       76.2%
                                     =============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):    79.9%
MINIMUM CUT-OFF DATE LTV RATIO (1):    13.9%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):  76.2%

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.

               LOAN GROUP NO. 2 MORTGAGED REAL PROPERTIES BY STATE

                                                                        WEIGHTED
                              NUMBER OF                 PERCENTAGE OF   AVERAGE                  WEIGHTED
                              MORTGAGED   CUT-OFF DATE    INITIAL       MORTGAGE    WEIGHTED      AVERAGE
                                REAL       PRINCIPAL    LOAN GOUP NO.2  INTEREST     AVERAGE    CUT-OFF DATE
STATE                         PROPERTIES  BALANCE (1)     BALANCE         RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Texas                            21       $ 88,984,097     27.27%        5.876%       1.39x        76.8%
Florida                           6        33,911,252      10.39%        5.331%       1.44         78.3%
Illinois                          3        32,976,376      10.11%        5.112%       1.44         78.1%
Wisconsin                         3        26,357,990      8.08%         4.378%       1.37         77.3%
Washington                        1        16,025,000      4.91%         5.630%       1.27         78.6%
South Dakota                      1        15,400,000      4.72%         5.440%       1.36         78.6%
Oklahoma                          2        14,733,278      4.52%         5.546%       1.65         72.6%
Tennessee                         3        14,596,776      4.47%         5.426%       1.50         75.0%
Oregon                            1        14,484,667      4.44%         6.550%       1.52         74.7%
California                        2        12,266,118      3.76%         5.375%       1.54         71.6%
Ohio                              2        10,472,541      3.21%         5.380%       1.61         79.1%
Arizona                           3        10,431,242      3.20%         5.465%       1.47         78.6%
Alabama                           1         9,500,000      2.91%         5.500%       1.67         79.8%
North Carolina                    2         7,176,534      2.20%         5.643%       1.43         79.8%
Nebraska                          1         3,678,829      1.13%         5.730%       1.54         74.3%
New Jersey                        1         3,096,866      0.95%         5.210%       5.99         13.9%
Virginia                          2         2,761,542      0.85%         6.140%       1.68         70.4%
Nevada                            1         2,463,146      0.75%         5.750%       1.40         74.6%
Massachusetts                     1         1,740,146      0.53%         5.800%       1.41         69.6%
Michigan                          1         1,495,661      0.46%         5.650%       1.68         65.0%
Maine                             1         1,395,537      0.43%         6.390%       1.47         74.4%
Georgia                           1           945,974      0.29%         5.700%       1.46         70.1%
Pennsylvania                      1           761,097      0.23%         6.220%       1.39         78.1%
New York                          1           647,579      0.20%         5.750%       1.47         72.0%
                              ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          62       $ 326,302,247   100.00%        5.514%       1.49X        76.2%
                              ==============================================================================


(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.



        LOAN GROUP NO. 2 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                        WEIGHTED
                              NUMBER OF                 PERCENTAGE OF   AVERAGE                  WEIGHTED
                              UNDERLYING  CUT-OFF DATE    INITIAL       MORTGAGE    WEIGHTED      AVERAGE
                              MORTGAGE     PRINCIPAL    LOAN GOUP NO.2  INTEREST     AVERAGE    CUT-OFF DATE
LOAN TYPE                       LOANS     BALANCE (1)     BALANCE         RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Balloon                          59       $ 316,802,247    97.09%        5.514%       1.48x        76.1%
Interest Only                     1         9,500,000      2.91%         5.500%       1.67         79.8%
                              ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          60       $ 326,302,247   100.00%        5.514%       1.49X        76.2%
                              ==============================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.

          LOAN GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                      WEIGHTED
                                         NUMBER OF                  PERCENTAGE OF     AVERAGE                WEIGHTED
                                         MORTGAGED    CUT-OFF DATE    INITIAL         MORTGAGE   WEIGHTED    AVERAGE
                                            REAL       PRINCIPAL    LOAN GOUP NO.2    INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE                            PROPERTIES   BALANCE (1)     BALANCE           RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Multifamily                                  62       $ 326,302,247   100.00%          5.514%     1.49x       76.2%
                                         ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      62       $ 326,302,247   100.00%          5.514%     1.49X       76.2%
                                         ==============================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.



        LOAN GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                      WEIGHTED
                                         NUMBER OF                  PERCENTAGE OF     AVERAGE                WEIGHTED
                                         MORTGAGED    CUT-OFF DATE    INITIAL         MORTGAGE   WEIGHTED    AVERAGE
PROPERTY      PROPERTY                      REAL       PRINCIPAL    LOAN GOUP NO.2    INTEREST   AVERAGE    CUT-OFF DATE
 TYPE         SUB-TYPE                   PROPERTIES   BALANCE (1)     BALANCE           RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Multifamily
             Conventional                    52       $ 294,671,439    90.31%          5.495%     1.50x       76.1%
             Manufactured Housing            10        31,630,807      9.69%           5.685%      1.43       76.8%
                                         ------------------------------------------------------------------------------
Total/Weighted Average:                      62       $ 326,302,247   100.00%          5.514%     1.49X       76.2%
                                         ==============================================================================

(1)  Assumes a Cut-off Date in September, 2003.

          LOAN GROUP NO. 2 PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                         WEIGHTED     WEIGHTED          WEIGHTED
                                                                         AVERAGE      AVERAGE            AVERAGE         WEIGHTED
                              NUMBER OF                  PERCENTAGE OF  REMAINING    REMAINING          REMAINING        AVERAGE
        RANGE OF              UNDERLYING   CUT-OFF DATE     INITIAL      LOCKOUT      LOCKOUT        LOCKOUT PLUS YM    REMAINING
   REMAINING TERMS TO          MORTGAGE     PRINCIPAL    MORTGAGE POOL    PERIOD   PLUS YM PERIOD  PLUS PREMIUM PERIOD   MATURITY
STATED MATURITY (MONTHS)(1)(2)  LOANS      BALANCE (1)      BALANCE    (MONTHS)(1)  (MONTHS)(1)       (MONTHS)(1)     (MONTHS)(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
    52      -       76            7        $ 61,112,273     18.73%          52           52                52               56
    77      -       99            1          13,924,741      4.27%          72           72                72               78
   100      -      112            5          30,052,968      9.21%         109          109                109             112
   113      -      117            41        184,383,730     56.51%         110          112                112             116
   118      -      119            6          36,828,535     11.29%         115          115                115             118
                              ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           60      $ 326,302,247     100.00%         98           99                99              103
                              ======================================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.



                       LOAN GROUP NO. 2 PREPAYMENT OPTION

                                                                        WEIGHTED     WEIGHTED          WEIGHTED
                                                                        AVERAGE      AVERAGE            AVERAGE          WEIGHTED
                           NUMBER OF                    PERCENTAGE OF  REMAINING    REMAINING          REMAINING         AVERAGE
                           UNDERLYING  CUT-OFF DATE        INITIAL      LOCKOUT      LOCKOUT        LOCKOUT PLUS YM     REMAINING
                            MORTGAGE    PRINCIPAL       MORTGAGE POOL    PERIOD   PLUS YM PERIOD  PLUS PREMIUM PERIOD    MATURITY
   PREPAYMENT OPTION         LOANS     BALANCE (1)         BALANCE    (MONTHS)(1)  (MONTHS)(1)       (MONTHS)(1)      (MONTHS)(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance           58      $ 322,320,613       98.78%          99           99                99               103
Yield Maintenance              1           3,035,659        0.93%          0           113                113              117
Lockout / Yield Maintenance    1             945,974        0.29%          36          114                114              117
                           ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        60      $ 326,302,247       100.00%         98           99                99               103
                           =========================================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

              LOAN GROUP NO. 2 MORTGAGE POOL PREPAYMENT PROFILE (1)

                        NUMBER OF
                       UNDERLYING                          % OF       % OF LOAN GROUP NO. 2
         MONTHS SINCE   MORTGAGE     OUTSTANDING     LOAN GROUP NO. 2         YIELD           % OF LOAN GROUP NO. 2
DATE     CUT-OFF DATE    LOANS       BALANCE (MM)        LOCKOUT           MAINTENANCE                 OPEN              TOTAL
-------------------------------------------------------------------------------------------------------------------------------
SEP-03       0             60          $  326.3           99.07%             0.93%                    0.00%             100.0%

SEP-04       12            60          $  322.9           99.07%             0.93%                    0.00%             100.0%

SEP-05       24            60          $  318.7           99.07%             0.93%                    0.00%             100.0%

SEP-06       36            60          $  314.2           99.07%             0.93%                    0.00%             100.0%

SEP-07       48            60          $  309.3           96.94%             1.21%                    1.85%             100.0%

SEP-08       60            53          $  247.2           98.52%             1.48%                    0.00%             100.0%

SEP-09       72            53          $  242.6           98.52%             1.48%                    0.00%             100.0%

SEP-10       84            52          $  225.2           98.44%             1.56%                    0.00%             100.0%

SEP-11       96            52          $  220.3           98.45%             1.55%                    0.00%             100.0%

SEP-12       108           52          $  215.2           98.45%             1.55%                    0.00%             100.0%
-------------------------------------------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO UNDERLYING MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MODELING ASSUMPTIONS TO BE SET FORTH IN THE PRELIMINARY PROSPECTUS SUPPLEMENT.

  LOAN GROUP NO. 2 UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                    WEIGHTED
                       NUMBER OF                  PERCENTAGE OF     AVERAGE                 WEIGHTED
                       MORTGAGED   CUT-OFF DATE     INITIAL         MORTGAGE   WEIGHTED      AVERAGE
                         REAL       PRINCIPAL     LOAN GOUP NO.2    INTEREST    AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST     PROPERTIES  BALANCE (1)      BALANCE          RATES     U/W DSCR    LTV RATIO (1)
-------------------------------------------------------------------------------------------------------
Fee                       62       $ 326,302,247    100.00%          5.514%      1.49x        76.2%
                       --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   62       $ 326,302,247     100.0%          5.514%      1.49X        76.2%
                       ================================================================================

(1)      ASSUMES A CUT-OFF DATE IN SEPTEMBER, 2003.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951



              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation                                                 6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15 - 16
     Modified Loan Detail                                               17
     Liquidated Loan Detail                                             18

================================================================================


                                    DEPOSITOR
================================================================================

     Credit Suisse First Boston Mortgage
     Securities Corp.
     Eleven Madison Avenue
     New York, NY 10010

     Contact:       General Information Number
     Phone Number:  (212) 325-2000

================================================================================


                                 MASTER SERVICER
================================================================================

     KeyCorp Real Estate Capital Markets, Inc.
     911 Main Street, Suite 1500
     Kansas City, MO 64105

     Contact:       Marty O'Conner
     Phone Number:  (816) 221-8800

================================================================================


                                SPECIAL SERVICER
================================================================================

     Lennar Partners, Inc.
     1601 Washington Avenue
     Suite 800
     Miami Beach, FL 33139

     Contact:       Steve Bruha
     Phone Number:  (305) 229-6614

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

                        CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                        Loss/
                  Pass-                                                               Additional                          Current
  Class/         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component  CUSIP   Rate    Balance   Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance     Level
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
  A-1-A          0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
   A-2           0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
   A-3           0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
   A-4           0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    B            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    C            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    D            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    E            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    F            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    G            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    H            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    J            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    K            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    L            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    M            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    N            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    O            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    P            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    Q            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    MM           0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
------------------------------------------------------------------------------------------------------------------------------------
 Totals
====================================================================================================================================

============================================================================================================
                                  Original   Beginning                                               Ending
                   Pass-Through   Notional    Notional     Interest     Prepayment      Total       Notional
  Class    CUSIP       Rate        Amount      Amount    Distribution     Premium    Distribution    Balance
------------------------------------------------------------------------------------------------------------
  A-X                0.000000%      0.00        0.00         0.00          0.00          0.00        0.00
  A-SP               0.000000%      0.00        0.00         0.00          0.00          0.00        0.00
============================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes article are not subordinate to the designated class as dividing the result by (A).


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003


                           CERTIFICATE FACTOR DETAIL

==============================================================================================================
                                                                               Realized Loss/
                         Beginning   Principal      Interest     Prepayment   Additional Trust   Ending
  Class     CUSIP        Balance    Distribution  Distribution     Premium     Fund Expenses     Balance
--------------------------------------------------------------------------------------------------------------
   A-1                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
  A-1-A                 0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   A-2                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   A-3                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   A-4                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    B                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    C                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    D                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    E                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    F                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    G                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    H                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    J                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    K                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    L                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    M                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    N                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    O                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    P                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    GQ                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    MM                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
==============================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  A-X                 0.00000000   0.00000000    0.00000000   0.00000000
  A-SP                0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
                      Uncovered                   Certificate
            Accrued   Prepayment                   Deferred          Unpaid    Optimal Interest Interest                Appraisal
Class     Certificate  Interest  Indemnification    Interest        Interest      Distribution  Shortfall    Interest   Reduction
           Interest    Shortfall    Expenses         Amount     Shortfall Amount     Amount       Amount   Distribution  Amount
------------------------------------------------------------------------------------------------------------------------------------
 A-1
A-1-A
 A-2
 A-3
 A-4
 A-X
 A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
------------------------------------------------------------------------------------------------------------------------------------
Total
====================================================================================================================================



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003


                           OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Amount of Primary Servicing Fee         0.00
Aggregate Trust Fund Expenses                     0.00



Specially Serviced Loans not Delinquent
        Number of Outstanding Loans                  0
        Aggregate Unpaid Principal Balance        0.00


Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------






















 -----------------------------------------------------
 Total
 =====================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003


                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
     INTEREST:
          Interest paid or advanced                                             0.00
          Interest reductions due to Non-Recoverability Determinations          0.00
          Interest Adjustments                                                  0.00
          Deferred Interest                                                     0.00
          Net Prepayment Interest Shortfall                                     0.00
          Net Prepayment Interest Excess                                        0.00
          Extension Interest                                                    0.00
          Interest Reserve Withdrawal                                           0.00
                                                                                     -------------
               TOTAL INTEREST COLLECTED                                                    0.00


     PRINCIPAL:
          Scheduled Principal                                                   0.00
          Unscheduled Principal                                                 0.00
               Principal Prepayments                                            0.00
               Collection of Principal after Maturity Date                      0.00
               Recoveries from Liquidation and Insurance Proceeds               0.00
               Excess of Prior Principal Amounts paid                           0.00
               Curtailments                                                     0.00
          Negative Amortization                                                 0.00
          Principal Adjustments                                                 0.00
                                                                                     -------------
               TOTAL PRINCIPAL COLLECTED                                                   0.00



     OTHER:
          Prepayment Penalties/Yield Maintenance                                0.00
          Repayment Fees                                                        0.00
          Borrower Option Extension Fees                                        0.00
          Equity Payments Received                                              0.00
          Net Swap Counterparty Payments Received                               0.00
                                                                                     -------------
               TOTAL OTHER COLLECTED                                                       0.00
                                                                                     -------------
TOTAL FUNDS COLLECTED                                                                      0.00
                                                                                     =============


TOTAL FUNDS DISTRIBUTED
     FEES:
          Master Servicing Fee                                                  0.00
          Trust Fee                                                             0.00
          Certificate Administration Fee                                        0.00
          Insurer Fee                                                           0.00
          Miscellaneous Fee                                                     0.00
                                                                                     -------------
               TOTAL FEES                                                                  0.00

     ADDITIONAL TRUST FUND EXPENSES:
          Reimbursement for Interest on Advances                                0.00
          ASER Amount                                                           0.00
          Special Servicing Fee                                                 0.00
          Reduction of funds due to Non-Recoverability Determinations           0.00
          Rating Agency Expenses                                                0.00
          Attorney Fees & Expenses                                              0.00
          Bankruptcy Expense                                                    0.00
          Taxes Imposed on Trust Fund                                           0.00
          Non-Recoverable Advances                                              0.00
          Other Expenses                                                        0.00
                                                                                     -------------
               TOTAL ADDITIONAL TRUST FUND EXPENSES                                        0.00

     INTEREST RESERVE DEPOSIT                                                              0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
          Interest Distribution                                                 0.00
          Principal Distribution                                                0.00
          Prepayment Penalties/Yield Maintenance                                0.00
          Borrower Option Extension Fees                                        0.00
          Equity Payments Paid                                                  0.00
          Net Swap Counterparty Payments Paid                                   0.00
                                                                                     -------------
               TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                               0.00
                                                                                     -------------
TOTAL FUNDS DISTRIBUTED                                                                    0.00
                                                                                     =============


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
A-1-A
 A-2
 A-3
 A-4
 A-X
 A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 7 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4

-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 9 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of each property as disclosed in the offering document.




--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------
                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 11 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                        Prepayment Premium
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 12 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

























-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #    Amount       #   Amount      Coupon      Remit          WAM
------------------------------------------------------------------------------------























-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 13 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------






















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                             Actual       Outstanding
             Foreclosure   Principal       Servicing    Bankruptcy    REO
Loan Number     Date        Balance        Advances        Date       Date
----------------------------------------------------------------------------------






















----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------






                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payment Not Received                2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Baloon)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD


** Outstanding P&I Advances include the current period advance.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 14 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

--------------------------------------------------------------------------------------------------------------
           Offering     Servicing  Resolution                                                        Net
 Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
--------------------------------------------------------------------------------------------------------------















--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
 Loan         DSCR                 Note     Maturity   Amortization
Number        Date       DSCR      Date       Date         Term
--------------------------------------------------------------------















--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park
--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 15 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


 -----------------------------------------
 For Additional Information please contact
          CTSLink Customer Service
               (301) 815-6600
   Reports Available on the World Wide Web
           @ www.ctslink.com/cmbs
 -----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

-------------------------------------------------------------------------------

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

---------------------------------------------------------------------------------------------------------------------
            Offering        Resolution      Site
 Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
---------------------------------------------------------------------------------------------------------------------
















---------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

-------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------
          Aggregate        Net        Net Proceeds              Repurchased
 Loan    Liquidation   Liquidation     as a % of      Realized   by Seller
Number     Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
---------------------------------------------------------------------------















----------------------------------------------------------------------------
  Current Total
----------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 18 of 18

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES


         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS
                                   -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................         100%            100%            100%            100%            100%
September 2004............................          84              84              84              84              84
September 2005............................          64              64              64              64              64
September 2006............................          43              41              39              37              14
September 2007............................          20              12               4               0               0
September 2008 and thereafter.............           0               0               0               0               0

WEIGHTED AVERAGE LIFE (IN YEARS)                   2.6             2.5             2.4             2.3             2.2



                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS
                                   -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................         100%            100%            100%            100%            100%
September 2004............................         100             100             100             100             100
September 2005............................         100             100             100             100             100
September 2006............................         100             100             100             100             100
September 2007............................         100             100             100              99              95
September 2008 and thereafter.............           0               0               0               0               0

WEIGHTED AVERAGE LIFE (IN YEARS)                   4.8             4.8             4.8             4.7             4.5

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------


                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS
                                   -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................         100%            100%            100%            100%            100%
September 2004............................         100             100             100             100             100
September 2005............................         100             100             100             100             100
September 2006............................         100             100             100             100             100
September 2007............................         100             100             100             100             100
September 2008............................          99              99              99              99              99
September 2009............................          81              81              81              81              81
September 2010............................          43              43              43              43              43
September 2011............................          24              24              24              24              24
September 2012............................           3               3               2               1               0
September 2013 and thereafter.............           0               0               0               0               0

WEIGHTED AVERAGE LIFE (IN YEARS)                   7.1             7.1             7.1             7.0             7.0




                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS
                                   -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................         100%            100%            100%            100%            100%
September 2004............................         100             100             100             100             100
September 2005............................         100             100             100             100             100
September 2006............................         100             100             100             100             100
September 2007............................         100             100             100             100             100
September 2008............................         100             100             100             100             100
September 2009............................         100             100             100             100             100
September 2010............................         100             100             100             100             100
September 2011............................         100             100             100             100             100
September 2012............................         100             100             100             100              97
September 2013 and thereafter.............           0               0               0               0               0

WEIGHTED AVERAGE LIFE (IN YEARS)                   9.6             9.6             9.6             9.5             9.3

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                              CLASS B CERTIFICATES

                                   PREPAYMENTS
                                   -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................         100%            100%            100%            100%            100%
September 2004............................         100             100             100             100             100
September 2005............................         100             100             100             100             100
September 2006............................         100             100             100             100             100
September 2007............................         100             100             100             100             100
September 2008............................         100             100             100             100             100
September 2009............................         100             100             100             100             100
September 2010............................         100             100             100             100             100
September 2011............................         100             100             100             100             100
September 2012............................         100             100             100             100             100
September 2013 and thereafter.............           0               0               0               0               0

WEIGHTED AVERAGE LIFE (IN YEARS)                   9.8             9.8             9.8             9.8             9.6




                              CLASS C CERTIFICATES

                                   PREPAYMENTS
                                   -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................         100%            100%            100%            100%            100%
September 2004............................         100             100             100             100             100
September 2005............................         100             100             100             100             100
September 2006............................         100             100             100             100             100
September 2007............................         100             100             100             100             100
September 2008............................         100             100             100             100             100
September 2009............................         100             100             100             100             100
September 2010............................         100             100             100             100             100
September 2011............................         100             100             100             100             100
September 2012............................         100             100             100             100             100
September 2013 and thereafter.............           0               0               0               0               0

WEIGHTED AVERAGE LIFE (IN YEARS)                   9.8             9.8             9.8             9.8             9.6

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                              CLASS D CERTIFICATES

                                   PREPAYMENTS
                                   -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................         100%            100%            100%            100%            100%
September 2004............................         100             100             100             100             100
September 2005............................         100             100             100             100             100
September 2006............................         100             100             100             100             100
September 2007............................         100             100             100             100             100
September 2008............................         100             100             100             100             100
September 2009............................         100             100             100             100             100
September 2010............................         100             100             100             100             100
September 2011............................         100             100             100             100             100
September 2012............................         100             100             100             100             100
September 2013 and thereafter.............           0               0               0               0               0

WEIGHTED AVERAGE LIFE (IN YEARS)                   9.9             9.9             9.8             9.8             9.6



                              CLASS E CERTIFICATES

                                    PREPAYMENTS
                                    -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................         100%            100%            100%            100%            100%
September 2004............................         100             100             100             100             100
September 2005............................         100             100             100             100             100
September 2006............................         100             100             100             100             100
September 2007............................         100             100             100             100             100
September 2008............................         100             100             100             100             100
September 2009............................         100             100             100             100             100
September 2010............................         100             100             100             100             100
September 2011............................         100             100             100             100             100
September 2012............................         100             100             100             100             100
September 2013 and thereafter.............           0               0               0               0               0

WEIGHTED AVERAGE LIFE (IN YEARS)                   9.9             9.9             9.9             9.9             9.6

                                    EXHIBIT D
                                    ---------

                           SCHEDULE OF REFERENCE RATES
                           ---------------------------

       DISTRIBUTION DATE                 REFERENCE RATE                DISTRIBUTION DATE                REFERENCE RATE
  ----------------------------       ---------------------          ----------------------          ---------------------
          October 2003                      5.37974%                       April 2007                      5.55084%
         November 2003                      5.56007%                        May 2007                       5.37068%
         December 2003                      5.37976%                       June 2007                       5.55067%
          January 2004                      5.56008%                       July 2007                       5.37063%
         February 2004                      5.37977%                      August 2007                      5.55061%
           March 2004                       5.37993%                     September 2007                    5.54818%
           April 2004                       5.56009%                      October 2007                     5.36824%
            May 2004                        5.37978%                     November 2007                     5.54816%
           June 2004                        5.56011%                     December 2007                     5.36780%
           July 2004                        5.37981%                      January 2008                     5.54594%
          August 2004                       5.56014%                     February 2008                     5.36605%
         September 2004                     5.56016%                       March 2008                      5.36704%
          October 2004                      5.37987%                       April 2008                      5.54335%
         November 2004                      5.56017%                        May 2008                       5.37580%
         December 2004                      5.37975%                       June 2008                       5.55322%
          January 2005                      5.37963%                       July 2008                       5.37311%
         February 2005                      5.37953%                      August 2008                      5.66360%
           March 2005                       5.38053%                     September 2008                    5.68554%
           April 2005                       5.55960%                      October 2008                     5.50193%
            May 2005                        5.37918%                     November 2008                     5.68710%
           June 2005                        5.55936%                     December 2008                     5.50345%
           July 2005                        5.37894%                      January 2009                     5.50421%
          August 2005                       5.55910%                     February 2009                     5.50499%
         September 2005                     5.55898%                       March 2009                      5.50856%
          October 2005                      5.37857%                       April 2009                      5.69110%
         November 2005                      5.55871%                        May 2009                       5.50734%
         December 2005                      5.37831%                       June 2009                       5.69220%
          January 2006                      5.37817%                       July 2009                       5.50758%
         February 2006                      5.37805%                      August 2009                      5.69213%
           March 2006                       5.38073%                     September 2009                    5.69209%
           April 2006                       5.55800%                      October 2009                     5.50748%
            May 2006                        5.37762%                     November 2009                     5.68692%
           June 2006                        5.55772%                     December 2009                     5.50247%
           July 2006                        5.37734%                      January 2010                     5.50243%
          August 2006                       5.55743%                     February 2010                     5.50239%
         September 2006                     5.55214%                       March 2010                      5.50351%
          October 2006                      5.37191%                       April 2010                      5.68656%
         November 2006                      5.55178%                        May 2010                       5.50208%
         December 2006                      5.37156%                       June 2010                       5.68588%
          January 2007                      5.37137%                       July 2010                       5.50213%
         February 2007                      5.37121%                      August 2010                      5.68634%
           March 2007                       5.37451%                     September 2010                    5.68630%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT E


          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES



         Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.


INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream,

Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including September 1, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including September 1, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          O borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          O borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

          O staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

          1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

          2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                    (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                    (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

               (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                    (ii) certifying that the nonqualified intermediary is not acting for its own account,

                    (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS
                           Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                    (iv) providing any other information, certifications or statements that may be required by the IRS
                           Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

          5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

          O provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

          O provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          O    can be treated as a "exempt recipient" within the meaning of
               Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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PROSPECTUS


       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES


         Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."


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                  THE OFFERED CERTIFICATES:                                           THE TRUST ASSETS:

The offered  certificates  will be  issuable  in series. Each     The assets of each of our trusts will include--
series of offered certificates will--
                                                                   o      mortgage  loans secured by first and junior liens
o        have its own series designation;                                 on, or security interests in, various interests in
                                                                          commercial and multifamily real properties;
o        consist of one or more classes  with various  payment
         characteristics;                                          o      mortgage-backed securities that directly or indirectly
                                                                          evidence interests in, or are directly or indirectly
o        evidence  beneficial  ownership  interests in a trust            secured by, those types of mortgage loans; or
         established by us; and
                                                                   o      some  combination of those types of mortgage loans
o        be payable solely out of the related trust assets.               and mortgage-backed securities.

No governmental agency or instrumentality will insure or           Trust assets may also include letters of credit, surety bonds,
guarantee payment on the offered certificates. Neither we nor      insurance policies, guarantees, credit derivatives, reserve
any of our affiliates are responsible for making payments on the   funds, guaranteed investment contracts, interest rate exchange
offered certificates if collections on the related trust assets    agreements, interest rate cap or floor agreements, currency
are insufficient.                                                  exchange agreements, or other similar instruments and agreements.

------------------------------------------------------------------------------------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                The date of this prospectus is September 2, 2003.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................29
USE OF PROCEEDS...............................................................29
DESCRIPTION OF THE TRUST ASSETS...............................................30
YIELD AND MATURITY CONSIDERATIONS.............................................53
DESCRIPTION OF THE CERTIFICATES...............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................67
DESCRIPTION OF CREDIT SUPPORT.................................................77
LEGAL ASPECTS OF MORTGAGE LOANS...............................................79
FEDERAL INCOME TAX CONSEQUENCES...............................................90
STATE AND OTHER TAX CONSEQUENCES.............................................124
ERISA CONSIDERATIONS.........................................................124
LEGAL INVESTMENT.............................................................127
PLAN OF DISTRIBUTION.........................................................129
LEGAL MATTERS................................................................130
FINANCIAL INFORMATION........................................................130
RATING.......................................................................130
GLOSSARY.....................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.


WHO WE ARE......................................... Credit Suisse First Boston Mortgage Securities Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number
                                                    (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston
                                                    Management Corporation, which in turn is a wholly-owned subsidiary of Credit
                                                    Suisse First Boston, Inc. See "Credit Suisse First Boston Mortgage Securities
                                                    Corp."


THE SECURITIES BEING OFFERED....................... The securities that will be offered by this prospectus and the related prospectus supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See
                                                    "Rating."

                                                    Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES..................... We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The
                                                    Securities Being Offered" above.

THE GOVERNING DOCUMENTS............................ In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                                    o    the issuance of each series of offered certificates;

                                                    o    the creation of and transfer of assets to the related trust; and

                                                    o    the servicing and administration of those assets.

                                                    The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust.
                                                    In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                       4

                                                    If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                                    o    a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                                                    o    a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                                    The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                    If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                                    In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing
                                                    Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS............. The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                                    o    rental or cooperatively-owned buildings with multiple dwelling units;

                                                    o    retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                                    o    office buildings;

                                                    o    hospitality properties;

                                                    o    casino properties;

                                                    o    health care-related facilities;

                                                    o    industrial facilities;

                                       5

                                                    o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                                    o    restaurants, taverns and other establishments involved in the food and beverage industry;

                                                    o    manufactured housing communities, mobile home parks and recreational vehicle parks;

                                                    o    recreational and resort properties;

                                                    o    arenas and stadiums;

                                                    o    churches and other religious facilities;

                                                    o    parking lots and garages;

                                                    o    mixed use properties;

                                                    o    other income-producing properties; and/or

                                                    o    unimproved land.

                                                    The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                                    o    may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                                    o    may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                                    o    may provide for no accrual of interest;

                                                    o    may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                                    o    may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated
                                                         maturity date;

                                                    o    may permit the negative amortization or deferral of accrued interest;

                                       6



                                                    o    may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                                    o    may permit defeasance and the release of real property collateral in connection with that defeasance;

                                                    o    may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                                    o    may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                                    Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
                                                    States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                                    We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                                    Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                                    The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                                    o    the security has been registered under the Securities Act of 1933, as amended; or

                                                    o    we would be free to publicly resell the security without registration.

                                                    See "Description of the Trust Assets--Mortgage-Backed Securities."

                                                    We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.


                                        7




                                                    In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS......................... If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                                    o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                                    o    other mortgage loans or mortgage-backed securities that--

                                                         1.   conform to the description of mortgage assets in this prospectus; and

                                                         2.   satisfy the criteria set forth in the related prospectus supplement.

                                                    In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                                    o    conform to the description of mortgage assets in this prospectus; and

                                                    o    satisfy the criteria set forth in the related prospectus supplement.

                                                    No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.


                                       8


CHARACTERISTICS OF THE OFFERED CERTIFICATES........ An offered certificate may entitle the holder to receive--

                                                    o     a stated principal amount;

                                                    o     interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                                    o     specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                                    o     payments of principal, with disproportionate, nominal or no payments of interest;

                                                    o     payments of interest, with disproportionate, nominal or no payments of principal;

                                                    o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                                    o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                          1.    faster and, in some cases, substantially faster, or

                                                          2.    slower and, in some cases, substantially slower,

                                                          than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                                    o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                                    o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                                    Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                                    A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                                    We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the
                                                    Certificates."



                                       9

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES............ Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                                    The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                                    o     guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                                    o     interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                                    o     currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                                    We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                    See "Risk Factors," "Description of the Trust Assets" and "Description of Credit
                                                    Support."

ADVANCES WITH RESPECT TO THE MORTGAGE ASSETS....... If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                                    o     delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                                    o     property protection expenses;

                                                    o     other servicing expenses; or

                                                    o     any other items specified in the related prospectus supplement.



                                       10

                                                    Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                                    If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION............................... We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                                    o     all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                                    o     that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                                    See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES............ Any class of offered certificates will constitute or evidence ownership of--

                                                    o     regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal
                                                          Revenue Code of 1986; or

                                                    o     interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                                                    See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS....................... If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                                    Considerations."

LEGAL INVESTMENT................................... If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage
                                                    Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

         The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

         The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         O the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

         O legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

         O investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

         O investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         O an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

         O a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         O the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

         O the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         O vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

         O be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

         Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

         O that principal prepayments on the related mortgage loans will be made;

         O of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

         O of the likelihood of early optional termination of the related trust fund.

         Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

         The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

         Many of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

         O the sufficiency of the net operating income of the applicable real property;

         O the market value of the applicable real property at or prior to maturity; and

         O the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

         O        the age, design and construction quality of the property;

         O perceptions regarding the safety, convenience and attractiveness of the property;

         O the characteristics of the neighborhood where the property is located;

         O        the proximity and attractiveness of competing properties;

         O        the existence and construction of competing properties;

         O        the adequacy of the property's management and maintenance;

         O national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         O local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         O        demographic factors;

         O        customer tastes and preferences;

         O        retroactive changes in building codes; and

         O changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

         O an increase in interest rates, real estate taxes and other operating expenses;

         O an increase in the capital expenditures needed to maintain the property or make improvements;

         O a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         O        an increase in vacancy rates;

         O        a decline in rental rates as leases are renewed or replaced;
                  and

         O natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

         O        the length of tenant leases;

         O        the creditworthiness of tenants;

         O        the rental rates at which leases are renewed or replaced;

         O the percentage of total property expenses in relation to revenue;

         O the ratio of fixed operating expenses to those that vary with revenues; and

         O the level of capital expenditures required to maintain the property and to maintain or replace tenants.

         Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

         O to pay for maintenance and other operating expenses associated with the property;

         O to fund repairs, replacements and capital improvements at the property; and

         O to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

         O an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         O        an increase in tenant payment defaults;

         O a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         O an increase in the capital expenditures needed to maintain the property or to make improvements; and

         O a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include--

         O        the business operated by the tenants;

         O        the creditworthiness of the tenants; and

         O        the number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

         O the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

         O an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

         O        changes in interest rates;

         O        the availability of refinancing sources;

         O changes in governmental regulations, licensing or fiscal policy;

         O        changes in zoning or tax laws; and

         O        potential environmental or other legal liabilities.

         Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

         O        responding to changes in the local market;

         O planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         O        operating the property and providing building services;

         O        managing operating expenses; and

         O ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         O        maintain or improve occupancy rates, business and cash flow;

         O        reduce operating and repair costs; and

         O        preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

         O        rental rates;

         O        location;

         O        type of business or services and amenities offered; and

         O        nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that--

         O        offers lower rents;

         O        has lower operating costs;

         O        offers a more favorable location; or

         O        offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         O Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

         O Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

         O Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

         O Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

         O Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

         O Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

         O Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

         O Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

         Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

         O the fair market value and condition of the underlying real property;

         O        the level of interest rates;

         O        the borrower's equity in the underlying real property;

         O        the borrower's financial condition;

         O        the operating history of the underlying real property;

         O        changes in zoning and tax laws;

         O        changes in competition in the relevant area;

         O        changes in rental rates in the relevant area;

         O        changes in governmental regulation and fiscal policy;

         O        prevailing general and regional economic conditions;

         O        the state of the fixed income and mortgage markets; and

         O the availability of credit for multifamily rental or commercial properties.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

         O any adverse economic developments that occur in the locale, state or region where the properties are located;

         O changes in the real estate market where the properties are located;

         O changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         O acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

         Certain mortgage loans included in one of our trusts may either-

         O prohibit the related borrower from encumbering the related real property with additional secured debt, or

         O require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

         However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

         To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

         Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

         The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

         A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

         The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         O        the bankrupt party--

                  1.       was insolvent at the time of granting the lien,

                  2.       was rendered insolvent by the granting of the lien,

                  3.       was left with inadequate capital, or

                  4.       was not able to pay its debts as they matured; and

         O the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         O        the related real property; or

         O        a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

         O        the default is deemed to be immaterial;

         O        the exercise of those remedies would be inequitable or unjust;
                  or

         O the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

         O breach of contract involving a tenant, a supplier or other party;

         O        negligence resulting in a personal injury; or

         O        responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

         O        war;

         O        revolution;

         O        governmental actions;

         O        floods and other water-related causes;

         O earth movement, including earthquakes, landslides and mudflows;

         O        wet or dry rot;

         O        vermin; and

         O        domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

         We cannot provide any assurance--

         O as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         O that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         O that the results of the environmental testing were accurately evaluated in all cases;

         O that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         O that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         O tenants at the property, such as gasoline stations or dry cleaners; or

         O conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         O agents or employees of the lender are deemed to have participated in the management of the borrower; or

         O the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         O any condition on the property that causes exposure to lead-based paint; and

         O the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

         The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

         O        generally will not be reduced by losses from other activities;

         O for a tax-exempt holder, will be treated as unrelated business taxable income; and

         O for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

         O        individuals;

         O        estates;

         O        trusts beneficially owned by any individual or estate; and

         O pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may--

         O grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         O        reduce monthly payments due under a mortgage loan;

         O        change the rate of interest due on a mortgage loan; or

         O        otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

         O any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986; and

         O any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         O you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         O you may have only limited access to information regarding your offered certificates;

         O you may suffer delays in the receipt of payments on your offered certificates; and

         O your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

         We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

         We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

         We do not have, and do not expect to have in the future, any significant assets.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

         We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

         O        various types of multifamily and/or commercial mortgage loans;

         O mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         O a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

         O rental or cooperatively-owned buildings with multiple dwelling units;

         O retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         O retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         O        office properties;

         O hospitality properties, such as hotels, motels and other lodging facilities;

         O        casino properties;

         O health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         O        industrial properties;

         O warehouse facilities, mini-warehouse facilities and self-storage facilities;

         O restaurants, taverns and other establishments involved in the food and beverage industry;

         O manufactured housing communities, mobile home parks and recreational vehicle parks;

         O recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

         O        arenas and stadiums;

         O        churches and other religious facilities;

         O        parking lots and garages;

         O        mixed use properties;

         O        other income-producing properties; and

         O        unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         O a fee interest or estate, which consists of ownership of the property for an indefinite period;

         O an estate for years, which consists of ownership of the property for a specified period of years;

         O a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

         O        shares in a cooperative corporation which owns the property;
                  or

         O        any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         O first, to the payment of court costs and fees in connection with the foreclosure;

         O        second, to the payment of real estate taxes; and

         O third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         O        the period of the delinquency;

         O        any forbearance arrangement then in effect;

         O        the condition of the related real property; and

         O the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include--

         O the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         O        the types of services offered at the property;

         O        the location of the property;

         O the characteristics of the surrounding neighborhood, which may change over time;

         O the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         O the ability of management to provide adequate maintenance and insurance;

         O        the property's reputation;

         O the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         O the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         O        the ability of management to respond to competition;

         O the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         O adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         O state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         O the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         O the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         O the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         O        require written leases;

         O        require good cause for eviction;

         O        require disclosure of fees;

         O        prohibit unreasonable rules;

         O        prohibit retaliatory evictions;

         O        prohibit restrictions on a resident's choice of unit vendors;

         O        limit the bases on which a landlord may increase rent; or

         O prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         O        fixed percentages;

         O        percentages of increases in the consumer price index;

         O        increases set or approved by a governmental agency; or

         O        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by--

         O the related borrower's interest in multiple units in a residential condominium project; and

         O the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

         O        mortgage loan payments;

         O        real property taxes;

         O        maintenance expenses; and

         O        other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         O        maintenance payments from the tenant/shareholders; and

         O any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         O        shopping centers;

         O        factory outlet centers;

         O        malls;

         O        automotive sales and service centers;

         O        consumer oriented businesses;

         O        department stores;

         O        grocery stores;

         O        convenience stores;

         O        specialty shops;

         O        gas stations;

         O        movie theaters;

         O        fitness centers;

         O        bowling alleys;

         O        salons; and

         O        dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

         O        to lower rents;

         O to grant a potential tenant a free rent or reduced rent period;

         O        to improve the condition of the property generally; or

         O to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         O        competition from other retail properties;

         O perceptions regarding the safety, convenience and attractiveness of the property;

         O        perceptions regarding the safety of the surrounding area;

         O        demographics of the surrounding area;

         O the strength and stability of the local, regional and national economies;

         O        traffic patterns and access to major thoroughfares;

         O        the visibility of the property;

         O        availability of parking;

         O the particular mixture of the goods and services offered at the property;

         O        customer tastes, preferences and spending patterns; and

         O        the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including--

         O        an anchor tenant's failure to renew its lease;

         O        termination of an anchor tenant's lease;

         O the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         O the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         O        a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

         O        factory outlet centers;

         O        discount shopping centers and clubs;

         O        catalogue retailers;

         O        television shopping networks and programs;

         O        internet web sites; and

         O        telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties. Factors affecting the value and operation of an office property include--

         O the number and quality of the tenants, particularly significant tenants, at the property;

         O the physical attributes of the building in relation to competing buildings;

         O the location of the property with respect to the central business district or population centers;

         O demographic trends within the metropolitan area to move away from or towards the central business district;

         O social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         O tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         O local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         O        the quality and philosophy of building management;

         O        access to mass transportation; and

         O        changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

         O        rental rates;

         O the building's age, condition and design, including floor sizes and layout;

         O        access to public transportation and availability of parking;
                  and

         O amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

         O        the cost and quality of labor;

         O        tax incentives; and

         O quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including--

         O        full service hotels;

         O        resort hotels with many amenities;

         O        limited service hotels;

         O hotels and motels associated with national or regional franchise chains;

         O hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         O        other lodging facilities.

         Factors affecting the economic performance of a hospitality property include--

         O the location of the property and its proximity to major population centers or attractions;

         O        the seasonal nature of business at the property;

         O the level of room rates relative to those charged by competitors;

         O        quality and perception of the franchise affiliation;

         O economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         O the existence or construction of competing hospitality properties;

         O        nature and quality of the services and facilities;

         O        financial strength and capabilities of the owner and operator;

         O the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         O increases in operating costs, which may not be offset by increased room rates;

         O the property's dependence on business and commercial travelers and tourism; and

         O changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

         O the continued existence and financial strength of the franchisor;

         O        the public perception of the franchise service mark; and

         O        the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         Casino Properties. Factors affecting the economic performance of a casino property include--

         O location, including proximity to or easy access from major population centers;

         O        appearance;

         O economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         O        the existence or construction of competing casinos;

         O        dependence on tourism; and

         O        local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         O providing alternate forms of entertainment, such as performers and sporting events; and

         O        offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care-Related Properties. Health-care related properties include--

         O        hospitals;

         O        skilled nursing facilities;

         O        nursing homes;

         O        congregate care facilities; and

         O in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

         O        statutory and regulatory changes;

         O        retroactive rate adjustments;

         O        administrative rulings;

         O        policy interpretations;

         O        delays by fiscal intermediaries; and

         O        government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

         O        federal and state licensing requirements;

         O        facility inspections;

         O        rate setting;

         O        reimbursement policies; and

         O laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on--

         O location of the property, the desirability of which in a particular instance may depend on--

                  1.       availability of labor services,

                  2.       proximity to supply sources and customers, and

                  3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         O building design of the property, the desirability of which in a particular instance may depend on--

                  1.       ceiling heights,

                  2.       column spacing,

                  3.       number and depth of loading bays,

                  4.       divisibility,

                  5.       floor loading capacities,

                  6.       truck turning radius,

                  7.       overall functionality, and

                  8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         O the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on--

         O        building design;

         O        location and visibility;

         O        tenant privacy;

         O        efficient access to the property;

         O proximity to potential users, including apartment complexes or commercial users;

         O        services provided at the property, such as security;

         O        age and appearance of the improvements; and

         O        quality of management.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

         O competition from facilities having businesses similar to a particular restaurant or tavern;

         O perceptions by prospective customers of safety, convenience, services and attractiveness;

         O the cost, quality and availability of food and beverage products;

         O negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         O        changes in demographics, consumer habits and traffic patterns;

         O        the ability to provide or contract for capable management; and

         O retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         O        segment;

         O        product;

         O        price;

         O        value;

         O        quality;

         O        service;

         O        convenience;

         O        location; and

         O        the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         O        lower operating costs;

         O        more favorable locations;

         O        more effective marketing;

         O        more efficient operations; or

         O        better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include--

         O actions and omissions of any franchisor, including management practices that--

                  1.       adversely affect the nature of the business, or

                  2. require renovation, refurbishment, expansion or other expenditures;

         O the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         O the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

         Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

         O the number of comparable competing properties in the local market;

         O        the age, appearance and reputation of the property;

         O        the quality of management; and

         O        the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         O        multifamily rental properties;

         O        cooperatively-owned apartment buildings;

         O        condominium complexes; and

         O        single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

         O        fixed percentages;

         O        percentages of increases in the consumer price index;

         O        increases set or approved by a governmental agency; or

         O        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

         O        the location and appearance of the property;

         O        the appeal of the recreational activities offered;

         O the existence or construction of competing properties, whether are not they offer the same activities;

         O the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         O        geographic location and dependence on tourism;

         O changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         O seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         O        sensitivity to weather and climate changes; and

         O        local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

         O        the appeal of the particular event;

         O        the cost of admission;

         O perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         O perceptions by prospective patrons of the safety of the surrounding area; and

         O the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

         O        the number of rentable parking spaces and rates charged;

         O the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         O        the amount of alternative parking spaces in the area;

         O        the availability of mass transit; and

         O the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

         O        its location;

         O        its size;

         O        the surrounding neighborhood; and

         O        local zoning laws.

         Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         O        the successful operation of the property; and

         O its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         O the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

         O the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         O        make the loan payments on the related mortgage loan;

         O        cover operating expenses; and

         O        fund capital improvements at any given time.

         Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         O        some health care-related facilities;

         O        hotels and motels;

         O        recreational vehicle parks; and

         O        mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         O        warehouses;

         O        retail stores;

         O        office buildings; and

         O        industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

         O        increases in energy costs and labor costs;

         O        increases in interest rates and real estate tax rates; and

         O changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         O the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

         O the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         O the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

         O the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         O the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

         O the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         O the income capitalization method, which takes into account the property's projected net cash flow; or

         O a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example--

         O it is often difficult to find truly comparable properties that have recently been sold;

         O the replacement cost of a property may have little to do with its current market value; and

         O income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

         O an original term to maturity of not more than approximately 40 years; and

         O scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that--

         O provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         O provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         O        provide for no accrual of interest;

         O provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         O be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         O permit the negative amortization or deferral of accrued interest;

         O permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         O prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

         O the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         O the type or types of property that provide security for repayment of the mortgage loans;

         O the earliest and latest origination date and maturity date of the mortgage loans;

         O the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         O loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         O the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         O if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         O information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         O debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         O the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         O        more general information in the related prospectus supplement;
                  and

         O specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include--

         O mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

         O certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         O will have been registered under the Securities Act of 1933, as amended;

         O        will be exempt from the registration requirements of that Act;

         O will have been held for at least the holding period specified in Rule 144(k) under that Act; or

         O may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

         O the initial and outstanding principal amount(s) and type of the securities;

         O the original and remaining term(s) to stated maturity of the securities;

         O the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         O        the payment characteristics of the securities;

         O the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         O        a description of the related credit support, if any;

         O        the type of mortgage loans underlying the securities;

         O the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         O the terms and conditions for substituting mortgage loans backing the securities; and

         O the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

         O cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         O        other mortgage loans or mortgage-backed securities that--

                  1. conform to the description of mortgage assets in this prospectus, and

                  2. satisfy the criteria set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

         O conform to the description of mortgage assets in this prospectus; and

         O satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

         O the subordination or one or more other classes of certificates of the same series;

         O        a letter of credit;

         O        a surety bond;

         O        an insurance policy;

         O        a guarantee;

         O        a credit derivative; and/or

         O        a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

         O        interest rate exchange agreements;

         O        interest rate cap agreements;

         O        interest rate floor agreements;

         O        currency exchange agreements; or

         O other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         O        the price you paid for your offered certificates;

         O        the pass-through rate on your offered certificates; and

         O the amount and timing of payments on your offered certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

         O the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         O        the dates on which any balloon payments are due; and

         O the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         O whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

         O when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         O be based on the principal balances of some or all of the mortgage assets in the related trust; or

         O equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         O payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

         O payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

         O        the availability of mortgage credit;

         O the relative economic vitality of the area in which the related real properties are located;

         O        the quality of management of the related real properties;

         O        the servicing of the mortgage loans;

         O        possible changes in tax laws; and

         O        other opportunities for investment.

In general, those factors that increase--

         O the attractiveness of selling or refinancing a commercial or multifamily property; or

         O the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         O        prepayment lock-out periods; and

         O requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

         O        to convert to a fixed rate loan and thereby lock in that rate;
                  or

         O to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         O        realize its equity in the property;

         O        meet cash flow needs; or

         O        make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         O the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

         O        the relative importance of those factors;

         O the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

         O        the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         O        scheduled amortization; or

         O        prepayments, including--

                  1.       voluntary prepayments by borrowers, and

                  2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         O the projected weighted average life of each class of those offered certificates with principal balances; and

         O the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         O        to refinance the loan; or

         O        to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         O        the bankruptcy of the borrower; or

         O adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

         O limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         O provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         O provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

         O the number of foreclosures with respect to the underlying mortgage loans; and

         O the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

         O a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         O the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

         O amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         O interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         O prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         O any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         O        have the same series designation;

         O        were issued under the same Governing Document; and

         O        represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         O        have the same class designation; and

         O        have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

         O a stated principal amount, which will be represented by its principal balance;

         O interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         O specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         O payments of principal, with disproportionate, nominal or no payments of interest;

         O payments of interest, with disproportionate, nominal or no payments of principal;

         O payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         O payments of principal to be made, from time to time or for designated periods, at a rate that is--

                  1.       faster and, in some cases, substantially faster, or

                  2.       slower and, in some cases, substantially slower,

                  than the rate at which payments or other collections of principal are received on the related mortgage assets;

         O payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         O payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

         O        the periodic payment date for that series; and

         O the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         O by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

         O by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of--

         O        a 360-day year consisting of twelve 30-day months;

         O the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

         O the actual number of days elapsed during each relevant period in a normal calendar year; or

         O any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

         O based on the principal balances of some or all of the related mortgage assets; or

         O equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         O payments of principal actually made to the holders of that class; and

         O if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

         O amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         O interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         O prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         O any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

         O by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         O        by establishing a priority of payments among those classes.

         See "Description of Credit Support."

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         o delinquent payments of principal and/or interest, other than balloon payments;

         o    property protection expenses;

         o    other servicing expenses; or

         o    any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

         o any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

         o at any other times and from any other sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         o the payments made on that payment date with respect to the applicable class of offered certificates; and

         o    the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         o    that calendar year; or

         o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         o with respect to those amendments to the governing documents described under "Description of the Governing
              Documents--Amendment"; or

         o as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following--

         o the final payment or other liquidation of the last mortgage asset in that trust; and

         o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream, Luxembourg.  DTC is--

         o a limited-purpose trust company organized under the New York Banking Law;

         o    a "banking corporation" within the meaning of the New York Banking
              Law;

         o    a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

         o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

         o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

         o    in the case of a mortgage loan--

              1.   the address of the related real property,

              2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

              3.   the remaining term to maturity,

              4. the remaining amortization term if that mortgage loan is a balloon loan, and

              5.   the outstanding principal balance; and

         o    in the case of a mortgage-backed security--

              1.   the outstanding principal balance, and

              2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

         o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

         o    that the unaffiliated seller had good title to each mortgage loan;

         o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

         o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

         o that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

         The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

         Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

         Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

         If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

         The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

         Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

         Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

         o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

         o have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

         o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

         o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

         o those procedures are consistent with the terms of the related Governing Document; and

         o they do not impair recovery under any instrument of credit support included in the related trust.

         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

         o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o    ensuring that the related properties are properly insured;

         o    attempting to collect delinquent payments;

         o    supervising foreclosures;

         o    negotiating modifications;

         o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         o protecting the interests of certificateholders with respect to senior lienholders;

         o conducting inspections of the related real properties on a periodic or other basis;

         o collecting and evaluating financial statements for the related real properties;

         o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

         o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         o mortgage loans as to which there is a material non-monetary default;

         o    mortgage loans as to which the related borrower has--

              1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

              2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

         o real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

         o    make the initial determination of appropriate action;

         o    evaluate the success of corrective action;

         o    develop additional initiatives;

         o    institute foreclosure proceedings and actually foreclose; or

         o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         o    performing property inspections; and

         o    collecting and evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         o    continuing to receive payments on the mortgage loan;

         o    making calculations with respect to the mortgage loan; and

         o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o that mortgage-backed security will be registered in the name of the related trustee or its designee;

         o the related trustee will receive payments on that mortgage-backed security; and

         o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

         o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

         In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         o willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

         o    reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

         o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

         o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         o    either--

              1. that party is specifically required to bear the expense of the action, or

              2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

         However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

         o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

         o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

         1.   to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

         3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4. to maintain a rating or ratings assigned to a series of certificates.

         Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

         The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

         The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

         However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

         o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

         o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

         o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

         o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

         o the subordination of one or more other classes of certificates of the same series;

         o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         o    the establishment of one or more reserve funds; or

         o    any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

         o    the nature and amount of coverage under that credit support;

         o any conditions to payment not otherwise described in this prospectus;

         o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o    the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         o    the terms of the mortgage;

         o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

         o    the knowledge of the parties to the mortgage; and

         o in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         o a mortgagor, who is the owner of the encumbered interest in the real property; and

         o    a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o    the trustor, who is the equivalent of a mortgagor;

         o    the trustee to whom the real property is conveyed; and

         o the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

         o    the express provisions of the related instrument;

         o    the law of the state in which the real property is located;

         o    various federal laws; and

         o in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         o    without a hearing or the lender's consent; or

         o unless the lender's interest in the room rates is given adequate protection.

         For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

         o    judicial foreclosure, involving court proceedings; and

         o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         o all parties having a subordinate interest of record in the real property; and

         o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

         o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

              1.   a failure to adequately maintain the mortgaged property, or

              2. an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o    upheld the reasonableness of the notice provisions; or

         o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

         o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o    record a notice of default and notice of sale; and

         o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

         o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption.  The purposes of a foreclosure action are--

         o    to enable the lender to realize upon its security; and

         o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

         o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

         o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

         o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o    extend or shorten the term to maturity of the loan;

         o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o    past due rent;

         o    accelerated rent;

         o    damages; or

         o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

         o assume the lease and either retain it or assign it to a third party; or

         o    reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

         o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

         o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

         o assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o impose liability for releases of or exposure to asbestos-containing materials; and

         o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

         o first, to the payment of court costs and fees in connection with the foreclosure;

         o    second, to real estate taxes;

         o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

         o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP, Sidley Austin Brown & Wood LLP, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

         This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

         o    banks;

         o    insurance companies; and

         o    foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o given with respect to events that have occurred at the time the advice is rendered; and

         o is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

         The following discussion addresses securities of two general types--

         o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

         o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

         We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

         o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

         o those offered certificates of that series will be considered to evidence ownership of--

              1.   REMIC "regular interests", or

              2.   REMIC "residual interests".

         We refer in this discussion to--

         o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

         o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

         Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

         o    whole mortgage loans, such as the mortgage loans;

         o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

         o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

         o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

              1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

              2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

         o in exchange for any qualified mortgage within a three-month period thereafter; or

         o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

         o a mortgage in default or as to which default is reasonably foreseeable;

         o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

         o    a mortgage that was fraudulently procured by the mortgagor; and

         o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

         Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

         In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

         o    one or more classes of regular interests; or

         o a single class of residual interests on which distributions, if any, are made pro rata.

         A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

         o    a fixed number of basis points;

         o    a fixed percentage of the total interest; or

         o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

         The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

         o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

         o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

         o "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

         o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

         o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

         The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

         o    a single fixed rate;

         o    a qualified floating rate;

         o    an objective rate;

         o a combination of a single fixed rate and one or more qualified floating rates;

         o a combination of a single fixed rate and one qualified inverse floating rate; or

         o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

         o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

         o    a fraction--

              1.   the numerator of which is the amount of the payment, and

              2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o    the total amount of the de minimis original issue discount, and

         o    a fraction--

              1. the numerator of which is the amount of the principal payment, and

              2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

         o    the sum of--

              1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

              2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

         o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

         o    the issue price of the certificate; increased by

         o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

         o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

         o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

         o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

         o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

         o    on the basis of a constant yield method;

         o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

         o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o    the purchase price paid for your certificate; and

         o the payments remaining to be made on your certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

         o    the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

         o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

         o    "excess inclusions";

         o    residual interests without "significant value"; and

         o    "noneconomic" residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

         Taxable Income of the REMIC. The taxable income of a REMIC will equal--

         o    the income from the mortgage loans and other assets of the REMIC;
              plus

         o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

         o    the following items--

              1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

              2. amortization of any premium on the mortgage loans held by the REMIC,

              3. bad debt losses with respect to the mortgage loans held by the REMIC, and

              4. except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs-- Taxation of Owners of REMIC Regular Certificates--Original Issue

Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

         o    the amount paid for that REMIC residual certificate; increased by

         o amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

         o distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

         o    through distributions;

         o    through the deduction of any net losses of the REMIC; or

         o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

         o the daily portions of REMIC taxable income allocable to that certificate; over

         o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

         o    the issue price of the certificate; increased by

         o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

         o any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions--

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

         o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax--

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

         o    regulated investment companies;

         o    common trust funds; and

         o    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

         o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

         o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

         o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

         o from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

         o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

         o from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

         In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

         o the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

              1. the present value of any consideration given to the transferee to acquire the interest;

              2. the present value of the expected future distributions on the interest; and

              3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

         o    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

              2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

              3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.


Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

         See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of REMIC residual certificates. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.

         Mark-to-Market Rules. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of
Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

         Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

         o    an individual;

         o    an estate or trust; or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts, then--

         o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

         o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

         o 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

         o 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2009.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o    an individual,

         o    an estate or trust, or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

         o    an individual;

         o    an estate or trust; or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

         o the cost of the certificate to that certificateholder; increased by

         o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

         o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount;

         o    pay interest at a fixed or variable rate; and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

         o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

         o the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Holders that recognize a loss on a sale or exchange of a REMIC regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

         o    reacquires that same REMIC residual certificate;

         o    acquires any other residual interest in a REMIC; or

         o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

         In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

         o    the disposition of a non-defaulted mortgage loan,

         o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

         o    the receipt of compensation for services, or

         o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o    the person has sufficient assets to do so; and

         o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

         o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

         o the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

         o    events that have occurred up to the time of the transfer;

         o    the prepayment assumption; and

         o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

         o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

         o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

         o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

         o the highest marginal federal income tax rate imposed on corporations.

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

         o a statement under penalties of perjury that the record holder is not a disqualified organization.

         If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         For these purposes, a "disqualified organization" means--

         o    the United States;

         o    any State or political subdivision thereof;

         o    any foreign government;

         o    any international organization;

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

         o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         o    any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a "pass-through entity" means any--

         o    regulated investment company;

         o    real estate investment trust;

         o    trust;

         o    partnership; or

         o certain other entities described in Section 860E(e)(6) of the Code.

         For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

         In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

         o the residual interests in the entity are not held by disqualified organizations; and

         o the information necessary for the application of the tax described herein will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o    income;

         o    deductions;

         o    gains;

         o    losses; and

         o    classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o    corporations;

         o    trusts;

         o    securities dealers; and

         o    certain other non-individuals,
will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

         o 30 days after the end of the quarter for which the information was requested; or

         o    two weeks after the receipt of the request.

         Reporting with respect to REMIC residual certificates, including--

         o    income;

         o    excess inclusions;

         o    investment expenses; and

         o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

         o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

         o    otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

         o    a foreign person; and

         o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

         For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

         o    a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o    a trust as to which--

              1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

              2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o    owns 10% or more of one or more underlying mortgagors; or

         o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

         o    foreign persons, or

         o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion--

         o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

         o A grantor trust certificate representing ownership of all or a portion of the difference between--

              1. interest paid on the mortgage loans constituting the related grantor trust, minus

              2.   the sum of--

                   o    normal administration fees, and

                   o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

              will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

         o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
              Section 860G(a)(3) of the Code;

         o "permitted assets" within the meaning of Section 860L(c) of the Code; and

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

         o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

         o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

         The grantor trust strip certificates will be--

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
              Section 860G(a)(3)(A) of the Code; and

         o in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of grantor trust fractional interest certificates generally--

         o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

         o a class of grantor trust strip certificates is issued as part of the same series; or

         o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

         o    a master servicer;

         o    a special servicer;

         o    any sub-servicer; or

         o    their respective affiliates.

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

         o    the treatment of certain stripped bonds as market discount bonds;
              and

         o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

         o    the sum of all payments to be made on that certificate;

         o    other than qualified stated interest, if any; and

         o the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

         o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

         o the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

         o there is no original issue discount or only a de minimis amount of original issue discount; or

         o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

         o    0.25% of the stated redemption price; and

         o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between--

         o    the stated redemption price of the mortgage loans; and

         o    their issue price.

         For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of--

         o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

         o    the issue price of the mortgage loan; increased by

         o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

         o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

         o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

         o be allocated among the payments of stated redemption price on the mortgage loan; and

         o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

         o    the price paid for that grantor trust strip certificate by you;
              and

         o the projected payments remaining to be made thereon at the time of the purchase; plus

         o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

         o the prepayment assumption we will disclose in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

         o the amount realized on the sale or exchange of a grantor trust certificate; and

         o    its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal--

         o    its cost; increased by

         o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

         o    any and all--

              1.   previously reported losses,

              2.   amortized premium, and

              3.   payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the

Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount;

         o    pay interest at a fixed or variable rate; and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.
         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

         o the amount of servicing compensation received by a master servicer or special servicer; and

         o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 30, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

         o    a custodian of a person's account;

         o    a nominee; and

         o    a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         Title I of ERISA and Section 4975 of the Code impose various requirements on--

         o    Plans; and

         o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

         o    investment prudence and diversification; and

         o    compliance with the investing Plan's governing the documents.

         Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

         The types of transactions between Plans and Parties in Interest that are prohibited include--

         o    sales, exchanges or leases of property;

         o    loans or other extensions of credit; and

         o    the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

         o those with discretionary authority or control over the assets of the entity;

         o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

         o those who are affiliates of the persons described in the preceding two bullets.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing Plan is any person who--

         o has discretionary authority or control over the management or disposition of the assets of that Plan; or

         o provides investment advice with respect to the assets of that Plan for a fee.

         If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o    deemed to be a fiduciary with respect to the investing Plan; and

         o    subject to the fiduciary responsibility provisions of ERISA.

         In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

         If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

         o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

         o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

         The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

         Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

         If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

         o    consider your general fiduciary obligations under ERISA; and

         o    consult with your legal counsel as to--

              1. the potential applicability of ERISA and the Code to investment, and

              2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

         o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

         o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they--

         o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

         Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows--

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

         o    federal credit unions may invest in mortgage related securities;
              and

         o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction) and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

         o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

         o    by placements by us with institutional investors through dealers;
              and

         o    by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o the obligations of the underwriters will be subject to various conditions precedent;

         o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

         o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         o    Cadwalader, Wickersham & Taft LLP;

         o    Sidley Austin Brown & Wood LLP; or

         o    Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         o    whether the price paid for those certificates is fair;

         o whether those certificates are a suitable investment for any particular investor;

         o    the tax attributes of those certificates or of the related trust;

         o the yield to maturity or, if they have principal balances, the average life of those certificates;

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means--

         o    the United States;

         o    any State or political subdivision of the United States;

         o    any foreign government;

         o    any international organization;

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

         o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         o    any organization described in Section 1381(a)(2)(C) of the Code.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear Operator" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

         "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "Fannie Mae" means the Federal National Mortgage Association.

         "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

         "Pass-Through Entity" means any--

         o    regulated investment company;

         o    real estate investment trust;

         o    trust;

         o    partnership; or

         o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "Plan" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

         "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

         "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

         "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Code.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. Person" means--

         o    a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o    a trust as to which--

              1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

              2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

         The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2003-C4.xls". The spreadsheet file "CSFBMSC 2003-C4.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.


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(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.